                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     PEPSI-COLA PUERTO RICO BOTTLING COMPANY

                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction: 5) Total fee paid:

[X] Fee paid previously with preliminary materials:  $69,951

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:
    3) Filing Party:

    4) Date Filed:

                    PEPSI-COLA PUERTO RICO BOTTLING COMPANY
                      (to be renamed PepsiAmericas, Inc.)
                            Carretera 865, Km. 0.4
                           Barrio Candelaria Arenas
                          Toa Baja, Puerto Rico 00949

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 1, 1999

                               ----------------

TO THE SHAREHOLDERS OF PEPSI-COLA PUERTO RICO BOTTLING COMPANY:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Pepsi-Cola Puerto Rico Bottling Company ("PPR") will be held at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Friday, October 1, 1999, at 9:30 a.m. local time for the following purposes:

  1. To approve the issuance of 65,070,006 shares of PPR Class B Common Stock in connection with the proposed acquisition of Delta Beverage Group, Inc. and Dakota Beverage Company, Inc. pursuant to exchange agreements, effective June 28, 1999.

  2. To approve an amendment to PPR's Certificate of Incorporation to increase the number of authorized shares of PPR capital stock to 150,000,000 from 40,000,000 and to increase the number of authorized shares of PPR Class B Common Stock to 145,000,000 from 35,000,000.

  3. To approve an amendment to PPR's Certificate of Incorporation to change PPR's name to PepsiAmericas, Inc.

  4. To approve PPR's 1999 Stock Option Plan.

  The close of business on September 7, 1999 has been fixed as the record date for the determination of all PPR shareholders entitled to receive notice of the Special Meeting and to vote at the Special Meeting or any adjournment or postponement thereof.

  Please sign, date and return the enclosed proxy promptly in the enclosed addressed envelope, even if you plan to attend the Special Meeting. If you attend the Special Meeting and vote in person, the proxy will not be used.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Brian D. Wenger
                                          Secretary

September 9, 1999

                               TABLE OF CONTENTS

                           Page
                           ----
INTRODUCTION...............................................................   1
  General..................................................................   1
  Record Date..............................................................   2
  Outstanding Common Stock.................................................   2
  Voting and Solicitation..................................................   2
  Revocability of Proxies..................................................   2
  Quorum; Abstentions; Broker Non-Votes....................................   3
QUESTIONS AND ANSWERS......................................................   4
SUMMARY....................................................................   6
  Pepsi-Cola Puerto Rico Bottling Company..................................   6
  Delta Beverage Group, Inc. ..............................................   6
  Dakota Beverage Company, Inc. ...........................................   6
  The Acquisitions.........................................................   7
  Record Date and Votes Required to Approve the Proposals..................  10
  Indemnification Letter...................................................  10
  Voting Agreement.........................................................  10
  Opinion and Analysis of Financial Advisor to the Special Committee.......  10
  Conditions to the Acquisitions...........................................  10
  Accounting Treatment.....................................................  11
  Material Federal Income Tax Consequences.................................  11
  Markets and Market Prices................................................  11
  Interests of Certain Persons.............................................  11
  Franchise Agreements.....................................................  11
  Summary Historical and Pro Forma Combined Financial and Operating Data...  13
FORWARD-LOOKING STATEMENTS.................................................  14
SECURITY OWNERSHIP.........................................................  15
MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS....................  18
SELECTED HISTORICAL FINANCIAL AND OPERATING DATA...........................  19
  Pepsi-Cola Puerto Rico Bottling Company..................................  20
  Delta Beverage Group, Inc. ..............................................  21
  Dakota Beverage Company, Inc. ...........................................  22
HISTORICAL AND PRO FORMA PER SHARE DATA....................................  23
PRO FORMA COMBINED FINANCIAL AND OPERATING DATA............................  24
APPROVAL OF THE ACQUISITIONS...............................................  31
  Reasons for the Acquisitions.............................................  31
  Background to the Acquisitions...........................................  31
  Approval and Recommendation of PPR's Board of Directors..................  35
  Opinion and Analysis of Financial Advisor to PPR.........................  35
  Closing..................................................................  39
  Dissenters' Rights.......................................................  39
  Certain Federal Income Tax Consequences..................................  39
  Accounting Treatment.....................................................  39
  Interests of Certain Persons in the Acquisitions.........................  40
THE DELTA EXCHANGE AGREEMENT...............................................  42
  The Agreement............................................................  42

                                                                          Page
                                                                          ----
  Representations and Warranties.........................................  42
  Conduct of Business Pending the Exchange...............................  43
  Conditions Precedent to the Exchange...................................  45
  Additional Agreements Provided in the Agreement........................  46
  Termination of the Agreement...........................................  48
  Amendment of the Agreement.............................................  49
  Waiver under the Agreement.............................................  49
  Survival and Indemnification under the Agreement.......................  49
THE DAKOTA EXCHANGE AGREEMENT............................................  50
  The Agreement..........................................................  50
  Representations and Warranties.........................................  50
  Conduct of Business Pending the Exchange...............................  51
  Conditions Precedent to the Exchange...................................  53
  Additional Agreements Provided in the Agreement........................  54
  Termination of the Agreement...........................................  56
  Amendment of the Agreement.............................................  56
  Waiver under the Agreement.............................................  56
  Survival and Indemnification under the Agreement.......................  57
THE FRANCHISE AGREEMENTS.................................................  58
  New Agreements with PepsiCo............................................  58
  Other Bottling Agreements..............................................  61
THE CREDIT FACILITIES....................................................  61
  Borrowers and Guarantors...............................................  62
  Credit Facilities......................................................  62
  Purpose................................................................  62
  Interest Rates and Commitment Fee......................................  62
  Security...............................................................  63
  Mandatory and Optional Prepayments.....................................  63
  Conditions Precedent to Closing........................................  63
  Representations, Warranties and Covenants..............................  64
  Financial Covenants....................................................  64
  Events of Default......................................................  64
THE COMPANIES............................................................  65
  PEPSI-COLA PUERTO RICO BOTTLING COMPANY................................  65
    Business.............................................................  65
    Management's Discussion and Analysis of Financial Condition and
     Results of Operations...............................................  65
    Quantitative and Qualitative Disclosures About Market Risk...........  75
    Changes in and Disagreements with Accountants on Accounting and
     Financial Disclosure................................................  75
  DELTA BEVERAGE GROUP, INC..............................................  76
    Business.............................................................  76
    Management's Discussion and Analysis of Financial Condition and
     Results of Operations...............................................  77
    Quantitative and Qualitative Disclosures About Market Risk...........  84
  DAKOTA BEVERAGE COMPANY, INC...........................................  85
    Business.............................................................  85
    Management's Discussion and Analysis of Financial Condition and
     Results of Operations...............................................  85
    Quantitative and Qualitative Disclosures About Market Risk...........  91
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................  92
  Interests in the Acquisitions..........................................  92

                                                                          Page
                                                                          ----
  Change in Control......................................................  92
  Shareholders' Agreement................................................  92
  Franchise Arrangements.................................................  92
  PPR Management Agreement...............................................  93
  Accounting Services Agreement..........................................  94
  Delta Management Agreement.............................................  94
  Dakota Management Agreement............................................  95
  Other Business Relationships...........................................  96
  Controlling Shareholder................................................  96
APPROVAL OF AMENDMENT TO PPR'S CERTIFICATE OF INCORPORATION TO INCREASE
 THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK........................  96
APPROVAL OF AMENDMENT TO PPR'S CERTIFICATE OF INCORPORATION TO CHANGE
 PPR'S NAME TO PEPSIAMERICAS, INC........................................  97
ADOPTION OF 1999 STOCK OPTION PLAN.......................................  98
  General................................................................  98
  Description of the Plan................................................  98
  Tax Information........................................................  99
  New Plan Benefits...................................................... 100
  Vote Required.......................................................... 100
EXECUTIVE COMPENSATION................................................... 101
  Summary Compensation Table............................................. 101
  Option Grants for the Fiscal Year Ended December 31, 1998.............. 102
  Aggregated Option Exercises in Fiscal Year Ended December 31, 1998 and
   Fiscal Year-End Option Values......................................... 102
  Employment Agreement................................................... 102
  Stock Option Plans..................................................... 102
SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING........................ 103
INDEPENDENT PUBLIC ACCOUNTANTS........................................... 103
EXPERTS.................................................................. 103
INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA...................... F-1
APPENDIX A -- DELTA EXCHANGE AGREEMENT................................... A-1
APPENDIX B -- DAKOTA EXCHANGE AGREEMENT.................................. B-1
APPENDIX C -- FAIRNESS OPINION OF BEAR, STEARNS & CO. INC................ C-1
APPENDIX D -- PPR'S 1999 STOCK OPTION PLAN............................... D-1

  PPR has supplied all information contained in this document relating to PPR, Delta has supplied all such information relating to Delta, and Dakota has supplied all such information relating to Dakota.

                    PEPSI-COLA PUERTO RICO BOTTLING COMPANY
                      (to be renamed PepsiAmericas, Inc.)
                            Carretera 865, Km. 0.4.
                           Barrio Candelaria Arenas
                          Toa Baja, Puerto Rico 00949

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 1, 1999

                               ----------------

                                 INTRODUCTION

General

  This document is being mailed to shareholders of Pepsi-Cola Puerto Rico Bottling Company ("PPR") on or about September 9, 1999 in connection with the solicitation by PPR's Board of Directors of proxies for use at a Special Meeting of Shareholders of PPR (the "Special Meeting") to be held at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Friday, October 1, 1999, at 9:30 a.m. local time. The Special Meeting has been called for the following purposes:

  1. To approve the issuance of 65,070,006 shares of PPR Class B Common Stock in connection with the proposed acquisition of Delta Beverage Group, Inc. and Dakota Beverage Company, Inc. pursuant to exchange agreements, dated June 28, 1999.

  2. To approve an amendment to PPR's Certificate of Incorporation to increase the number of authorized shares of PPR capital stock to 150,000,000 from 40,000,000 and to increase the number of authorized shares of PPR Class B Common Stock to 145,000,000 from 35,000,000.

  3. To approve an amendment to PPR's Certificate of Incorporation to change PPR's name to PepsiAmericas, Inc.

  4. To approve PPR's 1999 Stock Option Plan.

  PPR has entered into exchange agreements with the shareholders of Delta Beverage Group, Inc. ("Delta") and Dakota Beverage Company, Inc. ("Dakota") that would result in Delta and Dakota becoming subsidiaries of PPR. If approved by PPR's shareholders, PPR will issue 65,070,006 shares of PPR Class B Common Stock in exchange for all of the outstanding common stock of Delta and Dakota. The shareholders of Delta and Dakota have already agreed to exchange their various common equity interests for PPR Class B Common Stock, subject to the satisfaction of various conditions as described in this document.

  The acquisitions cannot be completed unless approved by PPR's shareholders. PPR's Board of Directors has scheduled the Special Meeting to vote on the acquisitions. This document gives you detailed information about the proposed acquisitions.

  PPR's Board of Directors has, upon the recommendation of a special committee consisting of its independent directors (the "Special Committee"), determined that the acquisitions of Delta and Dakota through the issuance of PPR Class B Common Stock under the exchange agreements is fair to, advisable and in the best interests of PPR's shareholders. PPR's Board of Directors has also approved the amendment to PPR's Certificate of Incorporation to increase the number of authorized shares of capital stock, the amendment to PPR's Certificate of Incorporation to change PPR's name to PepsiAmericas, Inc. and the adoption of PPR's 1999 Stock Option Plan. PPR's Board of Directors recommends a vote "FOR" approval of each proposal.

Record Date

  PPR's Board of Directors has fixed the close of business on September 7, 1999 as the record date for determining the holders of PPR common stock entitled to notice of, and to vote at, the Special Meeting. Only holders of PPR common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting.

Outstanding Common Stock

  The voting securities of PPR outstanding on the record date consisted of 5,000,000 shares of PPR Class A Common Stock, entitling the holders thereof to six votes per share, and 16,690,000 shares of PPR Class B Common Stock, entitling the holders thereof to one vote per share. PPR had no other class of voting securities outstanding on the record date.

Voting and Solicitation

  The enclosed proxy is being solicited by PPR's Board of Directors to provide each shareholder with an opportunity to vote, whether or not the shareholder attends in person. Shares cannot be voted at the Special Meeting unless the owner of record is present to vote or is represented by a proxy executed in writing by the shareholder or the shareholder's duly authorized attorney-in-fact. Holders of PPR common stock will vote as a single class on all matters submitted to a vote of shareholders at the Special Meeting, except that the proposal to amend PPR's Certificate of Incorporation to increase the number of authorized shares of PPR capital stock will also be voted upon separately by the holders of PPR Class B Common Stock. Approval of all matters at the Special Meeting requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote.

  Approval of the acquisitions does not require the vote of Delta's shareholders or Dakota's shareholders. Each Delta shareholder has entered into an exchange agreement relating to the acquisition of Delta (the "Delta Exchange Agreement") and has consented to the acquisition described therein and each Dakota shareholder has entered into an exchange agreement relating to the acquisition of Dakota (the "Dakota Exchange Agreement") and has consented to the acquisition described therein.

  PPR will pay all expenses incurred in connection with this solicitation, including the cost of preparing, assembling, and mailing this proxy soliciting material. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of PPR. Such persons will receive no additional compensation for such services. Further, PPR has retained Georgeson Shareholder Communications Inc. to assist it in connection with the solicitation of proxies, which may be by mail, telephone or personal solicitation. In connection therewith, PPR will pay fees and expenses estimated at $12,500. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of PPR common stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred by them in connection therewith.

Revocability of Proxies

  Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by
(a) executing a later-dated proxy relating to the same shares and delivering it to the secretary of PPR prior to the vote at the Special Meeting, (b) filing a written notice of revocation bearing a later date than the proxy with the secretary of PPR prior to the vote at the Special Meeting, or (c) appearing in person at the Special Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Pepsi-Cola Puerto Rico Bottling Company, Carretera 865, Km. 0.4, Barrio Candelaria Arenas, Toa Baja, Puerto Rico 00949, Attention: Corporate Secretary, or hand-delivered to the inspector of election at the Special Meeting, prior to the vote.

Quorum; Abstentions; Broker Non-Votes

  A majority of the shares entitled to vote must be present in person or by proxy to constitute a quorum at the Special Meeting. A quorum must be present at the Special Meeting for any shareholder action to be effective. After a quorum has been established, a withdrawal of shareholders that reduces the number of shareholders entitled to vote at the Special Meeting below the number required for a quorum does not affect the validity of an adjournment of the Special Meeting or any action taken at the Special Meeting prior to the shareholders' withdrawal. Shares that are not present at the Special Meeting, either in person or by proxy, cannot count towards a quorum. Also, shares are not considered present for quorum purposes if a shareholder attends the Special Meeting only to protest the legality of the Special Meeting. Treasury shares, shares of PPR common stock owned by another corporation the majority of the voting stock of which is owned or controlled by PPR, and shares of PPR common stock that it holds in a fiduciary capacity may not be voted, directly or indirectly, at any meeting, and will not be counted in determining the total number of outstanding shares at any time. All votes will be tabulated by the inspector of election for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

  If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

  If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Special Meeting for purposes of determining a quorum, but will not be considered to be represented at the Special Meeting for purposes of calculating the vote with respect to such matter. Under the rules of the NYSE, brokers who hold shares in street name for customers will have the authority to vote on the matters before the Special Meeting only if they have transmitted these proxy soliciting materials to the beneficial owner of the shares and have received voting instructions from the beneficial owners.

                             QUESTIONS AND ANSWERS

Q. Why is PPR acquiring Delta and Dakota?

A. PPR believes the acquisitions will provide significant benefits to its shareholders. The companies are currently independent bottlers and distributors of primarily PepsiCo products. Combined, they are expected to become one of the anchor bottlers of PepsiCo, Inc. As a larger entity, PPR believes it will have enhanced operating efficiencies, improved access to capital and increased buying power. PPR also expects to manufacture, distribute and market PepsiCo products in exclusive franchise territories that include Puerto Rico and portions of nine states. Based on these assumptions, PPR's revenues would have been approximately 440% greater than existing PPR on a pro forma basis for the fiscal year ended December 31, 1998. To review the background and reasons for the acquisitions in greater detail, see pages 31 through 35.

Q. What am I being asked to vote on?

A. PPR shareholders are being asked to approve the following proposals at the Special Meeting:

  . The issuance of 65,070,006 shares of PPR Class B Common Stock to Delta and Dakota shareholders pursuant to the exchange agreements. NYSE rules require PPR to obtain such approval.

  . An amendment to PPR's Certificate of Incorporation to increase the number of authorized shares of PPR capital stock to 150,000,000 from 40,000,000 and to increase the number of authorized shares of PPR Class B Common Stock to 145,000,000 from 35,000,000.

  . An amendment to PPR's Certificate of Incorporation to change PPR's name to PepsiAmericas, Inc.

  .  The adoption of PPR's 1999 Stock Option Plan.

Q. Who will receive PPR stock in the acquisitions?

A. PPR shareholders will not receive additional PPR common stock, but will be shareholders of a substantially larger company as a result of the acquisitions. Delta shareholders will receive 18,310,006 shares of PPR Class B Common Stock in exchange for all the Delta common stock and Dakota shareholders will receive 46,760,000 shares of PPR Class B Common Stock in exchange for all the Dakota stock. PPR has agreed to register for resale the shares of PPR Class B Common Stock to be issued under the exchange agreements within 180 days of the completion of the acquisitions.

Q. When do you expect the acquisitions to be completed?

A. PPR is seeking to complete the acquisitions by the end of October 1999.

Q. Will the acquisitions result in a change in control of PPR?

A. No. Pohlad Companies currently holds a 33.1% economic interest in PPR and 52.8% voting power over PPR. Pohlad Companies also currently has voting control over Dakota and Delta. Following the acquisitions, based on the number of shares of PPR common stock outstanding on August 31, 1999, Pohlad Companies will hold 46.6% economic interest in PPR and 51.9% voting power over PPR.

Q. What are the tax consequences of the acquisitions for PPR shareholders?

A. None. The acquisitions will not result in a taxable event for PPR shareholders. To review the tax consequences in greater detail, see page 39.

Q. Will shareholders have dissenters' or appraisal rights?

A. No. Neither PPR, Delta nor Dakota shareholders will have any dissenters' or appraisal rights.

Q. Why is PPR changing its name?

A. Following the acquisitions, PPR will operate within a broader geographic scope. PPR believes that changing its name to PepsiAmericas, Inc. will more accurately reflect its increased scope of operations.

Q. What do I need to do now?

A. After you have reviewed this document, indicate on your proxy card how you want to vote, sign it and mail it in the enclosed return envelope as soon as possible, so that your shares will be represented at the Special Meeting.

Q. Can I change my vote?

  Yes. The Special Meeting will take place on Friday, October 1, 1999, at 9:30 a.m. local time, at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota. You may attend the Special Meeting and vote your shares in person, rather than signing and mailing your proxy card. In addition, you may withdraw your proxy and change your vote any time before the vote is taken at the Special Meeting by following the directions on page 2.

Q. If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A. No. Your broker will vote your shares only if you provide instructions on how to vote. Without instructions, your shares will not be voted by your broker.

Q. Do I need to send in my stock certificates?

A. No. You should retain your stock certificates because the acquisitions will not require you to surrender them at any time. The acquisitions will not change the number of PPR shares you hold; however, your percentage interest in PPR will decrease as a result of the acquisitions.

Q. Who do I contact with questions?

A. If you have questions about the acquisitions, you may call Mr. John F. Bierbaum, Chief Financial Officer of PPR, at (612) 661-3830.

                                    SUMMARY

  This document is being furnished to shareholders of PPR in connection with the solicitation of proxies by and on behalf of PPR's Board of Directors for use at the Special Meeting. The Special Meeting will be held at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Friday, October 1, 1999, at 9:30 a.m. local time. This document and the related proxy card are first being mailed to PPR's shareholders on or about September 9, 1999.

  This summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the acquisitions, and for a more complete understanding of the legal terms of the acquisitions, you should read this entire document carefully.

Pepsi-Cola Puerto Rico Bottling Company (see pages 65 through 76)

  PPR is a holding company which, through its manufacturing and distribution subsidiaries, produces, sells and distributes a variety of soft drink and fruit juice products in the Commonwealth of Puerto Rico, pursuant to exclusive franchise arrangements with PepsiCo and other soft drink franchisors. PPR also has rights to sell PepsiCo products to distributors in the U.S. Virgin Islands. PPR produces, sells and distributes soft drink products primarily under the Pepsi-Cola, Slice, Wonder Kola, Teem and Mountain Dew trademarks pursuant to exclusive franchise arrangements with PepsiCo. PPR also produces, sells and distributes tonic water, club soda and ginger ale under the Seagram trademark through an exclusive arrangement with Joseph E. Seagram & Sons, Inc. and sells and distributes fruit juice products under the Welch's trademark. In addition, PPR recently acquired the right to produce, sell and distribute 7UP, Sunkist, Welch's and Schweppes soft drink brands in Puerto Rico. PPR Class B Common Stock trades on the NYSE under the symbol "PPO." PPR's executive offices are located at Carretera 865, Km. 0.4, Barrio Candelaria Arenas, Toa Baja, Puerto Rico 00949. Pohlad Companies currently holds a 33.1% economic interest in PPR and 52.8% voting power over PPR.

Delta Beverage Group, Inc. (see pages 76 through 84)

  Delta is one of the largest soft drink manufacturers and distributors in the U.S., selling over 27.9 million hard cases of PepsiCo products and 7.3 million hard cases of other soft drinks in 1998. Delta is the fifth largest independent PepsiCo bottler in the U.S. Delta's exclusive franchise territories cover portions of Arkansas, Louisiana, Mississippi, Tennessee and Texas and include the cities of Baton Rouge, Little Rock, Memphis, New Orleans, Shreveport and Tupelo. Delta has the exclusive right within its territories to manufacture or distribute the following families of products:
Pepsi-Cola, Mountain Dew, 7UP, Slice, Ocean Spray, Lipton, Squirt, Country Time, Canada Dry, Crush, Hawaiian Punch, Mug, All Sport, Yoo-Hoo, Crystal Light and various other product offerings. In addition, Delta is the largest distributor of Miller beer products in the state of Louisiana and has the exclusive right to distribute Miller and Heineken USA Incorporated beer products in greater New Orleans, Louisiana. Delta's executive offices are located at 2221 Democrat Road, Memphis, Tennessee 38132. Pohlad Companies currently holds 59.3% of Delta's voting common stock.

Dakota Beverage Company, Inc. (see pages 85 through 91)

  Dakota, a wholly owned subsidiary of Pohlad Companies, is a bottler and distributor of soft drinks under exclusive franchise agreements with PepsiCo and Cadbury Schweppes plc. Dakota has the exclusive right within its territories to manufacture or distribute the following families of products:
Pepsi-Cola, Mountain Dew, 7UP, Dr Pepper, Slice, Ocean Spray, Lipton, Squirt, Country Time, Canada Dry, Crush, Hawaiian Punch, Mug, All Sport, Yoo-Hoo, Crystal Light and various other product offerings. Dakota's territories cover portions of North Dakota, South Dakota, Minnesota and Iowa and include the cities of Bismarck, Fargo, Grand Forks and Sioux Falls. Dakota sold over 9.2 million hard cases of PepsiCo products and 2.5 million hard cases of other soft drinks in 1998. Dakota's executive offices are located at 901--40th Street SW, P.O. Box 9979, Fargo, North Dakota 58106. Pohlad Companies owns 100% of Dakota's stock.

The Acquisitions (see pages 31 through 41)

  PPR will issue 18,310,006 shares of PPR Class B Common Stock to the shareholders of Delta and 46,760,000 shares of PPR Class B Common Stock to the shareholders of Dakota. In the aggregate, these shares will constitute approximately 79.6% of the PPR Class B Common Stock outstanding immediately after the acquisitions, based on the number of shares outstanding on August 31, 1999.

  The principal legal documents governing the acquisitions are the Delta Exchange Agreement and the Dakota Exchange Agreement, which are attached as Appendix A and Appendix B to this document.

  The structure of the acquisitions contemplated by the Delta Exchange Agreement and the Dakota Exchange Agreement may be summarized as follows:

  . Pohlad Companies will form a wholly owned subsidiary, DakBev, LLC, with seven wholly owned limited liability companies. Dakota will merge into DakBev and Dakota's wholly owned subsidiaries will merge into DakBev's subsidiary limited liability companies (collectively these transactions are referred to as the "DakBev Merger").

  . Beverages, Foods & Service Industries, Inc. ("BFSI") and Pepsi-Cola Metropolitan Bottling Company, Inc. ("Metropolitan), both wholly owned subsidiaries of PepsiCo, and Pohlad Companies will form and be the sole members of Dakota, LLC. Pohlad Companies will contribute all of its membership interests in DakBev (the "DakBev Membership Units"), its interest in P-PR Transfer, LLP and its Delta common stock to Dakota, LLC. Metropolitan will contribute shares of capital stock of PepsiCo and, subject to its rights and obligations under the Delta Exchange Agreement, Delta common stock to Dakota, LLC in exchange for a membership interest therein. Simultaneously, BFSI will contribute its interest in P-PR Transfer, LLP to Dakota, LLC in exchange for a membership interest therein.

  . Simultaneously with, and as a condition to, the exchange of PPR Class B Common Stock for all of the DakBev Membership Units, PPR will acquire all of the issued and outstanding shares of Delta in exchange for 18,310,006 shares of PPR Class B Common Stock. As a result, Delta will become a subsidiary of PPR.

  . PPR will issue 46,760,000 shares of PPR Class B Common Stock to Dakota, LLC in exchange for all of the DakBev Membership Units. As a result, DakBev will become a wholly owned subsidiary of PPR.

  The following diagrams show the present ownership of PPR, Delta and Dakota, and the ownership of these companies after the proposed acquisitions are completed. The tables following the diagrams show ownership as a percentage of shares outstanding as of August 31, 1999 and as if the acquisitions occurred on August 31, 1999.

                              Before Acquisitions
                              -------------------


      Pohlad Companies
                            \
                              \
       PepsiCo, Inc.            P-PR Transfer, LLP
 (through Beverages, Foods    /                    \
& Service Industries, Inc.) /                        \
                                                       \
                              V. Suarez & Co., Inc. - - - PPR
                                                       /
                                                     /
                                Other Shareholders /




  Pohlad Companies   \
                       \
                         \
                           \
                             \
    PepsiCo, Inc. - - - - - -  Delta
(through Pepsi-Cola          /
    Metropolitan           /
 Bottling Co., Inc.)     /
                       /
 Other Shareholders  /




Pohlad Companies     - - - - - -     Dakota





                               After Acquisitions
                               ------------------


                               PepsiCo, Inc.
                           (through Pepsi-Cola
                               Metropolitan
                          Bottling Co., Inc. and
         Pohlad             Beverages, Foods &
        Companies        Service Industries, Inc.)
              \                /
               \              /
                \            /                      Former Delta Shareholders
                                V. Suares & Co.,  (other than Pohlad Companies     Other
                 Dakota, LLC          Inc.              and PepsiCo, Inc.)      Shareholders
                        \               \                  /                  /
                          \               \              /                  /
                            \               \          /                  /
                                                                        /
                                                PPR
                                                / \                                  Delta Preferred Shareholders
                                              /     \                                /
                                            /         \                            /
                                        Dakota          \                        /
                                   (reorganized as        \                    /
                                     DakBev, LLC)                 Delta      /


  PPR Beneficial Ownership Before the Transaction

                                                               Ownership (Shares in Thousands)(Excludes derivative
                                                                          securities listed below) (1)
                                                           --------------------------------------------------------------
                                                                                            Economic    Voting Control
                                                              Class A        Class B       Ownership         (2)
                                                           -------------- -------------- -------------- -----------------
                                                           Shares Percent Shares Percent Shares Percent Votes     Percent
                                                           ------ ------- ------ ------- ------ ------- ------    -------
Pohlad Companies.......................................... 3,200    64.0%  3,975   23.8%  7,175   33.1% 24,675(3)   52.8%
PepsiCo...................................................   800    16.0%    994    6.0%  1,794    8.3%  5,794      12.4%
V. Suarez & Co............................................ 1,000    20.0%  1,292    7.7%  2,292   10.6%  5,792(3)   12.4%
Shapiro Capital Management Company........................     0     0.0%  3,391   20.3%  3,391   15.6%  3,391       7.3%
Other PPR Holders.........................................     0     0.0%  7,038   42.2%  7,038   32.4%  7,038      15.1%
                                                           -----   -----  ------  -----  ------  -----  ------     -----
Total..................................................... 5,000   100.0% 16,690  100.0% 21,690  100.0% 46,690     100.0%
                                                           =====   =====  ======  =====  ======  =====  ======     =====

--------
(1) Pohlad Companies beneficially owns 1,088 shares of PPR Class B Common Stock issuable pursuant to presently exercisable warrants. PepsiCo beneficially owns 272 shares of PPR Class B Common Stock issuable pursuant to presently exercisable warrants. V. Suarez & Co. beneficially owns 340 shares of PPR Class B Common Stock issuable pursuant to presently exercisable warrants.
(2) PPR Class A Common Stock entitles the holder to six votes per share.
(3) Accounts for 250 shares of PPR Class A Common Stock held directly by V. Suarez & Co. over which Pohlad Companies has voting control.

  PPR Beneficial Ownership After the Transaction

                                                               Ownership (Shares in Thousands)(Excludes derivative
                                                                          securities listed below) (1)
                                                          ----------------------------------------------------------------
                                                                                            Economic    Voting Control
                                                             Class A         Class B       Ownership          (2)
                                                          -------------- --------------- -------------- ------------------
                                                          Shares Percent Shares  Percent Shares Percent  Votes     Percent
                                                          ------ ------- ------- ------- ------ ------- -------    -------
Pohlad Companies......................................... 3,200    64.0%  37,255   45.6% 40,455   46.6%  57,955(3)   51.9%
PepsiCo..................................................   800    16.0%  19,824   24.2% 20,624   23.8%  24,624      22.0%
V. Suarez & Co........................................... 1,000    20.0%   1,292    1.6%  2,292    2.6%   5,792(3)    5.2%
Shapiro Capital Management Company.......................     0     0.0%   3,391    4.1%  3,391    3.9%   3,391       3.0%
Other PPR Holders........................................     0     0.0% 19,9988   24.5% 19,998   23.1%  19,998      17.9%
                                                          -----   -----  -------  -----  ------  -----  -------     -----
Total.................................................... 5,000   100.0%  81,760  100.0% 86,760  100.0% 111,760     100.0%
                                                          =====   =====  =======  =====  ======  =====  =======     =====

--------
(1) Pohlad Companies beneficially owns 1,088 shares of PPR Class B Common Stock issuable pursuant to presently exercisable warrants. PepsiCo beneficially owns 272 shares of PPR Class B Common Stock issuable pursuant to presently exercisable warrants. V. Suarez & Co. beneficially owns 340 shares of PPR Class B Common Stock issuable pursuant to presently exercisable warrants.
(2) PPR Class A Common Stock entitles the holder to six votes per share.
(3) Accounts for 250 shares of PPR Class A Common Stock held directly by V. Suarez & Co. over which Pohlad Companies has voting control.

Record Date and Votes Required to Approve the Proposals (see page 2)

  All persons who owned PPR common stock as of the close of business on September 7, 1999, are entitled to notice of, and to vote at, the Special Meeting.

  On the record date, there were 5,000,000 shares of PPR Class A Common Stock outstanding and 16,690,000 shares of PPR Class B Common Stock outstanding. Holders of PPR common stock will vote as a single class on all matters submitted to a vote of shareholders at the Special Meeting, except that the proposal to amend PPR's Certificate of Incorporation to increase the number of authorized shares of PPR capital stock will also be voted upon separately by the holders of PPR Class B Common Stock. Approval of all matters at the Special Meeting requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote.

Indemnification Letter (see page 35)

  PPR has agreed to maintain, until the sixth anniversary of the acquisitions, a directors, officers and company liability policy.

Voting Agreement (see page 35)

  P-PR Transfer, LLP, through which Pohlad Companies and PepsiCo own a majority of the voting power of the PPR common stock, has entered into a voting agreement with PPR. Under the terms of the voting agreement, P-PR Transfer, LLP is required to vote its shares of PPR common stock in favor of the acquisitions. As a result, assuming that the proposal to amend PPR's Certificate of Incorporation to increase the number of authorized shares of PPR capital stock passes, passage of the proposal to issue 65,070,006 shares of PPR Class B Common Stock to Delta and Dakota shareholders is assured.

Opinion and Analysis of Financial Advisor to the Special Committee (see pages 35 through 39)

  In deciding whether to approve the acquisitions of Delta and Dakota, the Special Committee and PPR's Board of Directors considered the opinion, dated June 28, 1999, of the Special Committee's financial advisor, Bear, Stearns & Co. Inc. ("Bear Stearns"), that, as of the date of the opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the exchange ratio provided in the exchange agreements was fair, from a financial point of view, to the shareholders of PPR. The full text of the opinion, which describes the procedures followed, the factors considered and the assumptions made by Bear Stearns, is attached as Appendix C to this document. PPR shareholders should read the opinion in its entirety carefully.

Conditions to the Acquisitions (see pages 45 through 46 and 53 through 54)

  The acquisitions of Delta and Dakota each depend on a number of conditions being satisfied, including those set forth below.

  . Approval of the issuance of shares in the acquisitions by the shareholders of PPR;

  .  PepsiCo's consent to the acquisitions;

  . The contribution by Pohlad Companies of its DakBev Membership Units, its Delta common stock and its interest in P-PR Transfer, LLP to Dakota, LLC;

  . The contribution by Metropolitan of common stock of PepsiCo and, subject to its rights and obligations under the Delta Exchange Agreement, its Delta common stock to Dakota, LLC (Metropolitan's obligation to make such a contribution will be subject to the satisfaction of various conditions; there can be no assurance that such contribution will be made);

  . The contribution by Beverages, Foods & Service Industries, Inc., a wholly owned subsidiary of PepsiCo, of its interest in P-PR Transfer, LLP to Dakota, LLC (BFSI's obligation to make such a contribution will be subject to the satisfaction of various conditions; there can be no assurance that such contribution will be made);

  . Both the acquisition of Delta and the acquisition of Dakota must occur; one will not be completed without the other;

  .  No law or court order prohibits the acquisitions;

  . The receipt of all necessary authorizations, consents, waivers, orders and approvals;

  . The PPR Class B Common Stock to be issued in the acquisitions has been authorized for listing on the NYSE; and

  .  A new credit facility has been obtained.

  Certain of these conditions may be waived by the party entitled to assert the condition.

Accounting Treatment (see pages 39 through 40)

  Because PPR, Delta and Dakota are each, directly or indirectly, controlled by Pohlad Companies, the transactions will be accounted for as a combination of entities under common control. Accordingly, the common equity interests of Delta and Dakota owned by Pohlad Companies (representing 23.2% of Delta and 100% of Dakota) will be combined with PPR at historical cost, whereas the other common equity interests of Delta that are acquired in the transactions will be reported at fair value.

Material Federal Income Tax Consequences (see page 39)

  PPR has structured the acquisitions so that PPR shareholders will not recognize any gain or loss for federal income tax purposes.

Markets and Market Prices (see page 18)

  PPR Class B Common Stock is listed on the NYSE under the symbol "PPO." On June 25, 1999, the last trading date prior to the public announcement of the proposed acquisitions, PPR Class B Common Stock closed at $4.25. There is no established trading market for the stock of Delta or Dakota.

Interests of Certain Persons (see pages 40 through 41)

  Certain members of PPR's management and PPR's Board of Directors have interests in the acquisitions that are in addition to the interests of PPR shareholders generally.

  In addition, Pohlad Companies currently holds 52.8% voting power over PPR, 59.3% of Delta's voting common stock and 100% of Dakota's stock.

Franchise Agreements (see pages 58 through 61)

  Based upon discussions with PepsiCo, Pohlad Companies believes that PepsiCo will appoint PPR as an anchor bottler following the acquisitions. At the same time the acquisitions are completed, PPR expects to enter into the following bottling agreements with PepsiCo:

  . a master bottling agreement and a master fountain syrup agreement for beverages bearing the "PEPSI-COLA" and "PEPSI" trademark, including DIET PEPSI and PEPSI ONE in the United States;

  . bottling agreements and fountain syrup agreements for non-cola products in the United States; and

  . an international master bottling agreement for Puerto Rico and countries other than the United States.

  There can be no assurance that PepsiCo will appoint PPR as an anchor bottler or that PepsiCo will enter into any of these bottling agreements with PPR. The failure of either of these events to occur would have a material adverse effect on PPR.

  Delta and Dakota currently have bottling agreements with other licensors of beverage products, including Cadbury Beverages, Inc., The Seven-Up Company, The Dr Pepper Company, the Pepsi/Lipton Tea Partnership, the North American Coffee Partnership, Sterling Assets Corp. and Proctor & Gamble Distributing Company.

  In July 1999, PPR entered into a contract rights agreement under which Seven-Up/RC Bottling Company of Puerto Rico, Inc. released its exclusive rights for the production and distribution of the 7UP, Sunkist, Welch's and Schweppes soft drink brands in Puerto Rico. PPR obtained the releases as a precondition to its entry into new franchise agreements for these brands.

Summary Historical and Pro Forma Combined Financial and Operating Data

  The following table sets forth certain summary historical and pro forma combined financial information of PPR. The summary pro forma combined financial information was derived from the unaudited pro forma combined financial and operating data appearing elsewhere in this document. The summary historical financial information for the year ended September 30, 1998 and the three months ended December 31, 1998 was derived from the audited consolidated financial statements of PPR and its subsidiaries, appearing elsewhere in this document, which statements have been audited by Arthur Andersen LLP, independent public accountants. The summary historical financial information for the six months ended June 30, 1999 was derived from the unaudited consolidated financial statements of PPR, appearing elsewhere in this document. The June 30, 1999 unaudited consolidated financial statements were prepared on the same basis as the audited consolidated financial statements of PPR and reflect, in the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended December 31, 1998 and the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole. The data set forth in the table below should be read in conjunction with the unaudited pro forma combined financial and operating data, and the consolidated financial statements and the related notes thereto of PPR included elsewhere in this document.

                          Six Months Ended   Three Months Ended       Year Ended
                            June 30, 1999     December 31, 1998   September 30, 1998
                         ------------------- -------------------  -------------------
                                      Pro                 Pro                  Pro
                         Historical  Forma   Historical  Forma    Historical  Forma
                         ---------- -------- ---------- --------  ---------- --------
                             (U.S. dollars in thousands, except per share data)
RESULTS OF OPERATIONS
Net sales...............  $50,075   $276,415  $28,328   $136,646   $99,405   $548,567
Gross profit............   12,139     88,846    8,001     42,558    28,902    175,644
Income (loss) from
 operations.............   (4,580)    13,715     (614)     6,434    (9,196)    23,025
Income (loss) before
 income taxes...........   (5,121)     4,326     (826)     1,211   (10,588)     4,213
Net income (loss).......   (5,190)        81   (1,420)    (1,585)   (9,610)    (1,723)
EBITDA (1)..............   (2,004)    25,371      506     11,351    (3,678)    45,318
PER SHARE DATA
Net income (loss) (2)...  $ (0.24)  $    --   $ (0.07)  $  (0.02)  $ (0.45)  $  (0.02)
Net income (loss)
 (assuming dilution)
 (2)....................  $ (0.24)  $    --   $ (0.07)  $  (0.02)  $ (0.45)  $  (0.02)
Dividends declared per
 share of common stock
 (2)....................  $   --    $    --   $   --    $    --    $   --    $    --
Weighted average number
 of shares of common
 stock outstanding......   21,690     86,760   21,690     86,760    21,516     86,586
FINANCIAL POSITION
Cash and cash
 equivalents............  $ 7,801   $ 12,573  $19,418   $ 23,551   $24,720   $ 28,853
Property and equipment,
 net....................   46,113    131,323   42,462    121,342    42,374    121,254
Total assets............   86,932    466,359   92,851    446,825    97,432    452,037
Long-term debt,
 including capital
 leases (3).............   21,910    260,001   23,128    251,051    23,546    251,469
Common shareholders'
 equity.................   49,482    117,507   54,621    112,087    55,045    113,149
Working capital (4).....   13,137     57,678   12,387     53,949     8,826     50,395

--------
(1) EBITDA consists of net income (loss) before income taxes, interest, depreciation and amortization. EBITDA is included herein to provide additional information about the company's ability to service its debt. EBITDA should not be considered as an alternative measure of the company's net income, operating income, cash flow from operating activities or liquidity.
(2) Earnings per share of PPR common stock and dividends declared per share of PPR common stock are determined by dividing net income by the weighted average number of shares of PPR common stock outstanding during each period and dividends declared by the number of shares of PPR common stock outstanding at the time of dividend declaration, respectively.
(3)  Includes current maturities of long-term debt.
(4) Working capital represents current assets (excluding cash and cash equivalents) less current liabilities (excluding current maturities of long-term debt and other long-term liabilities).

                          FORWARD-LOOKING STATEMENTS

  PPR has made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of PPR, Delta, Dakota or the combined company. The words "believes," "expects," "anticipates," and similar words or expressions are intended to identify forward-looking statements. Shareholders should note that such statements are subject to certain risks, uncertainties and assumptions which may cause actual results to vary. Among the factors that could cause actual performance to differ materially are (a) difficulties in integrating the operations of PPR, Delta and Dakota, (b) adverse effects of sales of the PPR Class B Common Stock issued to Delta shareholders in the acquisitions after the expiration of a six-month lock-up period, (c) competitive pressures with respect to pricing in the combined company's markets, (d) inability to achieve cost savings due to unexpected developments in the combined company's markets, (e) changed plans regarding capital expenditures, (f) adverse developments with respect to economic, climatic and political conditions in the territories in which the combined company will operate, (g) impact of such conditions on consumer spending, (h) possible termination of franchise agreements, (i) adverse events affecting the popularity of PepsiCo and Cadbury Schweppes products, (j) possible termination of the management agreements with Pohlad Companies, (k) adverse effects of government regulations, including environmental regulations, (l) possible failure to achieve Year 2000 compliance on a timely basis, (m) possible product liability if any products cause injury, illness or death, and (n) possible product recall of products that become contaminated or are damaged or mislabeled. In the event one or more of these risks or uncertainties materializes, or the underlying assumptions prove incorrect, actual financial results of PPR, Delta, Dakota or the combined company could differ materially from those expressed in the forward-looking statements.

                              SECURITY OWNERSHIP

  PPR common stock is currently divided into shares of PPR Class A Common Stock, each of which is entitled to six votes per share, and PPR Class B Common Stock, each of which is entitled to one vote per share. Information with respect to beneficial ownership of PPR common stock is based on PPR's records, data supplied to PPR by its shareholders and, with respect to 5% or greater shareholders, Schedule 13D or Schedule 13G filings with the SEC.

  PPR Class A Common Stock

  The following table sets forth information regarding the beneficial ownership of shares of PPR Class A Common Stock outstanding as of August 31, 1999.

                                                              Percentage of
                                          Number of shares    shares of PPR
                                           of PPR Class A     Class A Common
  Directors, Executive Officers and 5%      Common Stock    Stock Beneficially
              Shareholders               Beneficially Owned      Owned (1)
  ------------------------------------   ------------------ ------------------
Pohlad Companies........................     4,250,000(2)          85.0%
60 South Sixth Street
Suite 3800
Minneapolis, MN 55402
P-PR Transfer, LLP (3)(4)...............     4,000,000             80.0
60 South Sixth Street
Suite 3800
Minneapolis, MN 55402
V. Suarez & Co., Inc. (4)...............     1,000,000             20.0
P.O. Box 364588
San Juan, Puerto Rico 00936-4588

--------
(1) Based on 5,000,000 total outstanding shares of PPR Class A Common Stock on August 31, 1999. Because the same shares may be deemed to be beneficially owned by more than one person, the total percentages exceed 100%.
(2) Pohlad Companies has limited voting control over 4,000,000 of these shares pursuant to the Partnership Agreement of P-PR Transfer, LLP, of which Pohlad Companies is a general partner. Such shares are held directly by P-PR Transfer, LLP. Pohlad Companies has voting control over 250,000 of these shares pursuant to a Shareholders' Agreement among PPR, P-PR Transfer, LLP and V. Suarez & Co., Inc. Such 250,000 shares are held directly by V. Suarez & Co., Inc.
(3) P-PR Transfer, LLP is a Delaware limited liability partnership whose general partners are Pohlad Companies and BFSI. Certain of PPR's directors and executive officers are also affiliated with Pohlad Companies. PPR is a franchisee of PepsiCo. See "Certain Relationships and Related Transactions."
(4) P-PR Transfer, LLP and V. Suarez & Co., Inc. constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act and the regulations thereunder, and have filed a joint Schedule 13D disclosing their ownership of PPR common stock. Each disclaims beneficial ownership of the shares of PPR common stock held by the other.

  PPR Class B Common Stock

  The following table sets forth information regarding the beneficial ownership of PPR Class B Common Stock outstanding as of August 31, 1999 by (a) each person known by PPR to be the beneficial owner of more than 5% of the shares of PPR Class B Common Stock, (b) each director, (c) each of the executive officers named in the summary compensation table of the "Executive Compensation" section of this document and (d) all directors and executive officers of PPR as a group. Unless otherwise indicated herein, each shareholder has sole voting power and sole dispositive power with respect to the indicated shares.

                                                              Percentage of
                                          Number of shares    shares of PPR
                                           of PPR Class B     Class B Common
  Directors, Executive Officers and 5%      Common Stock    Stock Beneficially
              Shareholders               Beneficially Owned      Owned (1)
  ------------------------------------   ------------------ ------------------
Pohlad Companies........................     6,328,844(2)          35.1%
60 South Sixth Street
Suite 3800
Minneapolis, MN 55402
P-PR Transfer, LLP (3)(4)...............     6,328,344(5)          35.1
60 South Sixth Street
Suite 3800
Minneapolis, MN 55402
Shapiro Capital Management Company,
 Inc....................................     3,391,425             20.3
3060 Peachtree Rd. NW
Suite 1555
Atlanta, GA 30305
Rafael Nin..............................     1,706,667(6)           9.4
V. Suarez & Co., Inc. (4)...............     1,631,685(7)           9.6
P.O. Box 364588
San Juan, Puerto Rico 00936-4588
Basil K. Vasiliou.......................        68,920(8)             *
A. David Velez..........................        40,000(9)             *
Diego Suarez, Jr........................         6,400(10)            *
Christopher E. Clouser..................         1,000(9)             *
Philip N. Hughes........................         1,000(9)             *
John F. Woodhead........................         1,000(9)             *
Raymond W. Zehr, Jr.....................         1,000(9)             *
Robert C. Pohlad........................           500(11)            *
Michael D. White........................             0                *
All Directors and Executive Officers as
 a Group (14 persons)...................       119,820(12)            *

--------
*  Less than 1%
(1) Based on 16,690,000 total outstanding shares of PPR Class B Common Stock on August 31, 1999. Because the same shares may be deemed to be beneficially owned by more than one person, the total percentages will exceed 100%.
(2) Pohlad Companies has limited voting control over 6,328,344 of these shares (including 1,360,000 shares issuable pursuant to presently exercisable warrants) pursuant to the Partnership Agreement of P-PR Transfer, LLP, of which Pohlad Companies is a general partner. Such shares are held directly by P-PR Transfer, LLP. The remaining 500 of these shares are held directly by Pohlad Companies.
(3) P-PR Transfer, LLP is a Delaware limited liability partnership whose general partners are Pohlad Companies and BFSI. Certain of PPR's directors and executive officers are also affiliated with Pohlad Companies. PPR is a franchisee of PepsiCo.
(4) P-PR Transfer, LLP and V. Suarez & Co., Inc. constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act and the regulations thereunder, and have filed a joint Schedule 13D disclosing their ownership of PPR common stock. Each disclaims beneficial ownership of the shares of PPR common stock held by the other.
(5)  Includes 1,360,000 shares which may be purchased pursuant to a warrant.
(6) Includes 1,516,667 shares which may be purchased pursuant to stock options.
(7)  Includes 340,000 shares which may be purchased pursuant to a warrant.
(8) Includes 1,000 shares which may be purchased pursuant to stock options. Mr. Vasiliou owns 43,500 shares of PPR Class B Common Stock through two Investment Retirement Accounts. Mr. Vasiliou's wife, Jane T. Vasiliou, owns 17,000 shares of PPR Class B Common Stock, of which Mr. Vasiliou has dispositive power. Pursuant to the Jane T. Vasiliou Trust, Mr. Vasiliou has dispositive power with respect to 4,000 shares of PPR Class B Common Stock. Pursuant to the K&S Vasiliou Trust, Mr. Vasiliou has dispositive power with respect to 3,000 shares of PPR Class B Common Stock. Mr. Vasiliou also beneficially owns 420 shares of PPR Class B Common Stock as beneficiary of the Vasiliou & Company, Inc. Retirement Plan.
(9)  Consists of shares which may be purchased pursuant to stock options.
(10) Includes 1,000 shares which may be purchased pursuant to stock options. Mr. Suarez is Chief Executive Officer and a director of V. Suarez & Co., Inc.
(11) Consists of shares held directly by Pohlad Companies. Does not include the shares of PPR common stock over which Pohlad Companies exercises voting control. Mr. Pohlad is President, a director and a one-third equity owner of Pohlad Companies, one of the general partners of P-PR Transfer, LLP.
(12) Includes 46,000 shares which may be purchased pursuant to stock options. Does not include the shares of PPR common stock held directly by Pohlad Companies or shares of PPR common stock over which Pohlad Companies exercises voting control.

            MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

  As of August 31, 1999, PPR had (i) 5,000,000 shares of PPR Class A Common Stock, par value $0.01 per share, issued and outstanding and held by two shareholders of record, and (ii) 16,690,000 shares of PPR Class B Common Stock, par value $0.01 per share, issued and outstanding and held by approximately 2,500 shareholders of record. The principal market for PPR Class B Common Stock is the NYSE, where it has been listed for trading since September 20, 1995 under the symbol "PPO." PPR Class A Common Stock is not listed for trading on any securities exchange.

  The following table sets forth, for the periods indicated, the high and low sales prices of PPR Class B Common Stock on the NYSE as reported in the consolidated transaction reporting system.

                                                                 High     Low
                                                                ------- -------
     Calendar Year 1997
       First Quarter........................................... $5.0000 $4.0000
       Second Quarter..........................................  6.6250  4.1250
       Third Quarter...........................................  8.1250  5.7500
       Fourth Quarter..........................................  7.7500  6.3125
     Calendar Year 1998
       First Quarter...........................................  8.0000  6.0625
       Second Quarter..........................................  7.7500  6.6250
       Third Quarter...........................................  9.0625  6.0000
       Fourth Quarter..........................................  6.2500  4.4375
     Calendar Year 1999
       First Quarter...........................................  7.2500  4.6250
       Second Quarter..........................................  6.0625  4.1250
       Third Quarter (through 8/31/99).........................  6.0000  4.8750

  On June 25, 1999, the last full trading day before the public announcement of the proposed acquisitions, the closing sale price for PPR Class B Common Stock on the NYSE was $4.25.

  Shareholders are advised to obtain a current market quotation for PPR Class B Common Stock. No assurance can be given as to the market value of PPR Class B Common Stock after the completion of the acquisitions. Because the market price of PPR Class B Common Stock is subject to fluctuation, the value of the shares of PPR Class B Common Stock that shareholders of Delta and Dakota common stock will receive in the acquisitions may increase or decrease prior to and following the acquisitions.

  There are neither any established public trading markets nor any market quotations for Delta and Dakota stock.

  PPR's Board of Directors from time to time may declare, and PPR may pay, dividends on outstanding shares of PPR common stock in the manner and upon the terms and conditions provided by law. Pursuant to the terms of a credit agreement with Banco Popular, PPR may not pay dividends without the consent of Banco Popular if an event of default under the credit agreement (including a violation of the financial restrictions) has occurred or would occur because of the payment of dividends. Other than a $0.24 per share dividend paid on PPR common stock in December 1995, PPR has not paid any cash dividends on PPR common stock since becoming a public company in 1995. PPR expects that for the foreseeable future it will follow a policy of retaining earnings in order to finance the continued development of its business.

  The transfer agent for PPR Class B Common Stock is Bank of New York, 101 Barclay Street, Floor 12 West, New York, New York 10286. Its telephone number is (212) 815-2451.

               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

  The following tables set forth certain selected historical consolidated financial information for PPR, Delta and Dakota. The selected financial data for the six-month periods ended June 30, 1999 and 1998 are derived from the unaudited consolidated financial statements of each entity. All financial data derived from the June 30, 1999 and 1998 unaudited financial statements have been prepared on the same basis as the audited financial statements of each entity and reflect, in the opinion of each entity's management, all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of such data. Results for the six-month periods ended June 30, 1999 and 1998 are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole. The data set forth in the tables should be read in conjunction with the audited financial statements of each entity, and the related notes thereto, included elsewhere in this document.

                    PEPSI-COLA PUERTO RICO BOTTLING COMPANY

  The following tables present selected historical consolidated financial information of PPR and reflect the results of operations of PPR and its previous equity interest in the net earnings or loss of Buenos Aires Embotelladora S.A. ("BAESA") prior to June 17, 1998. This data has been derived from the historical consolidated financial statements of PPR and its subsidiaries. On June 17, 1998, PPR distributed all shares of BAESA held by it pro-rata to holders of PPR Class B Common Stock by way of a special dividend. The consolidated financial statements of PPR for each of the four years ended September 30, 1997 have been audited by KPMG LLP, independent public accountants. The consolidated financial statements of PPR as of December 31, 1998 and for the three months then ended and as of September 30, 1998 and for the year then ended have been audited by Arthur Andersen LLP, independent public accountants. Effective January 1, 1999, PPR changed its fiscal year to a calendar year.

                                                  Three
                            Six Months         Months Ended
                          Ended June 30,       December 31,        Fiscal Years Ended September 30,
                          -------------------  ------------   ------------------------------------------------------
                           1999        1998        1998        1998        1997         1996         1995     1994
                          -------     -------  ------------   -------     -------     --------     -------- --------
                                    (U.S. Dollars in thousands, except per share data)
RESULTS OF OPERATIONS
Net sales...............  $50,075     $48,785    $28,328      $99,405     $99,172     $102,891     $114,301 $104,048
Gross profit............   12,139      12,592      8,001       28,902      30,935       27,935       46,455   43,474
Income (loss) from
 operations.............   (4,580)(5)  (4,390)      (614)(5)   (9,196)(5) (21,420)(5)  (26,827)(5)    9,735     (437)(5)
Income (loss) before
 income taxes and equity
 in BAESA...............   (5,121)     (5,131)      (826)     (10,588)    (22,845)     (24,077)       9,118   14,065
Equity income (loss) in
 BAESA, net of taxes....      --          --         --           --          --       (51,458)       5,638    9,753
Net income (loss).......   (5,190)     (4,209)    (1,420)      (9,610)    (19,503)     (74,330)      15,053   17,575
EBITDA (1)..............   (2,004)     (1,578)       506       (3,678)    (15,448)     (70,841)      20,545   29,825
PER SHARE DATA
Income (loss) before
 equity in BAESA, net of
 income taxes (2).......  $ (0.24)    $ (0.20)   $ (0.07)     $ (0.45)    $ (0.91)    $  (1.06)    $   0.52 $   0.43
Net income (loss) (2)...  $ (0.24)    $ (0.20)   $ (0.07)     $ (0.45)    $ (0.91)    $  (3.46)    $   0.83 $   0.98
Dividends declared per
 share of common stock
 (2)....................  $   --      $   --     $   --       $   --      $   --      $   0.24     $   0.27 $   1.18
Weighted average number
 of shares of common
 stock outstanding......   21,690      21,500     21,690       21,516      21,500       21,500       18,105   18,000
FINANCIAL POSITION
Cash and cash
 equivalents............  $ 7,801     $10,958    $19,418      $24,720     $19,621     $ 18,680     $ 46,091 $  1,347
Property and equipment,
 net....................   46,113      44,859     42,462       42,374      45,788       49,936       36,445   32,397
Total assets............   86,932      87,224     92,851       97,432      95,910      109,981      185,666  128,878
Long-term debt,
 including capital
 leases (3).............   21,910      24,105     23,128       23,546      26,064        7,575        9,967   14,071
Common shareholders'
 equity.................   49,482      38,192     54,621       55,045      43,392       49,357      128,649   75,931
Working capital (4).....   13,137         878     12,387        8,826        (813)     (15,072)       2,580    5,374
OTHER DATA
Operating cash flows....  $(4,342)    $(1,503)   $(3,693)     $(7,537)    $(7,504)    $ (6,542)    $ 16,497 $ (7,901)
Capital expenditures....    6,793       1,053      1,203        2,997       4,663       24,421        9,589    3,961

--------
(1) EBITDA consists of net income (loss) before income taxes, interest, depreciation and amortization. EBITDA is included herein to provide additional information about PPR's ability to service its debt. EBITDA should not be considered as an alternative measure of PPR's net income, operating income, cash flow from operating activities or liquidity.
(2) Earnings per share of PPR common stock and dividends declared per share of PPR common stock are determined by dividing net income by the weighted average number of shares of PPR common stock outstanding during each period and dividends declared by the number of shares of PPR common stock outstanding at the time of dividend declaration, respectively. Earnings per share information for fiscal years 1994 and 1995 has been adjusted to give effect to a stock split that occurred in fiscal year 1995.
(3) Includes current maturities of long-term debt.
(4) Working capital represents current assets (excluding cash and cash equivalents) less current liabilities (excluding current maturities of long-term debt).
(5) Includes special charges, net, for the six months ended June 30, 1999 and the three months ended December 31, 1998 of $959 and ($96), respectively, and special charges, net, for the fiscal years ended September 30, 1998, 1997, 1996 and 1994 of $1,979, $13,707, $4,811 and $18,810, respectively.

                          DELTA BEVERAGE GROUP, INC.

  The following table sets forth certain selected historical consolidated financial information of Delta as of and for each of the six-month periods ended June 30, 1999 and 1998, and as of and for each of the five years ended December 31, 1998. This data has been derived from the historical consolidated financial statements of Delta and its subsidiary, which statements as of and for each of the fiscal years ended December 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants.

                          Six Months Ended
                              June 30,                  Years Ended December 31,
                          ------------------  ---------------------------------------------------
                            1999      1998      1998      1997      1996         1995      1994
                          --------  --------  --------  --------  --------     --------  --------
                                           (U.S. Dollars in thousands)
RESULTS OF OPERATIONS
Net sales...............  $177,742  $171,778  $352,085  $323,221  $312,284     $284,709  $245,472
Gross profit............    55,763    52,519   106,402   106,661    97,199       85,932    82,805
Operating income........     9,344     7,327    15,735    19,669    16,652       10,554    16,464
Income (loss) before
 income taxes, minority
 interest and
 extraordinary item.....      (348)   (2,088)   (3,210)    1,836       938       (2,775)    4,357
Net income (loss).......      (148)     (610)   (3,311)     (139)   (2,278)(4)   (3,952)    1,095
EBITDA (1)..............    16,933    14,087    29,870    30,855    26,248       20,730    25,594
FINANCIAL POSITION
Cash and cash
 equivalents............  $  3,976  $  4,995  $  3,818  $  4,680  $ 12,171     $  7,933  $  9,540
Property and equipment,
 net....................    65,566    62,090    61,539    55,256    48,224       45,913    34,313
Total assets............   280,608   274,182   271,652   260,914   255,327      248,437   244,705
Long-term debt and other
 liabilities (2):
  Senior notes payable..   120,000   120,000   120,000   120,000   120,000      117,250   106,000
  Subordinated notes
   payable..............    51,244    46,041    48,573    43,640    39,209       35,227    31,650
  Other.................    15,418    12,517    12,157     6,764     5,067        5,673     6,579
Preferred stock.........    31,725    29,891    30,794    29,014    27,336       25,756    24,267
Common shareholders'
 equity.................    25,138    29,819    26,216    31,303    33,113       36,962    42,393
Working capital (3).....    34,074    34,530    32,507    35,404    23,698       27,547    30,421
OTHER DATA
Operating cash flows....  $  8,836  $  8,374  $ 17,046  $ 10,158  $ 21,709     $ 13,200  $  9,786
Capital expenditures....     8,630    10,928    14,885    14,988     8,964       10,726     7,104

--------
(1) EBITDA consists of net income (loss) before income taxes, interest, depreciation and amortization. EBITDA also excludes extraordinary items and accounting changes. EBITDA has also been adjusted for a minority interest in Delta's subsidiary. EBITDA is included herein to provide additional information about Delta's ability to service its debt. EBITDA should not be considered as an alternative measure of Delta's net income, operating income, cash flow from operating activities or liquidity.
(2) Includes current maturities of long-term debt.
(3) Working capital represents current assets (excluding cash and cash equivalents) less current liabilities (excluding current maturities of long-term debt and other long-term liabilities).
(4) Includes an extraordinary item (loss on extinguishment of debt) of ($1,519) net of an income tax benefit of $953.

                         DAKOTA BEVERAGE COMPANY, INC.

  The following table sets forth certain selected historical consolidated financial information of Dakota as of and for each of the six-month periods ended June 30, 1999 and 1998, and as of and for each of the five years ended December 31, 1998. This data has been derived from the historical consolidated financial statements of Dakota and its subsidiaries, which statements as of and for each of the five years ended December 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants.

                           Six Months
                         Ended June 30,               Years Ended December 31,
                         ------------------    ----------------------------------------------
                          1999       1998       1998        1997       1996    1995    1994
                         -------    -------    -------     -------    ------- ------- -------
                                       (U.S. Dollars in thousands)
RESULTS OF OPERATIONS
Net sales............... $48,735    $47,571    $97,360     $94,899    $89,485 $86,550 $78,542
Gross profit............  20,944     19,486     40,340      40,950     36,583  35,768  32,951
Operating income........   6,328      7,345     15,404      16,544     15,313  15,219  13,688
Income before income
 taxes..................   6,048      6,863     14,853      15,749     14,509  13,952  12,155
Net income..............   6,048      6,863     14,853      18,211(1)   8,891   8,521   7,390
Pro forma net income....   3,448(3)   4,163(3)   9,261(3)    9,608(3)   8,891   8,521   7,390
EBITDA (2)..............   8,254      8,883     18,829      19,573     18,487  17,992  17,035
FINANCIAL POSITION
Cash and cash
 equivalents............ $   646    $ 2,677    $   315     $ 7,242    $ 6,529 $ 4,203 $   327
Property and equipment,
 net....................  19,644     17,985     17,341      15,937     13,522  11,407  11,301
Total assets............  49,875     47,734     44,067      48,211     44,789  40,274  36,746
Long-term debt (4):
  Senior notes payable..  27,450      9,450     28,450      10,450     12,450  14,450  16,450
  Other.................  12,236        --       9,800       1,033        --      --       85
Common shareholder's
 equity (deficit).......     307(5)  30,535       (413)(5)  30,013     22,702  18,164  12,697
Working capital (6).....   5,321      6,924      6,704       4,530      4,639   6,058   6,268
OTHER DATA
Operating cash flows.... $ 8,922    $ 6,317    $15,849     $18,731    $12,706 $11,797 $ 9,766
Capital expenditures....   4,154      3,853      4,544       5,401      4,844   2,860   4,436

--------
(1) Effective January 1, 1997, Dakota elected S corporation status, whereby the taxable income and any "available" tax credits of Dakota are included in the income tax returns of Dakota's shareholders. The 1997 results of operations reflected an income tax benefit as a result of the reversal of previously recorded deferred income tax liabilities.
(2) EBITDA consists of net income before income taxes, interest, depreciation and amortization. EBITDA is included herein to provide additional information about Dakota's ability to service its debt. EBITDA should not be considered an alternative measure of Dakota's net income, operating income, cash flow from operating activities or liquidity.
(3) Pro forma net income represents the effect "as if" Dakota had been a taxable corporation during the six months ended June 30, 1999 and 1998 and the years ended December 31, 1998 and 1997, using an effective tax rate of 39.0%, 39.0%, 37.6% and 39.0%, respectively.
(4) Includes current maturities of long-term debt.
(5) Includes $33,400 representing a note receivable from Pohlad Companies. It is the intent of Pohlad Companies for Dakota to forgive the note prior to consummation of the acquisitions.
(6) Working capital represents current assets (excluding cash and cash equivalents) less current liabilities (excluding current maturities of long-term debt).

                    HISTORICAL AND PRO FORMA PER SHARE DATA

  The following table sets forth certain selected historical per share data for PPR, unaudited pro forma per share data for the combined company and equivalent unaudited pro forma per share data for Delta and Dakota. The unaudited pro forma financial data assumes that the acquisitions were consummated at the beginning of PPR's latest full fiscal year. The unaudited pro forma financial data is based upon an acquisition involving entities under common control, with only the acquisition of Delta's minority interests recognized using the "purchase" method of accounting. All other accounts are combined at historical cost. The unaudited pro forma per share data is based upon PPR's historical weighted average number of shares outstanding, adjusted to include the number of PPR shares that would be issued in the transaction based upon the share exchange ratios defined in the share exchange agreements, included elsewhere in this document. The unaudited pro forma equivalent per share data for Delta and Dakota is based upon the unaudited pro forma amounts per share, multiplied by the share exchange ratios. This information should be read in conjunction with the historical consolidated financial statements of PPR, Delta and Dakota included elsewhere in this document and the unaudited pro forma condensed combined financial statements included elsewhere in this document.

                                                                Year Ended
                           Six Months     Three Months        September 30,
                              Ended           Ended       ------------------------
                          June 30, 1999 December 31, 1998   1998     1997    1996
                          ------------- ----------------- --------  ------  ------
PPR Historical
Net loss per common
 share..................     $ (0.24)       $  (0.07)     $  (0.45) $(0.91) $(3.46)
Net loss per common
 share-assuming
 dilution...............       (0.24)          (0.07)        (0.45)  (0.91)  (3.46)
Cash dividends per
 common share...........         --              --            --      --      --
Book value per common
 share (at end of
 period)................        2.28            2.52          2.56
Pro Forma Combined
Company
Pro forma net loss per
 common share...........     $  0.00        $  (0.02)     $  (0.02)
Delta equivalent pro
 forma net loss per
 common share...........        0.32           (6.88)        (6.88)
Dakota equivalent pro
 forma net loss per
 common share...........       43.66         (935.20)      (935.20)
Pro forma net loss per
 common share - assuming
 dilution...............     $  0.00        $  (0.02)     $  (0.02)
Delta equivalent pro
 forma net loss per
 common share - assuming
 dilution...............        0.31           (6.88)        (6.88)
Dakota equivalent pro
 forma net loss per
 common share - assuming
 dilution...............       41.99         (935.20)      (935.20)
Pro forma book value per
 common share (at end of
 period)................     $  1.35        $   1.29      $   1.31
Delta equivalent pro
 forma book value per
 common share (at end of
 period)................      464.40          443.76        450.64
Dakota equivalent pro
 forma book value per
 common share (at end of
 period)................      63,126          60,320        61,256

                PRO FORMA COMBINED FINANCIAL AND OPERATING DATA

  The following unaudited pro forma condensed combined financial statements give effect to the acquisitions by PPR of Delta and Dakota. The unaudited pro forma condensed combined statement of earnings for the year ended September 30, 1998 was prepared based upon PPR's audited consolidated financial statements for the fiscal year ended September 30, 1998, and Delta's and Dakota's audited consolidated financial statements for the year ended December 31, 1998. The unaudited pro forma condensed combined statement of earnings for the three months ended December 31, 1998 was prepared based upon PPR's audited consolidated financial statements for the three months ended December 31, 1998, and Delta's and Dakota's unaudited consolidated financial statements for the three months ended December 31, 1998. The unaudited pro forma condensed combined statement of earnings for the six months ended June 30, 1999 was prepared based upon the June 30, 1999 unaudited consolidated financial statements of PPR, Delta and Dakota. The pro forma adjustments for each of the unaudited pro forma condensed combined statements of earnings were prepared as if the acquisitions had occurred at the beginning of PPR's latest full fiscal year. The unaudited pro forma condensed combined balance sheet was prepared based upon the June 30, 1999 unaudited consolidated financial statements of PPR, Delta and Dakota, as if the acquisitions had occurred on that date. The pro forma financial statements do not reflect any cost savings or other synergies discussed elsewhere in this document. The pro forma adjustments are based upon an acquisition involving entities under common control, with the acquisition of Delta's minority interests recognized using the "purchase" method of accounting. All other interests of Pohlad Companies in Delta and Dakota so acquired are recorded at historical cost. The pro forma adjustments are also based upon available information and include particular assumptions that the managements of PPR, Delta and Dakota believe to be reasonable. The pro forma credit facility adjustments are based upon PPR obtaining a new credit facility (as discussed elsewhere in this document) to refinance certain existing indebtedness of PPR, Delta and Dakota.

  The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the audited historical consolidated financial statements of PPR, Delta and Dakota, and the related notes thereto, that are included elsewhere in this document.

  The unaudited pro forma condensed combined financial statements are provided for informational purposes only in response to SEC requirements and do not purport to represent what PPR's financial position or results of operations would actually have been if the acquisitions had in fact occurred at such dates or to project PPR's financial position or results of operations for any future date or period.

                    Pepsi-Cola Puerto Rico Bottling Company
          Unaudited Pro Forma Condensed Combined Statement of Earnings
                         Year Ended September 30, 1998
               (U.S. dollars in thousands, except per share data)

                          Pepsi-Cola
                         Puerto Rico                     Dakota                  Pro Forma
                           Bottling   Delta Beverage    Beverage                  Credit
                           Company     Group, Inc.   Company, Inc.   Pro Forma   Facility   Pro Forma
                         (Historical) (Historical) r (Historical) r Adjustments Adjustments Combined
                         ------------ -------------- -------------- ----------- ----------- ---------
Net sales...............   $99,405       $352,085       $97,360       $  (283)a    $        $548,567
Cost of sales...........    70,503        245,683        57,020          (283)a              372,923
                           -------       --------       -------       -------      -----    --------
Gross profit............    28,902        106,402        40,340           --                 175,644
Selling, general and
 administrative
 expenses...............    35,910         87,019        24,497        (2,077)c              145,349
Amortization of
 franchise costs and
 other intangibles......       209          3,648           439           995 b                5,291
Restructuring charges...     1,728            --            --                                 1,728
Provision for legal and
 environmental
 reserves...............       760            --            --                                   760
Losses on asset
 impairments............       800            --            --                                   800
Insurance proceeds from
 business interruption
 and other losses.......    (1,309)           --            --                                (1,309)
                           -------       --------       -------       -------      -----    --------
Income (loss) from
 operations.............    (9,196)        15,735        15,404         1,082                 23,025
                           -------       --------       -------       -------      -----    --------
Other income (expense):
Interest, net...........    (1,598)       (18,770)         (573)          853 d    1,223 f   (18,865)
Other, net..............       206           (175)           22                                   53
                           -------       --------       -------       -------      -----    --------
                            (1,392)       (18,945)         (551)          853      1,223     (18,812)
                           -------       --------       -------       -------      -----    --------
Income (loss) before
 income taxes and
 minority interest......   (10,588)        (3,210)       14,853         1,935      1,223       4,213
Minority interest, net
 of taxes...............       --             335           --         (1,068)q                 (733)
Income tax benefit
 (expense)..............       978           (436)          --         (5,256)e     (489)g    (5,203)
                           -------       --------       -------       -------      -----    --------
Net income (loss).......   $(9,610)      $ (3,311)      $14,853       $(4,389)     $ 734    $ (1,723)
                           =======       ========       =======       =======      =====    ========
Net loss per common
 share..................   $ (0.45)                                                         $  (0.02)
                           =======                                                          ========
Net loss per common
 share- assuming
 dilution...............   $ (0.45)                                                         $  (0.02)
                           =======                                                          ========
Weighted average number
 of common shares
 outstanding............    21,516                                                            86,586
                           =======                                                          ========
Weighted average number
 of common shares
 outstanding-assuming
 dilution...............    21,516                                                            86,586
                           =======                                                          ========

    The accompanying notes are an integral part of this Unaudited Pro Forma
                   Condensed Combined Statement of Earnings.

                    Pepsi-Cola Puerto Rico Bottling Company
          Unaudited Pro Forma Condensed Combined Statement of Earnings
                      Three Months Ended December 31, 1998
               (U.S. dollars in thousands, except per share data)

                          Pepsi-Cola
                         Puerto Rico                     Dakota                  Pro Forma
                           Bottling   Delta Beverage    Beverage                  Credit
                           Company     Group, Inc.   Company, Inc.   Pro Forma   Facility   Pro Forma
                         (Historical) (Historical) r (Historical) r Adjustments Adjustments Combined
                         ------------ -------------- -------------- ----------- ----------- ---------
Net sales...............   $28,328       $86,178        $23,343       $(1,203)a    $        $136,646
Cost of sales...........    20,327        61,124         13,840        (1,203)a               94,088
                           -------       -------        -------       -------      ----     --------
Gross profit............     8,001        25,054          9,503           --        --        42,558
Selling, general and
 administrative
 expenses...............     8,676        21,900          4,858          (519)c               34,915
Amortization of
 franchise costs and
 other intangibles......        35           912            110           248 b                1,305
Losses on asset
 impairments............       250           --             --                                   250
Insurance proceeds from
 business interruption
 and other losses.......      (346)          --             --                                  (346)
                           -------       -------        -------       -------      ----     --------
Income (loss) from
 operations.............      (614)        2,242          4,535           271       --         6,434
                           -------       -------        -------       -------      ----     --------
Other expense:
Interest, net                 (205)       (4,697)          (103)          208 d     363 f     (4,434)
Other, net..............        (7)          (49)          (733)                                (789)
                           -------       -------        -------       -------      ----     --------
                              (212)       (4,746)          (836)          208       363       (5,223)
                           -------       -------        -------       -------      ----     --------
Income (loss) before
 income taxes and
 minority interest......      (826)       (2,504)         3,699           479       363        1,211
Minority interest, net
 of taxes...............       --            119            --           (267)q                 (148)
Income tax benefit
 (expense)..............      (594)         (391)                      (1,518)e    (145)g     (2,648)
                           -------       -------        -------       -------      ----     --------
Net income (loss).......   $(1,420)      $(2,776)       $ 3,699       $(1,306)     $218     $ (1,585)
                           =======       =======        =======       =======      ====     ========
Net loss per common
 share..................   $ (0.07)                                                         $  (0.02)
                           =======                                                          ========
Net loss per common
 share- assuming
 dilution...............   $ (0.07)                                                         $  (0.02)
                           =======                                                          ========
Weighted average number
 of common shares
 outstanding............    21,690                                                            86,760
                           =======                                                          ========
Weighted average number
 of common shares
 outstanding-assuming
 dilution...............    21,690                                                            86,760
                           =======                                                          ========

    The accompanying notes are an integral part of this Unaudited Pro Forma
                   Condensed Combined Statement of Earnings.

                    Pepsi-Cola Puerto Rico Bottling Company
          Unaudited Pro Forma Condensed Combined Statement of Earnings
                         Six Months Ended June 30, 1999
               (U.S. dollars in thousands, except per share data)

                          Pepsi-Cola
                         Puerto Rico     Delta        Dakota                  Pro Forma
                           Bottling     Beverage     Beverage                  Credit
                           Company    Group, Inc.  Company, Inc.  Pro Forma   Facility   Pro Forma
                         (Historical) (Historical) (Historical)  Adjustments Adjustments Combined
                         ------------ ------------ ------------- ----------- ----------- ---------
Net sales...............   $ 50,075     $177,742      $48,735      $  (137)a    $        $276,415
Cost of sales...........     37,936      121,979       27,791         (137)a              187,569
                           --------     --------      -------      -------      ----     --------
Gross profit............     12,139       55,763       20,944          --        --        88,846
Selling, general and
 administrative
 expenses...............     15,760       44,595       13,048       (1,079)c               72,324
Amortization of
 franchise costs and
 other intangibles......        --         1,824          219          497 b                2,540
Fees related to
 combination of
 interests..............        692          --         1,349       (2,041)j     --           --
Losses on asset
 impairments............        267          --           --                                  267
                           --------     --------      -------      -------      ----     --------
Income (loss) from
 operations.............     (4,580)       9,344        6,328        2,623       --        13,715
                           --------     --------      -------      -------      ----     --------
Other income (expense):
Interest, net...........       (643)      (9,618)        (225)         406 d     718 f     (9,362)
Other, net..............        102          (74)         (55)                                (27)
                           --------     --------      -------      -------      ----     --------
                               (541)      (9,692)        (280)         406       718       (9,389)
                           --------     --------      -------      -------      ----     --------
Income (loss) before
 income taxes and
 minority interest......     (5,121)        (348)       6,048        3,029       718        4,326
Minority interest, net
 of taxes...............        --            71          --          (559)q                 (488)
Income tax benefit
 (expense)..............        (69)         129          --        (3,530)e    (287)g     (3,757)
                           --------     --------      -------      -------      ----     --------
Net income (loss).......   $ (5,190)    $   (148)     $ 6,048      $(1,060)     $431     $     81
                           ========     ========      =======      =======      ====     ========
Net loss per common
 share..................   $  (0.24)                                                     $   0.00
                           ========                                                      ========
Net loss per common
 share- assuming
 dilution...............   $  (0.24)                                                     $   0.00
                           ========                                                      ========
Weighted average number
 of common shares
 outstanding............     21,690                                                        86,760
                           ========                                                      ========
Weighted average number
 of common shares
 outstanding-assuming
 dilution...............     21,690                                                        90,200
                           ========                                                      ========

    The accompanying notes are an integral part of this Unaudited Pro Forma
                   Condensed Combined Statement of Earnings.

                    Pepsi-Cola Puerto Rico Bottling Company
              Unaudited Pro Forma Condensed Combined Balance Sheet
                              As of June 30, 1999
                          (U.S. dollars in thousands)

                           Pepsi-Cola
                          Puerto Rico     Delta        Dakota                   Pro Forma
                            Bottling     Beverage     Beverage                   Credit
                            Company    Group, Inc.  Company, Inc.  Pro Forma    Facility   Pro Forma
                          (Historical) (Historical) (Historical)  Adjustments  Adjustments Combined
                          ------------ ------------ ------------- -----------  ----------- ---------
CURRENT ASSETS:
Cash and cash
 equivalents............    $  7,801     $  3,976     $    646     $    150 j    $         $  12,573
Accounts receivable:
  Trade, net............      13,351       27,601        9,106          (63)a                 49,995
  Marketing, advertising
   and related parties..       2,376        3,862          340                                 6,578
  Other                        2,412        2,650          575         (170)a                  5,467
Inventories.............       3,308       19,701        3,143                                26,152
Bottles, cases and
 shells.................         820        6,216          401                                 7,437
Deferred income taxes...          32        4,628          --                                  4,660
Prepaid expenses and
 other assets...........       4,820        2,936        1,638                                 9,394
                            --------     --------     --------     --------      ------    ---------
    Total current
     assets.............      34,920       71,570       15,849          (83)                 122,256
PROPERTY AND EQUIPMENT,
 net....................      46,113       65,566       19,644                               131,323
LONG-LIVED ASSETS HELD
 FOR SALE...............       2,615          --           --                                  2,615
DEFERRED INCOME TAXES...       1,221       21,169          --        (1,605)h                 20,785
INTANGIBLE ASSETS, net..       1,112      107,169       12,819       49,183 i     2,367 k    172,650
OTHER ASSETS............         951       15,134        1,563         (918)j                 16,730
                            --------     --------     --------     --------      ------    ---------
    Total assets........    $ 86,932     $280,608     $ 49,875     $ 46,577      $2,367    $ 466,359
                            ========     ========     ========     ========      ======    =========
CURRENT LIABILITIES:
Current installments of
 long-term debt and
 other liabilities......    $  1,087     $    149     $  2,500     $             $         $   3,736
Accounts payable........       6,411       16,087        3,398         (233)a                 24,693
                                                                       (970)j
Accrued expenses........       7,571       17,433        6,484       (3,283)j      (893)l     27,312
                            --------     --------     --------     --------      ------    ---------
  Total current
   liabilities..........      15,069       33,669       12,382       (4,486)       (893)      55,741
                            --------     --------     --------     --------      ------    ---------
LONG-TERM DEBT AND OTHER
 LIABILITIES............      20,823      186,513       37,186        1,843 o     4,600 l    256,265
                                                                      5,300 j
MINORITY INTEREST.......         --         3,563          --        31,725 p                 35,288
ACCRUED PENSION COST....       1,558          --           --                                  1,558
SHAREHOLDERS' EQUITY:
Preferred stock.........         --        31,725          --       (31,725)p                    --
Common stock............         217          --             1          650 m                    868
Additional paid-in
 capital................     127,516      115,765        5,011       44,088 m                292,380
Retained earnings
 (deficit)..............     (75,955)     (90,626)      28,695         (818)n    (1,340)    (140,044)
Note receivable from
 Pohlad Companies.......         --           --       (33,400)                              (33,400)
Deferred compensation...        (406)          (1)         --                                   (407)
Accumulated other
 comprehensive loss.....      (1,890)         --           --                                 (1,890)
                            --------     --------     --------     --------      ------    ---------
    Total shareholders'
     equity.............      49,482       56,863          307       12,195      (1,340)     117,507
                            --------     --------     --------     --------      ------    ---------
    Total liabilities
     and shareholders'
     equity.............    $ 86,932     $280,608     $ 49,875     $ 46,577      $2,367    $ 466,359
                            ========     ========     ========     ========      ======    =========

    The accompanying notes are an integral part of this Unaudited Pro Forma
                       Condensed Combined Balance Sheet.

                    Notes to Unaudited Pro Forma Condensed
                         Combined Financial Statements

(a) Represents the elimination of intercompany transactions and balances between PPR, Delta and Dakota.

(b) Represents additional amortization expense on the excess purchase price resulting from PPR's acquisition of the non-Pohlad Companies' common equity interests in Delta. The acquisition of the non-Pohlad Companies' equity interests in Delta is accounted for using the "purchase" method of accounting and will be reported at fair value.

(c) Represents a reduction in the management fees charged by Pohlad Companies to reflect the pro forma management fees on a combined basis.

(d) Delta's senior notes, which will not be repaid by the credit facility, will be reported at fair value using the "purchase" method of accounting. This adjustment includes a reduction in the amortization of Delta's existing deferred financing costs related to its senior notes and amortization of the adjustment reflecting Delta's senior notes at fair value.

(e) Represents the income tax effect of the combination of PPR, Delta and Dakota, including (1) the consolidation of PPR's holding company with Delta and Dakota for U.S. income tax purposes and (2) the tax effect of the pro forma adjustments.

(f) Represents the net reduction in interest expense resulting from the replacement of certain existing indebtedness of PPR, Delta and Dakota with the new credit facility. This adjustment includes a net favorable interest rate differential, partially offset by incremental amortization of new deferred financing costs.

  PPR intends to use the proceeds (1) to provide to Delta for the purpose of repaying subordinated debt, (2) to lend to Dakota for the purpose of repaying senior secured notes (including a $1.8 million prepayment penalty), (3) to repay PPR's secured term loan, and (4) for working capital and acquisitions. See the section describing "The Credit Facilities" elsewhere in this document for further information. The effect on income of a 1/8% variance in interest rates approximated $72 thousand, $20 thousand, and $41 thousand, respectively, for the year ended September 30, 1998, the three months ended December 31, 1998, and the six months ended June 30, 1999, net of income taxes.

(g) Represents the tax effect of the credit facility adjustments.

(h) Represents the deferred income tax effect of the consolidation of PPR's holding company with Delta and Dakota for U.S. income tax purposes.

(i) Represents the net incremental goodwill resulting from PPR's acquisition of the non-Pohlad Companies' equity interests in Delta. Such excess purchase price will be amortized ratably over 40 years. The acquisition of the non-Pohlad Companies' common equity interests in Delta is accounted for using the "purchase" method of accounting and will be reported at fair value.

  The fair value of the consideration exchanged for the non-Pohlad Companies' common equity interests in Delta, including $2.2 million in acquisition costs, approximates $61.5 million. As of June 30, 1999, a preliminary allocation of such purchase price to Delta's tangible and intangible assets and liabilities was as follows (in millions):

            Tangible assets...................... $147.8
            Intangible assets (goodwill).........  129.2
            Liabilities and preferred stock...... (215.5)
                                                  ------
            Purchase price....................... $ 61.5
                                                  ======

(j) The companies expect acquisition-related costs to approximate $5.3 million. Of this amount, approximately $2.2 million relates to the acquisition of Delta by PPR and has been included in the Delta purchase price allocation. The remainder has been reflected in retained earnings in the June 30, 1999 balance sheet and has been tax affected. The combined company will charge these costs to earnings in the period in which the acquisitions are consummated. Total expected acquisition-related costs will be funded by the new credit facility and therefore are reflected as a long-term obligation.

    Through June 30, 1999, approximately $3.0 million of acquisition costs had been incurred, of which approximately $2.1 million had been expensed and $0.9 million related to the Delta acquisition had been capitalized.

(k) Represents the net incremental deferred financing costs resulting from the replacement of certain existing indebtedness of PPR, Delta and Dakota with the new credit facility.

(l) Represents the accrual of estimated financing costs relating to the new credit facility and a prepayment penalty relating to the early extinguishment of Dakota's existing senior notes.

(m) Represents the balance sheet effect of the exchange of shares of PPR Class B Common Stock for all of the outstanding common shares of Delta and Dakota. The acquisition of the non-Pohlad Companies' common equity interests in Delta is accounted for using the "purchase" method of accounting and will be reported at fair value.

(n) Represents the effects of acquisition-related costs, net of taxes, and the adjustment to deferred income taxes.

(o) Represents the step-up to fair value of Delta's senior notes, related to the proportionate percentage of Delta represented by the non-Pohlad Companies common equity interest in Delta being acquired.

(p) Represents the reclassification of Delta's preferred stock as a minority interest of the combined company.

(q) Represents dividends declared on Delta's preferred stock, net of taxes.

(r) Delta and Dakota have a calendar year-end for accounting purposes. The unaudited pro-forma condensed combined statement of earnings for the year ended September 30, 1998 includes PPR's statement of earnings for their fiscal year ended September 30, 1998 and Delta's and Dakota's statements of earnings for their calendar years ended December 31, 1998. Effective January 1, 1999, PPR changed its fiscal year-end from September 30 to December 31. Delta's and Dakota's results for the three months ended December 31, 1998 are included again in the unaudited pro forma statement of earnings for the three months ended December 31, 1998.

                         APPROVAL OF THE ACQUISITIONS

Reasons for the Acquisitions

  The Special Committee and PPR's Board of Directors believe that PPR and its shareholders will benefit from the greater size and strength of PPR resulting from the acquisitions of Delta and Dakota. If the acquisitions are completed, PPR believes it will have enhanced operating efficiencies, improved access to capital and increased buying power. PPR also expects to manufacture, distribute and market PepsiCo products in exclusive franchise territories that include Puerto Rico and portions of Arkansas, Iowa, Louisiana, Minnesota, Mississippi, North Dakota, South Dakota, Tennessee and Texas. At the same time the acquisitions are completed, based on discussions with PepsiCo, PPR and PepsiCo are expected to enter into new bottling agreements and PPR is expected to become a PepsiCo anchor bottler.

  In recommending the acquisitions, PPR's Special Committee considered and evaluated the following factors:

  . The advantages to PPR of participating in PepsiCo's previously announced strategy of consolidating its relationships with a small group of franchisees to serve as anchor bottlers.

  . As one of a small group of PepsiCo anchor bottlers, PPR will enhance its opportunities for growth and future acquisitions.

  . If the acquisitions are completed, PPR expects to manufacture, distribute and market PepsiCo products in exclusive franchise territories that include Puerto Rico and portions of nine states.

  . Other strategic alternatives such as remaining the same size, growing through acquisitions, exploring diversification opportunities, and the advantages and risks of these alternatives.

  .  The intended federal income tax consequences of the acquisitions.

  . The terms and conditions of the exchange agreements, including the number of shares to be issued in the acquisitions and the representations, warranties and covenants of the parties.

  .  The recommendation of the acquisitions by PPR's management.

  .  The new bottling appointments expected to be entered into with PepsiCo.

  . The opinion of Bear Stearns, dated June 28, 1999, that, as of that date, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the exchange ratio provided in the exchange agreements was fair, from a financial point of view, to the shareholders of PPR. The full text of the Bear Stearns opinion, which describes the procedures followed, the factors considered and the assumptions made by Bear Stearns, is attached as Appendix C to this document. PPR shareholders should read the opinion in its entirety carefully.

  . The results of the due diligence review of Delta and Dakota conducted by PPR's management and financial advisors.

  In analyzing the acquisitions, the Special Committee and PPR's Board of Directors evaluated the factors described above and consulted with its financial and legal advisors and with PPR's management. The Special Committee and PPR's Board of Directors concluded that the various factors discussed above supported its determination that the acquisitions were advisable and in the best interests of PPR and its shareholders. In reaching this conclusion, the Special Committee and PPR's Board of Directors did not assign any relative or specific values to the considerations and factors described above. Instead, the Special Committee and PPR's Board of Directors based their recommendations on the totality of the information and factors presented to and considered by them.

Background to the Acquisitions

  At a meeting on February 17, 1999, in response to PepsiCo's announced strategy of consolidating its relationships with a small group of franchisees to serve as anchor bottlers and to provide other possible benefits, PPR's Board of Directors discussed the possibility of a combination of PPR, Delta and Dakota.

  On April 9, 1999, PPR's Board of Directors adopted a resolution creating the Special Committee of independent directors of PPR to assess whether it would be in the best interests of PPR to pursue an acquisition of Delta and Dakota and to make a recommendation to PPR's Board of Directors regarding such an acquisition. Messrs. Basil K. Vasiliou and Diego Suarez, Jr. were appointed to serve as independent directors on the Special Committee. PPR's Board of Directors authorized the Special Committee to retain, at the expense of PPR, any advisors, including attorneys, investment bankers, accountants, appraisers, or other experts as the Special Committee deemed necessary to assist the Special Committee in carrying out its duties and responsibilities.

  Thereafter, the Special Committee discussed the qualifications, experience and independence of several law firms. The Special Committee engaged Willkie Farr & Gallagher as independent legal counsel to the Special Committee. Representatives from Willkie Farr & Gallagher began a legal due diligence examination of Delta and Dakota.

  The Special Committee considered the qualifications, experience and independence of several financial advisors. On April 14, 1999, the Special Committee interviewed representatives from two financial advisors to serve as the independent financial advisor to the Special Committee. The Special Committee held a telephonic meeting with its legal counsel during which they discussed these interviews. Moreover, legal counsel updated the Special Committee on the status of the negotiations of the exchange agreements. On April 15, 1999, the Special Committee met and discussed the relative advantages and disadvantages of the candidates for independent financial advisor to the Special Committee. At this meeting, it was decided that the Special Committee would retain Bear Stearns as its independent financial advisor. The Special Committee retained Bear Stearns pursuant to an engagement letter dated April 28, 1999.

  Briggs and Morgan, counsel to Pohlad Companies and Dakota, distributed drafts, dated April 9, 1999, of the exchange agreements to the Special Committee and its legal advisors. On April 23, 1999, legal counsel to the Special Committee distributed to the members of the Special Committee a draft of the exchange agreements (including comments from legal counsel) and a memorandum detailing the unresolved issues, including the exchange ratio, open due diligence items and indemnification from the shareholders of Delta and Dakota for any breaches of the representations and warranties contained in the exchange agreements.

  In response to negotiations with counsel to the Special Committee, Briggs and Morgan distributed revised drafts of the exchange agreements to the Special Committee and its legal advisors.

  From April 16, 1999 to May 4, 1999, representatives from Bear Stearns consulted with senior management ("Management") of PPR, Delta and Dakota, all of whom are the same individuals, on several occasions in order to conduct financial due diligence on the companies. Bear Stearns engaged in extensive discussions with senior management regarding financial results, assumptions, competition, operations and acquisition opportunities.

  On April 26, 1999 and April 27, 1999, representatives from Bear Stearns held discussions with Arthur Andersen LLP, PPR's independent public accountant, to discuss tax considerations, accounting treatment and structure of the proposed acquisitions. Representatives from Bear Stearns also held several discussions with representatives from NationsBanc Montgomery Securities, financial advisor to Dakota and Pohlad Companies, regarding the proposed acquisitions.

  On May 4, 1999, the Special Committee held a meeting at the offices of Bear Stearns. Representatives from Bear Stearns distributed draft discussion materials at this meeting regarding the proposed acquisitions of Delta and Dakota which included Bear Stearns' preliminary analysis of the combination of the companies based upon relative contribution, discounted cash flow and accretion/dilution analyses. At this meeting, the members of the Special Committee questioned the representatives from Bear Stearns extensively about the determination of appropriate exchange ratio in the exchange agreements and the validity of the underlying assumptions for each of the companies used in the analysis. The members of the Special Committee requested that representatives from Bear Stearns discuss some of these questions and issues with NationsBanc. The Special Committee discussed the advantages and disadvantages to PPR and its shareholders of the proposed acquisitions.

  At this meeting on May 4, 1999, legal counsel to the Special Committee updated the Special Committee on the status of the due diligence examination and the negotiation of the exchange agreements. Legal counsel informed the Special Committee that many of the issues from the prior drafts of the exchange agreements had been resolved satisfactorily, but that there were remaining unresolved issues, including the exchange ratios and the inclusion of covenants requiring two independent directors and the approval of independent directors of certain affiliated transactions.

  On May 5, 1999, the Special Committee held another meeting at the offices of Bear Stearns. The representatives from Bear Stearns informed the Special Committee that the current proposal provided PPR with 23.3% of the pro forma combined entity after the acquisitions. The representatives from Bear Stearns distributed discussion materials to the members of the Special Committee containing their preliminary analysis of the proposal. The Special Committee questioned its legal and financial advisors extensively about the preliminary analysis, the fairness of the 23.3% exchange ratio and the proposed acquisitions of Delta and Dakota. The Special Committee expressed concern about the proposed exchange ratio and determined that the exchange ratio required further assessment.

  On May 6, 1999, the Special Committee had a telephonic meeting with the legal and financial advisors to discuss further the preliminary financial analysis and their concerns about the contribution of PPR and the proposed exchange ratio. The members of the Special Committee requested that representatives from Bear Stearns communicate these concerns to NationsBanc and Mr. Bierbaum on their behalf.

  From May 10, 1999 to May 27, 1999, representatives from Bear Stearns held numerous follow-up discussions with Management regarding the due diligence findings, including the business conditions and projected operating results. Bear Stearns also had conversations with Management about financing capacity and recent performance of the companies. Moreover, representatives from Bear Stearns and Mr. Vasiliou had discussions with Mr. Bierbaum regarding the exchange ratio.

  On May 11, 1999, the Special Committee held a telephonic meeting with its legal and financial advisors to discuss the status of the negotiations. The Special Committee determined that negotiations should continue and requested that representatives from Bear Stearns continue discussions with Mr. Bierbaum regarding the proposed acquisitions and the methodologies used to evaluate the exchange ratio.

  In response to negotiation with counsel to the Special Committee, on May 19, 1999 and May 26, 1999, Briggs and Morgan distributed revised drafts of the exchange agreements to the Special Committee and its legal counsel.

  On May 26, 1999, the Special Committee and its legal and financial advisors held a meeting at the offices of Bear Stearns. The Special Committee discussed with its legal and financial advisors the strategic rationale for the proposed acquisitions. Bear Stearns informed the Special Committee that, based upon the analysis to date, as currently proposed the exchange ratio was not within range of fairness from a financial point of view to the shareholders of PPR. At this same meeting, legal counsel discussed with the members of the Special Committee their fiduciary duties and responsibilities as directors on the Special Committee. The Special Committee determined that it could not recommend the acquisitions on the currently proposed terms and contacted Mr. Robert Pohlad and Mr. John Bierbaum to propose that the parties meet to engage in negotiations to try to reach an agreement on acceptable terms.

  On June 3, 1999, the Special Committee, along with its legal and financial advisors, held a lengthy meeting with Mr. Pohlad, Mr. Bierbaum, representatives from NationsBanc and Briggs and Morgan at the offices of Willkie Farr & Gallagher. The Special Committee engaged in extensive questioning with regard to the background and business strategies for the proposed acquisitions, including the factors listed under the caption "Reasons for the Acquisitions." The parties engaged in a lengthy discussion about these reasons for the acquisitions and the assumptions underlying the proposed exchange ratio. Mr. Pohlad and Mr. Bierbaum also provided to the Special Committee and Bear Stearns updated financial information for each of PPR, Delta and Dakota. The Special Committee agreed to consider this information in its further analysis of the proposed acquisitions.

  On June 7, 1999, representatives from Bear Stearns discussed with Arthur Andersen LLP the tax treatment of certain net operating losses and tax credits of PPR.

  On June 8, 1999, the Special Committee held a telephonic conference call with its legal and financial advisors. Bear Stearns reported to the Special Committee that after conducting further analysis, an allocation to PPR in excess of the then proposed 23.3% of the pro forma entity would be required for the acquisitions to be fair from a financial point of view to the shareholders of PPR. On June 9, 1999, representatives from Bear Stearns held a conference call with Mr. Bierbaum to discuss the financing capacity of the pro forma entity and the status of PPR's acquisition strategy. On June 10, 1999, the Special Committee held another telephonic meeting with its legal and financial advisors to discuss the terms and conditions of the proposed financing from NationsBanc, N.A. and Banc of America Securities LLC for the pro forma entity and Bear Stearns' analysis. After deliberation, the Special Committee determined not to recommend the acquisitions as then proposed to PPR's Board of Directors. The Special Committee notified Mr. Pohlad of this decision.

  On June 11, 1999, Bear Stearns held a conversation with NationsBanc to discuss the acquisition analysis, methodology, and financial information of the companies.

  On June 15, 1999, PPR's Board of Directors met in Minneapolis, Minnesota, to consider the report of the Special Committee. The legal and financial advisors to the Special Committee attended the meeting at the invitation of PPR's Board of Directors. Mr. Bierbaum presented to PPR's Board of Directors updated financial results for each of PPR, Delta and Dakota. Mr. Bierbaum also reviewed the terms of the proposed Bank of America debt facilities for the pro forma entity, including the acquisition capacity available under these facilities. After a lengthy discussion about the strategic reasons for pursuing the proposed acquisitions, PPR's Board of Directors requested that further negotiations of the proposed acquisitions occur. Believing in the strategic benefits of the proposed acquisitions, the Special Committee agreed to continue to negotiate the exchange ratio.

  On June 16, 1999, Mr. Pohlad, who was accompanied by Mr. Bierbaum, met with the Special Committee in New York at the offices of Vasiliou & Company, Inc. After negotiation with the Special Committee, Mr. Pohlad proposed that the exchange ratio be adjusted so that the allocation for PPR in the pro forma entity be increased to 25%.

  On June 17, 1999, Mr. Bierbaum provided the Special Committee and Bear Stearns with updated projections for PPR, Delta and Dakota prepared by Management reflecting the latest results of operations.

  On June 18, 1999, PPR's Board of Directors held a telephonic meeting with the Special Committee and its legal and financial advisors. The Special Committee reported that they unanimously recommended approval of the proposed acquisitions on the revised terms, subject to the receipt of a fairness opinion from Bear Stearns, a letter regarding the availability of additional financing for the pro forma entity and the execution of mutually acceptable documentation of the acquisitions. PPR's Board of Directors accepted and approved the recommendation of the Special Committee.

  During the period from June 21, 1999 through June 30, 1999, legal advisors for the Special Committee continued negotiations and eventually reached agreement on the terms of the definitive exchange agreements, including covenants requiring two independent directors and independent director approval on certain transactions with affiliates.

  On June 21, 1999, the Special Committee held a telephonic meeting with its legal and financial advisors at which Bear Stearns informed the Special Committee that additional financial due diligence was required before Bear Stearns could render an opinion. On June 22, 1999, representatives from Bear Stearns held a conference call with Mr. Bierbaum and other members of Management to conduct this final financial due diligence. On June 23, 1999, representatives from Bear Stearns also held a conference call with Arthur Andersen LLP to discuss the tax treatment of net operating losses of Delta.

  Subject to the receipt of a certificate from Management stating that the updated projections for PPR, Delta and Dakota provided to Bear Stearns were prepared by Management in the ordinary course of business, on June 22, 1999, Bear Stearns orally delivered its fairness opinion to the Special Committee (which was followed by a written opinion on June 28, 1999) to the effect that, based upon the factors and assumptions set forth in such opinion, as of such date, the exchange ratio was fair, from a financial point of view, to PPR's shareholders. Mr. Bierbaum delivered the requested certificate to Bear Stearns on June 25, 1999.

  On June 28, 1999 Bear Stearns provided the Special Committee with a presentation reviewing the acquisitions and final exchange ratio. For a description of the analysis contained therein, see "Opinion and Analysis of Financial Advisor to PPR."

  On June 28, 1999, a telephonic meeting of PPR's Board of Directors was held. At that meeting, the Special Committee reported to PPR's Board of Directors that it had completed an eleven-week long process which involved numerous meetings of the Special Committee, Bear Stearns and its legal counsel. The Special Committee reported that it unanimously recommended approval of the proposed acquisitions on the terms set forth in the draft exchange agreements which had been circulated in advance of the meeting to all of the members of PPR's Board of Directors. The members of PPR's Board of Directors and attendees at the meeting engaged in an extensive discussion of the acquisitions and the recommendation of the Special Committee. The members of PPR's Board of Directors and attendees considered the fact that the Bear Stearns fairness opinion supported the exchange ratio from a financial point of view to PPR's shareholders. PPR's Board of Directors by unanimous vote determined that the proposed acquisitions on the terms set forth in the exchange agreements would be fair, advisable to and in the best interests of PPR and its shareholders and approved the acquisitions of Delta and Dakota.

  On June 25, 1999, PPR issued a press release announcing that it had reached agreements in principle pursuant to which the shareholders of Delta and Dakota would receive approximately 65,000,000 shares of PPR Class B Common Stock. During the course of the next few business days, each of the parties to the exchange agreements executed the definitive exchange agreements.

  As of June 28, 1999, P-PR Transfer, LLP and PPR entered into a voting agreement. Under the terms of the voting agreement, P-PR Transfer, LLP is required to vote its shares of PPR Class A Common Stock and PPR Class B Common Stock in favor of the acquisitions.

  On June 28, 1999, to induce the members of PPR's Board of Directors to continue to serve as directors of PPR and in consideration of the members of PPR's Board of Directors so serving, PPR agreed to maintain, until the sixth anniversary of the consummation of the acquisitions and to the extent commercially available, a directors, officers and company liability policy with respect to claims arising from facts or events that have occurred or occur prior to, simultaneously with or after the consummation of the acquisitions.

Approval and Recommendation of PPR's Board of Directors

  PPR's Board of Directors has, upon the recommendation of the Special Committee, determined that the acquisition of Delta and Dakota through the issuance of PPR Class B Common Stock under the exchange agreements is fair to, advisable and in the best interests of PPR's shareholders. PPR's Board of Directors has also approved the amendment to PPR's Certificate of Incorporation to increase the number of authorized shares of capital stock, the amendment to PPR's Certificate of Incorporation to change PPR's name to PepsiAmericas, Inc. and the adoption of PPR's 1999 Stock Option Plan. PPR's Board of Directors recommends a vote "FOR" the approval of each proposal.

Opinion and Analysis of Financial Advisor to PPR

  The Special Committee retained Bear Stearns to act as its financial advisor in connection with the acquisitions. Bear Stearns delivered its oral opinion on June 22, 1999, which was subsequently confirmed in a written opinion, dated June 28, 1999, to the Special Committee to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, collectively, the Exchange Ratio

(defined hereafter) was fair, from a financial point of view, to the shareholders of PPR (the "Bear Stearns Opinion"). However, the Bear Stearns Opinion has no applicability to P-PR Transfer, LLP. The aggregate number of shares of PPR Class B Common Stock issued by PPR in exchange for the aggregate number of shares of common stock of Dakota and Delta is hereinafter the "Exchange Ratio."

  The full text of the Bear Stearns Opinion, which sets forth a description of the assumptions made, general procedures followed, matters considered and limitations on the review undertaken, is set out in Appendix C. Holders of PPR common stock are urged to read the Bear Stearns Opinion carefully in its entirety, especially with regard to the assumptions made and matters considered by Bear Stearns, as well as the limitations on the information considered and analysis presented. The summary of the Bear Stearns Opinion set forth in this document is qualified in its entirety by reference to the full text of such opinion.

  The Bear Stearns Opinion, intended for the benefit and use of the Special Committee, did not constitute a recommendation to the Special Committee in connection with the acquisitions and does not constitute a recommendation to any holder of PPR common stock as to how to vote shares in connection with the acquisitions. Bear Stearns is not expressing any opinion as to the price or range of prices at which PPR common stock may trade subsequent to the consummation of the acquisitions. The Bear Stearns Opinion is necessarily based upon economic, market and other conditions, and the information made available to it, as of the date of such opinion.

  The Exchange Ratio and the form of consideration were determined by negotiations between the Special Committee and its representatives, on the one hand, and Pohlad Companies and its representatives, on the other hand, and were not based on any recommendation by Bear Stearns. Except as noted below, no limitations were imposed by PPR on Bear Stearns with respect to the investigations made or the procedures followed by Bear Stearns in rendering the Bear Stearns Opinion.

  In arriving at the Bear Stearns Opinion, Bear Stearns, among other things:

  . reviewed the draft Delta Exchange Agreement and draft Dakota Exchange Agreement;

  . reviewed PPR's Annual Reports on Form 10-K for the fiscal years ended September 30, 1996 through 1998 and the three months ended December 31, 1998, and its Quarterly Report on Form 10-Q for the period ended March 31, 1999;

  . reviewed Delta's Annual Reports on Form 10-K for the fiscal years ended December 31, 1996 through 1998, and its Quarterly Report on Form 10-Q for the period ended March 31, 1999;

  . reviewed Dakota's audited financial statements for the fiscal years ended December 31, 1996 through 1998, and its quarterly unaudited financial statements for the period ended March 31, 1999;

  . reviewed certain operating and financial information, including projections (which projections were updated during the course of such review (the "Projections")), provided to Bear Stearns by Management of PPR, Delta, and Dakota, all of whom are the same individuals, relating to the respective businesses and prospects;

  . met with certain members of Management to discuss the operations, historical financial statements and future prospects of PPR, Delta and Dakota;

  . reviewed, and discussed with Management, combination benefits expected to result from the acquisitions;

  . reviewed with Management and their tax advisors the status of NOLs and other tax credits at PPR and Delta and the effect of the acquisitions on such;

  . reviewed certain historical prices, trading volumes and valuation parameters of PPR common stock;

  . reviewed certain publicly available financial data, stock market data and valuation parameters of companies which in Bear Stearns' judgement were deemed generally comparable to PPR, Delta and Dakota or otherwise generally relevant;

  . reviewed the financial terms, to the extent publicly available, of certain similar merger and acquisition transactions which in Bear Stearns' judgment were deemed generally relevant; and

  . conducted such other studies, analyses, inquiries and investigations as were deemed appropriate, but none of which was individually material.

  In connection with its review, Bear Stearns did not assume any responsibility for, and did not undertake any independent verification of, any of the information reviewed by or provided to it and relied on its being complete and accurate in all material respects. Bear Stearns did not make or receive any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of PPR, Delta or Dakota, nor was Bear Stearns furnished with any such evaluation or appraisal. Additionally, at the direction of the Special Committee, Bear Stearns did not evaluate the fairness of each of the acquisitions separately.

  With respect to the financial forecasts, estimates, Projections, pro forma financial effects, and contemplated tax and accounting impacts relied upon or provided to Bear Stearns, Bear Stearns assumed that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Management as to the future performance of PPR, Delta and Dakota and that they will be achieved in the amounts and at the times specified therein. Therefore, Bear Stearns did not make any independent assessment of the assumptions contained therein. Bear Stearns assumed that: (a) PPR, Delta and Dakota will comply with all the material terms and conditions of the draft exchange agreements and all applicable laws and regulations; (b) the acquisitions become effective in accordance with the terms of the draft exchange agreements and that the acquisitions are approved in such a manner that PPR acquires 100% of the outstanding common shares of Delta and Dakota; and (c) the acquisitions will be accounted for as a combination of entities under common control under United States generally accepted accounting principles. Bear Stearns has also relied upon the representations of Management regarding the tax treatment of the acquisitions and the ability to utilize the NOLs and other tax credits at PPR and Delta subsequent to the acquisitions. Other than as described herein, the Special Committee did not place any limitations upon Bear Stearns regarding the procedures to be followed and the factors to be considered in rendering the Bear Stearns Opinion.

  In arriving at the Bear Stearns Opinion, Bear Stearns did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based upon its experience in providing such opinions and on then existing economic, market and other conditions as to the significance of each analysis and factor. Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the Bear Stearns Opinion. Any assumed estimates implicitly contained in the Bear Stearns Opinion or relied upon by Bear Stearns in rendering the Bear Stearns Opinion, are not necessarily reflective of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Any estimates relating to the value of a business or securities do not purport to be appraisals or necessarily reflect the prices at which companies or securities may actually be sold.

  Bear Stearns is an internationally recognized investment banking firm which, as part of its investment banking business, regularly engages in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Special Committee selected Bear Stearns on the basis of its experience and independence. In the ordinary course of business, Bear Stearns and its affiliates may actively trade or hold the equity securities of PPR or the debt securities of Delta for their own account or the accounts of their customers and, accordingly, may at any time take a long or short position in such securities.

  Pursuant to the engagement letter between PPR and Bear Stearns dated April 28, 1999, PPR agreed to pay Bear Stearns: (a) an initial cash fee of $200,000;
(b) $400,000 at the time of rendering the Bear Stearns Opinion, and (c) a success fee of $400,000, payable upon the consummation of the acquisitions. PPR has also agreed to reimburse Bear Stearns for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel (not exceeding $25,000 without the prior written consent from PPR, which consent shall not be unreasonably withheld), and to indemnify Bear Stearns and certain related persons against certain liabilities in connection with the engagement of Bear Stearns, including certain liabilities under federal securities law.

  The following is a summary of the material financial and comparative analyses performed by Bear Stearns in arriving at the Bear Stearns Opinion dated June 28, 1999. In rendering its opinion, Bear Stearns analyzed the acquisitions as a combination of interests under common control, wherein there is no clear acquirer or target company and control of PPR does not change. Accordingly, Bear Stearns did not review or analyze the acquisitions based on acquisition multiples and purchase price premiums.

  Relative Contribution Analysis. Bear Stearns analyzed PPR's contribution to combined projected net income and net cash flow (for this purpose, net cash flow is defined as net income plus amortization, "Net Cash Flow") to result from the acquisitions before combination benefits for the projected years 1999 to 2003 (the "Relative Contribution Period"). Based on the Projections, this analysis indicated that over the Relative Contribution Period, PPR contributed 11.5% to 21.5% to projected net income before combination benefits. In addition, this analysis also indicated that over the Relative Contribution Period, PPR contributed 9.8% to 19.0% to projected Net Cash Flow before combination benefits. Based on the Exchange Ratio, PPR's current shareholders would own 25.0% of the combined pro forma equity of PPR, Delta and Dakota. Bear Stearns also calculated the relative contribution of PPR to combined projected net income and Net Cash Flow adjusting for NOLs at Delta over the Relative Contribution Period. This adjustment resulted in lower contribution ranges for PPR.

  Discounted Cash Flow Analysis and Relative Contribution. Bear Stearns performed a discounted cash flow analysis on the after-tax cash flows of PPR and Delta/Dakota combined ("Delta/Dakota") based on the Projections. After-tax cash flows for the five-year period beginning January 1, 1999 and ending on December 31, 2003 were calculated as after-tax earnings before interest, depreciation and amortization less changes in working capital and capital expenditures. Bear Stearns calculated a terminal value by applying a 9.0x multiple to projected 2003 EBITDA (for this purpose, EBITDA is defined as operating income plus depreciation and amortization). In addition, Bear Stearns compared the expected perpetual growth rates in after-tax cash flow with those implied by the selected multiple.

  Bear Stearns' determination of the appropriate EBITDA multiple was based on an analysis of selected publicly-traded bottling companies with growth rates generally similar to PPR and Delta / Dakota's projected growth rates at the end of the projection period. Using publicly available information, Bear Stearns analyzed Pepsi Bottling Group, Inc., Whitman Corp., Coca-Cola Enterprises Inc., Coca-Cola Beverages P.L.C., Pepsi-Gemex, S.A. de C.V., Panamco Beverages, Inc., Coca-Cola FEMSA, S.A. de C.V., and Embotelladora Andina, S.A. (collectively, the "Generally Comparable Companies"). The Generally Comparable Companies were selected based on general business, operating and financial characteristics representative of cola bottlers. The range of multiples for the Generally Comparable Companies of enterprise value (defined as the market value of equity plus minority interest plus the market value of debt and preferred stock, net of cash, "Enterprise Value") to 1998 actual and estimated 1999 EBITDA was 8.7x to 13.2x and 8.2x to 13.7x, respectively. Bear Stearns believes Pepsi Bottling Group, Inc. and Whitman Corp. (collectively, the "Comparable Pepsi Companies") are the more relevant comparable companies to PPR and Delta/Dakota. The range of multiples for the Comparable Pepsi Companies of Enterprise Value to 1998 actual and estimated 1999 EBITDA was 9.0x to 10.0x and 8.2x to 8.4x, respectively. The multiples for the Generally Comparable Companies and the Comparable Pepsi Companies are based on closing stock prices on June 18, 1999 (except for Coca-Cola Beverages P.L.C. which is as of June 15, 1999 given the merger announcement with Hellenic Bottling Co. on June 16, 1999), and the latest public financial statements and the most recent public equity research reports that contained projections for EBITDA available to Bear Stearns on June 18, 1999.

  A discount rate of 10.75% was used for Delta/Dakota based on "normalized" capital structures consistent with the Comparable Pepsi Companies. For PPR, Bear Stearns utilized a range of discount rates of 10.75% to 16.75% based on a 0% to 10% additional equity premium, respectively, to that of Delta/Dakota.

  Based on the resulting enterprise values for PPR and Delta/Dakota (discounting all cash flows back to January 1, 1999), Bear Stearns calculated the implied equity values for each company/group by adjusting the respective enterprise values by December 31, 1998 net debt balances, preferred stock balances and minority ownership positions. Bear Stearns then calculated PPR's relative contribution to the combined pro forma equity value of PPR and Delta/Dakota to be 20.4% to 25.5%. Based on the Exchange Ratio, PPR's current shareholders would own 25.0% of the combined pro forma equity of PPR and Delta/Dakota. Bear Stearns also calculated the relative contribution of PPR to the combined pro forma equity value of the combined company adjusting for NOLs at Delta. This adjustment resulted in a lower contribution range for PPR of 19.9% to 24.9% of the combined pro forma equity of PPR and Delta/Dakota.

  Analysis of Pro Forma Accretion/Dilution. Bear Stearns also noted that using the Exchange Ratio, the completion of the acquisitions, before consideration of combination benefits, results in pro forma net income per PPR share accretion of 103.3% to 12.7% for the projected years 2000 to 2003, respectively; and Net Cash Flow per PPR share accretion of 155.3% to 31.6% for the projected years 2000 to 2003, respectively. Bear Stearns also calculated the pro forma net income and Net Cash Flow per PPR share adjusting for financing synergies following the acquisitions. Including these adjustments, results in pro forma net income per PPR share accretion of 115.4% to 26.8% for the projected years 2000 to 2003, respectively; and Net Cash Flow per PPR share accretion of 165.7% to 45.2% for the projected years 2000 to 2003, respectively. Given PPR's projected 1999 net income and Net Cash Flow losses, the completion of the acquisitions is highly accretive in that year.

Closing

  The exchange agreements provide that, unless otherwise agreed and assuming all conditions have been satisfied or waived, the closing of the acquisitions will be held as soon as practicable following the date on which all required approvals are received and any required waiting periods have expired.

  If the issuance of stock is approved by the requisite vote of PPR shareholders and all other conditions of the exchange agreements are satisfied or waived, the acquisitions will be completed. The exchange agreements may be terminated by any party if, among other things, the acquisitions are not completed on or before November 30, 1999. See "The Delta Exchange Agreement --
 Termination of the Agreement" and " -- Waiver under the Agreement" and "The Dakota Exchange Agreement -- Termination under the Agreement" and "Waiver under the Agreement."

Dissenters' Rights

  Neither PPR, Delta nor Dakota shareholders will have any dissenters' or appraisal rights.

Certain Federal Income Tax Consequences

  The acquisitions have been structured so that PPR shareholders will not recognize any gain or loss for federal income tax purposes.

Accounting Treatment

  Because PPR, Delta and Dakota are each, directly or indirectly, controlled by Pohlad Companies, the transactions will be accounted for as a combination of entities under common control. Accordingly, the common equity interests of Delta and Dakota owned by Pohlad Companies (representing 23.2% of Delta and 100% of Dakota) will be combined with PPR at historical cost whereas the other common equity interests of Delta that are acquired in the transactions will be reported at fair value.

  Under this form of combination, all of the assets and liabilities of Dakota and the proportionate share of the assets and liabilities of Delta represented by the economic interests owned by Pohlad Companies will be carried forward to PPR at their historical recorded bases. The non-Pohlad Companies' common equity interests in Delta

(i.e., the minority interests in Delta) will be acquired at fair value and be accounted for using the "purchase" method of accounting for a business combination. Results of operations of PPR will include the results of PPR, Delta and Dakota for the entire fiscal year in which the combination occurs, with the minority interests in Delta reported separately during the period prior to the consummation date. The reported balance sheet amounts and results of operations of the separate companies for prior periods will be restated, as appropriate, to reflect the combined financial position and results of operations for PPR, again with the minority interests in Delta reported separately during the period prior to the consummation date. Refer to the unaudited pro forma condensed combined financial statements for an illustration of the form of reporting of the common control combination.

Interests of Certain Persons in the Acquisitions

  PPR will acquire Delta from various parties, including Pohlad Companies and Metropolitan.

  Pohlad Companies and Metropolitan, an affiliate of PepsiCo, will transfer their Delta common stock to Dakota, LLC, subject to their respective rights and obligations under the Delta Exchange Agreement. Pohlad Companies currently holds a 33.1% economic interest in PPR and 52.8% voting power over PPR. Pohlad Companies also has voting control over Delta and Dakota. Under the Delta Exchange Agreement, Pohlad Companies and Metropolitan will exchange their ownership interests in Delta for shares of PPR Class B Common Stock. Pohlad Companies owns 12,037.87 shares of Delta common stock for which it will receive 4,139,078 shares of PPR Class B Common Stock. Metropolitan owns 3,221.57 shares of Delta common stock for which Metropolitan will receive 1,107,698 shares of PPR Class B Common Stock. Accordingly, Dakota, LLC will receive PPR common stock directly from PPR in connection with the Delta exchange.

  PPR will acquire Dakota from Pohlad Companies and PepsiCo.

  Pohlad Companies will contribute all of its DakBev Membership Units and its interest in P-PR Transfer, LLP to Dakota, LLC. Metropolitan, an affiliate of PepsiCo, will contribute shares of capital stock of PepsiCo to Dakota, LLC. BFSI will contribute its interest in P-PR Transfer, LLP to Dakota, LLC. Dakota, LLC will then exchange its DakBev Membership Units for 46,760,000 shares of PPR Class B Common Stock contemporaneously with the consummation of the Delta exchange.

  PepsiCo is expected to enter into new franchise agreements with PPR.

  The existing franchise agreements between PepsiCo and PPR, Delta and Dakota are expected to be replaced by new franchise agreements. See "The Franchise Agreements."

  Certain officers and directors of PPR have interests in the acquisitions.

  Certain of PPR's executive officers and PPR's Board of Directors have interests in the acquisitions that are in addition to the interests of PPR shareholders generally.

  . Robert C. Pohlad is Chairman, Chief Executive Officer and a director of PPR, a director, President and Chief Executive Officer of Pohlad Companies and Chief Executive Officer and a director of Delta. As a result of the acquisitions, Pohlad Companies' ownership interest in PPR will increase substantially. See "Summary -- The Acquisitions."

  . Kenneth E. Keiser is President and Chief Operating Officer of PPR, Delta and Dakota.

  . John F. Bierbaum is Chief Financial Officer of PPR, a director and Chief Financial Officer of Delta, Chief Financial Officer of Dakota and Chief Financial Officer of Pohlad Companies.

  . Bradley J. Braun is an executive officer of PPR, vice-president, finance and assistant secretary of Delta and has served as controller of Dakota.

  . Jay S. Hulbert is an executive officer of PPR and vice president of operations of Delta.

  . Raymond R. Stitle is an executive officer of PPR and vice president, human resources of Delta.

  .  Christopher E. Clouser is a director of both PPR and Delta.

  .  Philip N. Hughes is a director of both PPR and Delta.

  . Michael D. White, who is a director of PPR, is Senior Vice President and Chief Financial Officer of PepsiCo.

  . John F. Woodhead is a director of both PPR and Delta and has provided management consulting services to Dakota.

  . Raymond W. Zehr is a director of PPR and has acted in various capacities with Pohlad Companies, including vice president.

  Indemnification letter.

  PPR has agreed to maintain, until the sixth anniversary of the acquisitions, a directors, officers and company liability insurance policy. However, PPR is only required to pay premiums for such insurance in an amount up to 150% of the current annual premiums paid by PPR for such insurance. Each PPR director at the date of the execution of the indemnification letter will continue to be covered regardless of whether such director remains on the PPR Board of Directors.

  Voting agreement.

  P-PR Transfer, LLP through which Pohlad Companies and PepsiCo own a majority of the voting power of the PPR common stock, has entered into a voting agreement with PPR. Under the terms of the voting agreement, P-PR Transfer, LLP is required to vote its shares of PPR common stock in favor of the acquisitions and the transactions contemplated by the Exchange Agreements, including the proposals to amend PPR's Certificate of Incorporation to increase the number of authorized shares of PPR capital stock and to change PPR's name. Assuming P-PR Transfer, LLP complies with their obligations under the voting agreement, the passage of the proposal to issue 65,070,006 shares of PPR Class B Common Stock to Delta and Dakota shareholders is assured.

  Ownership of PPR after the acquisitions.

  After the consummation of the acquisitions, based on the number of shares of PPR common stock outstanding on August 31, 1999, Pohlad Companies directly or indirectly will hold 3,200,000 shares of PPR Class A Common Stock and 37,255,000 shares of PPR Class B Common Stock, representing 51.9% of the voting power of PPR in the aggregate. The acquisitions will not result in a change in control of PPR because Pohlad Companies currently holds 52.8% of the voting power of PPR.

  Expected changes to the management agreements.

  As described below under "Certain Relationships and Related Transactions," Pohlad Companies has provided management services to PPR, Delta and Dakota pursuant to management agreements with each of these entities. In connection with PPR's acquisition of Delta and Dakota, Pohlad Companies expects to amend the Delta management agreement, to terminate the Dakota management agreement and to cause PPR to pay the salaries and bonuses of certain of PPR's executive officers.

  Pohlad Companies expects to decrease the annual base fee payable under the Delta management agreement to $250,000 from $500,000. Such fee will escalate each year with increases in Delta's gross revenue. Pohlad Companies expects to terminate the Dakota management agreement pursuant to which Dakota paid Pohlad Companies approximately $2.6 million in calendar year 1998. Following PPR's acquisition of Delta and Dakota, Pohlad Companies expects that PPR will pay directly the salaries and bonuses of certain of PPR's executive officers, including Robert C. Pohlad, John F. Bierbaum and Kenneth E. Keiser. Previously, these officers were paid by Pohlad Companies from fees collected under the management agreements. Pohlad Companies estimates that the salaries and bonuses paid to such officers in calendar year 1998 aggregated approximately $1.2 million.

  Consequences of elimination of phantom plans.

  As described below under "Adoption of the 1999 Stock Option Plan-New Plan Benefits," certain executive officers and directors of the combined entity will be issued options to purchase an aggregate of 402,213 shares of PPR Class B Common Stock in consideration of the cancellation of rights previously granted under phantom stock plans of Delta and Dakota. Such persons will also be issued 491,593 shares of PPR Class B Common Stock in consideration of such cancellation. The following executive officers and directors of PPR will receive options and shares in connection with the elimination of the phantom plans: John F. Bierbaum, Kenneth E. Keiser, Bradley J. Braun, Jay S. Hulbert, Raymond R. Stitle and John F. Woodhead.

                         THE DELTA EXCHANGE AGREEMENT

The Agreement

  The Delta Exchange Agreement provides for the issuance by PPR of 18,310,006 shares of PPR Class B Common Stock to the holders of Delta common stock in exchange for their Delta shares. Delta will become a subsidiary of PPR as set forth in "Summary - The Acquisitions." The Delta Exchange Agreement is set forth in Appendix A to this document.

Representations and Warranties

  The Delta Exchange Agreement contains certain customary mutual representations and warranties by PPR and Delta relating to, among other things, the following:

  . Corporate existence, good standing, corporate power and similar corporate matters;

  . Capital structure and corporate authority, execution, delivery and performance and the enforceability of the Delta Exchange Agreement and related matters;

  . The absence of conflicts, violations and defaults under Certificates or Articles of Incorporation and Bylaws and certain other agreements and documents;

  . The absence of required consents, approvals, orders or authorizations of, or registration, declaration or filing with certain governmental entities;

  . Financial statements and other documents and reports filed with the SEC by PPR and Delta and the accuracy and completeness of the information contained therein;

  . The absence of certain material changes or events with respect to PPR and Delta since December 31, 1998;

  . Permits, franchises, licenses, etc. to own, lease and operate property or to carry on the business currently being conducted;

  .  Certain tax, employee benefit and labor matters;

  .  The absence of pending or threatened legal proceedings;

  . The absence of any oral or written agreements or plans whose benefits would be changed as a result of the acquisitions;

  .  Compliance with environmental laws;

  .  With respect to Delta, Delta's indebtedness;

  .  Ownership and use of intellectual property;

  . Ownership of and title to real and personal property, title insurance and zoning;

  .  Broker's or finder's fees and expenses;

  .  Relationships with customers and suppliers;

  .  Compliance with quality standards;

  .  Implementation of a Year 2000 compliance plan;

  . With respect to PPR, PPR having obtained, or obtaining prior to closing, all approvals necessary to constitute prior approval by PPR's Board of Directors within the meaning of Delaware General Corporation Law; and

  .  The absence of untrue statements or omissions of material facts.

  The Delta Exchange Agreement contains certain customary representations and warranties by the Delta shareholders relating to the following:

  . Ownership of shares, encumbrances, and execution and delivery of the exchange agreement;

  . Lack of breach or default with respect to the charter or organizational documents or any contracts or agreements by which the Delta shareholders are bound;

  . The absence of required consents, authorization, registration, declaration or filings with respect to the transactions contemplated by the Delta Exchange Agreement;

  .  Entire ownership of Delta stock or equity interest in Delta;

  .  Accredited investor status;

  . Acknowledgment that the shares of PPR Class B Common Stock to be issued in the exchange have not been registered under the Securities Act pursuant to exemptions from the Securities Act and acknowledgment that PPR's reliance on such exemptions is predicated on Delta shareholders' representations in the Delta Exchange Agreement; and

  .  Restrictions on transfer.

Conduct of Business Pending the Exchange

  Under the Delta Exchange Agreement, PPR has agreed that, during the period from the date of the Delta Exchange Agreement and continuing until the closing date, except as permitted by the Delta Exchange Agreement or the prior written consent of Delta, PPR will not:

  . Declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions payable in cash, shares, stock, securities or property in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends and other distributions by PPR subsidiaries including dividends on outstanding shares of non-voting management stock of Beverage Plastics Company, a Delaware corporation, in the ordinary course of business and consistent with past practice);

  . Other than in the case of any PPR subsidiary, subdivide, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

  . Purchase, redeem or otherwise acquire any shares of capital stock of PPR or any other securities thereof or any rights, warrants or options to acquire, directly or indirectly, any such shares or other securities;

  . Sell or encumber any shares of its capital stock, or amend the terms of any option, warrant or convertible security, except for the grant of stock options to employees of PPR or any of the PPR subsidiaries under PPR's stock option plans and the issuance of shares of PPR common stock pursuant to the exercise thereof in the ordinary course of business, the issuance of PPR common stock pursuant to outstanding warrants and the issuance of PPR common stock as consideration for the Dakota acquisition, and acquisitions which do not exceed $50 million individually or $100 million in the aggregate;

  . Amend its Certificate of Incorporation or Bylaws; provided, however that PPR shall amend its Certificate of Incorporation to increase the authorized shares of PPR Class B Common Stock;

  . Acquire or agree to acquire any business organization or division thereof or any assets other than in the ordinary course of business, except for the Dakota Acquisition, and acquisitions which do not exceed $50 million individually or $100 million in the aggregate;

  . Sell, lease, or otherwise dispose of any assets other than in the ordinary course of business that is not material;

  . Incur or guarantee any indebtedness, or make loans or other investments in any other person, other than in the ordinary course of business, between PPR and any of the PPR subsidiaries, or as necessary to fund certain permitted acquisitions, including amendments to existing loan documents with Banco Popular necessary to extend the facility to $40 million and replace Banco Popular as primary lender with NationsBanc;

  . Enter into or amend or adopt any severance, employment, or consulting agreement, other than as required by law;

  . Knowingly violate or fail to perform any material obligation imposed by any applicable law;

  . Take any unreasonable or unusual action with respect to accounting policies or procedures;

  . Enter into any other material transaction or make any other capital expenditure not in the ordinary course of business, except as set forth in PPR's 1999 Capital Expenditure Budget; or

  . Authorize, recommend or announce an intention to do any of the foregoing, or enter into any contract or arrangement to do any of the foregoing.

  Under the Delta Exchange Agreement, Delta has agreed that, during the period from the date of the Delta Exchange Agreement and continuing until the closing date, except as permitted by the Delta Exchange Agreement or the prior written consent of PPR, Delta will not, and will not permit any of the Delta subsidiaries to:

  . Declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions payable in cash, shares, stock, securities or property in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such, other than regularly scheduled quarterly dividends on Delta Preferred Stock Series AA;

  . Other than in the case of any Delta subsidiary, subdivide, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

  . Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Delta or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

  . Issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock (other than the issuance of additional shares of Delta Preferred Stock Series AA as payment-in-kind for the quarterly dividends payable on shares of outstanding Delta Preferred Stock Series AA), any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, or agree to any amendment to the terms of any option, warrant or convertible security;

  .  Amend its charter or bylaws;

  . Acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than transactions that are in the ordinary course of business consistent with past practice and that are not material;

  . Sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to Delta and the Delta subsidiaries taken as a whole;

  . Incur any indebtedness in excess of that permitted under existing credit facilities for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (i) indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice (including but not limited to the issuance of additional notes as payment-in-kind for accrued interest on Delta's 11% subordinated notes due

     December 23, 2003 as set forth a certain Note Exchange Agreement dated as of September 23, 1993 by and among Delta and the noteholders set forth on Schedule 1 thereto), and (ii) indebtedness, loans, advances, capital contributions and investments between Delta and any of the Delta subsidiaries;

  . Alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Delta;

  . Enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Delta plan or employment or consulting agreement, other than as required by law;

  . Knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Delta subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

  . Take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

  . Except as set forth on Delta's 1999 Capital Expenditure Budget, enter into any other material transaction or make any other capital expenditure not in the ordinary course of business consistent with pasty practice; or

  . Authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Conditions Precedent to the Exchange

  The respective obligations of the parties to effect the Delta Exchange Agreement are subject to the fulfillment at or prior to the closing of the following conditions, each of which may be waived only with the consent in writing of the other parties:

  . Approval by PPR shareholders of the Delta Exchange Agreement and the acquisitions contemplated thereby, including the share issuance, the exchange, the PPR charter amendments and PPR's 1999 Stock Option Plan;

  . Listing on the NYSE of the PPR Class B Common Stock issuable in the exchange;

  . No legal restraints to, or litigation, law, rule, decree or order affecting, the exchange which would have a material adverse effect;

  .  Receipt of all necessary governmental approvals;

  .  The consummation of the Dakota acquisition;

  .  The new credit facility has been obtained; and

  . All Delta shareholders have executed a lock-up agreement prohibiting the sale of the PPR Class B Common Stock issued under the Delta Exchange Agreement for a period of six months following the closing.

  The obligations of PPR to effect the Delta Exchange Agreement are subject to the fulfillment at or prior to the date of closing of the following additional conditions, each of which may be waived by PPR in writing:

  . The delivery of certificates signed on behalf of each of Delta, by its Chief Executive Officer and Chief Financial Officer to the effect that Delta has performed all agreements contained in the Delta Exchange Agreement required to be performed, and that each of the representations and warranties of Delta contained in the Delta Exchange Agreement is true as of the closing date;

  . All required consents, waivers, approvals and authorizations have been obtained;

  . PPR shall have received an opinion of counsel to Delta stating that Delta is duly organized, validly existing and in good standing under the laws of Delaware; and

  . The representations and warranties of Dakota and Pohlad Companies contained in the Dakota Exchange Agreement shall be true and correct in all material respects.

  The obligations of the Delta shareholders to effect the Delta Exchange Agreement are subject to the fulfillment at or prior to the closing of the following additional conditions, each of which may be waived by the Delta shareholders in writing:

  . The delivery of a certificate signed on behalf of PPR by its Chief Executive Officer and its Chief Financial Officer to the effect that PPR has performed all agreements contained in the Delta Exchange Agreement required to be performed, and that each of the representations and warranties of PPR contained in the Delta Exchange Agreement is true as of the closing date;

  . The delivery of an opinion of counsel stating that the PPR Class B Common Stock to be issued in the exchange has been duly authorized and validly issued, is not subject to further assessment, and has been issued pursuant to applicable exemptions from registration under the Securities Act;

  . The Registration Rights Agreement has been executed and delivered to Pohlad Companies by PPR;

  . All necessary consents, waivers, approvals and authorizations have been obtained;

  . Delta's receipt of a waiver of the ownership requirement through December 31, 1999 from Miller Brewing Company;

  .  Payment in full of the Delta Subordinated Notes;

  . Receipt by those Delta shareholders who exchanged their stock for PPR Class B Common Stock of a tax opinion regarding the tax-free treatment of the exchange; and

  .  Amendment of Delta's Certificate of Incorporation.

Additional Agreements Provided in the Agreement

  The Delta Exchange Agreement also provides for certain other agreements between the parties, including the following:

  . PPR shall call a meeting of its shareholders for the purpose of: (a) approving the acquisitions contemplated by the Delta Exchange Agreement,
     (b) approving an increase in the number of authorized shares of PPR Class B Common Stock to 145,000,000 shares, (c) authorizing additional shares for stock options, and (d) approving such other matters as PPR's Board of Directors shall determine;

  . Delta and PPR shall promptly (and in no event more than ten days) after the date of execution, order from a title company reasonably acceptable to the other a title insurance commitment or commitments with respect to all of the real property owned by Delta and PPR, as the case may be, other than those properties for which the owner already has title insurance;

  . Within 30 days after the closing date, PPR shall prepare and file with the SEC a registration statement on Form S-3 for the purpose of registering for resale by the Delta shareholders, or their assigns, the shares of PPR Class B Common Stock issued in the exchange;

  . Through the effective date of the registration statement, PPR and Delta shall afford the consultants, accountants, counsel, financial advisors and other representatives of PPR and Delta reasonable access to their properties;

  . PPR and Delta shall, and shall cause the PPR and Delta subsidiaries to, furnish promptly to the other, prior to the effective date of the registration statement, any documents filed pursuant to federal and state securities laws and all other information concerning its business, properties and personnel as the other may request;

  . PPR shall use reasonable best efforts to obtain a credit facility of up to $160 million on terms reasonably acceptable to PPR;

  . PPR shall use reasonable best efforts to cause the shares of PPR Class B Common Stock to be issued in connection with the Delta Exchange Agreement to be approved for listing on the NYSE;

  . All costs and expenses incurred in connection with the Delta Exchange Agreement shall be paid by the party incurring the costs and expenses, except PPR shall pay all expenses incurred by PPR in connection with the registration and listing of shares issued to the Delta shareholders pursuant to the Delta Exchange Agreement, and the Delta shareholders receiving PPR Class B Common Stock shall pay all underwriting discounts, fees and expense of counsel, and selling commissions applicable to the shares they receive, in proportion to the number of shares of PPR Class B Common Stock they sell;

  . Delta shall provide, within 30 days after closing, written notice of the consummation of the acquisitions to the holders of 9 3/4% senior notes due 2003 as required in the Delta Exchange Agreement, and advise such holders of their right to require Delta to redeem their notes at 101% of par;

  . PPR and Delta agree to use reasonable best efforts to take all actions necessary to consummate the exchange;

  . Each Delta shareholder agrees to cooperate with PPR and/or Delta to the extent necessary to consummate the exchange;

  . Delta and PPR shall consult with each other prior to issuing any press release or public announcement with respect to the exchange and the other acquisitions contemplated by the Delta Exchange Agreement, except as may be required by law or by obligations pursuant to any listing agreement with or rules of the NYSE;

  . If any state takeover law shall become applicable to the acquisitions, PPR and Delta shall use their reasonable best efforts to take such actions necessary so that the acquisitions may be consummated promptly;

  . From and after the closing, PPR agrees to indemnify and hold harmless all past and present officers and directors of Delta to the maximum extent permitted by the Delaware General Corporate Law;

  . Each of PPR and Delta agrees to use its reasonable best efforts to give prompt notice to the other of (i) any event of which it is aware and which would be reasonably likely to cause any representation or warranty in the Delta Exchange Agreement to be materially untrue or inaccurate or any covenant, condition or agreement not to be complied with in all material respects; (ii) any failure by it to timely comply with or satisfy any covenant, condition or agreement under the Delta Exchange Agreement or (iii) any change or event which would be reasonable likely to have a material adverse effect on Delta or PPR, as the case may be;

  . All transfer, documentary, sales, use, registration, value-added and other similar taxes and related fees incurred by any party are to be shared equally by Delta and PPR; provided that each Delta shareholder agrees to pay and hold harmless Delta and PPR for any taxes and related penalties and additions that would not have arisen but for such Delta shareholder's negligence;

  . The Delta phantom stock plan will be amended to increase the value of the participant's interest to reflect the value of the acquisitions and to convert the rights of the participants to a combination of shares and/or rights to acquire shares of PPR Class B Common Stock;

  . PPR agrees from and after the closing, with respect to the stock dividends accruing on the Delta Preferred Stock Series AA outstanding immediately prior to the closing from and after October 2, 1999, to either cause Delta to pay the quarterly dividends, in cash, owed thereon or to make a contribution to the capital of Delta in an amount sufficient to redeem Delta Preferred Stock Series AA shares issued as a dividend on the Delta Preferred Stock Series AA outstanding immediately prior to the closing from and after October 2, 1999 and to cause Delta to redeem such shares, in cash, promptly after their issuance;

  . From and after the closing, Pohlad Companies and Metropolitan shall take all action, and, for so long as they are members of Dakota, LLC, shall cause Dakota, LLC to take all action, required to cause at least two of the directors on PPR's Board of Directors not to be "affiliates" (as such term is defined in Rule 405 of the Securities Act) of Pohlad Companies and Metropolitan for so long as Dakota, LLC, Pohlad Companies, Metropolitan or any of their affiliates hold(s) a majority of the voting rights of the outstanding stock of PPR. If Metropolitan or Pohlad Companies transfers its membership interests in Dakota, LLC or any of the PPR capital stock which it is acquiring pursuant to the Delta Exchange Agreement to PepsiCo or an affiliate of PepsiCo or to an affiliate of Pohlad Companies, respectively, then Metropolitan or Pohlad Companies shall cause such transferee to assume its obligations with respect to independent directors and transactions with affiliates under the Delta Exchange Agreement.

  . Until June 15, 2003, Pohlad Companies and Metropolitan agree not to cause, directly or indirectly, PPR or any PPR subsidiary to make any payment to, or sell, lease, transfer substitute or otherwise dispose of any of its assets or properties to, or purchase any properties or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, directly or indirectly, any "affiliate," officer, director or employee of Pohlad Companies or Metropolitan which transaction, together with any related transaction, involves aggregate consideration in excess of $500,000, unless such transaction is on terms that are no less favorable to PPR or the relevant PPR subsidiary than those that would have been obtained in a comparable, "arm's-length" transaction with an unrelated party and such transaction shall receive the approval of a majority of the independent directors on PPR's Board of Directors. Such agreement, however, does not apply to transactions entered into in the course of business between "affiliates," officers, directors or employees of Metropolitan as licensor and PPR or a PPR subsidiary as licensee.

  . All Delta shareholders shall execute a lock-up agreement which shall prohibit the sale of PPR Class B Common Stock for a period of six months after the closing date.

Termination of the Agreement

  The Delta Exchange Agreement may be terminated at any time prior to the closing:

  . By mutual written consent of PPR, Delta and all of the Delta shareholders;

  . By either PPR on one hand, or Delta, or the Delta shareholders on the other hand, if:

    . the other party has failed to comply in any material respect with any of its covenants or agreements contained in the Delta Exchange Agreement or is in breach of any representation or warranty contained in the Delta Exchange Agreement and has failed to cure such failure or breach within five business days;

    . the exchange has not been effected on or prior to the close of business on November 30, 1999; provided, however, that the right to terminate for this reason will not be available to any party whose failure to fulfill any of its obligations under the Delta Exchange Agreement resulted in the failure of the exchange to have occurred on or prior to such date;

    . PPR shareholders do not approve the Delta Exchange Agreement and the acquisitions contemplated thereby, including the share issuance, the exchange and the PPR charter amendment; or

    . the consummation of the Delta Exchange Agreement or acquisitions contemplated thereby would be illegal.

Amendment of the Agreement

  The Delta Exchange Agreement may be amended by the parties at any time before or after approval of the matters presented in connection with the exchange by PPR shareholders. After any such shareholder approval, no amendment can be made without further shareholder approval if required by law. The Delta Exchange Agreement may only be amended by an instrument in writing signed on behalf of each of the parties.

Waiver under the Agreement

  The Delta Exchange Agreement permits the parties at any time prior to the closing to:

  . Extend the time for the performance of any of the obligations of the other parties;

  . Waive, in writing, any inaccuracies in the representations and warranties contained in the Delta Exchange Agreement or in any document delivered pursuant thereto; and

  . Waive, in writing, compliance with any of the agreements or conditions contained in the Delta Exchange Agreement which may legally be waived.

Survival and Indemnification under the Agreement

  From and after the closing of the Delta Exchange Agreement, PPR agrees to, and to cause Delta to, indemnify and hold harmless all past and present officers, directors and managers of Delta and of the Delta subsidiaries to the maximum extent permitted by the Delaware General Corporation Law (including advancing expenses and attorneys' fees incurred prior to final disposition of any proceeding upon receipt of an undertaking by such manager, director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified under the Delaware General Corporation
Law) including but not limited to acts or omissions occurring in connection with the approval of the Delta Exchange Agreement, the filing of the registration statement covering the PPR Class B Common Stock issuable in the exchange and the consummation of the acquisitions contemplated thereby.

                         THE DAKOTA EXCHANGE AGREEMENT

The Agreement

  The Dakota Exchange Agreement provides for the issuance by PPR of 46,760,000 shares of PPR Class B Common Stock to the holders of Dakota common stock in exchange for their Dakota shares. As a result, Dakota will become a wholly owned subsidiary of PPR. To prepare for this exchange, Pohlad Companies will form DakBev, LLC. Dakota will merge with and into DakBev, which will be the surviving entity. Pohlad Companies will contribute all its membership interest in DakBev to Dakota, LLC, and Metropolitan will contribute shares of capital stock of PepsiCo to Dakota, LLC in exchange for a membership interest in Dakota, LLC. Dakota, LLC will then exchange all of its interest in DakBev for PPR Class B Common Stock. As a result, DakBev will become a wholly owned subsidiary of PPR. The Dakota Exchange Agreement is set forth in Appendix B to this document.

Representations and Warranties

  The Dakota Exchange Agreement contains certain customary mutual representations and warranties by PPR and Dakota (which are also made as to each subsidiary of Dakota prior to the merger and as to DakBev and each subsidiary of DakBev after the DakBev Merger), relating to, among other things, the following:

  . Corporate existence, good standing, corporate power and similar corporate matters;

  . Capital structure and corporate authority, execution, delivery and performance and the enforceability of the Dakota Exchange Agreement and related matters;

  . The absence of conflicts, violations and defaults under Certificates or Articles of Incorporation and Bylaws and certain other agreements and documents;

  . The absence of required consents, approvals, orders or authorizations of, or registration, declaration or filing with certain governmental entities;

  . Financial statements and other documents and reports filed with the SEC by PPR and the accuracy and completeness of the information contained therein;

  . The absence of certain material changes or events with respect to PPR and Dakota since December 31, 1998;

  . Permits, franchises, licenses, etc. to own, lease and operate property or to carry on the business currently being conducted;

  .  Certain tax, employee benefit and labor matters;

  .  The absence of pending or threatened legal proceedings;

  . The absence of any oral or written agreements or plans whose benefits would be changed as a result of the acquisitions;

  .  Compliance with environmental laws;

  .  With respect to Dakota, Dakota's indebtedness;

  .  Ownership and use of intellectual property;

  . Ownership of and title to real and personal property, title insurance and zoning;

  .  Broker's or finder's fees and expenses;

  .  Relationships with customers and suppliers;

  .  Compliance with quality standards;

  .  Implementation of a Year 2000 compliance plan;

  . With respect to PPR, PPR having obtained, or obtaining prior to closing, all approvals necessary to constitute prior approval by PPR's Board of Directors within the meaning of Delaware General Corporation Law; and

  .  The absence of untrue statements or omissions of material facts.

  The Dakota Exchange Agreement contains certain customary representations and warranties by Pohlad Companies relating to, among other things, the following:

  . Corporate existence, good standing, corporate power and similar corporate matters;

  . The absence of any breach or default under the charter or organizational documents, any rule, regulation order or decree or any contract or agreement as a result of any of the acquisitions contemplated by the Dakota Exchange Agreement;

  . The absence of required consents, authorization, registration, declaration or filings as a result of the transactions contemplated by the Delta Exchange Agreement; and

  .  Entire ownership of Dakota stock or equity interest in Dakota;

  .  Accredited investor status;

  . Acknowledgment that the shares of PPR Class B Common Stock to be issued in the exchange have not been registered under the Securities Act pursuant to exemptions from the Securities Act and acknowledgment that PPR's reliance on such exemptions is predicated on Pohlad Companies' representations in the Dakota Exchange Agreement; and

  .  Restrictions on transfer.

Conduct of Business Pending the Exchange

  Under the Dakota Exchange Agreement, PPR has agreed that, during the period from the date of the Dakota Exchange Agreement and continuing until the closing date, except as permitted by the Dakota Exchange Agreement or the prior written consent of Dakota, PPR will not and will not permit any PPR subsidiary to:

  . Declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions payable in cash, shares, stock, securities or property in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends and other distributions by PPR subsidiaries including dividends on outstanding shares of non-voting management stock of Beverage Plastics Company, a Delaware corporation, in the ordinary course of business and consistent with past practice);

  . Other than in the case of any PPR subsidiary, subdivide, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

  . Purchase, redeem or otherwise acquire any shares of capital stock of PPR or any other securities thereof or any rights, warrants or options to acquire, directly or indirectly, any such shares or other securities;

  . Sell or encumber any shares of its capital stock, or amend the terms of any option, warrant or convertible security, except for the grant of stock options to employees of PPR or any of the PPR subsidiaries under PPR's stock option plans and the issuance of shares of PPR common stock pursuant to the exercise thereof in the ordinary course of business, the issuance of PPR common stock pursuant to outstanding warrants and the issuance of PPR common stock as consideration for the Delta acquisition, and acquisitions which do not exceed $50 million individually or $100 million in the aggregate;

  . Amend its Certificate of Incorporation or Bylaws; provided, however that PPR shall amend its Certificate of Incorporation to increase the authorized shares of PPR Class B Common Stock;

  . Acquire or agree to acquire any business organization or division thereof or any assets other than in the ordinary course of business, except for the Delta acquisition and acquisitions which do not exceed $50 million individually or $100 million in the aggregate;

  . Sell, lease, or otherwise dispose of any assets other than in the ordinary course of business that is not material;

  . Incur or guarantee any indebtedness, or make loans or other investments in any other person, other than in the ordinary course of business, between PPR and any of the PPR subsidiaries, or as necessary to fund certain permitted acquisitions, including amendments to existing loan documents with Banco Popular necessary to extend the facility to $40 million and replace Banco Popular as primary lender with NationsBanc;

  . Enter into or amend or adopt any severance, employment, option, or consulting agreement, other than as required by law;

  . Knowingly violate or fail to perform any material obligation imposed by any applicable law;

  . Take any unreasonable or unusual action with respect to accounting policies or procedures;

  . Enter into any other material transaction or make any other capital expenditure not in the ordinary course of business, except as set forth on PPR's 1999 Capital Expenditure Budget; or

  . Authorize, recommend or announce an intention to do any of the foregoing, or enter into any contract or arrangement to do any of the foregoing.

  Under the Dakota Exchange Agreement, Dakota and Pohlad Companies agreed to take all reasonably necessary actions to cause the following to be consummated: (i) the formation of DakBev and Dakota, LLC, (ii) the DakBev Merger, (iii) the Pohlad Companies contribution and (iv) the P-PR Transfer, LLP contribution.

  Under the Dakota Exchange Agreement, Dakota has agreed that, during the period from the date of the Dakota Exchange Agreement and continuing until the closing date, except as permitted by the Dakota Exchange Agreement or the prior written consent of PPR, Dakota will not, and DakBev, and Dakota, LLC, as the case may be will not and will not permit any of its respective subsidiaries to:

  . Declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders, except cash distributions in their capacity as such and the distribution of a note receivable from Dakota to Pohlad Companies;

  . Other than in the case of any Dakota subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

  . Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Dakota or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

  . Issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent, any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, or agree to any amendment to the terms of any option, warrant or convertible security;

  . Except for the filing of Articles of Merger relating to the DakBev Merger, amend its articles or bylaws;

  . Except for the DakBev Merger, acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than acquisitions not exceeding $1 million individually or

     $5 million in the aggregate and transactions that are in the ordinary course of business consistent with past practice and that are not material;

  . Sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than (i) transactions that are in the ordinary course of business consistent with past practice and not material to Dakota and the Dakota subsidiaries taken as a whole and (ii) the distribution of a note receivable in the amount of $33,400,000 from Dakota to Pohlad Companies;

  . Incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than in the ordinary course of business, between Dakota and any of the Dakota subsidiaries, or as necessary to fund certain permitted acquisitions;

  . Except as may be necessary or proper to consummate the DakBev Merger, enter into or adopt or amend any existing severance plan, agreement or arrangement or enter into or amend any Dakota plan or employment or consulting agreement, other than as required by law;

  . Knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Dakota subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

  . Take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

  . Authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

  . Except as set forth on Dakota's 1999 Capital Expenditure Budget, enter into any other material transaction or make any other capital expenditure not in the ordinary course of business consistent with past practice.

Conditions Precedent to the Exchange

  The respective obligations of all parties to effect the Dakota Exchange Agreement are subject to the fulfillment at or prior to the closing of the following conditions, each of which may be waived only with the written consent of the other parties:

  . Approval by PPR shareholders of the Dakota Exchange Agreement and the acquisitions contemplated thereby, including the share issuance, the exchange, the PPR charter amendment and PPR's 1999 Stock Option Plan;

  . Listing on the NYSE of the PPR Class B Common Stock issuable in the exchange;

  . No legal restraints to, or litigation, law, rule, decree or order affecting, the exchange which would have a material adverse effect;

  .  Receipt of all necessary governmental approvals;

  .  The consummation of the Dakota reorganization;

  .  The new credit facility has been obtained;

  .  The contribution by Metropolitan of PepsiCo common stock to Dakota, LLC;
     and

  . The consummation of all transactions contemplated by the Delta Exchange Agreement.

  The obligations of PPR to effect the Dakota Exchange Agreement are subject to the fulfillment at or prior to the date of closing of the following additional conditions, each of which may be waived by PPR in writing:

  . The delivery of certificates signed on behalf of Dakota, Dakota, LLC and Pohlad Companies by their respective Chief Executive Officer and Chief Financial Officer to the effect that Dakota, Dakota, LLC and Pohlad Companies have performed all agreements contained in the Dakota Exchange Agreement required to be performed, and that each of the representations and warranties of Dakota, Dakota, LLC and Pohlad Companies contained in the Dakota Exchange Agreement is true as of the closing date;

  . PPR has received certificates of good standing from the Delaware Secretary of State for DakBev and Dakota, LLC, each dated within five days of the closing;

  . PPR has received certified copies of the Certificates of Formation of DakBev and the DakBev LLCs;

  . All required consents, waivers, approvals and authorizations have been obtained;

  . Each of the representations and warranties of Delta contained in the Delta Exchange Agreement shall be true and correct in all material respects; and

  . PPR has received an opinion of counsel to Dakota, LLC relating to the merger between Dakota, LLC and DakBev.

  The obligations of Dakota, LLC to effect the exchange contemplated by the Dakota Exchange Agreement are subject to the fulfillment at or prior to the closing of the following additional conditions, each of which may be waived by Dakota, LLC in writing:

  . The delivery to Dakota, LLC and Pohlad Companies of a certificate signed on behalf of PPR by its Chief Executive Officer and its Chief Financial Officer to the effect that PPR has performed all agreements contained in the Dakota Exchange Agreement required to be performed, and that each of the representations and warranties of PPR contained in the Dakota Exchange Agreement is true as of the closing date;

  . The delivery of an opinion of counsel stating that the PPR Class B Common Stock to be issued in the exchange has been duly authorized and validly issued, is not subject to further assessment, and has been issued pursuant to applicable exemptions from registration under the Securities Act;

  . The Registration Rights Agreement has been executed and delivered to Pohlad Companies by PPR;

  . The delivery to Dakota, LLC and Pohlad Companies of an opinion of an accountant relating to the tax treatment of the acquisitions contemplated by the Dakota Exchange Agreement; and

  . All necessary consents, waivers, approvals and authorizations have been obtained.

Additional Agreements Provided in the Agreement

  The Dakota Exchange Agreement also provides certain other agreements between the parties. Specifically, the Dakota Exchange Agreement provides for, among other things, the following agreements:

  . PPR shall call a meeting of its shareholders for the purpose of: (a) approving the acquisitions contemplated by the Dakota Exchange Agreement, (b) approving an increase in the number of authorized shares of PPR Class B Common Stock to 145,000,000 shares, (c) authorizing additional shares for stock options, and (d) approving such other matters as PPR's Board of Directors shall determine;

  . The income of Dakota and the Dakota subsidiaries, and DakBev and the DakBev LLCs for the period commencing January 1, 1999 and ending as of the date of the closing will be included in the tax return of Pohlad Companies. The income generated by DakBev following the date of closing will be included in the PPR tax return;

  . The Dakota phantom stock plan will be amended to increase the value of the participants' interest to reflect the value of the exchange and to convert the participants' rights under the plan to a combination of PPR Class B Common Stock and/or options to acquire PPR Class B Common Stock;

  . All costs and expenses incurred in connection with the Dakota Exchange Agreement and the acquisitions contemplated thereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses;

  . Dakota and PPR shall promptly (and in no event more than ten days) after the date of execution, order from a title company reasonably acceptable to the other a title insurance commitment or commitments with respect to all of the real property owned by Dakota and PPR as the case may be, other than those properties for which the owner already has title insurance;

  . PPR shall prepare and file with the SEC a proxy statement for the purpose of soliciting proxies for the matters brought before the meeting of its shareholders;

  . PPR and Dakota each agree, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it or its subsidiaries for inclusion or incorporation by reference in the proxy statement and any amendment or supplement thereto will, at the date of mailing to the PPR shareholders and at the time of the meeting of its shareholders, contain any untrue statement of a material fact or omit to state any material fact;

  . PPR, Dakota, DakBev or Dakota, LLC, as the case may be, shall, and shall cause each of its subsidiaries to afford to the consultants, accountants, counsel, financial advisors and other representatives of PPR and Dakota reasonable access to, and permit them to make such inspections and investigations as they may reasonably require of, all their respective properties, books, contracts, and records;

  . PPR shall use its reasonable best efforts to obtain a credit facility of up to $160 million on terms reasonably acceptable to PPR;

  . PPR shall use its reasonable best efforts to cause the shares of PPR Class B Common Stock to be issued in connection with the exchange to be approved for listing on the NYSE subject to official notice of issuance;

  . Each of the parties to the Dakota Exchange Agreement agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, in the most expeditious manner practicable, the DakBev Merger, the Pohlad Companies' contribution, the exchange and the other acquisitions contemplated by the Dakota Exchange Agreement;

  . Dakota and PPR each shall consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the exchange and the other acquisitions contemplated by the Dakota Exchange Agreement and prior to making any filings with any third party and/or any governmental entity with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of the NYSE.

  . If any state takeover law shall become applicable to the acquisitions, PPR and Dakota shall use their reasonable best efforts to take such actions as are necessary so that the acquisitions may be consummated promptly;

  . From and after the closing, PPR agrees to, and to cause DakBev to, indemnify and hold harmless all past and present officers, directors and managers of Dakota, DakBev, and of the Dakota subsidiaries to the maximum extent permitted by the Delaware General Corporation Law and Delaware Limited Liability Company Act, as applicable;

  . PPR shall use its reasonable best efforts to give prompt notice to Dakota, and Dakota shall use its reasonable best efforts to give prompt notice to PPR, of: (i) any event of which it is aware and which would be reasonably likely to cause any representation or warranty contained in the Dakota Exchange Agreement to be materially untrue or inaccurate or any covenant, condition or agreement not to be complied with in all material respects, (ii) any failure of PPR or Dakota, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Dakota Exchange Agreement or (iii) any change or event which would be reasonably likely to have a material adverse effect on PPR or Dakota, as the case may be;

  . The parties acknowledge that the qualified subchapter S subsidiary election currently in effect for Dakota will be terminated as of the consummation of the DakBev Merger;

  . On or prior to the date of closing, Dakota shall make a distribution to Pohlad Companies in an amount equal to 45% of the estimated taxable income of Dakota and DakBev for the period from January 1, 1999 through the date of closing. Pohlad Companies shall also deliver to PPR, on or prior to the date of closing, a statement providing the amount of such distribution; and

  . All transfer, documentary, sales, use, registration, value-added and other similar taxes incurred in connection with the Dakota Exchange Agreement shall be shared equally by PPR and Dakota, LLC; provided, however that PPR and Dakota, LLC shall pay and hold each other harmless from any such penalties and additions that would not have arisen but for their own negligence.

Termination of the Agreement

  The Dakota Exchange Agreement may be terminated at any time prior to the closing:

  .  By mutual written consent of PPR and Dakota;

  .  By PPR on one hand, or Dakota or Pohlad Companies on the other hand, if:

    . the other party has failed to comply in any material respect with any of its covenants or agreements contained in the Dakota Exchange Agreement or is in breach of any representation or warranty contained in the Dakota Exchange Agreement and has failed to cause such failure or breach within five business days;

    . the exchange has not been effected on or prior to the close of business on November 30, 1999; provided, however, that the right to terminate for this reason will not be available to any party whose failure to fulfill any of its obligations under the Dakota Exchange Agreement resulted in the failure of the exchange to have occurred on or prior to such date;

    . PPR shareholders do not approve the Dakota Exchange Agreement and the acquisitions contemplated thereby, including the share issuance, the exchange and the PPR charter amendment; or

    . the consummation of the Dakota Exchange Agreement or acquisitions contemplated thereby would be illegal.

Amendment of the Agreement

  The Dakota Exchange Agreement may be amended by the parties at any time before or after approval of the matters presented in connection with the exchange by PPR shareholders. After any such shareholder approval, no amendment can be made without further shareholder approval if required by law. The Dakota Exchange Agreement may only be amended by an instrument in writing signed on behalf of each of the parties.

Waiver under the Agreement

  The Dakota Exchange Agreement permits the parties at any time prior to the closing to:

  . Extend the time for the performance of any of the obligations of the other parties;

  . Waive, in writing, any inaccuracies in the representations and warranties contained in the Dakota Exchange Agreement or in any document delivered pursuant thereto; and

  . Waive, in writing, compliance with any of the agreements or conditions contained in the Dakota Exchange Agreement which may legally be waived.

Survival and Indemnification under the Agreement

  From and after the closing of the Dakota Exchange Agreement, PPR agrees to, and to cause DakBev to, indemnify and hold harmless all past and present officers, directors and managers of Dakota, DakBev, and of the Dakota subsidiaries to the maximum extent permitted by the Delaware General Corporation Law and Delaware Limited Liability Company Act, as applicable (including advancing expenses and attorneys' fees incurred prior to final disposition of any proceeding upon receipt of an undertaking by such manager, director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified under the Delaware General Corporation Law or Delaware Limited Liability Company Act), including but not limited to acts or omissions occurring in connection with the approval of the Dakota Exchange Agreement, the filing of the registration statement covering the PPR Class B Common Stock issuable in the exchange and the consummation of the acquisitions contemplated thereby.

                           THE FRANCHISE AGREEMENTS

New Agreements with PepsiCo

  Upon the closing of the acquisitions contemplated by the exchange agreements, PPR expects to enter into a number of bottling agreements with PepsiCo. Together, the bottling agreements will cover the PepsiCo products and territories presently assigned to PPR, Delta and Dakota, as well as additional potential territories. PPR anticipates that these bottling agreements will consist of:

  . a master bottling agreement and a master fountain syrup agreement for beverages bearing the "PEPSI-COLA" and "PEPSI" trademark, including DIET PEPSI and PEPSI ONE in the United States;

  . bottling agreements and fountain syrup agreements for non-cola products in the United States; and

  . an international master bottling agreement for Puerto Rico and countries other than the United States.

  There can be no assurance that PepsiCo will appoint PPR as an anchor bottler or that PepsiCo will enter into any of these bottling agreements with PPR. The failure of either of these events to occur would have a material adverse effect on PPR.

  The Master Bottling Agreement. The master bottling agreement would govern PPR's manufacture, packaging, sale and distribution of specified cola beverages and would give PPR the exclusive right to distribute the cola beverages for sale in specified territories. PPR would be required to purchase its entire requirements of concentrates for the cola beverages from PepsiCo at prices, and on terms and conditions, as determined from time to time by PepsiCo. The prices at which PPR purchases concentrate under the master bottling agreement and the level of advertising and marketing support provided by PepsiCo may vary materially from the levels provided historically.

  Under the master bottling agreement, PPR would be obligated to:

  . maintain plant and equipment, trained staff, and distribution and vending facilities that are capable of manufacturing, packaging and distributing the cola beverages in sufficient quantities to fully meet the demand for these beverages in its territories;

  . use adequate quality control measures and sanitation standards, as prescribed by PepsiCo, and abide by all flood, labeling, health, packaging and other applicable laws and regulations;

  . cooperate in and purchase cooperative advertising and sales promotion programs and campaigns that may be reasonably established by PepsiCo in PPR's territories;

  .  promote the sale of the cola beverages in its territories;

  . submit to PepsiCo samples of syrups, beverages and raw materials used in the manufacture of the syrups and beverages;

  . use advertising and other forms of marketing to increase and maintain the demand for cola beverages in the specified territories;

  . maintain the financial capacity reasonably necessary to assure PPR's performance under the allied bottling agreement;

  .  purchase containers from manufacturers authorized by PepsiCo.; and

  .  push vigorously the sale of the cola beverages.

  The master bottling agreement would require PPR to meet annually with PepsiCo to discuss business plans for that year and for the following two years. At these meetings, PPR would be obligated to present plans that set out in reasonable detail satisfactory to PepsiCo, its marketing, management and advertising plans for the cola beverages for the year. In addition, PPR would also be required to present a financial plan showing that PPR has the financial capacity to perform its duties and obligations under the master bottling agreement. The financial plan would also be required to include projected sales, marketing and advertising plans and related equipment placements. PepsiCo would have the right to approve these plans, and the approval may not be unreasonably withheld. PPR would be required to report to PepsiCo periodically, but not less than quarterly, as to its implementation of the approved plan.

  If PPR did not present a plan or presented a plan that PepsiCo did not approve or failed to carry out the plan, it would be a primary consideration in determining whether PPR had satisfied its obligations to maintain its financial capacity, to push vigorously the sale of the cola beverages and to increase and fully meet the demand for the cola beverages in its territories. If PPR failed to carry out its plan in all material respects in any segment of its territory, whether defined geographically or by type of market or outlet, and PPR did not correct this failure within six months of notice of the failure, PepsiCo may have the right to terminate the master bottling agreement or may reduce the territory covered by the master bottling agreement by eliminating the territory, market or outlet for which the failure has occurred.

  The master bottling agreement would provide that PepsiCo may, in its sole discretion, reformulate any of the cola beverages or discontinue certain cola beverages, subject to certain limitations. If PepsiCo introduced new beverages under the PEPSI-COLA or PEPSI trademarks or any modification of these trademarks, PPR would be obligated to manufacture, package, distribute and sell those new beverages in the same fashion as existing cola beverages. PPR would be prohibited from producing or handling cola products, other than those of PepsiCo, or other products or packages that imitate, infringe or cause confusion with the products, trade dress, containers or trademarks of PepsiCo and from acquiring, directly or indirectly, any ownership interest or entering into any contract or arrangement, directly or indirectly, with any person that engages in these prohibited activities. The master bottling agreement would also impose requirements for the use of PepsiCo's trademarks, authorized containers, packaging and labeling.

  The master bottling agreement would provide that PPR may not enter into any contract or other arrangement or participate in the management of any other PepsiCo bottler without the consent of PepsiCo. If PPR acquired control, directly or indirectly, of any bottler of specified cola beverages, PPR would be required to cause the acquired bottler to amend its bottling agreements for the cola beverages to conform to the terms of the master bottling agreement.

  PPR would agree not to acquire or attempt to acquire the right to manufacture and sell the cola beverages outside an area specified by PepsiCo without PepsiCo's prior written consent. Any acquisition within the area specified by the terms of the master bottling agreement would be subject to PepsiCo's approval, and PepsiCo would agree not to withhold its approval if the acquisition had been successfully negotiated and, in PepsiCo's reasonable judgment, PPR had satisfactorily performed its obligations under the master bottling agreement. PPR would agree not to pursue acquisitions outside a specified area, which currently represents approximately 4.9% of PepsiCo's United States bottling system in terms of volume.

  PPR would agree not to distribute or sell any cola beverage outside the authorized territories. A shipment outside the authorized territory would be deemed a transhipment and be subject to a per-case charge determined by PepsiCo in its sole discretion as well as charges related to investigative costs and costs of any recall of the transhipped beverages.

  The term of the master bottling agreement would be perpetual, but PepsiCo would have the right to terminate the agreement in the event that PPR defaults on the master bottling agreement. Events of default would include:

  . PPR becoming insolvent, bankrupt, dissolving, entering receivership or suffering a similar change in financial condition;

  . any person or group acquiring beneficial ownership of 15% or more of any class or series of the voting securities of PPR;

  . PPR disposing of any voting securities in one of its bottling subsidiaries without the consent of PepsiCo;

  . Any agreement regarding the manufacture, packing, distribution or sale of beverages in authorized containers between PepsiCo and any person that controls directly, or indirectly, PPR is terminated, unless PepsiCo agrees in writing that it does not constitute a default.

  . PPR entering into and remains in any business which is prohibited by the master bottling agreement for six months or more after PepsiCo gives notice of that fact; or

  . all or substantially all of PPR's bottling assets being sold or transferred to any entity other than a wholly-owned subsidiary of PPR.

  If the master bottling agreement was terminated, PepsiCo would have the right to terminate the remaining Pepsi beverage agreements.

  PepsiCo would also be able to terminate the master bottling agreement if:

  .  PPR failed to make timely payments of debts it owed PepsiCo;

  .  PPR's plant or equipment failed to meet PepsiCo's sanitary standards;

  . the syrups or cola beverages manufactured by PPR failed to meet PepsiCo's quality control standards;

  . the cola beverages were not manufactured in conformity with PepsiCo's instructions;

  .  PPR failed to present or carry out an approved plan of operation; or

  . PPR materially breached any other of its obligations under the master bottling agreement.

  Upon an event of default, PepsiCo would give PPR notice of the default and an opportunity to correct the default within 60 days. If the default was not corrected, PepsiCo would give PPR further notice and may suspend sales and require PPR to cease production for 60 days. If a default had not been corrected during the second 60-day period, PepsiCo would be able to terminate the master bottling agreement.

  PPR would be prohibited from assigning, transferring or pledging the master bottling agreement, or any interest in the agreement, whether voluntarily, by operation of law, by merger or by liquidation without the prior consent of PepsiCo.

  The master bottling agreement would be automatically amended if a number of bottlers equal to those which purchase 80% or more of all of the concentrates for cola beverages purchased by all bottlers who were parties to agreements containing substantially the same terms as the master bottling agreement, agreed with PepsiCo to different provisions than those contained in the master bottling agreement.

  Non-Cola Bottling Agreements. The beverage products covered by the non-cola bottling agreements would be beverages licensed to PPR by PepsiCo, consisting primarily of MOUNTAIN DEW, DIET MOUNTAIN DEW, SLICE, WONDER KOLA and TEEM. The non-cola bottling agreements would contain provisions similar to those contained in the master bottling agreement including those for pricing, transshipping, authorized containers, planning, quality control, plant and equipment, advertising, financial capacity, defaults, transfer restrictions and term. The non-cola bottling agreements would terminate if PepsiCo terminated the master bottling agreement. The provisions contained in the non-cola bottling agreements would prevent PPR from manufacturing, selling or distributing beverage products which imitate, infringe upon, or cause confusion with, the beverage products covered by the non-cola bottling agreements. In addition, PepsiCo would be able to discontinue the manufacture, sale or distribution of a non-cola beverage and terminate the non-cola bottling agreements if it provided notice to PPR six months in advance of this discontinuation.

  The Master and Non-Cola Fountain Syrup Agreements. The fountain agreements would grant PPR the exclusive right to manufacture, sell and distribute fountain syrup to local customers in its territories. The fountain agreements would also grant PPR the right to act as the exclusive manufacturing, delivery and distribution agent for national accounts within its territories that elect direct-to-store delivery. In addition, PPR may at the discretion of PepsiCo be granted a right to act as the manufacturer for fountain syrup to be delivered to national accounts that chose to have delivery through independent distributors. Under the fountain agreements, PPR would have the exclusive right to service fountain equipment for all of the national account customers within its territories. The fountain agreements would also provide for PepsiCo to pay PPR fees for bottler delivery, brand development, equipment service and production, as well as a service incentive.

  The fountain agreements would contain provisions similar to those contained in the master and non-cola bottling agreements including those for pricing, transshipping, planning, quality control, plant and equipment, advertising, financial capacity, defaults and transfer restrictions.

  The fountain agreements would also terminate if PepsiCo terminated the master bottling agreement.

  International Master Bottling Agreement. The international master bottling agreement would grant PPR the exclusive right to manufacture, sell and distribute cola beverages, certain non-cola brands and fountain syrup in Puerto Rico and countries other than the United States. The international bottling agreement would contain provisions similar to those contained in the master bottling agreement and the non-cola bottling agreements, including those for authorized containers, planning, quality control, plant and equipment, advertising, financial capacity, defaults, transfer restrictions and causes for termination.

Other Bottling Agreements

  Delta and Dakota have bottling agreements with other licensors of beverage products, including Cadbury Beverages, Inc., The Seven-Up Company and The Dr Pepper Company for DR. PEPPER, 7UP, SCHWEPPES, CRYSTAL LIGHT, TAHITIAN TREAT, and CANADA DRY, the Pepsi/Lipton Tea Partnership for LIPTON BRISK and LIPTON'S ICED TEA, the North American Coffee Partnership for STARBUCKS FRAPPUCCINO, Sterling Assets Corp. and Proctor & Gamble Distributing Company, which contain provisions generally similar in effect to those in the master bottling agreement for the use of trademarks, trade names, approved containers and labels, sales of imitations, and causes for termination. Some of these beverage agreements have limited terms of appointment and, in most instances, prohibit Delta or Dakota from dealing in similar beverage products.

  In July 1999, PPR entered into a contract rights agreement under which Seven-Up/RC Bottling Company of Puerto Rico, Inc. released its exclusive rights for the production and distribution of the 7UP, Sunkist, Welch's and Schweppes soft drink brands in Puerto Rico. PPR obtained the releases as a precondition to its entry into franchise agreements for these brands.

                             THE CREDIT FACILITIES

  The Delta Exchange Agreement and the Dakota Exchange Agreement each require PPR to obtain a credit facility of up to $160 million for the purpose of refinancing certain debt of PPR, Delta and Dakota. It is a condition to the acquisition of Delta and Dakota that the credit facility be obtained.

  PPR has obtained a commitment from Bank of America, N.A., as administrative agent and lender, for a $175 million senior secured credit facility. The commitment is described in a letter, including a summary of terms, dated July 14, 1999. Bank of America and PPR plan to syndicate the credit facility among a group of lenders. If a syndication is not achieved in a manner satisfactory to Bank of America on the terms described in the commitment letter, Bank of America reserves the right to change the pricing, structure or other terms of the credit facility to ensure a successful syndication, provided that the total amount of the facility remains unchanged.

  The following summary is intended as an outline of certain of the material terms of the credit facility commitment and does not purport to summarize all of the conditions, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for the credit facility.

Borrowers and Guarantors

  PPR and Dakota will be the borrowers under the credit facility. Each subsidiary of PPR, other than Delta and its subsidiaries, will guarantee the credit facility.

Credit Facilities

  The facility will include an $85 million three-year revolving line of credit, a $30 million three-year term loan and a $60 million four-year term loan. The term loans will be subject to quarterly amortization of principal, based upon the annual amounts set forth below. The administrative agent in its discretion may reduce the principal amount of one term loan and increase the second in a like amount, with corresponding changes to the amortization schedule.

                                                         $30 Million $60 Million
                                                         ----------- -----------
      Loan year 1....................................... $ 5,000,000 $   600,000
      Loan year 2....................................... $ 7,500,000 $   600,000
      Loan year 3....................................... $17,500,000 $   600,000
      Loan year 4.......................................             $58,200,000

Purpose

  The proceeds of the credit facilities will be used:

  . to refinance the entire outstanding principal amount of certain existing indebtedness of Dakota and PPR ($62.8 million as of July 14, 1999 and up to $1.8 million in related prepayment premiums).

  . either (a) to fund the purchase by PPR of $53.8 million initial principal amount of 10% Subordinated Notes to be issued by Delta (the "Delta Subordinated Notes"), the proceeds of which will be used by Delta to repay the entire outstanding principal amount of Delta's 11% Subordinated Notes (the "Delta PIK Notes") or (b) to fund the purchase of the Delta PIK Notes by PPR for $53.8 million.

  . to pay fees and expenses incurred in connection with the acquisitions, including the credit facility, in an amount not to exceed $8.5 million.

  . to provide for working capital and other general corporate purposes of PPR and its subsidiaries (excluding Delta), including permitted acquisitions of additional bottlers.

Interest Rates and Commitment Fee

  The revolving line of credit and each term loan will bear interest at either
(a) a rate fixed for periods of one, two, three or six months equal to the eurodollar rate plus the applicable margin or (b) a floating rate equal to the higher of the Bank of America prime rate or 50 basis points over the federal funds rate, in each case plus the applicable margin. The borrowers will pay a commitment fee quarterly on the unused portion of the revolving line of credit and the term loans.

  The applicable margin and the commitment fee will vary depending on the ratio of PPR's consolidated total debt to consolidated earnings before income taxes, depreciation and amortization (EBITDA). The applicable margin will vary from 125 to 250 basis points for the revolving line of credit and $30 million term loan, and from 225 to 300 basis points for the $60 million term loan. The commitment fee will vary from 35 basis points to 50 basis points.

  Prepayment of fixed rate loans will be subject to customary provisions for lender cost and yield protection.

Security

  The collateral for the credit facility will include a security interest in all of the capital stock of each of the domestic subsidiaries (direct or indirect) of PPR, 65% of the voting stock and 100% of all other classes of stock of each foreign direct subsidiary of PPR, the Delta Subordinated Notes or the Delta PIK Notes, as the case may be, and inventory and receivables of PPR and its subsidiaries (other than Delta).

Mandatory and Optional Prepayments

  The credit facility will be subject to mandatory prepayment from certain proceeds of asset sales, equity sales, and indebtedness. PPR and Dakota may prepay the credit facility in whole or in part at any time without penalty, subject to reimbursement of certain costs of the lenders in the case of prepayment of eurodollar borrowings.

Conditions Precedent to Closing

  The closing and the initial funding of the credit facility will be subject to satisfaction of the conditions precedent deemed appropriate by the administrative agent and the lenders for financings generally and for this transaction in particular, including the following:


  . The acquisitions shall be consummated on terms consistent with the commitment and otherwise reasonably satisfactory to the administrative agent and the lenders.

  . The corporate, capital and ownership structure, shareholder agreements and management of PPR and its subsidiaries shall be satisfactory to the administrative agent.

  . The administrative agent shall have received information satisfactory to it regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, environmental matters, material contracts, debt agreements, property ownership, contingent liabilities and management of PPR, Delta, Dakota and their respective subsidiaries.

  . The administrative agent shall have received and, in each case, found acceptable (a) this proxy statement, (b) certain historical pro forma income statements and certain cash flow items prepared on a combined basis of PPR and its subsidiaries (other than Delta) giving pro forma effect to the acquisitions, (c) certain pro forma financial statement projections, and (d) such other information as the administrative agent may request.

  . The administrative agent shall have received (a) certification as to the financial condition and solvency of PPR and its subsidiaries (after giving effect to the acquisitions, and the incurrence of indebtedness related thereto) from an independent firm acceptable to the administrative agent, and (b) evidence of the delivery of fairness opinions with respect to the acquisition of interests in PPR reasonably satisfactory to, and issued by an investment banking firm of national reputation reasonably satisfactory to, the administrative agent.

  . Definitive documentation for the credit facility satisfactory to the administrative agent and the lenders shall be executed and delivered, including (a) satisfactory opinions of counsel to PPR, Dakota and each guarantor, counsel for Delta, and local and foreign counsel, (b) satisfactory evidence that the administrative agent holds, on behalf of the lenders, a perfected, first priority lien in all of the collateral for the credit facility, and (c) such other customary closing documents as the administrative agent shall reasonably request.

  . All governmental, shareholder and third party consents and approvals necessary or desirable shall have been obtained and be in force and effect.

  . There shall not exist (a) any order, decree, judgment, ruling or injunction which restrains the consummation of the acquisitions or (b) any material pending or threatened action, suit, investigation or proceeding.

  . There shall not have occurred a material adverse change since December 31, 1998 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of PPR, Delta or Dakota.

  . The administrative agent shall be satisfied that the amount of committed financing available to PPR and Dakota shall be sufficient to meet their ongoing financing needs and those of their subsidiaries.

  . PPR and Dakota shall have entered into interest rate protection agreements satisfactory to the administrative agent.

  . The administrative agent, any lender and their affiliates shall have received all fees and expenses required to be paid on or before closing.

  . The administrative agent shall have received information satisfactory to it that PPR, Delta, Dakota and their subsidiaries are taking all necessary and appropriate steps to analyze and address the Year 2000 problem and that the material computer applications of PPR, Delta, Dakota, their subsidiaries and their key vendors and customers will, on a timely basis, adequately address the Year 2000 problem.

  . There shall not have occurred any material disruption of or a material adverse change in conditions in the financial, banking or capital markets which the administrative agent deems material in connection with the syndication of the credit facility.

Representations, Warranties and Covenants

  The documents evidencing the credit facility will contain representations, warranties and covenants usual and customary for financings generally and for this transaction in particular.

Financial Covenants

  Financial covenants for PPR and its subsidiaries (excluding Delta) shall include:

  . Maintenance at all times of a minimum net worth with quarterly step-ups equal to 75% of net income and 100% of the proceeds of any equity issuances,

  . Maintenance of a consolidated leverage ratio (consolidated total indebtedness/ consolidated EBITDA) from the closing date through December 31, 1999 not to exceed 5.50 to 1.00, and from January 1, 2000 and thereafter not to exceed 5.00 to 1.00, and

  . Maintenance on a rolling four quarter basis of a minimum fixed charge coverage ratio (consolidated EBITDA/cash interest expense plus scheduled principal repayments) of 1.50 to 1.00.

Events of Default

  The documents evidencing the credit facility will contain events of default usual and customary for financings generally and for this transaction in particular, including, but not limited to, the following: (a) nonpayment of principal, interest, fees or other amounts, (b) violation of covenants, (c) inaccuracy of representations and warranties, (d) cross-default to other material agreements and indebtedness, (e) termination or cancellation of bottling franchise agreements and other material agreements pertaining to bottling operations relating to more than 5% of total consolidated revenues of PPR and its subsidiaries (excluding Delta), (f) bankruptcy and other insolvency events, (g) material judgments, (h) ERISA matters, (i) actual or asserted invalidity of any loan documentation or security interests, (j) PepsiCo owning, directly or indirectly, less than 10% of the capital stock of PPR, (k) PPR owning less than 100% of the common stock of either of Delta or Dakota, or (l) change of control.

                                 THE COMPANIES

                    PEPSI-COLA PUERTO RICO BOTTLING COMPANY

Business

  PPR is a holding company which, through its manufacturing and distribution subsidiaries, produces, sells and distributes a variety of soft drink and fruit juice products and bottled water in the Commonwealth of Puerto Rico, pursuant to exclusive franchise arrangements with PepsiCo and other franchise arrangements. PPR also has rights to sell PepsiCo products to distributors in the U.S. Virgin Islands. PPR produces, sells and distributes soft drink products primarily under the Pepsi-Cola, Slice, Wonder Kola, Teem and Mountain Dew trademarks pursuant to exclusive franchise arrangements with PepsiCo. PPR also produces, sells and distributes tonic water, club soda and ginger ale under the Seagram trademark through an exclusive arrangement with Joseph E. Seagram & Sons, Inc. and sells and distributes fruit juice products under the Welch's trademark. In addition, PPR recently acquired the right to produce, sell and distribute 7UP, Sunkist, Welch's and Schweppes soft drink brands in Puerto Rico

  PPR was incorporated in Delaware and acquired the franchise rights to produce, sell and distribute PepsiCo soft drink products in Puerto Rico in 1987. A subsidiary of PPR manufactures plastic bottles and "preforms" (small molded plastic units which are expanded with air to produce plastic bottles).

  The principal market for PPR's products is Puerto Rico, a Commonwealth of the United States with a population of approximately 3.7 million inhabitants. Currently, approximately 35% of the population of Puerto Rico is under the age of l8 and 45% of the population is under the age of 25 which PPR believes is significant because young people are major consumers of soft drinks.

  Although PPR has rights to sell PepsiCo products to distributors in the U.S. Virgin Islands, it is not required to do so under its franchise agreements with PepsiCo. During 1998 less than 1% of PPR's sales by volume were to distributors in the U.S. Virgin Islands. PPR has also received certain rights and preferences for expansion of its exclusive business with PepsiCo throughout the Caribbean.

Management's Discussion and Analysis of Financial Condition and Results of Operations

  Results of Operations

  Change in Control

  On July 17, 1998, P-PR Transfer, LLP, a Delaware registered limited liability partnership, and V. Suarez & Co., Inc., a Puerto Rico corporation ("Suarez"), purchased an aggregate of 5,000,000 shares of PPR Class A Common Stock and 6,210,429 shares of PPR Class B Common Stock. P-PR Transfer, LLP is a joint venture between Pohlad Companies and BFSI. The transactions were previously disclosed by PPR in a current report on Form 8-K filed with the SEC on July 31, 1998.

  In connection with the change in control, PPR issued warrants to P-PR Transfer, LLP and Suarez dated July 17, 1998 for the purchase of 1,360,000 shares of PPR Class B Common Stock and 340,000 shares of PPR Class B Common Stock, respectively, exercisable at $6.875 per share at any time during a period of seven years and six months after the date of the warrants. The warrants may be transferred and give the holders on demand and unlimited piggyback registration rights.

  Also in connection with the change in control, six of PPR's seven directors resigned on July 17, 1998. Effective July 18, 1998, the size of PPR's Board of Directors was increased to eight members and seven new directors were appointed, each of whom were designated by P-PR Transfer, LLP. Also effective July 18, 1998, certain of PPR's officers resigned.

  Restructuring Charge

  During the fiscal year ended September 30, 1998, a restructuring charge of $1.7 million was established under a plan to improve PPR's performance. The charge included approximately $0.7 million of severance and related charges for the elimination of 17 administrative personnel, $0.2 million of accruals for future payments to exit activities, including canceling lease agreements, and $0.8 million of asset writedowns related to the elimination of certain product lines and exiting certain other business strategies. Management anticipates the restructuring plan will provide annual savings of approximately $1.3 million to $1.4 million beginning in 1999. Severance payments in the six-month period ended June 30, 1999 totaled approximately $0.2 million. Severance payments in the three month period ended December 31, 1998 and in the fiscal year ended September 30, 1998 totaled approximately $0.4 million and $47 thousand, respectively, while payments relating to other exit activities approximated $0.1 million and $0.1 million, respectively.

  BAESA Stock Dividend

  In addition to conducting its own bottling operations, PPR previously owned 12,345,348 shares, or approximately 17% of the outstanding capital stock of Buenos Aires Embotelladora S.A. ("BAESA"), and, through June 30, 1996, exercised significant influence over the management of BAESA, subject to the right of PepsiCo and certain of its affiliates to approve certain management decisions. As of July 1, 1996, PepsiCo assumed operating control of BAESA and PPR no longer controlled or had significant influence over, the management or operations of BAESA.

  PPR's Board of Directors declared a dividend consisting of the 12,345,348 shares of capital stock of BAESA owned by PPR. The dividend was distributed on June 17, 1998 to PPR's shareholders of record as of May 28, 1998. The distribution was made in the form of 6,172,674 BAESA American Depository Shares (each representing two underlying BAESA shares) on a pro rata basis to the holders of PPR's 21,500,000 outstanding Class A shares and Class B shares. The carrying value of the capital stock of BAESA had been written down to zero at September 30, 1996. PPR's financial information for fiscal year 1996 and earlier reflects PPR's equity interest in BAESA during those periods.

  Income Taxes

  PPR and its subsidiaries are Delaware corporations subject to U.S. federal income taxes; however, PPR's subsidiaries are eligible for and have elected the benefit of Section 936 of the U.S. Internal Revenue Code. Section 936 presently allows a tax credit equal to a portion of the amount of U.S. income taxes attributable to earnings derived from operations within Puerto Rico and to certain qualified investments maintained in Puerto Rico, subject to certain limitations. PPR's subsidiaries have elected to claim the credit under the Economic Activity Limitation method. The 1996 Small Business Act repealed the
Section 936 credit prospectively. However, the act grandfathered in "existing credit claimants" during a ten-year transition period. The credit under the Economic Activity Limitation Act for Puerto Rico will be calculated under the rules existing prior to the adoption of the act for taxable years beginning after 1995 and before 2002. For taxable years beginning after December 31, 2001, a cap is placed upon the Puerto Rican source business income eligible for the credit. For tax years beginning after January 1, 2006, the economic activity credit is repealed in its entirety.

  In order to utilize income tax credits available under Section 936, each subsidiary is required to derive at least 80% of its gross income from sources within Puerto Rico, and at least 75% of gross income must be from an active trade or business in Puerto Rico.

  Effective October 1998, PPR was granted an additional ten-year Puerto Rican tax incentives exemption for its plastic preforms manufacturing and sales operation. Under the terms of the grant, PPR's beverage packaging subsidiary received a 90% exemption from Puerto Rico income tax, a 60% exemption from municipal tax and a 90% exemption from property tax. In exchange for these tax exemptions, PPR agreed to manufacture plastic preforms and plastic bottles, employ a minimum number of persons and maintain equipment and facilities in Puerto Rico.

  As of December 31, 1998, PPR and its subsidiaries had approximately $76.3 million in net operating losses available to offset against future earnings for purposes of Puerto Rican taxation and $54.2 million in U.S. net operating losses. The Puerto Rico net operating losses expire through 2006 and the U.S. net operating losses expire through 2019. The net operating losses belong to PPR and its manufacturing and distributing subsidiaries. For Puerto Rican and U.S. tax purposes, related entities such as PPR and its wholly owned subsidiaries may not join in the filing of a consolidated income tax return. As a result, the net operating losses of one entity may not be absorbed or utilized to offset the taxable income of any other related entity. Only the entity that generated losses may use such losses to offset its own future taxable income. As a result of the change in control transaction in the fiscal year ended September 30, 1998, PPR's utilization of its U.S. federal net operating loss carryforwards is limited annually. Realization of all these future income tax benefits is dependent on the existence of future taxable income. Valuation allowances covering substantially all of the PPR's net operating loss carryforwards have been provided as PPR does not believe that it is "more likely than not" that the future income tax benefits will be realized.

  Selling and Marketing Expense

  PPR has a number of marketing arrangements with PepsiCo pursuant to which PPR is required to make certain investments in marketing, new products, packaging introductions and certain capital goods. PPR receives reimbursements from PepsiCo for a portion of such expenditures, which it is able to use to offset traditional marketing expenses or to acquire fixed assets. PPR's selling and marketing expenses are shown net of all such reimbursements from PepsiCo.

  Change in Fiscal Year

  Effective January 1, 1999, PPR changed its fiscal year end from September 30 to December 31.

  Seasonality

  The historical results of operations of PPR have not been significantly seasonal. However PPR anticipates that its results of operations in the future may become more seasonal, with higher demand in the summer and holiday seasons.

  Combination of Interests

  During the six months ended June 30, 1999, PPR incurred approximately $1.1 million in professional fees and other related costs related to the combination of interests. Costs of approximately $0.7 million attributable to combining the common equity interests of PPR, Delta and Dakota have been expensed, while remaining costs of approximately $0.4 million attributable to the acquisition of Delta's minority interests under the "purchase" method of accounting have been capitalized as other long-term assets.

  Subsequent Events

  On July 30, 1999, PPR entered into a contract rights agreement with Seven-Up/RC Bottling Company of Puerto Rico, Inc. ("Seven-Up PR") pursuant to which Seven-Up PR released its exclusive rights for the production and distribution of the 7UP, Sunkist, Welch's and Schweppes soft drink brands in Puerto Rico. PPR used working capital to pay Seven-Up PR $12.0 million in cash in exchange for these releases, based on negotiations between PPR and Seven-Up PR. PPR obtained the releases as a precondition to its entry into new franchise agreements for these brands. With the addition of these brands, PPR expects to increase its case volume production by approximately 20%.

  On August 3, 1999, PPR entered into an asset purchase agreement with Seven-Up PR pursuant to which PPR acquired from Seven-Up PR certain customer information, owned vehicles, equipment and leased vehicle contracts. In exchange for these assets, PPR used working capital to pay Seven-Up PR $30,300 in cash and to pay unrelated third party lessors $468,597 in cash. Seven-Up PR used the assets in connection with its production and distribution of the 7UP, Sunkist, Welch's and Schweppes soft drink brands in Puerto Rico. PPR expects to use the assets for the same purpose.

  Financial Information

  The following table sets forth certain financial information as a percentage of net sales for PPR for the periods indicated.

                            Three                       Three
                           Months      Six Months      Months
                         Ended June       Ended         Ended         Year Ended
                             30          June 30     December 31     September 30
                         ------------  ------------  ------------  -------------------
                         1999   1998   1999   1998   1998   1997   1998   1997   1996
                         -----  -----  -----  -----  -----  -----  -----  -----  -----
Net Sales............... 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
Cost of Sales...........  74.4   74.5   75.8   74.2   71.8   67.4   70.9   68.8   72.8
Gross Profit............  25.6   25.5   24.2   25.8   28.2   32.6   29.1   31.2   27.2
Selling, General and
 Administrative
 Expenses...............  30.1   34.6   31.5   34.8   30.7   34.5   36.4   39.0   50.6
Litigation Settlement
 Expenses...............   --     --     --     --     --     --     --    13.3    --
Other Special Charges...   2.6    --     1.9    --     0.9    --     3.3    0.5    2.6
Insurance Proceeds......   --     --     --     --    (1.2)   --    (1.3)   --     --
Loss from Operations....  (7.0)  (9.2)  (9.1)  (9.0)  (2.2)  (1.9)  (9.3) (21.6) (26.0)

  Three Months Ended June 30, 1999 Compared to Three Months Ended June 30,
1998

  For the three months ended June 30, 1999, net sales for PPR increased $1.0 million to $26.8 million, a 3.7% increase over the three months ended June 30, 1998. The sales increase for the three months ended June 30, 1999 was driven by a 7.0% increase in case volume sales. Case volume gains reflected higher sales through supermarkets of packages with lower unit selling prices, but more favorable margins, during the three months ended June 30, 1999.

  Cost of sales for PPR increased $0.7 million, or 3.5%, to $19.9 million for the three months ended June 30, 1999, in comparison to the three months ended June 30, 1998. This increase was due primarily to the increased sales volume. The effect of those increases in costs were reduced by the effect of a modest shift in product mix towards cans which have a lower cost than plastic bottles.

  As a result of the above factors, gross profit for PPR increased $0.3 million, or 4.4%, to $6.9 million for the three months ended June 30, 1999, as compared to the three months ended June 30, 1998.

  Selling, general and administrative expenses for PPR decreased by $0.9 million, or 10.0%, to $8.1 million for the three months ended June 30, 1999, as compared to the three months ended June 30, 1998. PPR's provision for bad debt allowance was decreased by $1.0 million in the three months ended June 30, 1999.

  During the three months ended June 30, 1999, PPR expensed approximately $0.7 million in professional fees and other related costs attributable to combining the common equity interests of PPR, Delta and Dakota.

  As a result of the above factors, loss from operations for PPR decreased to $1.9 million in the three months ended June 30, 1999, from a loss of $2.4 million in the three months ended June 30, 1998.

  Net loss decreased to $2.3 million in the three months ended June 30, 1999, from a net loss of $3.1 million during the three months ended June 30, 1998. This decrease is the result of higher operating income and decreased interest and income tax expense.

  Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

  Net sales for PPR increased $1.3 million, or 2.6%, to $50.1 million for the six months ended June 30, 1999, as compared to the six months ended June 30, 1998. Case volume sales increased 7.9%, as compared to the same six months in 1998. However, the effect of this increase was reduced by reductions in revenue from the sale of fountain products and home delivered bulk water. Net sales in the six months ended June 30, 1998 included $1.5 million received in settlement of franchise company marketing support claims from prior periods.

  Cost of sales for PPR increased $1.7 million, or 4.8%, for the six months ended June 30, 1999, as compared to the six months ended June 30, 1998. This increase was due primarily to the increased sales volume but also reflected expenses for repair and maintenance of production lines that were $0.5 million higher than the six months ended June 30, 1998. The effect of those increases in costs were reduced by the effect of a modest shift in product mix towards cans which have a lower cost than plastic bottles.

  As a result of the above factors, gross profit for PPR decreased $0.5 million, or 3.6%, to $12.1 million for the six months ended June 30, 1999, as compared to the same period in 1998.

  Selling, general and administrative expenses for PPR decreased by $1.2 million, or 7.2%, to $15.8 million for the six months ended June 30, 1999, as compared to the six months ended June 30, 1998. The decrease reflects a $0.3 million reduction in fleet costs achieved through buy-out of a full-service lease for certain delivery vehicles. In addition, marketing and other operating costs were reduced. There continued to be a reduction in administrative staffing and expenditures for outside professional services during the six months ended June 30, 1999, as compared to the same period in 1998.

  In the six months ended June 30, 1999, PPR reduced the carrying value of assets related to its Cristalia water division by $0.3 million. This adjustment reflected the effect of the sale of this division for $1.2 million in April 1999. Also in the six months ended June 30, 1999, PPR expensed approximately $0.7 million in professional fees and other related costs attributable to combining the common equity interests of PPR, Delta and Dakota.

  As a result of the above factors, PPR had a loss from operations for the six months ended June 30, 1999 of $4.6 million, compared to a loss of $4.4 million for the same period in 1998.

  Interest expense for the six months ended June 30, 1999 was $0.9 million, compared to $1.2 million for the same period in 1998. This decrease was a result of reductions of long-term debt.

  Net loss increased to $5.2 million in the six months ended June 30, 1999, from a net loss of $4.2 million during the six months ended June 30, 1998. This increase was the result of lower operating income and an increased income tax expense. In the six months ended June 30, 1998, PPR recognized the effect of a carryback to prior income tax periods of expenses incurred in settlement of litigation.

  Three Months Ended December 31, 1998 Compared to Three Months Ended December 31, 1997

  Net sales for PPR increased $2.8 million, or 11%, to $28.3 million for the three months ended December 31, 1998 (the "1998 interim period") from the three months ended December 31, 1997 (the "1997 interim period"). This increase was primarily the result of the increase in case volume sales, which increased 14% during the 1998 interim period compared to the 1997 interim period. The increased volume was in cans and 20 oz. plastic bottles; this was offset by a decrease in average overall pricing of 2.7% and reductions of price support.

  Cost of sales for PPR increased $3.1 million, or 18.2%, for the 1998 interim period as compared to the 1997 interim period to $20.3 million. This increase was primarily due to the increased sales volume and costs of imported products.

  Gross profit for PPR decreased by 3.8% to $8.0 million for the 1998 interim period as compared to the 1997 interim period. The decrease was primarily due to the impact of Hurricane Georges in late September 1998, which forced PPR to halt production for two weeks after the storm and import higher cost finished goods for an extended period.

  Selling and marketing expenses for PPR decreased $0.5 million, or 7.4%, to $6.9 million for the 1998 interim period as compared to the 1997 interim period. This decrease was primarily due to reduced operating expenses of $0.5 million in the 1998 interim period as compared to the 1997 interim period.

  Administrative expenses for PPR increased $0.5 million, or 33.2%, for the 1998 interim period from the 1997 interim period to $1.8 million. This increase reflected transition costs of implementing the new management and accounting services agreements.

  PPR's results of operations for the 1998 interim period were affected by the incurrence of charges for unusual items. The unusual items included an estimated asset impairment loss of $0.3 million relating to the sale of the Cristalia water business which was pending during the 1998 interim period. The impact of this unusual item was offset by the benefit of additional insurance proceeds of $0.3 million for loss of business from October 1, 1998 to October 21, 1998 due to Hurricane Georges.

  Loss from operations for PPR decreased to $0.6 million in the 1998 interim period, from a loss of $0.5 million in the 1997 interim period. This decrease was the result of lower gross profit of $0.3 million, higher administrative expenses of $0.5 million, and an additional reserve for asset impairment. These were offset in part by the lower selling and marketing expenses of $0.5 million and proceeds from business interruption insurance related to the hurricane of $0.3 million.

  Net loss decreased to $1.4 million in the 1998 interim period, from a net loss of $1.0 million during the 1997 interim period. This decrease was the result of lower operating income and an increased income tax expense.

  Fiscal Year Ended September 30, 1998 Compared to Fiscal Year Ended September 30, 1997

  Net sales for PPR increased $0.2 million, or 0.2%, in fiscal year 1998 from fiscal year 1997 to $99.4 million. This increase was primarily the result of an increase in sales volume of approximately 3.0% offset partially by increased discounts provided to customers in 1998 as compared to 1997. The average net sales price decreased during fiscal year 1998 by approximately 1.8% as compared to fiscal year 1997.

  Cost of sales for PPR increased $2.3 million, or 3.3%, for fiscal year 1998 as compared to fiscal year 1997 to $70.5 million. This increase was primarily the result of the increase in sales volume.

  Gross profit for PPR decreased by $2.0 million to $28.9 million in fiscal year 1998 from $30.9 million in 1997. As a percentage of net sales, gross profit decreased to 29.1% in 1998 from 31.2% in 1997. The decrease was primarily due to the higher discounts provided to customers (which resulted in a lower average net sales price).

  Selling and marketing expenses for PPR decreased $0.2 million, or 0.5%, to $30.1 million for the fiscal year 1998 as compared to the 1997 fiscal year. As a percentage of net sales, selling and marketing expenses decreased to 30.3% during the fiscal year 1998 from 30.5% in the 1997 fiscal year.

  Administrative expenses for PPR decreased $2.4 million or 28.2% for fiscal year 1998 from fiscal year 1997 to $6.0 million. This decrease was primarily the result of reductions of $0.9 million in the cost of legal services, reductions of $1.0 million in salaries and wages, and $0.5 million in other administrative expenses. As a percentage of net sales, administrative expenses decreased to 6.1% during fiscal year 1998 from 8.5% in fiscal year 1997.

  PPR's results of operations for fiscal year 1997 were affected by the incurrence of a non-cash expense of $13.2 million in connection with PPR's settlement of certain civil litigation, representing the estimated value of
2.5 million shares of PPR Class B Common Stock transferred as part of the settlement. Because these shares were contributed to PPR by PPR's founding shareholders, and because PPR received a $4.0 million recovery from its liability insurance carrier, the net effect on PPR's equity of the settlement transaction was a $1.5 million gain, which can be viewed as a recovery of previously expensed legal cost. There was no similar non cash expense that was incurred during fiscal year 1998.

  PPR's results of operations for fiscal year 1998 were affected by the incurrence of charges for unusual items totaling $3.3 million. The unusual items included costs related to the restructuring plan initiated by the new management of PPR ($1.7 million), provision for certain legal and environmental issues ($0.8 million), and provision for reduction in the estimated market value of the former production facility now held for resale ($0.8 million). The impact of these unusual items was offset by the benefit of insurance proceeds of $1.3 million for loss of business from September 22, 1998 to September 30, 1998 due to Hurricane Georges.

  Loss from operations for PPR decreased to $9.2 million in fiscal year 1998 from a loss of $21.4 million in fiscal year 1997. This decrease was the net result of the decrease in gross profit of $2.0 million, decreased selling and marketing costs of $0.2 million, decreased administrative costs of $2.4 million, the absence of the settlement of litigation charge of $13.2 million and unusual items of $3.3 million in fiscal year 1998 versus a restructuring charge of $0.5 million in fiscal year 1997.

  Income tax benefit was $1.0 million for fiscal year 1998 as compared to $3.3 million for fiscal year 1997. PPR's effective tax rate differs from the statutory rate primarily due to the Puerto Rico economic activity credit and valuation reserves provided for PPR's net operating losses.

  Net loss during fiscal year 1998 was $9.6 million, compared to a net loss of $19.5 million during fiscal year 1997.

  Fiscal Year Ended September 30, 1997 Compared to Fiscal Year Ended September 30, 1996

  Net sales for PPR decreased $3.7 million, or 3.6%, for fiscal year 1997 from fiscal year 1996 to $99.2 million. This decrease was primarily the result of the significant increase in discounts provided to customers, partially offset by a 4.0% increase in sales volume in fiscal year 1997 as compared to fiscal year 1996. The increase in discounts resulted from intense competitive activity. The average net sales price on an eight ounce serving equivalent basis decreased during fiscal year 1997 by approximately 7.3% as compared to fiscal year 1996.

  Cost of sales for PPR decreased by $6.7 million, or 9.0%, to $68.2 million for fiscal year 1997 from fiscal year 1996. This decrease was primarily the result of lower raw material costs and lower labor costs, partially offset by a 4.0% increase in sales volume and by higher depreciation costs for the new manufacturing facility in fiscal year 1997 as compared to fiscal year 1996.

  Gross profit for PPR increased by $3.0 million to $30.9 million for fiscal year 1997 from $27.9 million in fiscal year 1996. As a percentage of net sales, gross profit increased to 3l.2% in fiscal year 1997 from 27.2% in fiscal year 1996. The increase was primarily due to the increased sales volume of 4.0%, offset in part by lower average net sales price, and the lower cost of sales which was due to lower raw material costs and labor costs, partially offset by the increased depreciation costs of the Toa Baja plant.

  Selling and marketing expenses for PPR decreased by $12.2 million, or 28.8%, to $30.2 million for fiscal year 1997 from fiscal year 1996. This decrease was primarily due to reductions in marketing spending of $8.2 million, reductions in labor costs of $1.5 million, reductions in fleet and other maintenance costs of $1.8 million, a reduction in insurance expense of $0.5 million and net reductions in security and other expenses of $0.2 million in fiscal year 1997 as compared to fiscal year 1996. As a percentage of net sales, selling and marketing expenses decreased to 30.5% during 1997 fiscal year as compared to 41.3% for fiscal year 1996.

  Administrative expenses for PPR decreased by $1.2 million, or 12.3%, to $8.4 million, for 1997 fiscal year as compared to fiscal year 1996. This decrease was primarily the result of lower professional fees incurred in fiscal year 1997, due in part to the recovery of $1.5 million from the PPR's officers and directors liability insurance carrier, as compared to fiscal year 1996. As a percentage of net sales, administrative expenses decreased to 8.5% during fiscal year 1997 from 9.3% in fiscal year 1996.

  PPR's results of operations for fiscal year 1997 were affected by the incurrence of a non-recurring restructuring charge of $0.5 million. This charge was for the costs associated with employee terminations which resulted in a reduction of the PPR's work force by approximately 5%. During fiscal year 1996, a charge of $2.7 million was recorded. The 1996 charge was recorded in connection with the fixed asset write-down of $1.4 million related to the closing of all bottling operations in PPR's old bottling plant and $1.3 million in pension asset write-offs and costs associated with employee terminations.

  Loss from operations for PPR decreased to $21.4 million during fiscal year 1997, from a loss of $26.8 million for fiscal year 1996. The decreased loss resulted from (i) a $3 million improvement in gross profit resulting from higher unit sales volume of 4%, and lower raw material and labor costs, partially offset by lower net selling prices due to increased discounts offered to customers and higher depreciation expense, (ii) lower selling and marketing costs of $12.2 million, (iii) lower administrative expenses of $1.2 million, (iv) the incidence of non-cash settlement of litigation costs of $13.2 million, and (v) a decrease in restructuring charges of $2.2 million.

  Based on information made public by BAESA, equity in net loss of BAESA, net of income taxes, amounted to $51.5 million for fiscal year 1996. PPR's equity in the loss reported by BAESA for fiscal year 1996 was such that it reduced the PPR's investment to zero, meaning that no further equity in losses of BAESA would be reported by PPR until BAESA reported profits sufficient to produce a positive investment in BAESA on PPR's balance sheet. No such profits were realized during fiscal year 1997. As a result of withdrawal of partnership interest in BAESA Shareholder Associates and the liquidation of Argentine Bottling Associates, an affiliated partnership through which PPR held its investment in BAESA, PPR will no longer be subject to the accounting requirements that requires PPR to report the results of operations of BAESA on an equity basis.

  Income tax benefit was $3.3 million for fiscal year 1997 as compared to $1.2 million for fiscal year 1996. The increase was primarily due to income tax benefit arising from the carry back of current year losses to fiscal year 1994.

  Net loss for fiscal year 1997 was $19.5 million, compared to a loss of $74.3 million for fiscal year 1996. Loss during fiscal 1997 before equity in net loss of BAESA was $19.5 million, as compared to $22.9 million for fiscal year 1996.

  Liquidity and Capital Resources

  General

  In April 1999, PPR completed the sale of the Cristalia water business. The sales price of $1.2 million was comprised of $0.7 million cash and $0.5 million note receivable. The majority of the cash proceeds were used to prepay amounts due on long-term debt.

  On July 30, 1999, PPR entered into a Third Restated Credit Agreement (the "Third Restated Credit Agreement") with Banco Popular and Bank of America. This agreement includes long-term loans of $31.8 million and a short-term revolving credit facility of $5.0 million. The loans are due on the earlier to occur of the acquisition of Delta and Dakota or April 25, 2000. Assuming that the acquisitions are completed, PPR intends to retire all debt under the Third Restated Credit Agreement with funds borrowed under its new credit facility. See "The Credit Facilities."

  Under the terms of the Third Restated Credit Agreement, PPR must maintain tangible net worth (as defined in the agreement) of $26.0 million on September 30, 1999, $24.5 million at December 31, 1999, and $23.5 million at April 25, 2000. In addition, under certain circumstances, PPR may be required to prepay a portion of the debt. Specifically, net proceeds of capital asset dispositions over $0.25 million per year, insurance recoveries other than for business interruption not promptly applied toward repair or replacement, and a portion of excess cash flow (as defined in the agreement), must be applied toward early repayment of the amounts outstanding under this agreement. The entire principal amount of loans outstanding under the Third Restated Credit Agreement becomes immediately due and payable if PPR violates any of these financial restrictions. Furthermore, PPR may not pay dividends without the consent of the lenders under the Third Restated Credit Agreement. PPR has granted the lenders a security interest in all its machinery and equipment, receivables, inventory and the real property on which the Toa Baja Plant and the Rio Piedras Plant are located. PPR believes it is in full compliance with the terms of the Third Restated Credit Agreement.

  The Delta Exchange Agreement and the Dakota Exchange Agreement each require PPR to obtain a credit facility of up to $160 million for the purpose of refinancing certain debt of PPR, Delta and Dakota. PPR has obtained a commitment from Bank of America, as administrative agent and lender, for a $175 million senior secured credit facility. See "The Credit Facilities."

  PPR had indebtedness, including short-term and long-term borrowings and capital lease obligations at June 30, 1999 of $21.9 million, at December 31, 1998 of $23.1 million, at September 30, 1998 of $23.5 million and at September 30, 1997 of $31.5 million.

  Capital expenditures, before the effect of dispositions, for PPR totaled $6.8 million in the six months ended June 30, 1999. Capital expenditures, before the effect of dispositions, for PPR totaled $1.2 million in the 1998 interim period. Capital expenditures for the fiscal years ended September 30, 1998 and 1997 were $3.0 million and $4.7 million, respectively.

  Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

  Net cash used in operating activities for PPR was $4.3 million for the six months ended June 30, 1999, as compared with $1.5 million for the same period in 1998.

  Net cash used in investing activities for PPR was $6.1 million for the six months ended June 30, 1999, as compared with $0.7 million for the same period in 1998. The increase in cash used in investing activities reflected purchases of equipment to buy-out a full service lease for delivery vehicles, to acquire additional vehicles to expand the direct servicing of accounts previously serviced by wholesalers and to place additional marketing equipment.

  Cash flows used in financing activities for PPR were $1.1 million for the six months ended June 30, 1999, as compared with $0.6 for the same period in 1998. During the six months ended June 30, 1998, PPR borrowed an additional $0.8 million on a long term basis. Additional loans were not incurred in the six months ended June 30, 1999.

  Three Months Ended December 31, 1998 Compared to Three Months Ended December 31, 1997

  Net cash used in operating activities for PPR was $3.7 million for the 1998 interim period as compared with $3.6 million for the 1997 interim period. The net cash used in operating activities, excluding the portion due to changes in assets and liabilities, was $0.2 million during the 1998 interim period and $0.4 million in the 1997 interim period. The net cash used in operating activities that was due to changes in assets and liabilities was $3.9 million in the 1998 interim period and $4.0 million in the 1997 interim period.

  Net cash used in investing activities for PPR was $1.2 million for the 1998 interim period as compared with $0.5 million for the 1997 interim period. Purchases of property and equipment, net of disposals, amounted to $1.2 and $0.5 million for the 1998 and 1997 interim periods, respectively.

  Cash flows used in financing activities for PPR were $0.4 million for the 1998 interim period as compared with $1.6 for the 1997 interim period. Financing activities for PPR during the 1998 and 1997 interim periods were limited to the net repayment of debt.

  Fiscal Year Ended September 30, 1998 Compared to Fiscal Year Ended September 30, 1997

  Net cash used in operating activities for PPR was $7.7 million for fiscal year 1998 as compared with $7.4 million for fiscal year 1997. The net cash provided by (used in) operating activities excluding the portion due to changes in assets and liabilities was ($2.2) million during fiscal year 1998 and $0.4 million during fiscal year 1997. The net cash used in operating activities that was due to changes in assets and liabilities was $5.5 million during fiscal year 1998 and $7.8 million during fiscal year 1997.

  Net cash provided by (used in) investing activities for PPR was ($2.3) million for fiscal year 1998, as compared with $8.5 million for fiscal year 1997.

  Cash flows provided by (used in) financing activities for PPR were $15.2 million for fiscal year 1998 as compared with ($0.2) million for fiscal year 1997. The significant financing activities for PPR in fiscal year 1998 were the infusion of equity related to the common stock sale attendant to the change of control of $23.1 million, net of issuance costs, and repayment of $7.9 million of short and long-term debt. The significant financing activity of PPR in fiscal year 1997 was the net repayment of indebtedness of $0.2 million. In the future, the payment of dividends will be dependent on the achievement of adequate levels of profitability in PPR's Puerto Rican operations, and, under certain conditions, the consent by Banco Popular. PPR does not expect to pay any dividends for the foreseeable future.

  Year 2000 Readiness Disclosure

  The Year 2000 problem concerns the ability of information systems and equipment controlled by computer chips and systems to properly recognize and process date-sensitive information on and beyond January 1, 2000. The risks from this date change are both internal and external and can potentially affect PPR's production, distribution and administrative systems and PPR's customers, suppliers of raw materials, utilities and distribution services. Year 2000 related problems could prevent customers from accepting deliveries from PPR or processing payments for amounts due to PPR. Suppliers may be prevented from producing and supplying goods or services essential to PPR's business.

  Delta provides information services to PPR, including the use of information systems and technology, under an accounting services agreement executed in fiscal year 1998. PPR completed its transition to Delta's systems, hardware and software during the first quarter of 1999. Below is a discussion of PPR's Year 2000 readiness and planning status, which has been patterned after Delta's Year 2000 planning.

  PPR's production facility uses equipment that operates using computer control systems based upon programmed logic controllers. PPR completed a Year 2000 compliance evaluation of these systems. PPR also uses computer systems to forecast demand, order raw materials, monitor inventory levels, ship product and record shipments. The software that runs these processes is a combination of commercially available software and internally developed applications. PPR's initial assessment indicated that these applications were Year 2000 compliant, and PPR, through Delta, has completed the testing of these applications. PPR relies on a supply chain to produce and distribute its products from manufacturing facilities to distribution warehouses and finally to customers. PPR's distribution centers use a common supply chain management application that is Year 2000 compliant.

  In order to assess the external risks to PPR, Delta distributed Year 2000 readiness surveys to PPR's suppliers and key customers. PPR is waiting for the responses from suppliers and customers to complete the assessment.

  PPR has not incurred material incremental costs associated with its Year 2000 plan. This is due in part to the recent conversion to systems provided by Delta. Within the last 18 months, Delta has replaced most software applications in use before 1993 with systems that are Year 2000 compliant. PPR believes that the remaining costs associated with addressing Year 2000 compliance issues will not be material.

  PPR's most likely potential risk with regard to Year 2000 issues is the temporary inability of suppliers to provide supplies of raw materials to PPR. The inability of PPR's suppliers to be Year 2000 ready could result in delays in product manufacturing and delivery, thereby adversely affecting the business or operations of PPR. PPR believes, however, that in a worst case scenario any disruption in supply materials can be minimized by relying on inventories or shifting production to unaffected plants with some increase in distribution costs.

  PPR recognizes the need for Year 2000 contingency plans in the event that remediation is not fully successful or that the remediation efforts of its vendors and suppliers are not timely completed. PPR plans to address contingency planning during calendar 1999. Such plans will include building inventories of raw materials and finished goods in advance of January 1, 2000 to protect against supply and production disruptions. To the extent that PPR's vendors and suppliers are unable to provide sufficient evidence of Year 2000 readiness by September 30, 1999, PPR will seek to arrange for their replacement. Additionally, PPR is developing manual processes to replace electronic applications in the event of their failure.

  Inflation

  There was no significant impact on PPR's operations as a result of inflation during the six months ended June 30, 1999, the three months ended December 31, 1998, or the fiscal years ended September 30, 1998, 1997 or 1996.

  Impact of Changes in Accounting Standards

  Effective October 1, 1998, PPR adopted the provisions of SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which required, among other items, additional disclosures on changes in PPR's pension benefit obligations and fair values of plan assets. PPR adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," in fiscal year 1998 which require the presentation of a basic and diluted earnings per share for all periods presented. Accordingly, PPR's net loss per common share was computed by dividing the net loss by the weighted average number of common shares outstanding. Net loss per common share-assuming dilution did not include PPR's potentially dilutive securities because to do so would have been antidilutive. PPR also adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income," in fiscal year 1998. This statement established standards for the reporting and display of comprehensive income and its components.

Quantitative and Qualitative Disclosures About Market Risk

  PPR uses financial instruments, primarily variable rate debt, to finance operations, for capital expenditures and for general corporate purposes. PPR's exposure to market risk for changes in interest rates relates primarily to investments, and short- and long-term debt obligations. PPR places its investments in high-quality securities with major financial institutions while limiting exposure to any one issuer. PPR does not use derivative financial instruments or engage in trading activities. There were no significant changes in PPR's exposure to market risk for changes in interest rates during the six months ended June 30, 1999.

  The table below summarizes the principal cash flows of PPR's financial instruments outstanding at December 31, 1998, categorized by type of instrument and by year of maturity.

                                                                                 Fair
                          1999    2000   2001   2002   2003  Thereafter  Total   Value
                         ------- ------ ------ ------ ------ ---------- ------- -------
Cash and cash
 equivalents-
  Deposit and money
   market accounts...... $10,418 $  --  $  --  $  --  $  --   $   --    $10,418 $10,418
  Short-term investment
   (4.5% at December 31,
   1998)................   9,000    --     --     --     --       --      9,000   9,000
Long-term debt-
  Term loan, interest at
   2.5% over LIBOR or at
   prime (7.2% at
   December 31, 1998)...   1,007  1,157  1,225  1,250  1,437   16,972    23,048  23,048

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

  On August 24, 1998, PPR engaged Arthur Andersen LLP ("Arthur Andersen") as its principal independent accountants to audit its financial statements. On the same date, PPR informed KPMG Peat Marwick LLP ("KPMG") that KPMG would no longer serve as PPR's independent auditor. The replacement of KPMG by Arthur Andersen was approved by PPR's Board of Directors on August 5, 1998.

  KPMG's reports on PPR's financial statements for the two fiscal years preceding its dismissal did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements, during or subsequent to PPR's past two fiscal years to August 24, 1998, between PPR and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its report.

                          DELTA BEVERAGE GROUP, INC.

Business

  Delta is one of the largest soft drink manufacturers and distributors in the U.S., selling over 27.9 million hard cases of PepsiCo products and 7.3 million hard cases of other soft drinks in 1998. Delta is the fifth largest independent PepsiCo bottler in the U.S. PepsiCo is the second leading soft drink franchiser in the U.S., capturing approximately 31.4% of all soft drink sales in 1998. In 1998, net sales for Delta totaled $352.1 million and EBITDA was $29.9 million.

  Delta's exclusive franchise territories cover portions of Arkansas, Louisiana, Mississippi, Tennessee and Texas and include the cities of New Orleans, Memphis, Little Rock, Shreveport, Baton Rouge and Tupelo. In the aggregate, there are approximately seven million people in Delta's territories. Delta has the exclusive right within its territories to manufacture and/or distribute the following families of products: PEPSI-COLA
(cola), MOUNTAIN DEW (heavy citrus), 7UP (lemon-lime), SLICE (orange), OCEAN SPRAY (juices), LIPTON (iced teas), SQUIRT (heavy citrus), COUNTRY TIME (lemonade), CANADA DRY (ginger ale), CRUSH (fruit), HAWAIIAN PUNCH (fruit), MUG (root beer), ALL SPORT (sport drink), YOO-HOO (chocolate), CRYSTAL LIGHT
(diet) and various other product offerings. In addition, Delta is the largest distributor of Miller products in the state of Louisiana and has the exclusive right to distribute Miller and Heineken USA Incorporated products in greater New Orleans, Louisiana.

Delta believes its success as an independent bottler is due primarily to its ability to produce efficiently and to market and distribute effectively its national brands. Delta's products include highly recognizable trademarks, most of which are supported by considerable national advertising expenditures made by the franchiser. In 1998, for example, PepsiCo spent in excess of $165 million in national advertising to advertise PepsiCo products. Furthermore, all of Delta's territories are located in the southern region of the U.S. that historically has posted above average per capita consumption of soft drinks.

  Delta operates two soft drink production facilities, one in Collierville, Tennessee, and the other in Reserve, Louisiana, with a total annual production capacity of 74.3 million cases. Delta distributes approximately 97% of its soft drink products to retail outlets through its computerized direct store delivery ("DSD") system. Delta's DSD system utilizes hand-held computer technology to receive orders from and process deliveries to Delta's customers. Through its DSD system and its 24 warehouse distribution facilities strategically located throughout its territories, Delta services and distributes products to over 32,000 retail outlets in five states. Retail customers in Delta's territories include The Kroger Company, Wal-Mart Stores, Inc., Winn-Dixie Stores, Inc. and Circle K Convenience Stores, Inc. Delta tracks its product sales daily and uses this information to plan its production, which is subject to seasonal swings in demand, and to interpret and react to changes in consumer buying patterns. This allows Delta to provide efficient and effective service to its retail customers.

  Pursuant to a Joint Venture Agreement, Delta and Poydras Street Investors LLC, a Louisiana limited liability company, formed the Pepsi Cola/Seven-Up Beverage Group of Louisiana, a Louisiana general partnership (the "Louisiana Joint Venture"). The Louisiana Joint Venture distributes soft drinks in New Orleans and Baton Rouge, Louisiana, pursuant to franchise agreements entered into or assumed by the Louisiana Joint Venture. The soft drink products distributed by the Joint Venture are supplied by Delta. The Louisiana Joint Venture also distributes Miller and Heineken beer products in greater New Orleans.


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Management's Discussion and Analysis of Financial Condition and Results of
Operations

  Results of Operations

  General

  Delta was acquired by its current owners in March 1988 in a highly leveraged transaction which was premised on a turnaround of operations and expansion of business opportunities. The results of operations started to reflect a significant turnaround in 1990 when the current senior management group took office. Delta has accomplished a number of business combinations since 1988, the most significant of which have been (i) combining in 1992 its PepsiCo based sales operation in southern Louisiana with a Seven-Up based sales operation in the same territory through a joint venture in which Delta is majority owner and managing venturer and (ii) acquiring in April 1995 the distribution rights for Miller products in a significant portion of the joint venture territory.

  In September 1993, Delta issued the 1993 Senior Notes (the "1993 Senior Notes"), the Subordinated Notes and other equity to refinance the debt incurred in 1988. As a result, Delta's interest expense burden was substantially reduced. However, effective in May 1996, the interest rate on the 1993 Senior Notes was adjusted as part of obtaining covenant waivers necessitated by the down-turn in operating results in 1995. Delta fully repaid the 1993 Senior Notes in December 1996 with proceeds received from the issuance of the new Senior Notes (the "Notes").

  As is typical of acquisitions in the beverage industry, Delta's balance sheet reflects significant allocation of purchase price to the cost of franchise rights in excess of net assets acquired ($107.2 million, $109.0 million and $112.6 million, each net of accumulated amortization, at June 30, 1999, December 31, 1998 and December 31, 1997, respectively). Amortization of the cost of (i) franchises, (ii) obtaining financing and (iii) non-compete agreements from former owners constitutes a significant non-cash charge to operations.

  Delta accumulated significant tax-basis net operating loss carryforwards (NOL's) during the turnaround period prior to the 1993 recapitalization. Management believes the NOL's will be utilized before their expiration to offset future income otherwise taxable. A deferred income tax asset representing the income tax benefit to be realized through future utilization of the NOL's was recorded on Delta's balance sheet in 1993 following the recapitalization. Provision for income taxes related to the results of operations for years subsequent to and including 1993 are substantially offset against the deferred income tax asset and thus are effectively a non-cash charge to operations.

  Delta's primary measurement of unit volume is franchise case sales which are case-sized quantities of the various packages in which products are produced. Franchise case sales refers to physical cases of beverages sold. Delta also sells premix or draft products (ready-to-serve beverages which are sold in tanks or kegs) and postmix products (fountain syrups to which carbonated water must be added). Premix and postmix products, while effectively containing the identical beverages as packaged product, are not included in case sales measurements as they are not the primary focus of Delta's selling efforts.

  Delta's primary source of revenue is franchise sales of Delta's branded products directly to retailers whether of package, premix or postmix configuration. Another source of revenue is contract sales, which are sales, primarily of products in cans, to unaffiliated companies that hold soft drink franchises. Contract sales, which historically represent approximately 10.0% to 12.0% of total net sales, may fluctuate from year to year, and are made at relatively low prices and gross profit margins due to the competition for such sales, and are not a primary focus of management in determining Delta's business strategy. As a result, management believes that changes in franchise case sales more accurately measure growth than changes in total net sales.

  Three Months Ended June 30, 1999 Compared to Three Months Ended June 30,
1998

  Net sales, excluding contract sales, for the three months ended June 30, 1999 increased by 1.2% to $85.7 million compared to $84.8 million for the same period in 1998. The increase was due to a 4.9% increase in franchise case sales volume, primarily of Delta's take-home packages of soft drinks, offset by a decrease in

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average net sales pricing per franchise case of approximately 4.3%. The decrease in average selling price was due to an increase in the proportion of take-home packages as compared to total volume and an increase in support given to retailers featuring those packages. In addition, the average selling price of single serve packages of soft drinks increased as the result of continued expanded placement of marketing equipment. Contract net sales for the three months ended June 30, 1999 decreased 4.8%, as compared to the same period in 1998. The decrease was primarily due to a shift in sales mix volume from two liter bottles to cans. Contract net sales represented 11.1% of net sales for the three months ended June 30, 1999, compared to 11.8% of net sales for the same period in 1998. As a result of the foregoing, aggregate net sales for the three months ended June 30, 1999 increased 0.5% to $96.5 million compared to $96.0 million for the same period in 1998.

  Cost of sales for the three months ended June 30, 1999 decreased to $65.7 million compared to $65.9 million for the same period in 1998. The decrease was primarily due to lower cost of packaging and the effect of higher volume on manufacturing overhead. As a percentage of net sales, cost of sales for the three months ended June 30, 1999 decreased to 68.1% compared to 68.6% for the same period in 1998. The improved margin associated with the single-serve packages of soft drinks and the increase in soft drink franchise case sales resulted in gross profit for the three months ended June 30, 1999 of $30.8 million or 2.1% more than the gross profit of $30.2 million for the same period in 1998.

  Selling, general and administrative expenses for the three months ended June 30, 1999 increased to $22.7 million compared to $22.4 million for the same period in 1998. Selling, general and administrative expenses are comprised of selling, distribution and warehousing expenses, advertising and marketing expenses, and general and administrative expenses ("G&A"). G&A increased by $0.2 million due primarily to increased personnel costs and insurance costs. All expenses grew at a rate less than volume growth.

  As a result of the above factors, income from operations for the three months ended June 30, 1999 increased to $7.2 million, or 7.4% of net sales, compared to $6.9 million, or 7.2% of net sales, for the same period in 1998.

  Interest expense for the three months ended June 30, 1999 increased to $4.9 million from $4.7 million for the same period in 1998. The increase was due primarily to the additional interest associated with additional Subordinated Notes ("Delta PIK Notes") issued by Delta to pay the interest on the Subordinated Notes.

  Delta had income before income taxes and minority interest of $2.2 million for the three months ended June 30, 1999 which was consistent with the same period in 1998.

  Delta's effective income tax rate differs from statutory rates due to several factors. The most significant factor is the non-tax-deductibility of franchise cost amortization. For interim periods, income tax expense and benefit are provided at the effective rate projected for a full fiscal year.

  As a result of the foregoing factors, Delta had a net loss of $2.1 million for the three months ended June 30, 1999 compared to net income of $0.7 million for the same period in 1998.

  Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

  Net sales, excluding contract sales, for the six months ended June 30, 1999 increased by 3.5% to $157.2 million compared to $151.9 million for the same period in 1998. The increase was due primarily to a 7.5% increase in soft-drink franchise case sales. There was strong consumer demand for Delta's soft drink products in single-serve packages which was the result of expanded placement of single-serve marketing equipment. The effect of the demand for single-serve packages was, however, partially offset by the effect of competition on net pricing in Delta's take-home soft drink packages. Contract net sales for the six months ended June 30, 1999 increased 2.9% compared to the same period in 1998. As a result of the foregoing, aggregate net sales for the six months ended June 30, 1999 increased 3.5% to $177.7 million compared to $171.8 million for the same period in 1998.

  Cost of sales for the six months ended June 30, 1999 increased to $122.0 million compared to $119.3 million for the same period in 1998. The increase was due primarily to the 7.5% increase in franchise case sales as well as

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the higher unit cost of purchasing beer from breweries. As a percentage of net sales, cost of sales for the six months ended June 30, 1999 decreased to 68.6% compared to 69.4% for the same period in 1998. The improved margin associated with single-serve packages of soft drinks and the increase in soft drink franchise case sales resulted in gross profit for the six months ended June
30, 1999 of $55.8 million, 6.2% greater than the gross profit of $52.5 million for the same period in 1998.

  Selling, general, and administrative expenses for the six months ended June 30, 1999 increased to $44.6 million compared to $43.4 million for the same period in 1998. Selling and distribution expenses increased by $0.4 million due to the placement of equipment dedicated to single-serve packages of soft drinks. G&A increased by $0.8 million due primarily to increased personnel costs and insurance costs.

  As a result of the above factors, income from operations for the six months ended June 30, 1999 increased to $9.3 million, or 5.3% of net sales, from $7.3 million, or 4.3% of net sales, for the same period in 1998. Delta's operating results are affected by seasonal demand for its products which generally results in higher sales and operating income in the second and third quarters of each fiscal year.

  Interest expense for the six months ended June 30, 1999 increased to $9.6 million from $9.4 million for the same period in 1998. The increase was due primarily to the additional interest associated with additional PIK Notes issued by Delta to pay the interest on the Subordinated Notes.

  As a result of the above factors, Delta had a loss before income taxes and minority interest of $0.3 million for the six months ended June 30, 1999, compared to a loss before income taxes and minority interest of $2.1 million for the same period in 1998.

  Delta's effective income tax rate differs from statutory rates due to several factors. The most significant factor is the non-tax-deductibility of franchise cost. For interim periods, income tax expense and benefit are provided at the effective rate projected for a full fiscal year.

  As a result of the foregoing factors, Delta had a net loss of $0.1 million for the six months ended June 30, 1999, compared to a net loss of $0.6 million for the same period in 1998.

  Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

  Net sales, excluding contract net sales, for the year ended December 31, 1998 increased by 3.7% to $307.2 million compared to $296.1 million for the same period in 1997. The increase was due primarily to a 4.5% increase in franchise case sales, of which (i) 4.0% was attributable to increased sales of Delta's soft drink products including an increase in average unit selling price of 0.7% and (ii) 0.5% was attributable to increased sales of Delta's beer products including a 1.2% increase in average unit selling prices. The majority of the increase in soft drink franchise case sales came in single-serve packages and also in take home soft drinks. Pricing for soft drink packages overall in 1998 was relatively consistent with the prior year although the pricing effect of a greater proportion of sales of single-serve packages was offset by moderate decreases in pricing of take-home packages. Beer pricing increased, reflecting industry trends and an increase in the proportion of premium beer sales to total beer sales. Contract net sales for the year ended December 31, 1998 increased 55.5% compared to the same period in 1997 due to the addition of product requirements for an existing can product customer. As a result of the foregoing, net sales for the year ended December 31, 1998 increased 8.9% to $352.1 million compared to $323.2 million for the same period in 1997.

  Cost of sales for the year ended December 31, 1998 increased to $245.7 million compared to $216.6 million for the same period in 1997. The increase was due primarily to an increase in franchise case sales offset by a decrease in the unit prices paid by Delta for certain soft drink raw materials, primarily packaging materials and sweetener. In addition, the significant increase in the contract packaging business had the effect of reducing average unit cost of sales by spreading fixed manufacturing costs over a greater volume. As a percentage of net sales, cost of sales for the year ended December 31, 1998 increased to 69.8% compared to 67.0% for the same period in 1997 due primarily to the effect of the substantial increase in contract net sales. As a result of the foregoing, gross profit for the year ended December 31, 1998 was $106.4 million compared to $106.7 million for the same period in 1997.

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  Selling, general and administrative expenses for the year ended December 31,
1998 increased to $87.0 million compared to $83.3 million for the same period in 1997. Selling, general and administrative expenses are comprised of selling, distribution and warehousing expenses ("S&D"), advertising and marketing expenses, and general and administrative expenses. All categories grew at a rate consistent with franchise case sales growth. Thus, the effect of leveraging fixed costs against higher unit volumes was partially offset by increases in S&D due to expenses related to and the placement of equipment dedicated to single-serve packages of soft drinks.

  As a result of the above factors, income from operations for the year ended December 31, 1998 decreased to $15.7 million, or 4.5% of net sales, compared to $19.7 million, or 6.1% of net sales, for the same period in 1997.

  Interest expense for the year ended December 31, 1998 increased to $18.8 million from $17.9 million for the same period in 1997. The increase was due primarily to higher utilization of Delta's credit facility and the effect of payment-in-kind of interest on its subordinated debt.

  As a result of the above factors, Delta realized a loss before income taxes and minority interest of $3.2 million for the year ended December 31, 1998 compared to income of $1.8 million for the same period in 1997.

  Delta's effective income tax rate differs from statutory rates due primarily to the non-tax deductibility of franchise cost amortization.

  As a result of the foregoing factors, Delta had a net loss of $3.3 million for the fiscal year ended December 31, 1998 compared to a net loss of $0.1 million for the same period in 1997.

  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

  Net sales, excluding contract net sales, for the year ended December 31, 1997 increased by 3.0% to $296.1 million compared to $287.4 million for the same period in 1996. The increase was due primarily to a 2.6% increase in franchise case sales, of which (i) 2.5% was attributable to increased sales of Delta's soft drink products accompanied by an increase in average unit selling price of 0.2% and (ii) 0.1% was attributable to increased sales of Delta's beer products accompanied by a 2.0% increase in average unit selling prices. The majority of the increase in soft drink franchise case sales came in single-serve packages, although unit volume of take home soft drink and beer packages also increased. Pricing for soft drink packages overall was relatively consistent with the same period of the prior year although the pricing effect of a greater proportion of sales of single-serve packages was offset by moderate decreases in pricing of take-home packages. Beer pricing increased, reflecting industry trends and an increase in the proportion of premium beer sales to total beer sales. Contract net sales for the year ended December 31, 1997 increased 8.9% compared to the same period in 1996. As a result of the foregoing, net sales for the year ended December 31, 1997 increased 3.5% to $323.2 million compared to $312.3 million for the same period in 1996.

  Cost of sales for the year ended December 31, 1997 increased to $216.6 million compared to $215.1 million for the same period in 1996. The increase was due primarily to an increase in franchise case sales offset by a decrease in the unit prices paid by Delta for certain soft drink raw materials, primarily packaging materials and sweetener. In addition, the significant increase in the contract packaging business had the effect of reducing average unit cost of sales by spreading fixed manufacturing costs over a greater volume. As a percentage of net sales, cost of sales for the year ended December 31, 1997 decreased to 67.0% compared to 68.9% for the same period in 1996. The improved margin associated with single-serve packages of soft drinks and premium beer brands and increased franchise case sales resulted in gross profit for the year ended December 31, 1997 of $106.7 million or 9.8% greater than the gross profit of $97.2 million for the same period in 1996.

  Selling, general and administrative expenses for the year ended December 31, 1997 increased to $83.3 million compared to $76.9 million for the same period in 1996. All categories grew at a rate consistent with sales growth, reflecting the effect of leveraging fixed costs against higher unit volumes, partially offset by increases in selling, distribution and warehousing expenses due to expenses related to and placement of equipment dedicated to single-serve packages of soft drinks. In addition, the increase reflected increases in general and administrative expenses due to provisions for incentive compensation plans based on the attainment of targeted

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performance. The level of expenditure for such incentives in 1997 exceeded comparable expenditures during 1996 by approximately $2.3 million.

  As a result of the above factors, income from operations for the year ended December 31, 1997 increased to $19.7 million, or 6.1% of net sales, compared to $16.7 million, or 5.3% of net sales, for the same period in 1996.

  Interest expense for the year ended December 31, 1997 increased to $17.9 million from $15.1 million for the same period in 1996. The increase was due to the higher interest rates associated with the December 1996 refinancing of Delta's senior debt and the effect of payment-in-kind of interest on its subordinated debt. The total debt service requirements of Delta have been reduced through elimination of current principal payments on senior indebtedness.

  As a result of the above factors, Delta generated income before income taxes, minority interest and extraordinary items of $1.8 million for the year ended December 31, 1997 compared to $0.9 million for the same period in 1996.

  Delta's effective income tax rate differs from statutory rates due primarily to the non-tax deductibility of franchise cost amortization.

  As a result of the foregoing factors, Delta had a net loss of $0.1 million for the fiscal year ended December 31, 1997 compared to a net loss of $2.3 million for the fiscal year ended December 31, 1996. The 1996 Delta loss includes an extraordinary item (loss on extinguishment of debt) of $1.5 million, net of an income tax benefit of $1.0 million.

  Liquidity and Capital Resources

  General

  Based on anticipated operating results, management does not expect Delta's future operating activities will generate sufficient cash flows to repay in their entirety its $120.0 million of Notes payable at their maturity on December 15, 2003. While management believes Delta will be able to refinance the Notes at or prior to their maturity, or raise sufficient funds through equity or assets sales to repay such indebtedness, or effect a combination of the foregoing, there can be no assurance that it will be able to do so.

  Delta has Subordinated Notes payable with a balance of $51.2 million at June 30, 1999, $48.6 million at December 31, 1998 and $43.6 million at December 31, 1997. The Subordinated Notes mature on December 23, 2003. However, the maturity of the Subordinated Notes can be extended to December 23, 2004 and then to December 23, 2005 if any debt incurred to refinance the 1993 Senior Notes is then outstanding. The Subordinated Notes have an interest rate of 11.0% which can be paid under certain conditions with Delta PIK Notes. Management expects those conditions will exist at least until December 1999 and that it will make payments of interest in Delta PIK Notes to conserve cash. Management does not expect that Delta's future operating activities will generate sufficient cash flows to repay the Subordinated Notes at their maturity. While management believes that Delta will be able to refinance the Subordinated Notes, including any Delta PIK Notes, at or prior to their maturity, or raise sufficient funds though equity or asset sales to repay such indebtedness, or effect a combination of the foregoing, there can be no assurance that it will be able to do so.

  Delta's principal use of funds until 2003 will be the payment of interest and investment in capital assets and strategic acquisitions. It is expected that Delta's primary sources of funds for its future activities will be operations. While Delta does not currently anticipate utilizing the funds available under its credit agreement for other than seasonal working capital requirements, such funds may be used to augment operating cash flow. Pursuant to the credit agreement, Delta has a borrowing capacity of up to $30.0 million, including $10.0 million available for the issuance of letters of credit. At June 30, 1999, December 31, 1998 and December 31, 1997, $8.9 million, $5.6 million, and $0, respectively, had been drawn on the credit agreement. The credit facility will mature in 2001 based on Delta's anticipated operating results. Management believes that Delta's future operating activities will generate sufficient cash flows to repay borrowings under the credit agreement as they become due and payable.

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  Management believes that Delta's production facilities will be sufficient to meet anticipated unit growth for the next several years. Accordingly, management anticipates the capital expenditures in respect of such facilities will consist of expenditures to maintain operating efficiency. Capital expenditures will be required primarily for Delta's automobile and truck fleet, vending machines, and routine plant, bottling and canning equipment additions or maintenance. During the six months ended June 30, 1999, capital expenditures totaled $8.6 million. During the years ended December 31, 1998 and 1997, capital expenditures totaled $14.9 million and $15.0 million, respectively. Delta anticipates that capital expenditures will total approximately $12.5 million in fiscal year 1999.

  Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

  Delta had cash of $4.0 million and working capital of $34.1 million at June 30, 1999, compared to cash of $3.8 million and working capital of $32.5 million at December 31, 1998. Working capital represents current assets (excluding cash and cash equivalents) less current liabilities (excluding current maturities of long-term debt and other long-term liabilities).

  The $0.2 million increase in cash from December 31, 1998 to June 30, 1999 resulted from net cash provided by operations of $8.8 million, augmented by $3.1 million provided by net financing activities, less cash used by investing activities of $11.8 million. The cash provided by operations was net of a $1.6 million increase in working capital. In the same period in 1998, cash increased by $0.3 million resulting from net cash provided by operations of $8.4 million and from net financing activities of $5.0 million less cash used by investing activities of $13.1 million.

  Cash used in investing activities of $11.8 million in the six months ended June 30, 1999 represented a $1.3 million decrease from cash used in the same period of 1998. The higher amount in 1998 was primarily for marketing equipment related to single-serve packages of soft drinks.

  Financing activities in the six months ended June 30, 1999 provided $3.1 million in net cash, which represented a $1.9 million decrease over the $5.0 million in net cash provided in the same period of 1998. This decrease in net cash provided resulted primarily from credit agreement advances of approximately $7.0 million less credit agreement payments of approximately $4.5 million. The lower level of capital expenditures required less reliance on the credit agreement in 1999.

  Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

  Delta had cash of $3.8 million and working capital of $32.5 million at December 31, 1998, compared to cash of $4.7 million and working capital of $35.4 million at December 31, 1997. Working capital represents current assets (excluding cash and cash equivalents) less current liabilities (excluding advances under the credit agreement and current maturities of long-term debt and other liabilities).

  The $0.9 million decrease in cash from December 31, 1997 to December 31, 1998 resulted from net cash provided by operations of $17.0 million less cash used in investing activities of $22.6 million plus cash provided by financing activities of $4.7 million during the year. The cash provided by operations in 1998 was $6.9 million greater than provided in 1997 due principally to a reversal in the growth of working capital. In 1997, working capital grew $10.2 million and in 1998 decreased by $0.6 million primarily due to changes in inventory and current liabilities.

  Cash used in investing activities of $22.6 million in the year ended December 31, 1998 was a $6.4 million increase over the cash used during 1997. Cash used in investing activities included capital expenditures of $14.9 million in the year ended December 31, 1998, a $0.1 million decrease from 1997, and included $7.5 million used for expenditures to secure long-term marketing relationships.

  Financing activities in the year ended December 31, 1998 provided $4.7 million in net cash which represented a $6.2 million increase over the $1.5 million in net cash used in the same period in 1997. This increase in net cash provided resulted primarily from net credit agreement advances of approximately $5.6 million.

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  Year 2000 Readiness Disclosure

  The term "Year 2000" is used to describe general problems that may result from improper processing of dates and date-sensitive calculations by computers or other machinery as the year 2000 is approached and reached. This problem stems from the fact that many of the world's computer hardware and software applications have historically used only the last two digits to refer to a year. As a result, many of these computer programs do not or will not properly recognize a year that begins with "20" instead of the familiar "19." If not corrected, many computer applications could fail or create erroneous results.

  The risks from this date change are both internal and external and can potentially affect Delta's production, distribution and administrative systems and Delta's customers, suppliers of raw materials, utilities and distribution services. Year 2000 related problems could prevent customers from accepting deliveries from Delta or processing payments for amounts due to Delta. Suppliers may be prevented from producing and supplying goods or services essential to Delta's business.

  PepsiCo distributed to its franchisees its Year 2000 compliance plan, which Delta used as a framework for the development and implementation of its own Year 2000 compliance. Delta evaluated its information technology ("IT") systems for Year 2000 compliance. Delta also assessed its non-IT systems (i.e. embedded technology such as microprocessors in manufacturing and other equipment). Delta has completed its assessment of IT and non-IT systems, with the exception of its HVAC system, copiers and fax machines.

  Currently, Delta is modifying both IT and non-IT systems to make them Year 2000 compliant. In instances where modifications have been completed or were not required, Delta is testing the systems to ensure Year 2000 compliance.

  Delta uses outside vendors to supply its most significant data processing software. These vendors have indicated their products are Year 2000 compliant or will be Year 2000 compliant by year end. Delta also relies on third party suppliers for raw materials. Delta has contacted each of its critical suppliers to assess their readiness and to determine the extent to which Delta may be vulnerable to such parties' failure to resolve their own Year 2000 issues. Due to delays in receiving responses from suppliers, Delta now expects this effort to be completed by September 30, 1999.

  Delta does not expect the cost of becoming Year 2000 compliant to be material to its consolidated financial condition or results of operations. This is due, in part, to Delta's recent significant upgrades to its data communication network and key data processing hardware, all of which are Year 2000 compliant.

  Delta recognizes that Year 2000 issues constitute a material known uncertainty. Delta also recognizes the importance of ensuring that Year 2000 issues will not adversely affect its operations. Delta believes that the processes described above will be effective to manage the risks associated with the problem. However, there can be no assurance that the processes can be completed on the timetable described above or that remediation will be fully effective. The failure to identify and remediate Year 2000 issues, or the failure of key vendors, suppliers or other critical third parties who do business with Delta to timely remediate their Year 2000 issues could cause an interruption in the business operations of Delta. At this time, however, Delta does not possess information necessary to estimate the overall potential financial impact of Year 2000 compliance issues.

  Delta's worst case scenario would be the temporary inability of suppliers to provide supplies of raw materials to Delta. The inability of Delta's suppliers to be Year 2000 ready could result in delays in product manufacturing and delivery, thereby adversely affecting the business or operations of Delta. Delta believes, however, that in a worst case scenario any disruption in supply materials can be minimized by relying on inventories or shifting production to unaffected plants with some increase in distribution costs.

  Delta recognizes the need for Year 2000 contingency plans in the event that remediation is not fully successful or that the remediation efforts of its vendors and suppliers are not timely completed. Delta plans to address contingency planning during calendar 1999. Such plans will include building inventories of raw materials and finished goods in advance of January 1, 2000 to protect against supply and production disruptions. To the extent that Delta's vendors and suppliers are unable to provide sufficient evidence of Year 2000 readiness by September 30, 1999, Delta will seek to arrange for their replacement. Additionally, Delta is developing manual processes to replace electronic applications in the event of their failure. Finally, Delta is working with its customers to build customer inventory levels at year-end as a contingency against company or customer Year 2000 failure.

  Inflation

  There was no significant impact on Delta's operations as a result of inflation during the six months ended June 30, 1999 or the years ended December 31, 1998, 1997 or 1996.

Quantitative and Qualitative Disclosures About Market Risk

  Delta uses financial instruments, including fixed and variable rate debt, to finance operations, for capital expenditures and for general corporate purposes. Delta's exposure to market risk for changes in interest rates relates primarily to short- and long-term debt obligations. Delta does not use derivative financial instruments or engage in trading activities. There were no significant changes in Delta's exposure to market risk for changes in interest rates during the six months ended June 30, 1999.

  The table below summarizes the principal cash flows of Delta's financial instruments outstanding at December 31, 1998, categorized by type of instrument and by year of maturity.

                                                                                Fair
                          1999  2000  2001  2002   2003   Thereafter  Total    Value
                         ------ ---- ------ ---- -------- ---------- -------- --------
                                            (Dollars in thousands)
Cash and cash
 equivalents-
  Deposit and money
   market accounts...... $3,818 $--  $  --  $--  $    --    $  --    $  3,818 $  3,818
Long term debt-
  Senior notes payable
   (interest at 9.75%)..    --   --     --   --   120,000      --     120,000  123,501
  Subordinated notes
   payable (interest at
   11%).................    --   --     --   --    48,573      --      48,573   51,702
Revolving line of
 credit-
  Swing line facility
   (7%average interest
   rate)................    --   --   2,500  --       --       --       2,500    2,500
  All other (10.8%
   average interest
   rate)................    --   --   3,100  --       --       --       3,100    3,100
Other current and long
 term obligations.......    240  154     34  --       --     6,129      6,557    6,557

                         DAKOTA BEVERAGE COMPANY, INC.

Business

  Dakota operates 12 Pepsi-Cola bottling franchises in northwestern and southwestern Minnesota, eastern North and South Dakota and northwestern Iowa. Major population centers in the franchise territories include Warroad, Thief River Falls and Ortonville, Minnesota; Bismarck, Fargo and Grand Forks, North Dakota; Aberdeen, Sioux Falls and Watertown, South Dakota; and Estherville, Iowa. Dakota is a wholly owned subsidiary of Pohlad Companies.

  Dakota's operations are conducted under exclusive, perpetual franchise agreements with PepsiCo in all of its territories and Cadbury Schweppes and recognizable allied brands in portions of its territories.

  Dakota purchases all of its bottled and canned soft drink products from Wis-Pak, Inc., a soft drink bottling and canning cooperative. Dakota owns and operates one bottle production line with an annual capacity of approximately
2.5 million cases and a fountain syrup production line. Dakota's bottling line is dedicated to the production of soft drinks exclusively for Wis-Pak.

  Wis-Pak currently operates five filling plants and two plastic bottle manufacturing plants and is one of the largest soft drink manufacturing operations in the United States. Production for the year ended December 31, 1998 was 133 million units (cases/gallons).

  The bottlers who are members of Wis-Pak, including Dakota, have entered into long term contracts under which they agree to purchase 100% of their annual requirements of bottled and canned Pepsi products from Wis-Pak. Prices for product are established by Wis-Pak and approved by Wis-Pak's Board of Directors. Rebates are distributed to the shareholders annually based on Wis-Pak's profitability. Dakota is the second largest shareholder in Wis-Pak with a 12% economic interest. Dakota has historically purchased approximately 11% of Wis-Pak's production annually. Dakota has one seat on Wis-Pak's 12 member Board of Directors.

  Dakota and Wis-Pak purchase their primary raw materials through Consolidated Purchasing Group ("CPG"). Formed in 1991, CPG is a purchasing cooperative comprised of 130 independent Pepsi-Cola bottlers. Membership in CPG has resulted in lower raw material costs due to CPG purchasing in large quantities. Raw materials not purchased from CPG include product concentrate, which can only be purchased from the franchiser, and aluminum cans.

Management's Discussion and Analysis of Financial Condition and Results of Operations

  Results of Operations

  General

  As is typical in the beverage industry, Dakota's balance sheet reflects significant allocation of purchase price to the cost of franchise rights in excess of net assets acquired ($12.8 million, $12.4 million and $12.7 million, each net of accumulated amortization, at June 30, 1999, December 31, 1998 and 1997, respectively).

  Effective January 1, 1997, Dakota elected S Corporation status under the applicable Internal Revenue Code and Minnesota Income Tax sections, whereby the taxable income and any available tax credits of Dakota are included in the income tax return of its shareholder. As part of the change in tax status, in 1997, Dakota eliminated the effect of all basis differences. The effect of these basis differences at January 1, 1997 was $2.5 million in the aggregate and was recorded in the statement of operations as a benefit for income taxes. As Dakota is no longer required to pay income taxes, no provision for income taxes has been included in the operating results for the years ended December 31, 1998 and 1997.

  Dakota's primary measure of unit volume is franchise case sales, which are case-sized quantities of the various bottle and can packages in which products are produced. Franchise case sales refers to physical cases of beverages sold. Dakota also sells premix (ready-to-serve beverages which are sold in tanks) and postmix products (fountain syrups to which carbonated water must be added). Premix and postmix products, while effectively containing the identical beverages as packaged product, are not included in case sales measurements as they are not the primary focus of Dakota's selling efforts.

  Dakota's primary source of revenue is franchise sales of Dakota's branded products directly to retailers in bottle, can, premix or postmix configuration. Another source of revenue is full-line vending sales, primarily of candy, snack, beverages and food products sold through vending machines. Full-line vending sales represent less than 5% of total net sales.

  Three Months Ended June 30, 1999 Compared to Three Months Ended June 30,
1998

  Net sales for the three months ended June 30, 1999 increased by 1.9% to $26.9 million compared to $26.4 million for the same period in 1998. The increase was due primarily to a 4.9% increase in the average per case selling price. Soft drink franchise case sales decreased by 4.5% due mainly to consumer resistance to the retail price increase in 1999.

  Cost of sales for the three months ended June 30, 1999 decreased to $15.3 million compared to $15.7 million for the same period in 1998. The decrease was due primarily to a decrease in the per case prices paid by Dakota for soft drink packages purchased from its cooperative supplier, Wis-Pak. Wis-Pak experienced lower raw material packaging costs for plastic bottles. These decreased costs were passed along to Dakota. As a result of the foregoing, gross profit for the three months ended June 30, 1999 was $11.6 million compared to $10.7 million for the same period in 1998.

  Selling, general and administrative expenses for the three months ended June 30, 1999 increased to $6.7 million compared to $5.9 million for the same period in 1998. Selling, general and administrative expenses are comprised of selling, distribution and warehousing expenses, advertising and marketing expenses, and general and administrative expenses. These expenses increased 12.6%, due mainly to wage rate increases and expenses related to the placement of equipment dedicated to sales of single-serve packages.

  During the three months ended June 30, 1999, Dakota expensed approximately $1.3 million in professional fees and other related costs attributable to combining the common equity interests of Dakota, Delta and PPR.

  As a result of the above factors, income from operations for the three months ended June 30, 1999 decreased to $3.4 million, or 12.7% of net sales, compared to $4.6 million, or 17.6% of net sales, for the same period in 1998.

  Interest expense, net of interest income, for the three months ended June 30, 1999 decreased slightly from the same period in 1998. The decrease was due primarily to the scheduled principal payments on the senior secured notes.

  As a result of the above factors, Dakota realized net income of $3.3 million for the three months ended June 30, 1999 compared to net income of $4.4 million for the same period in 1998.

  Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

  Net sales for the six months ended June 30, 1999 increased by 2.3% to $48.7 million compared to $47.6 million for the same period in 1998. The increase was due primarily to a 4.7% increase in the average per case selling price. Soft drink franchise case sales decreased by 3.2% due mainly to consumer resistance to the retail price increase in 1999.

  Cost of sales for the six months ended June 30, 1999 decreased to $27.8 million compared to $28.1 million for the same period in 1998. The decrease was due primarily to a decrease in the per case prices paid by Dakota for soft drink packages purchased from their cooperative supplier, Wis-Pak. Wis-Pak experienced lower raw material packaging costs for plastic bottles. These decreased costs were passed along to Dakota. As a result of the foregoing, gross profit for the six months ended June 30, 1999 was $20.9 million compared to $19.5 million for the same period in 1998.

  Selling, general and administrative expenses for the six months ended June 30, 1999 increased to $13.0 million compared to $11.9 million for the same period in 1998. These expenses increased 9.4%, due mainly to wage rate increases and expenses related to the placement of equipment dedicated to sales of single-serve packages.

  During the six months ended June 30, 1999, Dakota expensed approximately $1.3 million in professional fees and other related costs attributable to combining the common equity interests of Dakota, Delta and PPR.

  As a result of the above factors, income from operations for the six months ended June 30, 1999 decreased to $6.3 million, or 13% of net sales, compared to $7.3 million, or 15.4% of net sales, for the same period in 1998.

  Interest expense, net of interest income, for the six months ended June 30, 1999 decreased slightly from the same period in 1998. The decrease was due primarily to the scheduled principal payments on the senior secured notes.

  As a result of the above factors, Dakota realized net income of $6.0 million for the six months ended June 30, 1999 compared to net income of $6.9 million for the same period in 1998.

  Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

  Net sales for the year ended December 31, 1998 increased by 2.6% to $97.4 million compared to $94.9 million for the same period in 1997. The increase was due primarily to a 6.1% increase in franchise case sales volume and a decrease in the average per case selling price of 1.0%. The majority of the increase in soft drink franchise case sales came in single-serve packages sold in refrigerated vendors and coolers. There was also a moderate increase in take-home soft drink volume. Pricing for soft drink packages overall in 1998 was relatively consistent with the prior year although the pricing effect of a greater proportion of sales of single-serve packages was offset by decreases in pricing of take-home packages and increases in off-invoice discounts given to retail customers.

  Cost of sales for the year ended December 31, 1998 increased to $57.0 million compared to $53.9 million for the same period in 1997. The increase was due primarily to an increase in raw materials costs, primarily packaging materials and sweetener, which resulted in higher franchise case sales costs that were passed along to Dakota by their cooperative supplier for soft drink packages. As a result of the foregoing, gross profit for the year ended December 31, 1998 was $40.3 million compared to $41.0 million for the same period in 1997.

  Selling, general and administrative expenses for the year ended December 31, 1998 increased to $24.5 million compared to $24.0 million for the same period in 1997. These expenses increased 2.2% in 1998, while case sales volume increased 6.1%. Thus, Dakota was able to leverage fixed costs against higher unit volumes in 1998, even though there was 3.5% increase in selling, distribution and warehousing expenses due to expenses related to the placement of equipment dedicated to single-serve packages of soft drinks.

  As a result of the above factors, income from operations for the year ended December 31, 1998 decreased to $15.4 million, or 15.8% of net sales, compared to $16.5 million, or 17.4% of net sales, for the same period in 1997.

  Interest expense, net of interest income, for the year ended December 31, 1998 decreased to $0.6 million from $0.7 million for the same period in 1997. The decrease was due primarily to the scheduled principal payments on the senior secured notes.

  As a result of the above factors, Dakota realized net income of $14.9 million for the year ended December 31, 1998 compared to net income of $15.7 million for the same period in 1997.

  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

  Net sales for the year ended December 31, 1997 increased by 6.0% to $94.9 million compared to $89.5 million for the same period in 1996. The increase was due primarily to a 4.5% increase in franchise case sales volume and an increase in the average per case selling price of 1.7%. The majority of the increase in soft drink franchise case sales came in single-serve packages sold in refrigerated vendors and coolers. There was also a small increase in take-home soft drink volume. Pricing for soft drink packages overall was relatively consistent with the prior year. Pricing was affected by a greater proportion of sales of single-serve packages, including a moderate single-serve price increase, which was offset by decreases in pricing of take-home packages.

  Cost of sales for the year ended December 31, 1997 increased to $53.9 million compared to $52.9 million for the same period in 1996. The increase was due primarily to an increase in franchise case sales. The increase was due primarily to an increase in raw materials costs, primarily packaging materials and sweetener which resulted in higher franchise case sales costs which were passed along to Dakota by their cooperative supplier for soft drink packages. As a result of the foregoing, gross profit for the year ended December 31, 1997 was $41.0 million compared to $36.6 million for the same period in 1996.

  Selling, general and administrative expenses for the year ended December 31, 1997 increased to $24.0 million compared to $20.8 million for the same period in 1996. These expenses increased 15% in 1997, while case sales volume increased 4.5%. Dakota's fixed costs increased at a faster rate than unit volumes in 1997 mainly due to expenses related to the placement of equipment dedicated to single-serve packages. Additionally, Dakota also experienced cost of $0.3 million in 1997 related to flood damage incurred in its Fargo, North Dakota facility.

  As a result of the above factors, income from operations for the year ended December 31, 1997 increased to $16.5 million, or 17.4% of net sales, compared to $15.3 million, or 17.1% of net sales, for the same period in 1996.

  Interest expense, net of interest income, for the year ended December 31, 1997 decreased to $0.7 million from $0.9 million for the same period in 1996. The decrease was due primarily to the scheduled principal payments on the senior secured notes.

  As a result of the above factors, Dakota generated income before income taxes of $15.7 million for the year ended December 31, 1997 compared to $14.5 million for the same period in 1996.

  Net income in 1997 was $18.2 million compared to $8.9 million in 1996. As mentioned above, Dakota changed its tax status in 1997 and as a result, no income tax provision was recorded in 1997; however, 1997 was impacted by a $2.5 million income tax benefit recorded as a result of Dakota's change in tax status. The 1996 operations reflected an income tax provision of $5.6 million.

  Liquidity and Capital Resources

  General

  Dakota's principal use of funds until 2003 will be the repayment of interest and investment in capital assets and strategic acquisitions. It is expected that Dakota's primary source of funds for its future activities will be its operations. While Dakota does not currently anticipate utilizing the funds available under its credit agreement for other than seasonal working capital requirements, such funds may be used to augment operating cash flow. Pursuant to Dakota's credit facility, it has a borrowing capacity of up to $ 25.0 million. As of June 30, 1999, $6.4 million had been drawn on the credit agreement, $4.0 million at December 31, 1998 and $0 at December 31, 1997. The credit facility will mature in 2008. Management expects Dakota's operating activities will generate sufficient cash flows to repay the line of credit.

  Dakota has senior secured notes payable with a balance of $27.5 million at June 30, 1999, and $28.5 million at December 31, 1998, of which $7.5 million is due in varying semiannual installments through February 1, 2003 and $20.0 million is due semiannually from February 1, 2002 through August 1, 2008. These senior secured notes have interest rates of 7.39% and 6.97%, respectively. The balance of senior notes at December 31, 1997 was $10.5 million. Additionally, Dakota had a $5.0 million term loan outstanding at June 30, 1999 and December 31, 1998, which matures on February 1, 2004. The interest rate on the term loan is LIBOR plus 1.1%, which can be locked in for short periods of time, typically 30 to 90 days. Management expects Dakota's operating activities will generate sufficient cash flows to repay the senior secured notes and term loan.

  Capital expenditures will be required primarily for Dakota's vendor and cooler placements, automobile and truck fleet, and routine plant, bottling, and equipment additions or maintenance. During the six months ended June 30, 1999, capital expenditures totaled $4.2 million. During the years ended December 31, 1998 and 1997, capital expenditures totaled $4.5 million and $5.4 million, respectively. Dakota anticipates that capital expenditures will be $5.5 million in fiscal year 1999.

  Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

  Dakota had a cash balance of $0.6 million and working capital of $5.3 million at June 30, 1999, compared to cash of $0.3 million and working capital of $6.7 million at December 31, 1998. Working capital represents current assets (excluding cash and cash equivalents) less current liabilities (excluding advances under the Credit Agreement and current maturities of long-term debt and other liabilities).

  The $0.3 million increase in cash from December 31, 1998 to June 30, 1999 resulted from net cash provided by operations of $8.9 million less cash used in investing activities of $4.7 million less cash used by financing activities of $3.9 million. The cash provided by operations was net of a $0.5 million increase in working capital. In the same period in 1998, cash decreased by $4.5 million resulting from net cash provided by operations of $6.3 million less cash used in investing activities of $3.5 million less cash used by financing activities of $7.3 million.

  Cash used in investing activities of $4.7 million in the six months ended June 30, 1999 represented a $1.2 million increase over the cash used in the same period in 1998. The increase in cash used was primarily related to increased capital expenditures and the March 1, 1999 purchase of S & R Vending, a full-line vending company in Wahpeton, North Dakota.

  Financing activities in the six months ended June 30, 1999 used $3.9 million in net cash, which represented a $3.4 million decrease over the $7.3 million in net cash used in the same period in 1998. This decrease in net cash used resulted primarily from Credit Agreement advances of approximately $6.5 million less Credit Agreement payments of approximately $4.0 million.

  Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

  Dakota had cash of $0.3 million and working capital of $6.7 million at December 31, 1998, compared to cash of $7.2 million and working capital of $4.5 million at December 31, 1997. Working capital represents current assets (excluding cash and cash equivalents) less current liabilities (excluding advances under the credit agreement and current maturities of long-term debt and other liabilities).

  The $6.9 million decrease in cash from December 31, 1997 to December 31, 1998 resulted from net cash provided by operations of $15.8 million less cash used in investing activities of $4.5 million less cash used in financing activities of $18.3 million during the year. The cash provided by operations in 1998 was $2.9 million less than provided in 1997 due principally to changes in working capital. In 1998, working capital increased $2.4 million and in 1997 increased by $0.1 million primarily due to changes in prepaid expenses and accounts payable and accrued liabilities.

  Cash used in investing activities of $4.4 million in the year ended December 31, 1998 represented a $0.6 million decrease over the cash used in the same period in 1997. The decrease in cash used was primarily related to decreased capital expenditures.

  Financing activities in the year ended December 31, 1998 used $18.3 million in net cash, which represented a $5.4 million increase over the $12.9 million in net cash used in the same period in 1997. This increase in net cash used resulted primarily from a notes receivable to the Pohlad Companies of $33.4 million netted against new senior notes of $20.0 million.

  Year 2000 Readiness Disclosure

  The term "Year 2000" is used to describe general problems that may result from improper processing of dates and date-sensitive calculations by computers or other machinery as the year 2000 is approached and reached. This problem stems from the fact that many of the world's computer hardware and software applications have historically used only the last two digits to refer to a year. As a result, many of these computer programs do not or will not properly recognize a year that begins with "20" instead of the familiar "19." If not corrected, many computer applications could fail or create erroneous results.

  The risks from this date change are both internal and external and can potentially affect Dakota's production, distribution and administrative systems and Dakota's customers, suppliers of raw materials, utilities and distribution services. Year 2000 related problems could prevent customers from accepting deliveries from Dakota or processing payments for amounts due to Dakota. Suppliers may be prevented from producing and supplying goods or services essential to Dakota's business.

  Dakota has completed the process of evaluating its IT systems for Year 2000 compliance. Dakota used the PepsiCo Year 2000 compliance plan as a framework for the development and implementation of its Year 2000 compliance plan. In addition to the evaluation of traditional IT assets, production equipment and non-traditional IT equipment such as embedded chip assets have been evaluated.

  Dakota uses both outside and internally developed applications for data processing software. Dakota's most critical applications are Year 2000 compliant at this time. Dakota must perform a few modifications to make some of its less critical internally developed applications Year 2000 compliant. These modifications and any other modifications should be completed by September 30, 1999.

  Dakota does not expect the cost of becoming Year 2000 compliant to be material to its consolidated financial condition or results of operations. This is due, in part, to Dakota's recent significant upgrades to its data communication network and key data processing hardware, all of which are Year 2000 compliant.

  Dakota recognizes that Year 2000 issues constitute a material known uncertainty. Dakota also recognizes the importance of ensuring that Year 2000 issues will not adversely affect its operations. Dakota believes that the processes described above will be effective to manage the risks associated with the problem. However, there can be no assurance that the processes can be completed on the timetable described above or that the remediation will be fully effective. The failure to identify and remediate Year 2000 issues, or the failure of key vendors, suppliers or other critical third parties who do business with Dakota to timely remediate their Year 2000 issues could cause an interruption in the business operations of Dakota. At this time, however, Dakota does not posses information necessary to estimate the overall potential impact of Year 2000 compliance issues.

  Dakota's most likely potential risk with regard to Year 2000 issues is the temporary inability of suppliers to provide supplies of raw materials to Dakota. The inability of Dakota's suppliers to be Year 2000 ready could result in delays in product manufacturing and delivery, thereby adversely affecting the business or operations of Dakota. Dakota believes, however, that in a worst case scenario any disruption in supply materials can be minimized by relying on inventories or shifting production to unaffected plants or suppliers with some increased distribution costs.

  Dakota has reviewed with its major suppliers their Year 2000 plans and indications are that they are, or will be, compliant in time for January 1, 2000. As for the supply of electricity, Dakota is in the process now of obtaining an alternate source for back-up purposes.

  Dakota recognizes the need for Year 2000 contingency plans in the event that Dakota's plan is not fully successful or that the efforts of its vendors and suppliers are not timely completed. Dakota plans to address contingency planning during calendar 1999. Such plans will include building inventories of raw materials and finished goods in advance of January 1, 2000 to protect against supply and production disruptions. To the extent that Dakota's vendors and suppliers are unable to provide sufficient evidence of Year 2000 readiness by September 30, 1999, Dakota will seek to arrange for their replacement. Additionally, Dakota is developing manual processes to replace electronic applications in the event of their failure.

  Inflation

  There was no significant impact on Dakota's operations as a result of inflation during the six months ended June 30, 1999 or the years ended December 31, 1998, 1997 or 1996.

Quantitative and Qualitative Disclosures About Market Risk

  Dakota uses financial instruments, including fixed and variable rate debt, to finance operations, for capital expenditures and for general corporate purposes. Dakota's exposure to market risk for changes in interest rates relates primarily to short and long-term debt obligations and a note receivable from Dakota's parent. Dakota does not use derivative financial instruments or engage in trading activities. There were no significant changes in Dakota's exposure to market risk for changes in interest rates during the six months ended June 30, 1999.

  The table below summarizes the principal cash flows of Dakota's financial instruments outstanding at December 31, 1998, categorized by the type of instrument and year of maturity.

                                                                                 Fair
                           1999   2000   2001   2002   2003  Thereafter  Total   Value
                          ------ ------ ------ ------ ------ ---------- ------- -------
                                             (Dollars in thousands)
         ASSETS
Cash and cash
 equivalents-
Deposit and money market
 accounts...............  $  315 $  --  $  --  $  --  $  --   $   --    $   315 $   315
      LIABILITIES
Long term debt-
Senior notes payable,
 due February 2003
 (interest at 7.39%)....     --     --     --   1,000  2,000   17,000    20,000  20,000
Senior notes payable,
 due August 2008
 (interest at 6.97%)....   2,000  2,000  2,000  1,700    750      --      8,450   9,061
Term loan, due February
 2004 (interest at LIBOR
 plus 1.1%; 6.35% at
 December 31, 1998
 utilizing interest rate
 lock option)...........     500  1,000  1,000  1,000  1,000      500     5,000   5,000
Line of credit (interest
 at LIBOR plus 1.1%;
 6.2% at December 31,
 1998)..................     --     --     --     --     --     4,000     4,000   4,000
Other long-term
 obligations............     --     --     --     --     --       800       800     800

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interests in the Acquisitions

  Certain members of PPR's management and PPR's Board of Directors have interests in the acquisitions that are in addition to the interests of PPR shareholders generally. In addition, Pohlad Companies currently holds 52.8% voting power over PPR, 59.3% of Delta's voting common stock and 100% of Dakota's stock. See "Approval of the Acquisitions -- Interests of Certain Persons in the Acquisitions."

Change in Control

  In connection with the July 1998 change in control of PPR, PPR issued warrants to P-PR Transfer, LLP and Suarez dated July 17, 1998 for the purchase of 1,360,000 shares of PPR Class B Common Stock and 340,000 shares of PPR Class B Common Stock, respectively, exercisable at $6.875 per share at any time during a period of seven years and six months after the date of the warrants. The warrants may be transferred and give the holders one demand and unlimited piggyback registration rights.

  Also in connection with the change in control, six of PPR's seven directors resigned on July 17, 1998. Effective July 18, 1998, the size of PPR's Board of Directors was increased to eight members and seven new directors were appointed, each of whom were designated by P-PR Transfer, LLP. Also effective July 18, 1998, certain of PPR's officers resigned.

  P-PR Transfer, LLP is governed by an agreement that provides that the PPR common stock owned by P-PR Transfer, LLP will be voted so that one member of PPR's Board of Directors will be a person designated by BFSI. Pohlad Companies has the right to designate and vote all of the other PPR common stock owned by P-PR Transfer, LLP for all of the other members of PPR's Board of Directors, subject to the rules of the NYSE requiring the election of two independent directors.

Shareholders' Agreement

  PPR, P-PR Transfer, LLP and Suarez entered into a Shareholders' Agreement dated as of August 5, 1998 (the "Shareholders' Agreement"). Under the Shareholders' Agreement, Suarez has granted to Pohlad Companies the right to vote 250,000 of the shares of PPR Class A Common Stock held by Suarez (or such lesser number of shares as Suarez may own), so long as Pohlad Companies or an affiliate owns directly or indirectly an equity interest in P-PR Transfer, LLP. Pohlad Companies' right to vote such shares applies to all matters except
(a) the sale of all or substantially all of the assets or stock of PPR and (b) a plan of transactions, exchange or consolidation of PPR with another entity in which transaction PPR is not the surviving entity.

  The Shareholders' Agreement includes an agreement by PPR to prepare and file a registration statement under the Securities Act, covering the 1,242,085 shares of PPR Class B Common Stock purchased by Suarez on July 17, 1998, and to use its best efforts to cause such registration statement to become effective on or before January 31, 2000 and to remain effective until Suarez no longer owns such shares of PPR Class B Common Stock or until Suarez is eligible to sell all of its remaining shares of PPR Class B Common Stock in a single transaction pursuant to Rule 144 under the Act. The registration rights include standard expense and indemnification provisions.

Franchise Arrangements

  PPR has entered into a master franchise commitment letter (the "Franchise Commitment Letter") with PepsiCo with respect to the sale of PepsiCo soft drink products in Puerto Rico. PPR has also entered into exclusive bottling appointment agreements (each an "Exclusive Bottling Appointment" and collectively, with the Franchise Commitment Letter, the "Franchise Arrangements") for the relevant trademarks of Pepsi-Cola, Diet Pepsi-Cola, Pepsi-Cola Free, Diet Pepsi-Cola Free, Lemon-Lime Slice, Diet Lemon-Lime Slice, Mandarin Orange Slice, Diet Mandarin Orange Slice, Grape Slice, Teem, Diet Teem, Wonder Kola and Mountain Dew. The Franchise Commitment Letter runs concurrently with the Exclusive Bottling Appointments and will terminate in the event of

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the termination or expiration of the Exclusive Bottling Appointments. All of the Franchise Arrangements have the provisions described below and were renegotiated with the change in ownership control effective July 17, 1998. PPR anticipates that the Franchise Arrangements will be superceded by the agreements described in the "The Franchise Agreements."

  The Franchise Arrangements require PPR to purchase its entire requirements of concentrates and syrups for all of the PepsiCo soft drink products from certain affiliates of PepsiCo. Pursuant to the Franchise Commitment Agreement between PPR and PepsiCo, PepsiCo charges PPR the actual price of a unit of concentrate that is paid by bottlers for the same or similar concentrate in the continental United States on an equivalent yield basis based upon the then current domestic list price for each of the respective PepsiCo products.

  The Exclusive Bottling Appointments have ten-year terms expiring on July 17, 2008. Thereafter, each agreement is automatically renewed for additional five-year terms unless either party gives written notice of its intention not to renew the agreement at least 12 months prior to the date of expiration of the term. PepsiCo may terminate the Franchise Arrangements if PPR fails to comply in any material respect with the terms and conditions of the Franchise Arrangements, subject to a right to cure in certain instances. In addition, PepsiCo may terminate the Franchise Arrangements if there is a change of effective control of PPR without PepsiCo's prior written consent.

PPR Management Agreement

  PPR entered into a management agreement with Pohlad Companies effective July 20, 1998 (the "PPR Management Agreement") under which the services of PPR's Chief Executive Officer, Robert C. Pohlad, and Chief Financial Officer, John
F. Bierbaum, are provided to PPR. Robert C. Pohlad, PPR's Chairman and Chief Executive Officer, is a director, President and Chief Executive Officer of Pohlad Companies. Pohlad Companies currently holds a 33.1% economic interest in PPR and 52.8% voting power over PPR. Robert C. Pohlad owns one-third of Pohlad Companies. Pohlad Companies is a holding and management services company which has interests in several entities, including Dakota, Delta and PPR. Neither Robert C. Pohlad nor John F. Bierbaum receives any compensation from PPR.

  Subject to any limitations imposed by PPR's Certificate of Incorporation, Bylaws, or PPR's Board of Directors, Pohlad Companies has the authority under the PPR Management Agreement to: (i) manage and provide oversight and supervision to PPR and its business and properties; (ii) supervise the day to day operations of PPR and make recommendations with respect thereto; (iii) investigate and make recommendations with respect to the selection and conduct of relations with PPR's consultants and technical advisors; (iv) assist in the preparation of all filings with the Securities Exchange Commission and the information contained in such filings; (v) conduct all negotiations with the franchisors under all franchise agreements held or to be held by PPR and any of its subsidiaries relating to said franchise agreements; (vi) coordinate and cause to be produced strategic and annual operating capital and other plans;
(vii) coordinate all negotiations with regard to potential acquisitions, mergers, consolidations or the like between PPR and third parties; and (viii) conduct all negotiations with regard to debt financing provided to, or to be provided to, PPR by third parties.

  The PPR Management Agreement provides that Pohlad Companies may devote as much time to the management of PPR as Pohlad Companies deems necessary and that Pohlad Companies may engage in any other businesses, including the bottling and distribution of soft drinks.

  For services performed pursuant to the PPR Management Agreement, PPR pays Pohlad Companies an annual fee of $250,000, which will escalate each year with increases in PPR's gross revenue. Management fees of approximately $63,000 and $50,000 were incurred in the three-month period ended December 31, 1998 and in fiscal year 1998, respectively, under the PPR Management Agreement.

  The PPR Management Agreement may be terminated by either PPR or Pohlad Companies at the end of ten years from the date of the PPR Management Agreement. In addition, either party may terminate the PPR Management Agreement when Pohlad Companies or its affiliates cease to hold PPR common stock or when Pohlad

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Companies is no longer controlled by members of the Pohlad family. For purposes of the PPR Management Agreement, an "affiliate" of Pohlad Companies means any person or entity controlling or controlled by or under common control with Pohlad Companies, and "control" means the power to direct the management and policies of Pohlad Companies, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For purposes of the PPR Management Agreement, members of the Pohlad family means Carl R. Pohlad and his spouse, children, grandchildren, sons-in-law, daughters-in-law, any corporation or partnership controlled by or affiliated with any of the foregoing and any employees of such corporations or partnerships, and any trust or foundation in which any of the foregoing has a substantial beneficial interest or serves as a trustee or in any similar capacity and retains voting powers of securities held in the trust or foundation. Robert C. Pohlad and his brothers, James O. Pohlad and William M. Pohlad, are all sons of Carl R. Pohlad, and the owners of all the equity interest of Pohlad Companies. Either party may terminate the PPR Management Agreement after ten years.

  The parties to the PPR Management Agreement expect that PPR will pay directly the salaries and bonuses of certain of PPR's executive officers following PPR's acquisition of Delta and Dakota. See "Approval of the Acquisitions -- Interests of Certain Persons in the Acquisitions."

Accounting Services Agreement

  PPR entered into an Accounting Services Agreement with Delta effective July 20, 1998 (the "Accounting Services Agreement") which provides for Delta to perform accounting and management information systems services for PPR. PPR must pay Delta an annual fee for such services in an amount equal to the aggregate costs and expenses incurred by Delta and allocated by Delta based on case volume of PPR. Accounting services fees of approximately $94,000 and $76,000 were incurred in the three-month period ended December 31, 1998 and in fiscal year 1998, respectively, under the Accounting Services Agreement. Either party may terminate the Accounting Services Agreement after ten years. Robert C. Pohlad, PPR's Chairman and Chief Executive Officer, is a director and Chief Executive Officer of Delta. Pohlad Companies holds an equity interest in Delta.

Delta Management Agreement

  The services of Delta's Chief Executive Officer, Robert C. Pohlad, and Chief Financial Officer, John F. Bierbaum, are provided to Delta pursuant to a management agreement between Delta and Pohlad Companies (the "Delta Management Agreement"). Pohlad Companies owns 59.3% of Delta's voting common stock. Robert C. Pohlad owns one-third of Pohlad Companies. Pohlad Companies is a holding and management services company which has interests in several entities, including Dakota, PPR, and Delta. Neither Robert C. Pohlad nor John
F. Bierbaum receives any compensation from Delta, except that John F. Bierbaum participates in Delta's Phantom Stock Plan.

  Subject to any limitations imposed by Delta's Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, the Shareholders' Agreement, or Delta's Board of Directors, Pohlad Companies has the authority under the Delta Management Agreement to: (i) administer, manage and direct Delta and its business and properties; (ii) monitor the day to day operations of Delta and make recommendations with respect thereto; (iii) investigate and make recommendations with respect to the selection and conduct of relations with Delta's consultants and technical advisors; and (iv) conduct all negotiations with franchisors. Subject to the limitations imposed by Delta's Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws or the Shareholders' Agreement, the Delta Management Agreement and any other contractual limitations imposed on or obligating Delta, Pohlad Companies also has the authority to, among other things: (i) cause Delta to expend its funds to further its business; (ii) enter into amended franchise agreements with existing franchisors; (iii) manage and operate the bottling operations pursuant to the terms and provisions of the franchise agreements;
(iv) enter into, make and perform any and all contracts, leases and other agreements in connection with the businesses and properties of Delta (v) sell, hypothecate, exchange, trade or otherwise dispose of Delta's properties or its interests therein; (vi) cause Delta to borrow money; (vii) refer to arbitration, settle, prosecute or defend any legal matter, proceeding or claim involving Delta; (viii) mortgage, pledge, grant security interests in or otherwise encumber Delta's assets; and (ix) retain or employ and coordinate the services of all employees necessary to further Delta's business.


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  The Delta Management Agreement provides that Pohlad Companies may devote as much time to the management of Delta as Pohlad Companies deems necessary and that Pohlad Companies may engage in any other businesses, including the bottling and distribution of soft drinks.

  For services performed pursuant to the Delta Management Agreement, Delta pays Pohlad Companies a management fee and a transaction fee. The management fee is paid monthly in advance at an annual rate equivalent to the greater of $500,000, or $400,000 multiplied by the ratio of the CPI as of the year preceding the date of computation to the CPI as of 1987. The transaction fee is payable upon the acquisition of additional franchises and is equivalent to 1.5% of Delta's acquisition cost of such franchises. During 1998 and 1997, Delta paid Pohlad Companies $550,000 and $551,000, respectively, in management fees pursuant to the Delta Management Agreement.

  The Delta Management Agreement may be terminated by either Delta or Pohlad Companies when Pohlad Companies or its affiliates cease to hold Delta common stock or when Pohlad Companies is no longer controlled by members of the Pohlad family. For purposes of the Delta Management Agreement, an "affiliate" of Pohlad Companies means any person or entity controlling or controlled by or under common control with Pohlad Companies, and "control" means the power to direct the management and policies of Pohlad Companies, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For purposes of the Delta Management Agreement, members of the Pohlad family means Carl R. Pohlad and his spouse, children, grandchildren, sons-in-law, daughters-in-law, any corporation or partnership controlled by or affiliated with any of the foregoing and any employees of such corporations or partnerships, and any trust or foundation in which any of the foregoing has a substantial beneficial interest or serves as a trustee or in any similar capacity and retains voting powers of securities held in the trust or foundation. Robert C. Pohlad and his brothers, James O. Pohlad and William M. Pohlad, are all sons of Carl R. Pohlad, and the owners of all the equity interest of Pohlad Companies.

  The parties to the Delta Management Agreement expect that the agreement will be amended following PPR's acquisition of Delta and Dakota. See "Approval of the Acquisitions -- Interests of Certain Persons in the Acquisitions."

Dakota Management Agreement

  The services of Dakota's Chief Executive Officer, Robert C. Pohlad, and Chief Financial Officer, John F. Bierbaum, are provided to Dakota pursuant to a management agreement between Dakota and Pohlad Companies (the "Dakota Management Agreement"). Pohlad Companies owns 100% of Dakota's voting common stock. Robert C. Pohlad owns one-third of Pohlad Companies. Pohlad Companies is a holding and management services company which has interests in several entities, including Delta, PPR, and Dakota. Neither Robert C. Pohlad nor John
F. Bierbaum receives any compensation from Dakota.

  Subject to any limitations imposed by Dakota's Articles of Incorporation, Bylaws, or Dakota's Board of Directors, Pohlad Companies has the authority under the Dakota Management Agreement to: (i) administer, manage and direct Dakota and its business and properties; (ii) monitor the day to day operations of Dakota and make recommendations with respect thereto; (iii) investigate and make recommendations with respect to the selection and conduct of relations with Dakota's consultants and technical advisors; and (iv) conduct all negotiations with franchisors. Subject to the limitations imposed by Dakota's Articles of Incorporation, Bylaws, the Dakota Management Agreement and any other contractual limitations imposed on or obligating Dakota, Pohlad Companies also has the authority to, among other things: (i) cause Dakota to expend its funds to further its business; (ii) enter into amended franchise agreements with existing franchisors; (iii) manage and operate the bottling operations pursuant to the terms and provisions of the franchise agreements;
(iv) enter into, make and perform any and all contracts, leases and other agreements in connection with the businesses and properties of Dakota (v) sell, hypothecate, exchange, trade or otherwise dispose of Dakota's properties or its interests therein; (vi) cause Dakota to borrow money; (vii) refer to arbitration, settle, prosecute or defend any legal matter, proceeding or claim involving Dakota; (viii) mortgage, pledge, grant security interests in or otherwise encumber Dakota's assets; and (ix) retain or employ and coordinate the services of all employees necessary to further Dakota's business.


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

  The Dakota Management Agreement provides that Pohlad Companies may devote as much time to the management of Dakota as Pohlad Companies deems necessary and that Pohlad Companies may engage in any other businesses, including the bottling and distribution of soft drinks.

  For services performed pursuant to the Dakota Management Agreement, Dakota paid Pohlad Companies a management fee of $2,576,808 in calendar year 1998. Management fees for calendar year 1999 and each succeeding calendar year will increase by ten percent per year.

  The Dakota Management Agreement may be terminated by either Dakota or Pohlad Companies when Pohlad Companies or its affiliates cease to hold Dakota common stock or when Pohlad Companies is no longer controlled by members of the Pohlad family. For purposes of the Dakota Management Agreement, an "affiliate" of Pohlad Companies means any person or entity controlling or controlled by or under common control with Pohlad Companies, and "control" means the power to direct the management and policies of Pohlad Companies, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For purposes of the Dakota Management Agreement, members of the Pohlad family means Carl R. Pohlad and his spouse, children, grandchildren, sons-in-law, daughters-in-law, any corporation or partnership controlled by or affiliated with any of the foregoing and any employees of such corporations or partnerships, and any trust or foundation in which any of the foregoing has a substantial beneficial interest or serves as a trustee or in any similar capacity and retains voting powers of securities held in the trust or foundation. Robert C. Pohlad and his brothers, James O. Pohlad and William M. Pohlad, are all sons of Carl R. Pohlad, and the owners of all the equity interest of Pohlad Companies.

  The parties to the Dakota Management Agreement expect that the agreement will be terminated following PPR's acquisition of Delta and Dakota. See "Approval of the Acquisitions--Interest of Certain Persons in the Acquisitions."

Other Business Relationships

  Philip A. Marineau, one of Delta's directors, is President and Chief Executive Officer of Pepsi-Cola North America, the domestic soft drink division of PepsiCo. PepsiCo is Delta's primary franchiser.

  Michael D. White, one of PPR's directors, is Senior Vice President and Chief Financial Officer of PepsiCo.

Controlling Shareholder

  As noted above, Pohlad Companies has voting control over PPR, Delta and Dakota.

  APPROVAL OF AMENDMENT TO PPR'S CERTIFICATE OF INCORPORATIONTO INCREASE THE
                 NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

  Currently, PPR is authorized to issue a total of 40,000,000 shares of capital stock, including 5,000,000 shares of Class A Common Stock and 35,000,000 shares of Class B Common Stock.

  As of August 31, 1999, 16,690,000 shares of PPR Class B Common Stock were issued and outstanding and 3,779,167 shares of PPR Class B Common Stock were reserved for issuance upon exercise of options and warrants. As discussed in this document, PPR will be required to issue 65,070,006 shares of PPR Class B Common Stock in connection with the acquisitions of Delta and Dakota. Consequently, unless PPR's authorized capital stock is increased, PPR will have insufficient shares to complete the acquisitions. PPR's Board of Directors has determined that it is advisable to increase the number of authorized shares of PPR capital stock to 150,000,000 from 40,000,000 and to increase the number of shares of authorized PPR Class B Common Stock to 145,000,000 from 35,000,000.

  By action taken effective June 18, 1999, the Board approved the following resolution, subject to approval by the shareholders at the Special Meeting.

  RESOLVED, that the first sentence of Article FOURTH of the Certificate of Incorporation of Pepsi-Cola Puerto Rico Bottling Company shall be amended in its entirety to read as follows:

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  FOURTH: The total number of shares of all classes of stock which the
  Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000) shares, consisting of Five Million (5,000,000) shares of Class A Common Stock, par value $.01 per share (herein called the "Class A Common Stock") and One Hundred Forty-Five Million (145,000,000) shares of Class B Common Stock, par value $.01 per share (herein called the "Class B Common Stock").

  PPR's Board of Directors also believes that PPR would be unable to engage in future equity financing or acquisitions without additional shares of PPR Class B Common Stock. PPR's Board of Directors believes that the availability of additional shares of PPR Class B Common Stock for issuance in the future would give PPR enhanced flexibility and permit such shares to be issued without the expense and delay of holding a meeting of its shareholders. The shares would be available for issuance by PPR's Board of Directors without further shareholder authorization, except as may be required by the NYSE or any other quotation system or stock exchange on which PPR Class B Common Stock may be listed. The shareholders of PPR do not have preemptive rights to purchase or subscribe for any part of any new or additional issuance of PPR's securities.

  Other than the shares of Class B Common Stock to be issued in connection with the acquisitions of Delta and Dakota and the grant of stock options to employees and directors from time to time, there are at present no plans, understandings, arrangements or agreements with respect to any transactions that would require PPR to issue any new shares of PPR Class B Common Stock.

  Although not intended as anti-takeover device, issuing additional shares of PPR Class B Common Stock could impede a non-negotiated acquisition of PPR by diluting the ownership interests of a substantial shareholder, increasing the total amount of consideration necessary for a person to obtain control of PPR or increasing the voting power of friendly third parties.

  Approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of PPR capital stock and PPR Class B Common Stock requires (a) the affirmative vote of the holders of a majority of the shares of PPR common stock present in person or represented by proxy voting together and (b) the affirmative vote of the holders of a majority of the shares of PPR Class B Common stock present in person or represented by proxy. PPR's Board of Directors considers this amendment to be advisable and in the best interests of PPR and its shareholders and recommends that shareholders vote FOR approval of this amendment.

        APPROVAL OF AMENDMENT TO PPR'S CERTIFICATE OF INCORPORATION TO
                   CHANGE PPR'S NAME TO PEPSIAMERICAS, INC.

  Following the acquisitions, PPR will operate within a broader geographic scope. PPR believes that changing its name to PepsiAmericas, Inc. will more accurately reflect its increased scope of operations. PPR's Board of Directors has adopted, subject to shareholder approval, a resolution to amend PPR's Certificate of Incorporation to change its corporate name to PepsiAmericas, Inc. PPR's Board of Directors recommends that the shareholders approve this name change and adopt the following resolution at the Special Meeting.

  RESOLVED, that Article FIRST of the Certificate of Incorporation of Pepsi-Cola Puerto Rico Bottling Company shall be amended in its entirety to read as follows:

  FIRST: The name of the corporation (hereinafter called the "Corporation") is PepsiAmericas, Inc.

  Approval of the amendment to the Certificate of Incorporation to change PPR's name requires the affirmative vote of the holders of a majority of the shares of PPR common stock present in person or represented by proxy voting together and not by class. PPR's Board of Directors considers this amendment to be advisable and in the best interests of PPR and its shareholders and recommends that shareholders vote FOR approval of this amendment.

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                      ADOPTION OF 1999 STOCK OPTION PLAN

General

  To provide PPR with the flexibility to issue stock options following the acquisitions of Delta and Dakota, PPR's Board of Directors has adopted, subject to shareholder approval, PPR's 1999 Stock Option Plan (the "Plan"). PPR's Board of Directors has reserved 4,000,000 shares of PPR Class B Common Stock for issuance under the Plan. A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which appears at Appendix D to this document.

Description of the Plan

  Purpose. The purpose of the Plan is to promote the long-term financial interest of PPR and its subsidiaries by (a) attracting and retaining employees and others providing services to PPR, (b) motivating such individuals, by means of appropriate incentives, to achieve long-range goals, (c) providing incentive compensation opportunities that are competitive with those of other similar companies, and (d) conforming employees' interests with those of PPR's shareholders through compensation based on PPR Class B Common Stock.

  Term. The Plan is unlimited in duration; however, no incentive stock options ("ISOs") may be granted under the Plan after September 3, 2009. Further, the Plan may be terminated at any time, provided that such termination will not adversely affect options then outstanding.

  Administration. The Plan is administered by the Compensation Committee of PPR's Board of Directors (the "Committee"). The Committee has authority and discretion (a) to select from among eligible individuals those persons who will receive awards, (b) to determine the time or times of receipt, (c) to determine the types of awards and the number of shares covered by the awards,
(d) to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards, (e) to cancel or suspend awards, (f) to interpret the Plan and (g) to delegate any of its powers to any member of the Committee or to any other person. The Committee may establish, amend and rescind any rules and regulations relating to the Plan and make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may also grant awards as alternatives to or replacements of awards outstanding under the Plan or any other plan or arrangement.

  Eligibility. All employees of PPR and its subsidiaries are eligible to receive stock options (ISO or non-qualified) under the Plan. As of August 31, 1999, PPR and its subsidiaries had approximately 550 employees who were eligible to receive awards under the Plan. Outside consultants or advisors to PPR and its subsidiaries, as well as non-employee directors, are also eligible to receive non-qualified options under the Plan.

  Options. When an option is granted under the Plan, the Committee, in its discretion, specifies the exercise price, the type of option (ISO or non-qualified) to be granted, and the number of shares which may be purchased upon exercise of the option. The exercise price of an ISO may not be less than 100% of the fair market value of one share of PPR Class B Common Stock on the date of grant. Any ISO granted to a holder of more than 10% of the outstanding PPR Class B Common Stock must be at an exercise price of at least 110% of fair market value. On August 31, 1999, the closing price of PPR Class B Common Stock as reported by the NYSE was $5.6875 per share. No individual may receive an option grant to purchase more than 250,000 shares in any year, except that this limit shall not apply to an employee in the fiscal year in which his or her service as an employee first commences.

  The term during which an option may be exercised and whether an option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of any ISO may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, cashier's check, PPR Class B Common Stock valued at the stock's then fair market value, or a combination of these methods. Each option granted under the Plan is nontransferable during the life of the optionee.

  The Committee will determine the form of stock option agreements which will be used for stock options granted under the Plan. Such agreements will govern the right of an optionee to exercise an option upon termination of employment during the life of an optionee and following an optionee's death. The Committee may

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impose additional or alternative conditions and restrictions on ISOs or non-
qualified stock options granted under the Plan; however, each ISO must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an ISO as defined under the Internal Revenue Code.

  Change in Control. Upon a change in control (as defined in the Plan), an award will become fully exercisable as to all shares subject to such award if such award is not assumed by the surviving corporation or its parent and the surviving corporation or its parent does not substitute such award with another award of substantially the same terms.

  Amendment. The Committee may amend or terminate the Plan at any time. However, the Committee may not, without shareholder approval, increase the number of shares of PPR Class B Common Stock reserved for issuance under the Plan.

  Antidilution Provisions. In the event of a corporate transaction involving PPR, including without limitation any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the Committee may adjust awards to preserve the benefits or potential benefits of the awards. Actions by the Committee may include (a) adjustment of the number and kind of shares which may be delivered under the Plan, (b) adjustment of the number and kind of shares subject to outstanding awards, (c) adjustment of the exercise price of outstanding options, and (d) any other adjustments that the Committee determines to be equitable.

  Automatic Option Grants to Outside Directors. At the conclusion of each regular annual meeting of PPR shareholders after this Plan is effective, each non-employee director (excepting Robert Pohlad and Michael White) shall receive a non-qualified option for 1,000 shares of PPR Class B Common Stock at the fair market value of the stock on the date the option is issued. Such option is immediately fully vested. It must be exercised within three months of termination of PPR service or, in the case of death or disability, within one year of the termination of such service. In no event may it be exercised later than ten years from the grant date.

Tax Information

  An optionee will not incur any federal income tax liability as a result of the grant of a stock option. The same is true when any option becomes exercisable.

  If an option not be qualified for tax purposes as an ISO, upon exercise, the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. The income recognized by the optionee will be subject to tax withholding by PPR, and PPR will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the fair market value of the shares at the time the option was exercised will be treated as capital gain or loss.

  Generally, an optionee will not incur federal income tax liability as the result of an exercise of an ISO. However, except in the case of death or disability, if an ISO is exercised more than three months after an optionee's termination of employment (a "disqualifying exercise"), the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. For purposes of calculating an optionee's alternative minimum tax, if any, the difference between the fair market value of the shares at the time the stock option is exercised and the exercise price becomes an item of adjustment. When the shares acquired upon exercise of an ISO are sold, the optionee will be taxed on the difference between the sale price and the exercise price. If such a sale does not occur within two years of the date the ISO was granted or within one year of the date it was exercised, then the gain, if any, will be treated as long-term capital gain. If such a sale occurs within either of the time periods specified in the preceding sentence, a disqualifying disposition, then the portion of the optionee's gain equal to the difference between the fair market value of the stock on the date of exercise (or, if less, the selling price) and the exercise price will be treated as ordinary compensation income, while the balance of any gain would be treated as capital gain. PPR is generally not entitled to a deduction as the result of the grant or exercise of an ISO. However, if the optionee recognizes ordinary income as the result of a disqualifying exercise or disposition, PPR is entitled to a deduction in an equivalent amount in the taxable year of PPR in which the disqualifying event occurs.

  The foregoing is only a summary of the general effect of U.S. federal income taxation upon the optionee and PPR with respect to the grant and exercise of options under the Plan and the subsequent sale of such shares. This summary does not discuss the income tax laws of any state or foreign country in which an optionee may be employed or reside.

New Plan Benefits

  The following table indicates the options to be issued under the Plan in connection with the acquisitions of Delta and Dakota to the persons and groups listed in the table as of September 3, 1999. Options are being issued to the executive group, the non-executive officer employee group and one non-executive director in consideration of the cancellation of rights previously granted under phantom stock plans of Delta and Dakota.

                                                     Dollar  Number of Shares
Name and Position                                    Value  Underlying Options
-----------------                                    ------ ------------------
Robert C. Pohlad, Chairman and Chief Executive
 Officer............................................  $ 0              0
A. David Velez, Vice President......................    0              0
Rafael Nin, former President and Chief Executive
 Officer............................................    0              0
Executive Group.....................................   (1)       387,357
Non-Executive Director Group........................   (1)        20,856(2)
Non-Executive Officer Employee Group................   (1)       104,585

--------
(1) Indeterminable.
(2) Includes shares underlying options which would have been automatically granted to PPR's outside directors during the last fiscal year if the Plan had been in effect. Directors who serve on PPR's Board of Directors as representatives of PepsiCo or Pohlad Companies are ineligible to receive such awards under the Plan.

Vote Required

  Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of PPR common stock present in person or represented by proxy voting together and not by class. PPR's Board of Directors considers the Plan to be advisable and in the best interests of PPR and its shareholders and recommends that shareholders vote FOR approval of the Plan.

                            EXECUTIVE COMPENSATION

  The following table sets forth each component of compensation paid or awarded to, or earned by both of the persons who served as PPR's Chief Executive Officer during the fiscal year ended December 31, 1998 and each of the executive officers whose total annual salary and bonus exceeded $100,000 in the fiscal year ended December 31, 1998 (collectively referred to as the "Named Executive Officers"). Effective January 1, 1999, PPR changed its fiscal year to a calendar year. The information in the following table is presented for the fiscal year ended December 31, 1998 and the fiscal years ended September 30, 1998, 1997 and 1996. Following PPR's acquisition of Delta and Dakota, Pohlad Companies expects that PPR will pay directly the salaries and bonuses of certain of PPR's executive officers. See "Approval of the Acquisitions -- Interests of Certain Persons in the Acquisitions."

Summary Compensation Table

                                                       Annual
                                                    Compensation
                                                  ----------------
                                           Year                    Other Annual
Name and Principal Position               Ended    Salary   Bonus  Compensation
---------------------------              -------- -------- ------- ------------
Robert C. Pohlad (1).................... 12/31/98 $      0 $     0   $      0
 Chairman and Chief Executive Officer    09/30/98        0       0          0

A. David Velez (2)...................... 12/31/98 $141,835 $20,000   $114,857(3)
 Vice President                          09/30/98  137,596       0     55,993(4)
                                         09/30/97   76,558       0     56,000(5)

Rafael Nin (6).......................... 12/31/98 $108,858 $     0   $ 92,117(7)
                                         09/30/98  163,975       0    171,473(8)
                                         09/30/97  291,500       0    100,000(9)
                                         09/30/96   92,304       0          0

--------
(1) Mr. Pohlad became Chairman and Chief Executive Officer of PPR in July 1998. Mr. Pohlad receives no compensation from PPR but is compensated through Pohlad Companies. PPR receives executive management services from Pohlad Companies pursuant to a Management Agreement. See "Certain Relationships and Related Transactions."
(2) Mr. Velez became Vice President in March 1997.
(3) Of this amount, $2,857 represents travel and entertainment expenses, $12,000 represents a car allowance, $10,000 represents a moving allowance, and $90,000 represents dividends on management stock paid by Beverage Plastics Company ("BEV"), a wholly owned subsidiary of PPR.
(4) Of this amount, $3,493 represents travel and entertainment expenses, $12,000 represents a car allowance, $18,000 represents a moving allowance and $22,500 represents dividends on management stock paid by BEV.
(5) Of this amount, $6,000 represents a car allowance and $50,000 represents dividends on management stock paid by BEV.
(6) Mr. Nin served as President and Chief Executive Officer of PPR from June 1996 until his resignation in July 1998.
(7) Of this amount, $87,600 represents dividends paid on management stock by BEV and $4,517 represents other expenses.
(8) Of this amount, $71,473 represents travel and entertainment expenses and $100,000 represents dividends on management stock paid by BEV.
(9) Represents compensation received in the form of dividends on management stock paid by BEV.

Option Grants for the Fiscal Year Ended December 31, 1998

                              Percentage                        Annual Rates of
                  Number of    of Total                           Stock Price
                  Securities   Options    Exercise             Appreciation for
                  Underlying  Granted to   or Base              Option Term (1)
                   Options   Employees in Price Per Expiration -----------------
Name               Granted   Fiscal Year    Share      Date       5%       10%
----              ---------- ------------ --------- ---------- -------- --------
A. David Velez..    40,000       36.3%      $6.25    03/03/08  $157,224 $398,436

--------
(1) These amounts are based on the assumed rates of appreciation as suggested by the rules of the SEC and do not represent a prediction by PPR of future stock prices. Actual gains, if any, on stock option exercises are dependent upon the future performance of PPR common stock.

Aggregated Option Exercises in Fiscal Year Ended December 31, 1998 and Fiscal Year-End Option Values

                                                    Number of
                                                   Securities       Value of
                                                   Underlying      Unexercised
                              Shares               Unexercised    In-The-Money
                             Acquired    Value     Options At      Options At
Name                        On Exercise Realized Fiscal Year-End Fiscal Year-End
----                        ----------- -------- --------------- ---------------
A. David Velez.............    None       None         40,000           None
Rafael Nin.................    None       None      1,516,667(1)    $284,375(2)

--------
(1) On October 15, 1996, PPR granted Rafael Nin an option to purchase 1,516,667 shares of PPR Class B Common Stock at an exercise price of $5.00 per share. This option may be exercised in whole or in part and is unlimited in duration until exercised in full.
(2) This value represents the difference between the market value of the 1,516,667 shares of PPR Class B Common Stock and the exercise price of the option on December 31, 1998. On December 31, 1998, the market value of 1,516,667 shares of PPR Class B Common Stock was $7,867,710, which is the product of 1,516,667 shares of PPR Class B Common Stock and $5.1875, the last reported sale price of such shares on the NYSE on December 31, 1998. The exercise price of the option is $7,583,335, which is the product of 1,516,667 shares of PPR Class B Common Stock and the exercise price of $5.00 per share.

Employment Agreement

  On June 11, 1996, PPR entered into an employment agreement with Rafael Nin providing for an annual base salary of $300,000, subject to yearly review, as well as a year-end bonus of 50% of the annual salary, predicated on the satisfactory completion of established and agreed-upon objectives. PPR also agreed to give Mr. Nin a management stock dividend from BEV of $100,000 annually, payable in four quarterly installments of $25,000. Under the employment agreement, Mr. Nin was also entitled to receive other benefits including an automobile with all operating expenses paid, and health and life insurance. During the fiscal year ended December 31, 1998, Mr. Nin did not receive any bonus, and his compensation reflected a voluntary salary reduction as of April 1, 1997. Mr. Nin's employment was terminated on in July 1998 in connection with the change in control of PPR.

Stock Option Plans

  PPR has established two stock option plans for the granting of stock options to purchase shares of PPR Class B Common Stock to certain employees and directors of PPR and its affiliates ("Key Employees") who have served in such capacities for at least one year prior to the date Options are granted. One stock option plan (the "1996 Qualified Stock Option Plan") permits the grant of ISOs under Section 422 of the Internal Revenue Code. The other stock option plan does not permit the grant of ISOs (the "1996 Non-Qualified Stock Option Plan"). The purposes of the stock option plans are to attract and retain individuals of experience and ability, as well as to motivate such persons to exert their best efforts on behalf of PPR.

  Key Employees of PPR and its subsidiaries and affiliates are eligible to participate under the stock option plans, as deemed appropriate by PPR's Board of Directors. However, the stock option plans do not permit the granting of Options to employees or directors prior to their being employed by or serving as director, for one year. The stock option plans are administered by PPR's Board of Directors. PPR's Board of Directors has appointed the Committee to assist in the management and administration of the stock option plans. The Committee may recommend to PPR's Board of Directors any action to be taken under the stock option plans but does not have any decision-making authority.

  The total number of shares of PPR Class B Common Stock reserved and available for issuance under each of the stock option plans in connection with grants of Options is 500,000, subject to adjustment in the case of any change in the outstanding shares of PPR Class B Common Stock by reason of any stock split, stock dividend, recapitalization or exchange of such shares. No Option is transferable except by will or the laws of descent and distribution, and each Option is exercisable during the Option holder's lifetime only by the Option holder.

  The Options granted pursuant to PPR's 1996 Qualified Stock Option Plan will have exercise prices equal to the fair market value of the shares of PPR Class B Common Stock at the date of grant. The "fair market value" of the shares of PPR Class B Common Stock is the mean of the sales price for such shares on the NYSE at the close of business on the date of grant of the relevant Option. Pursuant to the 1996 Non-Qualified Stock Option Plan, under certain circumstances PPR may grant options at an exercise price below fair market value. An Option holder is able to exercise Options from time to time as specified in the grantee's individual Option agreement. Options must be exercised during the grantee's employment with PPR, except that (i) upon an Option holder's death, total disability or retirement, all vested Options immediately become exercisable and may be exercised until the expiration of such Options and (ii) upon voluntary resignation or termination of an Option holder's employment without cause, vested Options are exercisable for a period of 30 days following the date of resignation or termination. Upon the occurrence of an event specified in (i) and (ii) above, all unvested Options held by an Option holder will automatically expire and terminate. Subject to the foregoing, PPR's Board of Directors will have the sole discretion to determine the timing, amount, vesting and exercise periods of any Options granted pursuant to the stock option plan and the manner in which such options are exercised.

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

  If a shareholder of PPR wishes to present a proposal for consideration for inclusion in the proxy materials for the 2000 Annual Meeting of Shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of PPR, Carretera 865, Km. 0.4, Barrio Candelaria Arenas, Toa Baja, Puerto Rico 00949, Attn: Secretary, no later than September 21, 1999. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies PPR after December 5, 1999 of his or her intent to present a proposal for consideration at the 2000 Annual Meeting of Shareholders, PPR, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in its proxy materials.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  PPR's Board of Directors has appointed Arthur Andersen LLP as independent public accountants for PPR for the fiscal year ending December 31, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Special Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

                                    EXPERTS

  The financial statements and schedule of Pepsi-Cola Puerto Rico Bottling Company as of December 31, 1998 and for the three-month period then ended, and as of September 30, 1998 and for the fiscal year then ended, included in this proxy statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The financial statements and schedule of Pepsi-Cola Puerto Rico Bottling Company as of September 30, 1997 and for each of the years ended September 30, 1997 and 1996, included in this proxy statement, have been audited by KPMG LLP, independent auditors, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The financial statements of Delta as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The financial statements of Dakota as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                                     Index

                                                                           Page
                                                                           ----
Pepsi-Cola Puerto Rico Bottling Company and Subsidiaries
  Report of Independent Public Accountants, dated March 11, 1999..........  F-2
  Independent Auditors' Report, dated December 5, 1997....................  F-3
  Consolidated Balance Sheets as of December 31, 1998 and September 30,
   1998 and 1997..........................................................  F-4
  Consolidated Statements of Income (Loss) for the Three Months Ended
   December 31, 1998 and the Years Ended September 30, 1998, 1997 and
   1996...................................................................  F-5
  Consolidated Statements of Shareholders' Equity for the Three Months
   Ended December 31, 1998 and the Years Ended September 30, 1998, 1997
   and 1996...............................................................  F-6
  Consolidated Statements of Cash Flows for the Three Months Ended
   December 31, 1998 and the Years Ended September 30, 1998, 1997 and
   1996...................................................................  F-7
  Notes to Consolidated Financial Statements as of December 31, 1998 and
   September 30, 1998, 1997 and 1996......................................  F-8
  Report of Independent Public Accountants on Financial Statement
   Schedule............................................................... F-24
  Independent Auditors' Report on Financial Statement Schedule............ F-25
  Schedule II--Valuation and Qualifying Accounts.......................... F-26
  Consolidated Balance Sheets as of June 30, 1999 and December 31, 1998
   (Unaudited)............................................................ F-27
  Consolidated Statements of Income (Loss) for the Three Months and Six
   Months Ended June 30, 1999 and 1998 (Unaudited)........................ F-28
  Consolidated Statements of Cash Flows for the Six Months Ended June 30,
   1999 and 1998 (Unaudited).............................................. F-29
  Notes to Consolidated Financial Statements as of June 30, 1999
   (Unaudited)............................................................ F-30
Delta Beverage Group, Inc. and Subsidiary
  Report of Independent Public Accountants................................ F-33
  Consolidated Balance Sheets as of December 31, 1998 and 1997............ F-34
  Consolidated Statements of Operations for the Years Ended December 31,
   1998, 1997 and 1996.................................................... F-35
  Consolidated Statements of Shareholders' Equity for the Years Ended
   December 31, 1998,
   1997 and 1996.......................................................... F-36
  Consolidated Statements of Cash Flows for the Years Ended December 31,
   1998, 1997 and 1996.................................................... F-37
  Notes to Consolidated Financial Statements as of December 31, 1998, 1997
   and 1996............................................................... F-38
  Consolidated Balance Sheets as of June 30, 1999 and December 31, 1998
   (Unaudited)............................................................ F-46
  Consolidated Statements of Operations for the Three Months and Six
   Months Ended June 30, 1999 and 1998 (Unaudited)........................ F-47
  Consolidated Statements of Cash Flows for the Six Months Ended June 30,
   1999 and 1998 (Unaudited).............................................. F-48
  Notes to Consolidated Financial Statements as of June 30, 1999
   (Unaudited)............................................................ F-49
Dakota Beverage Company, Inc. and Subsidiaries
  Report of Independent Public Accountants................................ F-50
  Consolidated Balance Sheets as of December 31, 1998 and 1997............ F-51
  Consolidated Statements of Operations for the Years Ended December 31,
   1998, 1997 and 1996.................................................... F-52
  Consolidated Statements of Shareholder's Equity (Deficit) for the Years
   Ended December 31, 1998,
   1997 and 1996.......................................................... F-53
  Consolidated Statements of Cash Flows for the Years Ended December 31,
   1998, 1997 and 1996.................................................... F-54
  Notes to Consolidated Financial Statements as of December 31, 1998, 1997
   and 1996............................................................... F-55
  Consolidated Balance Sheets as of June 30, 1999 and December 31, 1998
   (Unaudited)............................................................ F-61
  Consolidated Statements of Operations for the Three Months and Six
   Months Ended June 30, 1999 and 1998 (Unaudited)........................ F-62
  Consolidated Statements of Cash Flows for the Six Months Ended June 30,
   1999 and 1998 (Unaudited).............................................. F-63
  Notes to Consolidated Financial Statements as of June 30, 1999
   (Unaudited)............................................................ F-64

                   Report Of Independent Public Accountants

To Pepsi-Cola Puerto Rico Bottling Company:

  We have audited the accompanying consolidated balance sheets of Pepsi-Cola Puerto Rico Bottling Company and subsidiaries as of December 31, 1998 and September 30, 1998, and the related consolidated statements of income (loss), shareholders' equity and cash flows for the three months ended December 31, 1998 and the year ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pepsi-Cola Puerto Rico Bottling Company and subsidiaries as of December 31, 1998 and September 30, 1998, and the results of their operations and their cash flows for the three months ended December 31, 1998 and the year ended September 30, 1998 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Memphis, Tennessee,
March 11, 1999.

                         Independent Auditors' Report

The Board of Directors Pepsi-Cola Puerto Rico Bottling Company and
Subsidiaries:

  We have audited the accompanying consolidated balance sheets of Pepsi-Cola Puerto Rico Bottling Company and Subsidiaries as of September 30, 1997, and the related consolidated statements of income (loss), shareholders' equity and cash flows for each of the years in the two-year period ended September 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pepsi-Cola Puerto Rico Bottling Company and Subsidiaries as of September 30, 1997, and the results of their operations and their cash flows for each of the years in the two-year period ended September 30, 1997, in conformity with generally accepted accounting principles.

                                          KPMG LLP

San Juan, Puerto Rico,
December 5, 1997.

Stamp No. 1527981 of the Puerto Rico
Society of Certified Public Accountants
was affixed to the record copy of this report.

            PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                          (U.S. Dollars in thousands)

                                                              September 30,
                                               December 31, ------------------
                                                   1998       1998      1997
                                               ------------ --------  --------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents....................   $ 19,418   $ 24,720  $ 19,621
 Accounts receivable:
   Trade, less allowance for doubtful accounts
    of $637, $1,265, and $1,389...............     13,043     11,722    11,681
   Due from PepsiCo, Inc. and affiliated
    companies.................................      2,008      1,408       943
   Other......................................      2,248      2,623     4,273
 Inventories..................................      2,505      2,480     2,802
 Bottles, cases and shells....................      1,409      1,357     1,559
 Deferred income taxes........................         49        224        97
 Prepaid expenses and other current assets....      4,422      4,743     2,073
                                                 --------   --------  --------
     Total current assets.....................     45,102     49,277    43,049
DEFERRED INCOME TAXES.........................      1,221      1,607     1,619
LONG-LIVED ASSETS FOR SALE, principally land
 and building.................................      2,615      2,615     3,752
PROPERTY AND EQUIPMENT, net...................     42,462     42,374    45,788
INTANGIBLE ASSETS, net of accumulated
 amortization.................................      1,259      1,544     1,644
OTHER ASSETS..................................        192         15        58
                                                 --------   --------  --------
     Total assets.............................   $ 92,851   $ 97,432  $ 95,910
                                                 ========   ========  ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current installments of long-term debt.......   $  1,007   $  1,007  $  1,007
 Current installments of capital lease
  obligations.................................         41        176       908
 Notes payable to bank........................        --         --      5,430
 Accounts payable:
   Trade......................................      3,842      8,115    13,587
   Affiliates.................................        --         --         32
 Income taxes payable.........................        237        150       199
 Accrued expenses.............................      9,218      7,466     4,993
                                                 --------   --------  --------
     Total current liabilities................     14,345     16,914    26,156
LONG-TERM DEBT, excluding current
 installments.................................     22,073     22,355    23,636
CAPITAL LEASE OBLIGATIONS, excluding current
 installments.................................          7          8       513
ACCRUED PENSION COST..........................      1,805      3,110     2,213
                                                 --------   --------  --------
                                                   38,230     42,387    52,518
                                                 --------   --------  --------
COMMITMENTS AND CONTINGENCIES (Note 18)
SHAREHOLDERS' EQUITY:
 Class A common shares, $0.01 par value;
  authorized,
  issued and outstanding 5,000,000 shares.....         50         50        50
 Class B common shares, $0.01 par value;
  authorized 35,000,000 shares;
  issued and outstanding 16,690,000,
  16,690,000 and 16,500,000 shares............        167        167       165
 Additional paid-in-capital...................    127,516    127,009   103,910
 Accumulated deficit..........................    (70,765)   (69,345)  (59,735)
 Deferred compensation........................       (457)       --        --
 Accumulated other comprehensive income
  (loss)......................................     (1,890)    (2,836)     (998)
                                                 --------   --------  --------
     Total shareholders' equity...............     54,621     55,045    43,392
                                                 --------   --------  --------
     Total liabilities and shareholders'
      equity..................................   $ 92,851   $ 97,432  $ 95,910
                                                 ========   ========  ========

   The accompanying notes are an integral part of these financial statements.

            PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
               (U.S. Dollars in thousands, except per share data)

                                     Three Months    Fiscal Years Ended
                                        Ended           September 30,
                                     December 31, ---------------------------
                                         1998      1998      1997      1996
                                     ------------ -------  --------  --------
Net sales...........................   $28,328    $99,405  $ 99,172  $102,891
Cost of sales.......................    20,327     70,503    68,237    74,956
                                       -------    -------  --------  --------
Gross profit........................     8,001     28,902    30,935    27,935
Selling and marketing expenses......     6,868     30,072    30,224    42,456
Administrative expenses.............     1,843      6,047     8,424     9,606
Restructuring charges...............       --       1,728       535     2,700
Provision for legal and
 environmental reserves.............       --         760       --        --
Losses on asset impairments.........       250        800       --        --
Insurance proceeds from business
 interruption and other losses......      (346)    (1,309)      --        --
Litigation settlement expenses......       --         --     13,172       --
                                       -------    -------  --------  --------
  Loss from operations..............      (614)    (9,196)  (21,420)  (26,827)
Other income (expense):
  Gain on early termination of
   supply agreement.................       --         --        --      2,111
  Interest expense..................      (475)    (2,437)   (2,644)   (1,523)
  Interest income...................       270        839     1,218     2,418
  Other, net........................        (7)       206         1      (256)
                                       -------    -------  --------  --------
    Total other income (expense)....      (212)    (1,392)   (1,425)    2,750
                                       -------    -------  --------  --------
Loss before income tax benefit
 (expense) and equity
 in net loss of BAESA...............      (826)   (10,588)  (22,845)  (24,077)
Income tax benefit (expense)........      (594)       978     3,342     1,205
                                       -------    -------  --------  --------
Loss before equity in net loss of
 BAESA..............................    (1,420)    (9,610)  (19,503)  (22,872)
Equity in net loss of BAESA, net of
 income tax benefit of $20,062 in
 1996...............................       --         --        --    (51,458)
                                       -------    -------  --------  --------
Net loss............................   $(1,420)   $(9,610) $(19,503) $(74,330)
                                       =======    =======  ========  ========
Net loss per common share...........   $ (0.07)   $ (0.45) $  (0.91) $  (3.46)
                                       =======    =======  ========  ========
Net loss per common share--assuming
 dilution...........................   $ (0.07)   $ (0.45) $  (0.91) $  (3.46)
                                       =======    =======  ========  ========
Weighted average number of common
 shares outstanding
 (in thousands).....................    21,690     21,516    21,500    21,500
                                       =======    =======  ========  ========

   The accompanying notes are an integral part of these financial statements.

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

               For The Three Months Ended December 31, 1998 And
               The Years Ended September 30, 1998, 1997 And 1996
                          (U.S. Dollars in thousands)

                   Class  Class               Retained                           Accumulated
                     A      B    Additional   Earnings                              Other         Total
                   Common Common  Paid-In   (Accumulated Treasury    Deferred   Comprehensive Shareholders' Comprehensive
                   Shares Shares  Capital     Deficit)    Stock    Compensation Income (Loss)    Equity     Income (Loss)
                   ------ ------ ---------- ------------ --------  ------------ ------------- ------------- -------------
BALANCE,
September 30,
1995.............   $50    $165   $ 90,738    $ 39,472   $   --       $ --         $(1,776)     $128,649
Cash dividends on
common shares
declared in
December 1995
(per share
$0.24)...........   --      --         --       (5,374)      --         --             --         (5,374)
Minimum pension
liability
adjustment.......   --      --         --          --        --         --             180           180      $    180
Foreign currency
translation
adjustment.......   --      --         --          --        --         --             232           232           232
Net loss.........   --      --         --      (74,330)      --         --             --        (74,330)      (74,330)
                    ---    ----   --------    --------   -------      -----        -------      --------      --------
BALANCE,
September 30,
1996.............    50     165     90,738     (40,232)      --         --          (1,364)       49,357      $(73,918)
                    ===    ====   ========    ========   =======      =====        =======      ========      ========
Contribution of
2,500,000 Class B
common shares by
founding
shareholders.....   --      --      13,172         --    (13,172)       --             --            --
Tendering of
2,500,000 Class B
common shares in
partial
settlement of
litigation.......   --      --         --          --     13,172        --             --         13,172
Minimum pension
liability
adjustment.......   --      --         --          --        --         --             366           366      $    366
Net loss.........   --      --         --      (19,503)      --         --             --        (19,503)      (19,503)
                    ---    ----   --------    --------   -------      -----        -------      --------      --------
BALANCE,
September 30,
1997.............    50     165    103,910     (59,735)      --         --            (998)       43,392      $(19,137)
                    ===    ====   ========    ========   =======      =====        =======      ========      ========
Sale of 190,000
Class B common
shares...........   --        2        948         --        --         --             --            950
Sale of 5,000,000
Class A common
shares, net of
equity insurance
costs of $1,599..   --      --      22,151         --        --         --             --         22,151
Minimum pension
liability
adjustment.......   --      --         --          --        --         --          (1,838)       (1,838)     $ (1,838)
Net loss.........   --      --         --       (9,610)      --         --             --         (9,610)       (9,610)
                    ---    ----   --------    --------   -------      -----        -------      --------      --------
BALANCE,
September 30,
1998.............    50     167    127,009     (69,345)      --         --          (2,836)       55,045      $(11,448)
                    ===    ====   ========    ========   =======      =====        =======      ========      ========
Deferred
compensation on
stock options....   --      --         507         --        --        (457)           --             50
Minimum pension
liability
adjustment.......   --      --         --          --        --         --             946           946      $    946
Net loss.........   --      --         --       (1,420)      --         --             --         (1,420)       (1,420)
                    ---    ----   --------    --------   -------      -----        -------      --------      --------
BALANCE, December
31, 1998.........   $50    $167   $127,516    $(70,765)  $   --       $(457)       $(1,890)     $ 54,621      $   (474)
                    ===    ====   ========    ========   =======      =====        =======      ========      ========

  The accompanying notes are an integral part of these financial statements.

            PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (U.S. Dollars in thousands)

                                      Three Months    Fiscal Years Ended
                                         Ended           September 30,
                                      December 31, ---------------------------
                                          1998      1998      1997      1996
                                      ------------ -------  --------  --------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net Loss...........................    $(1,420)   $(9,610) $(19,503) $(74,330)
 Adjustments to reconcile net loss
  to net cash used in operating
  activities--
   Gain on early termination of
    supply agreement................        --         --        --     (2,111)
   Litigation settlement expenses...        --         --     13,172       --
   (Gain) loss on disposition of
    property, plant and equipment...         11         80       238      (675)
   Losses on asset impairments......        250        800       --      1,134
   Restructuring charges............        --       1,728       --        --
   Provision for legal and
    environmental reserves..........        --         760       --        --
   Insurance proceeds from business
    interruption and other losses...       (346)    (1,309)      --        --
   Intangible asset write-off.......        --         --        --        624
   Depreciation and amortization....      1,127      5,312     5,971     5,589
   Deferred compensation expense....         50        --        --        --
   Deferred income taxes............        561        190       547    (1,462)
   Equity in net loss of BAESA......        --         --        --     51,458
   Changes in assets and
    liabilities--
     Accounts receivable............     (1,200)     2,453    (2,335)    4,778
     Inventories....................        (25)       322     1,627       113
     Bottles, cases and shells......        (52)       202      (114)      184
     Prepaid expenses and other
      current assets................        321     (2,670)     (216)      659
     Intangible assets..............        --        (109)     (272)      --
     Accounts payable...............     (4,273)    (5,399)   (3,050)    5,063
     Other liabilities and accrued
      expenses......................      1,393        (84)   (3,669)    2,195
     Income taxes payable...........         87        (49)       84        (8)
     Other, net.....................       (177)      (154)       16       247
                                        -------    -------  --------  --------
      Net cash used in operating
       activities...................     (3,693)    (7,537)   (7,504)   (6,542)
                                        -------    -------  --------  --------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Proceeds from sales of property,
  plant and equipment...............         12        480       406     1,347
 Redemption of (investment in)
  short-term investments............        --         --     12,904   (12,904)
 Capital expenditures...............     (1,203)    (2,997)   (4,663)  (24,421)
 Dividends received from affiliate..        --         --        --      2,839
                                        -------    -------  --------  --------
      Net cash provided by (used in)
       investing activities.........     (1,191)    (2,517)    8,647   (33,139)
                                        -------    -------  --------  --------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Sales of common stock, net of
  equity issuance costs.............        --      23,101       --        --
 Proceeds from short-term
  borrowings........................        --      72,784       712    47,900
 Repayment of short-term
  borrowings........................        --     (78,214)      --    (27,500)
 Principal payments on long-term
  debt..............................       (282)    (1,281)   (1,722)   (1,552)
 Proceeds from capital leases.......        --         --      1,793       --
 Repayment of capital lease
  obligations.......................       (136)    (1,237)     (985)   (1,204)
 Dividends paid.....................        --         --        --     (5,374)
                                        -------    -------  --------  --------
      Net cash provided by (used in)
       financing activities.........       (418)    15,153      (202)   12,270
                                        -------    -------  --------  --------
CHANGE IN CASH AND CASH
 EQUIVALENTS........................     (5,302)     5,099       941   (27,411)
CASH AND CASH EQUIVALENTS, beginning
 of period..........................     24,720     19,621    18,680    46,091
                                        -------    -------  --------  --------
CASH AND CASH EQUIVALENTS, end of
 period.............................    $19,418    $24,720  $ 19,621  $ 18,680
                                        =======    =======  ========  ========
SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid for--
   Interest.........................    $   481    $ 2,437  $  2,560  $  2,416
   Income taxes.....................        --         321       258       186
   Noncash transactions--
     Capital leases reclassified as
      operating leases..............        --         --        599       --
     Proceeds from sale of asset,
      net of underlying debt........        --         --        287       --
     Deferred compensation on stock
      options.......................        507        --        --        --

   The accompanying notes are an integral part of these financial statements.

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (U.S. Dollars in thousands, except per share data)

1. ORGANIZATION AND NATURE OF OPERATIONS:

  Pepsi-Cola Puerto Rico Bottling Company ("PCPRB") and its manufacturing and distribution subsidiaries bottle, sell and distribute beverages sold primarily under the Pepsi-Cola trademark in the Commonwealth of Puerto Rico. The Company's division of Cristalia Premium Water ("Cristalia") is engaged in extracting, processing, bottling and distributing bottled water in Puerto Rico. Beverage Plastics Company ("BEV"), a wholly owned subsidiary, manufactures plastic preforms and plastic bottles in Puerto Rico, primarily for use by the Company. All of the companies operate under exclusive bottling appointments and franchise agreements with the franchiser, which include operating and marketing commitments, term limitations and extensions, and conditions for termination. The Pepsi-Cola exclusive bottling appointments have ten-year terms expiring on July 17, 2008. Each of the exclusive bottling appointments will automatically be extended for additional five-year terms unless either party gives one year's written notice.

  The consolidated financial statements include the accounts of PCPRB and its wholly owned subsidiaries (the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation. As of September 30, 1997 and 1996, the Company maintained an effective equity interest in Buenos Aires Embotelladora S. A. ("BAESA") of approximately 17%, which was accounted for using the equity method until such investment was reduced to zero in fiscal year 1996. Effective June 17, 1998, the Company's remaining ownership in BAESA was transferred to the Company's existing shareholders (refer to Note 11).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

  Cash and cash equivalents include temporary investments in short-term securities, primarily discount notes, with original maturities of three months or less.

Income Taxes

  The Company uses the liability method of accounting for deferred income taxes. Deferred income taxes reflect the estimated future tax consequences attributable to operating loss and tax credit carryforwards, and temporary differences between the Company's assets and liabilities for financial reporting and income tax purposes, using income tax rates currently in effect. Deferred tax assets are recognized if management believes, based on available evidence, that it is "more likely than not" that the future income tax benefits will be realized.

  Deferred tax assets or liabilities are classified based upon the current or long-term classification of the asset or liability giving rise to the temporary difference or the expected future use of the loss or credit carryforward.

Earnings Per Share

  The Company presents basic and diluted earnings per share in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." Accordingly, the Company's net loss per

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

              (U.S. Dollars in thousands, except per share data) common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Net loss per common share--assuming dilution does not include the Company's potentially dilutive securities (refer to Note 17) because to do so would be antidilutive.

Stock-Based Compensation

  Stock options and other stock-based compensation awards are accounted for using the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations.

Environmental Remediation Costs

  Costs associated with environmental remediation obligations are accrued when such costs are probable and reasonably estimable. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

Concentration of Credit Risk

  Trade receivables subject the Company to concentrations of credit risk as substantially all of the Company's customers are located in Puerto Rico and two customers accounted for approximately 14%, 16%, 20% and 22% of the Company's net sales during the three month period ended December 31, 1998 and the fiscal years 1998, 1997 and 1996, respectively. However, the Company's customer base is comprised of a large number of entities and the Company performs background checks and other reviews before extending credit to potential customers. In addition, the Company establishes allowances for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. Management believes there are no significant concentrations of credit risk with any individual party or groups of parties.

Fair Values of Financial Instruments

  The estimated fair value of the Company's financial instruments approximate their carrying values.

Reclassifications

  Certain fiscal year 1998, 1997 and 1996 balances have been reclassified to conform to the December 31, 1998 presentation.

3. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

  Effective October 1, 1998 the Company adopted the provisions of SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which required, among other items, additional disclosures on changes in the Company's pension benefit obligations and fair values of plan assets (refer to Note 16).

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

              (U.S. Dollars in thousands, except per share data)

4. RESTRUCTURING CHARGE

  During the fourth quarter of fiscal year 1998, a restructuring charge of $1,728 was established under a plan to improve the Company's performance. The charge included approximately $679 of severance and related charges for the elimination of 17 administrative personnel, $224 of accruals for future payments to exit activities, including canceling lease agreements, and $825 of asset write-downs related to the elimination of certain product lines and exiting certain other business strategies. Management anticipates the restructuring plan will provide annual savings of approximately $1,300 to $1,400 beginning in 1999. Severance payments in the three month period ended December 31, 1998 and in fiscal year 1998 totaled approximately $409 and $47, respectively, while payments relating to other exit activities approximated $116 and $108, respectively.

5. IMPAIRMENT OF LONG-LIVED ASSETS

  In fiscal year 1996, the Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This statement addresses the timing of recognition and the measurement of impairment of (a) long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and (b) long-lived assets and certain identifiable intangibles to be disposed of. This statement requires that such assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable, and that such assets be reported at the lower of carrying amount or fair value.

  During fiscal year 1996, the Company consolidated its manufacturing activities into a new manufacturing facility. Based upon a 1996 appraisal of the former facility, the Company recorded a noncash charge of $1,400; $800 for the impairment of the manufacturing plant no longer in operation and being held for sale, and $600 for certain manufacturing equipment and furniture no longer in use. During fiscal year 1998, the Company recorded a noncash charge of $800 for the additional impairment of the idle manufacturing plant held for sale. This charge represented management's best estimate of an anticipated loss from the disposition of the plant in a current transaction between willing parties. The resulting carrying value of the manufacturing plant is consistent with a 1998 appraisal on the facility obtained during the three months ended December 31, 1998.

  The Company has agreed to sell substantially all net assets relating to the bottling, sale and distribution of potable water under the "Cristalia" tradename to Cristalia Acquisition Corp., a corporation whose president is a former officer of the Company. The sales price is based upon the net book value of the net assets of the business as of December 31, 1998, and resulted in a charge of $250 for the impairment of the net assets. The noncash charge was recorded in the three month period ended December 31, 1998 as a write-down of Cristalia's long-lived assets and is reflected as an asset impairment loss in the accompanying consolidated statement of income (loss).

6. INSURANCE PROCEEDS FROM BUSINESS INTERRUPTION AND OTHER LOSSES

  For the period from September 22, 1998 through October 21, 1998, the Company incurred business interruption losses resulting from Hurricane Georges. In the opinion of management and pursuant to a preliminary review by the insurer, collection of a claim filed under the Company's business interruption insurance policy is probable. As a result, included in the accompanying consolidated statements of income (loss) are anticipated recoveries of $346 for the three month period ended December 31, 1998 and $1,309 for fiscal year 1998 attributable to business interruption and other losses.

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

              (U.S. Dollars in thousands, except per share data)

7. INVENTORIES

  Inventories are stated at the lower of cost (first-in, first-out method) or market and included the following:

                                                                  September 30,
                                                     December 31, -------------
                                                         1998      1998   1997
                                                     ------------ ------ ------
      Raw materials.................................    $1,074    $1,438 $1,070
      Finished goods................................     1,431       877  1,254
      Spare parts and supplies......................       --        117    121
      Work-in process...............................       --         48    357
                                                        ------    ------ ------
                                                        $2,505    $2,480 $2,802
                                                        ======    ====== ======

8. PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost. Property and equipment renewals and betterments are capitalized, while maintenance and repair expenditures are charged to operations currently. Property and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation is calculated using the straight-line method over the estimated useful lives of purchased assets, or the shorter of the lease terms or the estimated useful lives of assets acquired under capital lease arrangements. Those lives are as follows:

                                                                           Years
                                                                           -----
      Building and improvements...........................................    40
      Machinery, equipment and vehicles................................... 10-15
      Furniture and fixtures..............................................  5-10

  Property and equipment included the following:

                                                               September 30,
                                                December 31, ------------------
                                                    1998       1998      1997
                                                ------------ --------  --------
      Land and improvements....................   $  6,893   $  6,893  $  7,057
      Building and improvements................     14,779     14,790    14,682
      Machinery, equipment and vehicles........     47,881     48,040    46,780
      Furniture and fixtures...................      1,809      1,809     1,580
      Construction in process..................      1,250        134        86
                                                  --------   --------  --------
                                                    72,612     71,666    70,185
      Less--Accumulated depreciation...........    (30,150)   (29,292)  (24,397)
                                                  --------   --------  --------
                                                  $ 42,462   $ 42,374  $ 45,788
                                                  ========   ========  ========

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

              (U.S. Dollars in thousands, except per share data)

9. INTANGIBLE ASSETS

  Goodwill, the cost in excess of the assigned value of businesses acquired, is being amortized using the straight-line method over its economic life not to exceed 40 years. Other intangibles are amortized using the straight-line method over their estimated useful lives. Intangible assets consisted of the following:

                                                                 September 30,
                                                    December 31, --------------
                                                        1998      1998    1997
                                                    ------------ ------  ------
      Goodwill.....................................   $ 1,277    $1,277  $1,277
      Trademark (14 years).........................       300       300     300
      Water distribution rights (20 years).........       165       165     165
      Deferred costs and other.....................       587       587     478
                                                      -------    ------  ------
                                                        2,329     2,329   2,220
      Less--Accumulated amortization...............    (1,070)     (785)   (576)
                                                      -------    ------  ------
                                                      $ 1,259    $1,544  $1,644
                                                      =======    ======  ======

  The Company periodically evaluates the recoverability of its intangible assets as well as their amortization periods to determine whether an adjustment to the carrying value or a revision to the estimated useful lives is appropriate. The Company recorded a noncash charge of approximately $600 in fiscal year 1996 in order to write off intangible assets.

10. ACCRUED EXPENSES

  Accrued expenses consisted of the following:

                                                                  September 30,
                                                     December 31, -------------
                                                         1998      1998   1997
                                                     ------------ ------ ------
      Accrued payroll and related benefits..........    $1,449    $1,854 $2,176
      Accrued taxes other than income...............       529       364    374
      Marketing and advertising accruals............     1,946     1,313    825
      Accrued restructuring charges.................       223       748    163
      Legal and environmental reserves..............       660       760    --
      Customer deposits.............................       562       484    436
      Accrued trade payables........................     3,257     1,884    891
      Other accrued expenses........................       592        59    128
                                                        ------    ------ ------
                                                        $9,218    $7,466 $4,993
                                                        ======    ====== ======

11. INVESTMENT IN BAESA

  As of September 30, 1997, the Company owned 12,345,348 shares, or approximately 17%, of the outstanding capital stock of BAESA. In May 1997, the Buenos Aires Stock Exchange suspended trading of BAESA's Class B shares after its fiscal second quarter results for the period ended March 31, 1997 showed a negative net worth under Argentine Accounting Principles. The New York Stock Exchange also halted trading in BAESA's American Depository Shares.

  During fiscal year 1998, BAESA entered into a long-term financial restructuring plan with its major debt holders in Argentina whereby BAESA's unsecured lenders exchanged debt for substantially all of the equity in BAESA. The Company did not exercise its right under a related rights offering to retain its current proportionate

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

              (U.S. Dollars in thousands, except per share data)

ownership in BAESA, resulting in a dilution of the Company's equity interest from approximately 17% to approximately 0.34%. Effective June 17, 1998, the Company's remaining ownership in BAESA was transferred to the Company's existing shareholders. The Company's recorded investment in BAESA had already been reduced to zero in fiscal year 1996.

12. NOTES PAYABLE TO BANK AND LONG-TERM DEBT

  The Company maintains a credit agreement with Banco Popular which provides for a term loan of $25,000, payable with 120 principal payments and a balloon payment at maturity on April 1, 2007 of $11,800. The term loan is collateralized with a priority lien on substantially all of the Company's real estate, machinery and equipment, receivables and inventory. The Company is also required to maintain a specified cash balance with the bank ($5,000 at December 31, 1998 and September 30, 1998, and $2,500 at September 30, 1997) which is restricted from use by the Company.

  The credit agreement also includes a $5,000 revolving credit facility, with borrowings limited to the sum of stipulated percentages of the Company's eligible receivables and inventory. There were no borrowings outstanding under the revolving credit facility as of December 31, 1998 or September 30, 1998, while it was fully drawn at September 30, 1997.

  The term loan and revolving credit facility bear interest at 2.5% over the LIBOR rate, if Eurodollar funds are available, otherwise at the highest prime rate or base rate of interest published from time to time in the Wall Street Journal by principal commercial banks headquartered in New York, NY. The credit agreement contains various covenants and events of default, including the maintenance of certain minimum financial ratios and financial requirements and additional debt restrictions.

  Long-term debt consisted of the following:

                                                                September 30,
                                                  December 31, ----------------
                                                      1998      1998     1997
                                                  ------------ -------  -------
      Term Loan..................................   $23,048    $23,330  $24,583
      Other......................................        32         32       60
                                                    -------    -------  -------
                                                     23,080     23,362   24,643
      Less--current installments.................    (1,007)    (1,007)  (1,007)
                                                    -------    -------  -------
                                                    $22,073    $22,355  $23,636
                                                    =======    =======  =======

  Scheduled maturities of long-term debt for the four years subsequent to 1999 are as follows:

      Year                                                               Amount
      ----                                                               -------
      2000.............................................................. $ 1,157
      2001..............................................................   1,225
      2002..............................................................   1,250
      2003..............................................................   1,437
      Thereafter........................................................  17,004
                                                                         -------
                                                                         $22,073
                                                                         =======

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

              (U.S. Dollars in thousands, except per share data)

13. INCOME TAXES:

  PCPRB and its subsidiaries are Delaware corporations subject to U.S. federal income taxes; however, PCPRB's subsidiaries are eligible for and have elected the benefit of Section 936 of the U.S. Internal Revenue Code. Section 936 presently allows a tax credit equal to a portion of the amount of U.S. income taxes attributable to earnings derived from operations within Puerto Rico and to certain qualified investments maintained in Puerto Rico, subject to certain limitations. PCPRB's subsidiaries have elected to claim the credit under the Economic Activity Limitation method. The 1996 Small Business Act (the "Act") repealed the Section 936 credit prospectively. However, the Act grandfathered in "existing credit claimants" during a ten-year transition period. The credit under the Economic Activity Limitation for Puerto Rico will be calculated under the rules existing prior to the adoption of the Act for taxable years beginning after 1995 and before 2002. For taxable years beginning after December 31, 2001, a cap is placed upon the Puerto Rican source business income eligible for the credit. For tax years beginning after January 1, 2006, the economic activity credit is repealed in its entirety.

  In order to utilize income tax credits available under Section 936, each subsidiary is required to derive at least 80% of its gross income from sources within Puerto Rico, and at least 75% of gross income must be from an active trade or business in Puerto Rico. PCPRB's subsidiaries were in compliance with these gross income requirements for the three months ended December 31, 1998 and the fiscal years ended September 30, 1998, 1997 and 1996.

  Effective October 1998, the Company was granted an additional ten-year Puerto Rican tax incentives exemption for its plastic preforms manufacturing and sales operation. Under the terms of the grant, BEV received a 90% exemption from Puerto Rico income tax, a 60% exemption from municipal tax and a 90% exemption from property tax. In exchange for these tax exemptions, the Company agreed to manufacture plastic preforms and plastic bottles, employ a minimum number of persons and maintain equipment and facilities in Puerto Rico.

            PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

               (U.S. Dollars in thousands, except per share data)

  The combined income tax expense (benefit) of PCPRB and its subsidiaries attributable to income (loss) from continuing operations consisted of the following:

                                       Three Months   Fiscal Years Ended
                                          Ended          September 30,
                                       December 31, -------------------------
                                           1998      1998     1997     1996
                                       ------------ -------  -------  -------
   Current:
     U.S..............................     $--      $(1,251) $(4,231) $  (150)
     Puerto Rico......................       33          83      342      185
                                           ----     -------  -------  -------
       Total current income tax
        expense (benefit).............       33      (1,168)  (3,889)      35
                                           ----     -------  -------  -------
   Deferred:
     U.S..............................       99         223      --      (326)
     Puerto Rico......................      462         (33)     547     (914)
                                           ----     -------  -------  -------
       Total deferred income tax
        expense (benefit).............      561         190      547   (1,240)
                                           ----     -------  -------  -------
       Total income tax expense
        (benefit).....................     $594     $  (978) $(3,342) $(1,205)
                                           ====     =======  =======  =======

  Income tax expense (benefit) attributable to income (loss) from continuing operations differed from the amounts computed by applying the U.S. statutory federal tax rate (34% for the three months ended December 31, 1998; 35% for fiscal years 1998, 1997 and 1996) as a result of the following:

                                        Three Months   Fiscal Years Ended
                                           Ended          September 30,
                                        December 31, -------------------------
                                            1998      1998     1997     1996
                                        ------------ -------  -------  -------
   Computed statutory federal tax
    expense (benefit).................     $(281)    $(3,706) $(7,984) $(8,209)
   Change in the beginning-of-the-year
    balance of the valuation allowance
    for deferred tax assets...........      (673)     11,234   13,829   17,734
   Calculated NOL value of
    aforementioned loss, as adjusted,
    for Puerto Rico income taxes......       --          --    (6,437)     --
   Puerto Rico income taxes...........     1,503      (6,094)     342   (9,668)
   Puerto Rico economic activity
    credit............................      (790)     (1,304)  (2,050)  (1,484)
   Income tax credit related to prior
    year's losses.....................       --          --      (745)     --
   Carryback of U.S. federal net
    operating losses, previously
    reserved..........................       196      (1,251)     --       --
   Tax rate changes...................       585         --       --       --
   Meals and entertainment
    disallowance......................        51         227      --       --
   Other, net.........................         3         (84)    (297)     422
                                           -----     -------  -------  -------
       Total income tax expense
        (benefit).....................     $ 594     $  (978) $(3,342) $(1,205)
                                           =====     =======  =======  =======

  Current and deferred income tax benefit of $20,062 in fiscal year 1996 was also provided in connection with the equity in net loss of BAESA.

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

              (U.S. Dollars in thousands, except per share data)

  The significant components of deferred income tax expense (benefit) attributable to income (loss) from continuing operations are as follows:

                                     Three Months     Fiscal Years Ended
                                        Ended           September 30,
                                     December 31, ----------------------------
                                         1998       1998      1997      1996
                                     ------------ --------  --------  --------
   Deferred income tax expense
    (benefit).......................    $1,234    $(11,044) $(13,282) $(18,974)
   Increase (decrease) in beginning
    of the year balance of the
    valuation allowance for deferred
    tax assets......................      (673)     11,234    13,829    17,734
                                        ------    --------  --------  --------
     Total deferred income tax
      expense (benefit).............    $  561    $    190  $    547  $ (1,240)
                                        ======    ========  ========  ========

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                              September 30,
                                               December 31, ------------------
                                                   1998       1998      1997
                                               ------------ --------  --------
   Property and equipment, principally due to
    differences in depreciable lives.........    $  2,201   $  1,204  $    496
   U.S. federal net operating loss
    carryforwards............................      18,412     17,656    13,200
   Puerto Rico net operating loss and tax
    credit carryforwards.....................      29,897     31,178    26,986
   Accrued expenses..........................       1,733      2,373       387
   Past service cost for pension plan........        (107)      (110)      426
   Inventories, principally due to additional
    costs inventoried for tax purposes.......          52         73        90
   Accounts receivable.......................         593      1,296     1,005
   Other, net................................          73        418       149
                                                 --------   --------  --------
     Total deferred tax assets...............      52,854     54,088    42,739
     Less--Valuation allowance...............     (51,584)   (52,257)  (41,023)
                                                 --------   --------  --------
     Net deferred tax asset..................    $  1,270   $  1,831  $  1,716
                                                 ========   ========  ========

  The subsequent recognition of tax benefits related to the valuation allowance for deferred tax assets as of December 31, 1998 and September 30, 1998 and 1997 will be allocated to income from continuing operations.

  At December 31, 1998, the Company had U.S. federal net operating loss carryforwards approximating $54,200 which expire through 2019, and Puerto Rico tax net operating loss carryforwards approximating $76,300 which expire through 2006. As a result of the change in control transaction in fiscal year 1998 (refer to Note 15), the Company's utilization of its U.S. federal net operating loss carryforwards is limited annually. Realization of all of these future income tax benefits is dependent on the existence of future taxable income. Valuation allowances covering substantially all of the Company's net operating loss carryforwards have been provided as the Company does not believe it is "more likely than not" that the future income tax benefits will be realized.

14. RELATED PARTY TRANSACTIONS

  In fiscal year 1998, the Company entered into a management agreement with the controlling partner in P-PR Transfer, LLP (refer to Note 15). For services performed pursuant to the management agreement, the Company

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

              (U.S. Dollars in thousands, except per share data) pays that company a management fee. Management fees of approximately $63 and $50 were incurred in the three-month period ended December 31, 1998 and in fiscal year 1998, respectively.

  Also in fiscal year 1998, the Company entered into an accounting services agreement with a separate entity in which the same controlling partner in P-PR Transfer, LLP maintains a controlling interest. For services performed pursuant to the accounting services agreement, the Company pays this affiliate an accounting services fee. Accounting services fees of approximately $94 and $76 were incurred with this affiliate in the three-month period ended December 31, 1998 and in fiscal year 1998, respectively. During the three months ended December 31, 1998, the Company purchased approximately $5,411 of beverage product from this affiliate at cost, and as of December 31, 1998, had a liability to this affiliate of approximately $255.

  During the three months ended December 31, 1998 and in fiscal years 1998, 1997 and 1996 the Company paid approximately $175, $744, $3,671 and $2,105, respectively, in advertising fees to a firm controlled by a former shareholder of the Company.

  During the three months ended December 31, 1998 and in fiscal years 1998, 1997 and 1996 the Company paid approximately $16, $241, $411 and $57, respectively, in legal fees to a firm with a partner who is a relative of the Company's former president.

  Certain former members of the Company's Board of Directors and certain of its former executive officers were also directors and/or officers of BAESA until approximately mid-1996. During fiscal year 1996, BAESA charged PCPRB management fees totaling approximately $888. In addition, PCPRB sold $2,235 in preforms to BAESA pursuant to a long-term supply contract. In management's opinion, the terms of this contract were reasonable, and at the time of the contract no other comparable contract from an outside party was available to BAESA. The above described contract was terminated during the year ended September 30, 1997. Pursuant to the termination agreement, Company obligations to BAESA of approximately $2,065 were settled for a cash payment of $50. In addition, the Company was relieved of obligations relating to certain operating leases. The resulting gain on early termination of the supply agreement was recorded in fiscal year 1996.

  During fiscal year 1996, the Company paid approximately $151 in construction management fees to a former shareholder and director of the Company.

  During fiscal year 1996, the Company paid approximately $232 in consulting fees to a former shareholder of BAESA and a former director of the Company.

15. SHAREHOLDERS' EQUITY

  Pursuant to the terms of a ten-year voting trust agreement and related stock option agreement executed on September 28, 1996, the 5,000,000 authorized and outstanding Class A shares were placed into a voting trust. The then trustee of the trust was the president of the Company, who held an unrestricted right to vote such shares and had the right to purchase such shares, for the benefit of the Company, through September 28, 1998 at $1 per share. In a transfer agreement (the "Agreement") effective July 17, 1998, the president assigned to P-PR Transfer, LLP (the "Partnership") the stock option agreement for the purchase of the Class A shares. The Partnership paid the Company $23,750 under the Agreement and simultaneously purchased the 5,000,000 Class A shares for $1 per share. Payments by the Partnership to the Company pursuant to the Agreement are recorded as additional shareholders' equity, net of approximately $1,599 in equity issuance costs.

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

              (U.S. Dollars in thousands, except per share data)

  Also effective July 17, 1998, the Partnership purchased a total of 6,210,429 Class B shares under stock option agreements between the Partnership and the Class B shareholders. V. Suarez & Co., Inc. ("Suarez") then purchased 1,000,000 Class A shares and 1,242,085 Class B shares from the Partnership. The combination of these transactions resulted in a change in control of the Company.

  On July 17, 1998, the Company issued a warrant to the Partnership and Suarez for the purchase of an additional 1,360,000 and 340,000 Class B shares, respectively, for $6.875 per share, exercisable at any time during the 90 month period from the date of the warrant.

  The Class A shares have a six-to-one voting preference over the Class B shares.

16. PENSION PLANS

  The Company maintains separate non-contributory salaried and hourly defined benefit pension plans covering eligible salaried and hourly employees of the Company. Benefits under the salaried plan are based upon years of service and average earnings during the last five years of employment, while benefits under the hourly plan represent a fixed amount times years of credited service. The Company makes annual contributions to the plans as required by applicable regulations. Contributions provide benefits for service rendered to date and for services expected to be performed in the future. The plans are insured by the Pension Benefit Guaranty Corporation. On April 16, 1997, the Company suspended future participation in the plans for an indeterminable period. As a result, the projected benefit obligation is equal to the accumulated benefit obligation for each plan. At present management does not intend to terminate the plans.

  The Company recognizes a minimum pension liability, computed as the excess of the accumulated benefit obligation over the fair value of plan assets, with an adjustment to shareholders' equity.

            PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

               (U.S. Dollars in thousands, except per share data)

  The following table presents the changes in benefit obligation and plan assets for the three months ended December 31, 1998 and the fiscal years 1998 and 1997, and the plans' funded status and amounts recognized in the consolidated balance sheets as of December 31, 1998 and September 30, 1998 and 1997.

                                                               Fiscal Years
                                                 Three Months Ended September
                                                    Ended           30,
                                                 December 31, ----------------
                                                     1998      1998     1997
                                                 ------------ -------  -------
Changes in benefit obligation:
  Benefit obligation, beginning of period.......   $ 7,650    $ 7,195  $ 7,711
  Service cost..................................        --         --      108
  Interest cost.................................       131        491      557
  Actuarial (gain) loss.........................        --        791     (271)
  Benefits paid.................................      (119)      (827)    (910)
                                                   -------    -------  -------
  Benefit obligation, end of period.............   $ 7,662    $ 7,650  $ 7,195
                                                   =======    =======  =======
Change in plan assets:
  Fair value of plan assets, beginning of
   period.......................................   $ 4,498    $ 4,903  $ 4,579
  Actual return on plan assets..................     1,024       (599)     724
  Employer contribution.........................       404      1,021      510
  Benefits paid.................................      (119)      (827)    (910)
                                                   -------    -------  -------
  Fair value of plan assets, end of period......   $ 5,807    $ 4,498  $ 4,903
                                                   =======    =======  =======
Funded status...................................   $(1,855)   $(3,152) $(2,292)
Unrecognized actuarial loss.....................     1,890      2,836      998
Unrecognized prior service cost.................        --         --       --
                                                   -------    -------  -------
Prepaid (accrued) benefit cost recognized.......   $    35    $  (316) $(1,294)
                                                   =======    =======  =======
Amounts recognized in the consolidated balance
 sheets
 consist of:
  Accrued pension cost, including a $50, $42 and
   $79
   current portion..............................   $(1,855)   $(3,152) $(2,292)
  Minimum pension liability adjustment included
   in accumulated other comprehensive income....     1,890      2,836      998
                                                   -------    -------  -------
Net amount recognized...........................   $    35    $  (316) $(1,294)
                                                   =======    =======  =======

  Net periodic pension cost for the Company's pension plans comprised the following:

                                                               Fiscal Years
                                                    Three          Ended
                                                 Months Ended  September 30,
                                                 December 31, -----------------
                                                     1998     1998   1997  1996
                                                 ------------ -----  ----  ----
   Changes in benefit obligation:
     Service cost..............................     $ --      $ --   $108  $160
     Interest cost.............................       131       491   557   518
     Expected return on plan assets............      (104)     (478) (425) (329)
     Amortization of prior service cost........       --        --     11    25
     Amortization of actuarial loss............        23        24   165   213
                                                    -----     -----  ----  ----
     Net periodic pension cost.................     $  50     $  37  $416  $587
                                                    =====     =====  ====  ====

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

              (U.S. Dollars in thousands, except per share data)

  Key assumptions used in preparing the December 31, 1998 and September 30, 1998, 1997 and 1996 actuarial valuations include the following:

                                                                   Fiscal Years
                                                        Three         Ended
                                                     Months Ended September 30,
                                                     December 31, --------------
                                                         1998     1998 1997 1996
                                                     ------------ ---- ---- ----
   Discount rate....................................      7%       7%   7%   7%
   Salary scale for salaried plan                        N/A      N/A   4%   4%
   Expected return on plan assets...................      9%       9%   9%   9%

17. STOCK OPTION PLANS:

  In fiscal year 1997, the Company adopted two stock option plans (the "plans") pursuant to which the Company's Board of Directors may grant stock options to certain employees and directors of the Company and its affiliates who have served in such capacities for at least one year prior to the date the options are granted. The plans authorize grants of options to purchase up to 1,000,000 shares of authorized but unissued Class B common stock. At December 31, 1998, there were 247,500 shares available for grant under these plans. One of these stock option plans is designed to be qualified for income tax purposes, whereas the other is not a qualified plan.

  Stock options under the qualified plan are granted with an exercise price equal to the stock's fair market value at the date of the grant. Stock options under the nonqualified plan may have an exercise price below the stock's fair market value at the date of grant ("below market options"). In accordance with APB Opinion No. 25, deferred compensation is recorded to reflect any difference between the exercise price and market value of shares granted under the nonqualified plan for below market options, and is expensed over the vesting period of the options. During the three months ended December 31, 1998, the Company granted below market options to acquire 452,500 shares of the Company's Class B stock, which vest over five years. Accordingly, deferred compensation expense of $50 was recorded related to this grant. All stock options vest and become fully exercisable in accordance with the terms of their grant.

  In fiscal year 1997, the Company entered into a stock option agreement with its former president to acquire 1,516,667 Class B common shares of the Company at an exercise price of $5.00 per share. These stock options will be exercisable in whole or in part until exercised in full.

  The Company accounts for these plans using the intrinsic value method. Had compensation cost for these plans been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net loss and net loss per common share would have been reduced to the following pro forma amounts:

                                                               Fiscal Years
                                                   Three          Ended
                                                Months Ended  September 30,
                                                December 31, -----------------
                                                    1998      1998      1997
                                                ------------ -------  --------
     Net loss:
       As reported.............................   $(1,420)   $(9,610) $(19,503)
       Pro forma...............................    (1,646)   (10,262)  (25,510)
     Net loss per common share:
       As reported.............................   $ (0.07)   $ (0.45) $  (0.91)
       Pro forma...............................     (0.08)     (0.47)    (1.19)

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

              (U.S. Dollars in thousands, except per share data)

  The effect on pro forma net loss and net loss per common share of expensing the estimated fair value of stock options is not necessarily representative of the effect on reported earnings in future years due to the vesting period of stock options and the potential for issuance of additional stock options in future years.

  The weighted average fair value of options granted for the three months ended December 31, 1998 and in fiscal years 1998 and 1997 were $3.06, $4.91 and $3.52, respectively. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                                     Fiscal
                                                                   Years Ended
                                                         Three      September
                                                      Months Ended     30,
                                                      December 31, ------------
                                                          1998     1998   1997
                                                      ------------ -----  -----
       Risk-free interest rate.......................      6.0%      6.0%   6.1%
       Price volatility..............................     33.7%     66.7%  51.5%
       Expected dividend yield.......................      0.0%      0.0%   0.0%
       Expected term (in years)......................       10        10     10

  A summary of the Company's stock option plans at December 31, 1998 and September 30, 1998 and 1997, and changes during the periods then ended, is as follows:

                                                          No. of
                                                          Shares    Price Range
                                                         ---------  -----------
      Outstanding at September 30, 1996................        --           --
      Granted..........................................  1,706,667  $      5.00
      Exercised........................................        --           --
      Lapsed or canceled...............................        --           --
                                                         ---------  -----------
      Outstanding at September 30, 1997................  1,706,667  $      5.00
      Granted..........................................    110,000  $6.25-$8.75
      Exercised........................................   (190,000) $      5.00
      Lapsed or canceled...............................        --           --
                                                         ---------  -----------
      Outstanding at September 30, 1998................  1,626,667  $5.00-$8.75
      Granted..........................................    452,500  $      3.63
      Exercised........................................        --   $       --
      Lapsed or canceled...............................        --           --
                                                         ---------  -----------
                                                         2,079,167  $3.63-$8.75
                                                         =========  ===========

  At December 31, 1998, the number of options exercisable was 1,626,667. The weighted average exercise price of all options and options exercisable was $4.77 and $5.17, respectively, and the weighted average remaining contractual life of all options and options exercisable was 8.93 years and 8.28 years, respectively.

18. COMMITMENTS AND CONTINGENCIES:

 Lease Commitments

  The Company leases certain office space and other facilities under agreements expiring through 2006. Total rent expense during the three months ended December 31, 1998 and fiscal years 1998, 1997 and 1996 was approximately $406, $1,657, $1,661 and $1,387, respectively.

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

              (U.S. Dollars in thousands, except per share data)

  Future minimum rental payments under all noncancellable operating leases with initial or remaining lease terms of one year or more were as follows at December 31, 1998:

                                                                         Total
                                                                       Operating
      Year                                                              Leases
      ----                                                             ---------
      1999............................................................  $2,026
      2000............................................................   1,869
      2001............................................................   1,800
      2002............................................................   1,800
      2003............................................................   1,800

  Future minimum lease payments under capital leases were as follows at December 31, 1998:

                               Total Capital
      Year                        Leases
      ----                     -------------
      1999....................      $47
      2000....................        7
                                    ---
      Total minimum lease
       payments...............       54
      Less--amount
       representing interest
       at 10.25% to 12%.......       (6)
                                    ---
      Present vale of minimum
       lease payments.........       48
      Less--Current
       installments...........      (41)
                                    ---
      Capital lease
       obligations, excluding
       current installments...      $ 7
                                    ===

 Legal and Environmental Reserve

  In fiscal year 1998, the Company recorded a provision of $760 to increase its legal and environmental reserves, principally to remove four underground storage tanks and remediate soil contamination at the former manufacturing facility, to settle two outstanding supplier claims and to establish legal reserves for various litigation, claims and assessments. All payments related to this reserve are expected to be made within one year.

 Settlement of Litigation

  The Company was formerly a defendant in nine class actions alleging federal securities violations by the Company and various former officers and directors of the Company. These claims were settled as of September 30, 1997. The Company has recorded the cost of the settlement in fiscal year 1997 as follows:

      Cost of 2,500,000 Class B shares effectively contributed by the founding shareholders, valued using the average trading price of the stock for a period of trade dates prior to the date of the settlement................................................  $ 13,172
      Cash payments of $2,500, less recovery from insurers...........       --
                                                                       --------
                                                                       $ 13,172
                                                                       ========

  As a part of the settlement, the Company was reimbursed $4,000 from its directors liability insurers, $2,500 of which were deemed a reimbursement of amounts paid to claimants, with the remainder offset against legal expenses incurred in connection with the settlement. The contribution of the 2,500,000 Class B shares by the founding shareholders was reflected as a contribution of capital using the average trading price of the stock referred to above.

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

              (U.S. Dollars in thousands, except per share data)

  The effect of the settlement on the pre-tax results of the Company for the fiscal year ended September 30, 1997, was as follows:

      Reduction in administrative expenses............................. $ 1,500
      Settlement of the litigation..................................... (13,172)
                                                                        -------
        Net effect on net income (loss)................................ (11,672)
      Contribution of Class B shares by founding shareholders..........  13,172
                                                                        -------
        Net effect on shareholders' equity............................. $ 1,500
                                                                        =======

  In addition, the Securities and Exchange Commission (the "Commission") was pursuing a formal order of investigation in connection with accounting irregularities discovered in fiscal year 1996. In fiscal year 1998, the Company settled the Commission's charges with an agreement to cease and desist from committing any violation or future violation of specified securities laws. The Company was not required to pay any fines or penalties associated with this settlement.

 General Litigation

  The Company is subject to various litigation, claims and assessments arising in the normal course of business. Management believes that the ultimate resolution of these matters, either individually or in the aggregate, will not have a materially adverse effect on the Company's consolidated financial position or results of operations.

19. CHANGE IN YEAR-END

  Effective January 1, 1999, the Company changed its fiscal year-end from September 30 to December 31. As a result, the Company will hereafter report its results on a calendar year basis. Summarized financial information for the three months ended December 31 is as follows:

                                                                        1997
                                                             1998    (Unaudited)
                                                            -------  -----------
      Net sales...........................................  $28,328    $25,517
      Gross profit........................................    8,001      8,318
      Income tax expense..................................      594        125
      Net loss............................................   (1,420)      (991)
      Net loss per common share--basic....................    (0.07)     (0.05)
      Net loss per common share--assuming dilution........    (0.07)     (0.05)
      Weighted average number of common shares outstanding
       (in thousands).....................................   21,690     21,500

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULE

To Pepsi-Cola Puerto Rico Bottling Company:

  We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Pepsi-Cola Puerto Rico Bottling Company and subsidiaries as of and for the three month period ended December 31, 1998 and the year ended September 30, 1998, and have issued our report thereon dated March 11, 1999. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The accompanying schedule is the responsibility of the Company's management and is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the December 31, 1998 and September 30, 1998 financial data required to be set forth in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Memphis, Tennessee,
March 11, 1999.

                         INDEPENDENT AUDITORS' REPORT
                        ON FINANCIAL STATEMENT SCHEDULE

The Board of Directors of Pepsi-Cola Puerto Rico Bottling Company and
Subsidiaries:

  We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Pepsi-Cola Puerto Rico Bottling Company and Subsidiaries as of September 30, 1997, and for each of the years in the two-year period ended September 30, 1997, and have issued our report thereon dated December 5, 1997. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in Item 14(a)2 is the responsibility of the Company's management and is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the 1997 and 1996 financial data required to be set forth in relation to the basic financial statements taken as a whole.

                                                  KPMG LLP

San Juan, Puerto Rico,
December 5, 1997.

Stamp No. 1527982 of the Puerto Rico
Society of Certified Public Accountants
was affixed to the record copy of this report.

            PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES
                 Schedule II Valuation and Qualifying Accounts
                          (U.S. Dollars in thousands)

                                                       Additions
                          Balance at  --------------------------------------------
                         Beginning of Charged to Costs Charged to Other               Balance at End
                            Period      and Expenses       Accounts     Deductions      of Period
                         ------------ ---------------- ---------------- ----------    --------------
Three Months Ended
 December 31, 1998:
  Allowance for Doubtful
   Accounts.............   $ 1,265         $  174            $--         $  (802)(1)      $  637
  Restructuring
   Charges..............       748            --              --            (525)(3)         223
Fiscal Year Ended
 September 30, 1998:
  Allowance for Doubtful
   Accounts.............     1,389            498             --            (622)(1)       1,265
  Restructuring
   Charges..............       163            903             --            (318)(2)         748
Fiscal Year Ended
 September 30, 1997:
  Allowance for Doubtful
   Accounts.............     1,158            355             --            (124)(1)       1,389
  Restructuring
   Charges..............       --             535             --            (372)            163
Fiscal Year Ended
 September 30, 1996:
  Allowance for Doubtful
   Accounts.............     1,458            511             --            (811)(1)       1,158
  Restructuring
   Charges..............       --           2,700             --          (2,700)            --

--------
(1) Write off of uncollectible receivables.
(2) Comprised of $215 of severance payments and other exit costs and $103 reversed into income.
(3) Comprised of $525 of severance payments and other exit costs.

            PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                (U. S. Dollars in thousands, except share data)

                                                        June 30,
                                                          1999     December 31,
                                                       (Unaudited)     1998
                                                       ----------- ------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents............................  $  7,801     $ 19,418
 Receivables, net of allowance for doubtful accounts
  of $1,577 and $2,402
   Trade..............................................    13,351       13,043
   Due from PepsiCo, Inc. and affiliated companies....     2,376        2,008
   Other..............................................     2,412        2,248
 Inventories..........................................     3,308        2,505
 Bottles, cases and shells............................       820        1,409
 Deferred income taxes................................        32           49
 Prepaid expenses and other current assets............     4,820        4,422
                                                        --------     --------
     Total current assets.............................    34,920       45,102
                                                        --------     --------
PROPERTY AND EQUIPMENT:
 Land and improvements................................     6,893        6,893
 Buildings and improvements...........................    14,557       14,779
 Machinery, equipment and vehicles....................    52,558       47,881
 Furniture and fixtures...............................     1,739        1,809
 Construction in process..............................       --         1,250
                                                        --------     --------
                                                          75,747       72,612
 Less accumulated depreciation........................   (29,634)     (30,150)
                                                        --------     --------
                                                          46,113       42,462
                                                        --------     --------
OTHER ASSETS:
 Deferred income taxes................................     1,221        1,221
 Long-lived assets for sale, principally land and
  building............................................     2,615        2,615
 Intangible assets, net of accumulated amortization...     1,112        1,259
 Note receivable......................................       379          --
 Other assets.........................................       572          192
                                                        --------     --------
                                                           5,899        5,287
                                                        --------     --------
     Total assets.....................................  $ 86,932     $ 92,851
                                                        ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Current installments of long-term debt...............  $  1,070     $  1,007
 Current installments of capital lease obligations....        17           41
 Accounts payable.....................................     6,411        3,842
 Accrued expenses.....................................     7,571        9,455
                                                        --------     --------
     Total current liabilities........................    15,069       14,345
                                                        --------     --------
LONG-TERM DEBT, excluding current installments........    20,823       22,073
CAPITAL LEASE OBLIGATIONS, excluding current
 installments.........................................       --             7
ACCRUED PENSION COST..................................     1,558        1,805
SHAREHOLDERS' EQUITY:
 Class A common shares, $0.01 par value; authorized,
  issued and outstanding 5,000,000 shares.............        50           50
 Class B common shares, $0.01 par value; authorized
  35,000,000 shares, issued and outstanding
  16,690,000 shares...................................       167          167
 Additional paid-in capital...........................   127,516      127,516
 Accumulated deficit..................................   (75,955)     (70,765)
 Deferred compensation................................      (406)        (457)
 Accumulated other comprehensive income (loss)........    (1,890)      (1,890)
                                                        --------     --------
     Total shareholders' equity.......................    49,482       54,621
                                                        --------     --------
     Total liabilities and shareholders' equity.......  $ 86,932     $ 92,851
                                                        ========     ========

   The accompanying notes are an integral part of these financial statements.

            PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)

                                   Unaudited
               (U.S. Dollars in thousands, except per share data)

                                            Three Months       Six Months
                                           Ended June 30,    Ended June 30,
                                           ----------------  ----------------
                                            1999     1998     1999     1998
                                           -------  -------  -------  -------
OPERATIONS:
  Net sales............................... $26,808  $25,842  $50,075  $48,785
  Cost of sales...........................  19,939   19,261   37,936   36,193
                                           -------  -------  -------  -------
    Gross profit..........................   6,869    6,581   12,139   12,592
  Selling, general and administrative
   expenses...............................   8,057    8,950   15,760   16,982
  Fees related to combination of
   interests..............................     692      --       692      --
  Losses on asset impairments.............     --       --       267      --
                                           -------  -------  -------  -------
    Loss from operations..................  (1,880)  (2,369)  (4,580)  (4,390)
                                           -------  -------  -------  -------
OTHER INCOME (EXPENSE):
Interest expense..........................    (418)    (610)    (860)  (1,239)
Interest income...........................      54      176      217      332
Other, net................................     --      (116)     102      166
                                           -------  -------  -------  -------
                                             (364)     (550)    (541)    (741)
                                           -------  -------  -------  -------
LOSS BEFORE INCOME TAXES..................  (2,244)  (2,919)  (5,121)  (5,131)
INCOME TAX BENEFIT (EXPENSE)..............     (52)    (139)     (69)     922
                                           -------  -------  -------  -------
NET LOSS.................................. $(2,296) $(3,058) $(5,190) $(4,209)
                                           =======  =======  =======  =======
COMPREHENSIVE INCOME (LOSS)............... $(2,296) $(3,058) $(5,190) $(4,209)
                                           =======  =======  =======  =======
NET LOSS PER COMMON SHARE................. $ (0.11) $ (0.14) $ (0.24) $ (0.20)
                                           =======  =======  =======  =======
NET LOSS PER COMMON SHARE--ASSUMING
 DILUTION................................. $ (0.11) $ (0.14) $ (0.24) $ (0.20)
                                           =======  =======  =======  =======
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING (IN THOUSANDS)...............  21,690   21,500   21,690   21,500
                                           =======  =======  =======  =======


   The accompanying notes are an integral part of these financial statements.

            PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                        For The Six Months Ended June 30

                                   Unaudited
                          (U.S. Dollars in thousands)

                                                               1999     1998
                                                             --------  -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.................................................. $ (5,190) $(4,209)
  Adjustments to reconcile net loss to net cash used in
   operating activities--
    Losses on asset impairments.............................      267      --
    Depreciation and amortization...........................    2,474    2,646
    Deferred income taxes...................................       17      --
    Amortization of deferred compensation...................       51      --
    Fees related to combination of interests, net of
     payments...............................................      600      --
    Changes in current assets and liabilities:
      Receivables...........................................   (1,665)    (971)
      Inventories...........................................     (818)    (843)
      Bottles, cases and shells.............................      (63)     --
      Prepaid expenses and other current assets.............     (325)  (1,358)
      Accounts payable......................................    2,690    2,910
      Accrued expenses......................................   (2,202)     595
    Other, net..............................................     (178)    (273)
                                                             --------  -------
    Net cash used in operating activities...................   (4,342)  (1,503)
                                                             --------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................   (6,793)  (1,053)
  Proceeds from sales of property and equipment.............      --       316
  Proceeds from sale of business............................      700      --
                                                             --------  -------
    Net cash used in investing activities...................   (6,093)   ( 737)
                                                             --------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of short-term debt.............................      --      (266)
  Borrowings (repayments) of long-term debt.................   (1,159)     282
  Repayment of capital lease obligations....................      (23)    (632)
                                                             --------  -------
    Net cash used in financing activities...................   (1,182)   ( 616)
                                                             --------  -------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................  (11,617)  (2,856)
CASH AND CASH EQUIVALENTS, beginning of period..............   19,418   13,814
                                                             --------  -------
CASH AND CASH EQUIVALENTS, end of period.................... $  7,801  $10,958
                                                             ========  =======


   The accompanying notes are an integral part of these financial statements.

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   Unaudited
                          (U.S. Dollars in thousands)

1. BASIS OF PRESENTATION

  The accompanying unaudited consolidated financial statements of Pepsi-Cola Puerto Rico Bottling Company and Subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and, in the opinion of management, include all adjustments (consisting of normal and recurring adjustments) which are considered necessary for a fair presentation of financial position, results of operations and cash flows as of June 30, 1999, and for all interim periods presented. These condensed interim financial statements do not include all of the financial information and disclosures required by generally accepted accounting principles for complete financial statements, and should be read in conjunction with the Company's audited consolidated financial statements and related notes thereto for the three months ended December 31, 1998. Also, the results of operations for the interim periods presented may not be indicative of the results for the entire year.

2. RECLASSIFICATIONS

  Certain prior year balances have been reclassified to conform to the current year presentation.

3. COMBINATION OF INTERESTS

  On June 28, 1999, the Company entered into share exchange agreements with the shareholders of two related party entities, Delta Beverage Group, Inc. ("Delta") and Dakota Beverage Company, Inc. ("Dakota"). The Company, Delta and Dakota share common ownership and are under the common control of Pohlad Companies, the principal partner in P-PR Transfer, LLP. Accordingly, the combination will be accounted for as a merger of entities under common control. The combination is subject to the approval of the Company's shareholders.

  During the three months ended June 30, 1999, the Company incurred approximately $1,120 in professional fees and other related costs related to the combination of interests. Costs of approximately $692 attributable to combining the common equity interests of the Company, Delta and Dakota have been expensed, while remaining costs of approximately $428 attributable to the acquisition of Delta's minority interests under the "purchase" method of accounting have been capitalized as other long-term assets in the accompanying consolidated balance sheet.

4. SALE OF BUSINESS

  During the three months ended December 31, 1998, the Company agreed to sell substantially all net assets relating to the bottling, sale and distribution of potable water under the "Cristalia" tradename to Cristalia Acquisition Corp. (the "purchaser"), and recorded a $250 non-cash charge for the estimated impairment of the net assets. The non-cash charge was reflected as a writedown of Cristalia's long-lived assets in the December 31, 1998 consolidated balance sheet.

  The sale was finalized in April 1999 and resulted in an additional impairment charge of $267. This charge was recorded during the three months ended March 31, 1999. The sales price of $1,200 consisted of $700 cash and a $500 note receivable due in four annual installments beginning March 31, 2000. The note receivable bears interest at the Treasury Rate, as defined (approximately 6% as of June 30, 1999), and is unsecured. Current installments on the note receivable of approximately $121 are included in prepaid expenses and other current assets in the accompanying consolidated balance sheet.

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

                                   Unaudited
                          (U.S. Dollars in thousands)


5. LONG-TERM DEBT

  The Company maintains a credit agreement with Banco Popular which provides for a term loan of $25,000, payable with 120 principal payments and a balloon payment at maturity on April 1, 2007 of $11,800. The credit agreement also includes a $5,000 revolving credit facility. There were no borrowings outstanding under the revolving credit facility as of June 30, 1999 or December 31, 1998. In connection with the sale of the business described in
Note 4, the Company made an additional $650 principal payment on outstanding long-term debt.

6. RESTRUCTURING CHARGE

  In July 1998, a restructuring charge of $1,728 was established under a plan to improve the Company's performance. The charge included approximately $679 of severance and related charges, $224 of accruals for future payments to exit activities, including canceling lease agreements, and $825 of asset writedowns related to the elimination of certain product lines and exiting certain other business strategies. During 1998, severance payments and payments relating to other exit activities approximated $456 and $224, respectively. Severance payments during the six month period ended June 30, 1999 approximated $171.

7. INVENTORIES:

  Inventories include the following:

                                                         June 30,
                                                           1999     December 31,
                                                        (Unaudited)     1998
                                                        ----------- ------------
      Raw materials....................................   $1,540       $1,074
      Finished goods...................................    1,768        1,431
                                                          ------       ------
                                                          $3,308       $2,505
                                                          ======       ======

8. INSURANCE PROCEEDS FROM BUSINESS INTERRUPTION LOSSES

  In 1998, the Company incurred business interruption and other losses resulting from Hurricane Georges. As the collection of a claim filed under the Company's business interruption insurance policy was probable, the Company recorded $1,655 in anticipated recoveries attributable to business interruption and other losses. During the six months ended June 30, 1999, the Company collected the anticipated amount of insurance recoveries.

9. STOCK OPTION PLANS

  The Company maintains two stock option plans pursuant to which the Company's Board of Directors may grant stock options to certain employees and directors of the Company and its affiliates. One of these stock option plans is not a qualified plan. Stock options under this plan may have an exercise price below the stock's fair market value at the date of grant ("below market options"). In accordance with the APB Opinion No. 25, deferred compensation is recorded to reflect any difference between the exercise price and market value of shares granted under the plan for below market options, and is expensed over the vesting period of the options. In 1998, the Company granted below market options to acquire 452,500 shares of the Company's Class B stock, which vest over five years. During the six months ended June 30, 1999, deferred compensation expense of $51 was recorded related to this grant.

           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES

                                   Unaudited
                          (U.S. Dollars in thousands)


10. EARNINGS PER SHARE

  The Company presents basic and diluted earnings per share in accordance with the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Accordingly, the Company's net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Net loss per common share-assuming dilution does not include the Company's potentially dilutive securities because to do so would be antidilutive.

11. SUBSEQUENT EVENT

  On July 30, 1999, the Company entered into a contract rights release agreement with Seven-UP/RC Bottling Company of Puerto Rico, Inc ("Seven-UP") pursuant to which Seven-UP released its exclusive rights for the production and distribution of the "Seven-UP," "Sunkist," "Welch's" and "Schweppes" brands in Puerto Rico. The purchase price consisted of $12,000 cash. The Company obtained such releases as a precondition to its entry into franchise agreements with each respective franchisor. On July 30, 1999, the Company amended their note with Banco Popular de Puerto Rico to $40,000. The additional increase was used to fund the Seven-UP acquisition.

                   Report of Independent Public Accountants

To Delta Beverage Group, Inc.:

  We have audited the accompanying consolidated balance sheets of Delta Beverage Group, Inc. (a Delaware corporation) and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delta Beverage Group, Inc. and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Memphis, Tennessee,
March 2, 1999.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                              December 31,
                                                            ------------------
                                                              1998      1997
                                                            --------  --------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents................................. $  3,818  $  4,680
 Receivables, net of allowance for doubtful accounts of
  $597 and $562
   Trade...................................................   24,201    19,644
   Marketing and advertising...............................    7,407     7,228
   Other...................................................    2,715     2,924
 Inventories, at cost......................................   16,149    18,153
 Shells, tanks and pallets.................................    6,378     6,340
 Prepaid expenses and other................................    1,783       986
 Deferred income taxes.....................................    4,186     5,747
                                                            --------  --------
     Total current assets..................................   66,637    65,702
                                                            --------  --------
PROPERTY AND EQUIPMENT:
 Land......................................................    4,662     4,639
 Buildings and improvements................................   18,732    16,286
 Machinery and equipment...................................   94,621    90,211
                                                            --------  --------
                                                             118,015   111,136
 Less accumulated depreciation and amortization............  (56,476)  (55,880)
                                                            --------  --------
                                                              61,539    55,256
                                                            --------  --------
OTHER ASSETS:
 Cost of franchises in excess of net assets acquired, net
  of accumulated
  amortization of $54,300 and $50,652......................  108,992   112,634
 Deferred income taxes.....................................   21,071    19,481
 Deferred financing costs and other........................   13,413     7,841
                                                            --------  --------
                                                             143,476   139,956
                                                            --------  --------
                                                            $271,652  $260,914
                                                            ========  ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current maturities of long-term debt and other
  liabilities.............................................. $    240  $    215
 Accounts payable..........................................   14,038     9,530
 Accrued liabilities.......................................   16,274    16,088
                                                            --------  --------
     Total current liabilities.............................   30,552    25,833
                                                            --------  --------
LONG-TERM DEBT AND OTHER LIABILITIES.......................  180,490   170,189
MINORITY INTEREST..........................................    3,600     4,575
COMMITMENTS AND CONTINGENCIES (Notes 9 and 12)
SHAREHOLDERS' EQUITY:
 Preferred stock--
   Series AA, $5,000 stated value, 30,000 shares
    authorized, 6,158.84 and
    5,802.77 shares issued and outstanding.................   30,794    29,014
 Common stock--
   Voting, $.01 par value, 60,000 shares authorized,
    20,301.87 shares issued and outstanding................      --        --
   Nonvoting, $.01 par value, 35,000 shares authorized,
    32,949.93 shares issued and outstanding................      --        --
 Additional paid-in capital................................  115,765   115,765
 Accumulated deficit.......................................  (89,547)  (84,456)
 Deferred compensation.....................................       (2)       (6)
                                                            --------  --------
                                                              57,010    60,317
                                                            --------  --------
                                                            $271,652  $260,914
                                                            ========  ========

   The accompanying notes are an integral part of these financial statements.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

                                                         Years Ended
                                                         December 31,
                                                  ----------------------------
                                                    1998      1997      1996
                                                  --------  --------  --------
OPERATIONS:
  Net sales...................................... $352,085  $323,221  $312,284
  Cost of sales..................................  245,683   216,560   215,085
                                                  --------  --------  --------
    Gross profit.................................  106,402   106,661    97,199
  Selling, general and administrative expenses...   87,019    83,344    76,883
  Amortization of franchise costs and other
   intangibles...................................    3,648     3,648     3,664
                                                  --------  --------  --------
    Operating income.............................   15,735    19,669    16,652
                                                  --------  --------  --------
OTHER EXPENSES (INCOME):
  Interest.......................................   18,770    17,865    15,094
  Other, net.....................................      175       (32)      620
                                                  --------  --------  --------
                                                    18,945    17,833    15,714
                                                  --------  --------  --------
INCOME (LOSS) BEFORE INCOME TAXES, MINORITY
 INTEREST AND EXTRAORDINARY ITEM.................   (3,210)    1,836       938
  Income tax provision...........................     (436)   (2,040)   (1,745)
  Minority interest, net of taxes................      335        65        48
                                                  --------  --------  --------
LOSS BEFORE EXTRAORDINARY ITEM...................   (3,311)     (139)     (759)
  Extraordinary item--loss on extinguishment of
   debt, net of income tax benefit of $953.......      --        --     (1,519)
                                                  --------  --------  --------
NET LOSS......................................... $ (3,311) $   (139) $ (2,278)
                                                  ========  ========  ========


   The accompanying notes are an integral part of these financial statements.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

             For The Years Ended December 31, 1998, 1997 and 1996
                            (Dollars in thousands)

                                                    Common Stock
                        Preferred Stock   ---------------------------------
                           Series AA           Voting         Nonvoting
                       ------------------ ---------------- ---------------- Additional
                        Number            Number of        Number of         Paid-In   Accumulated   Deferred
                       of Shares  Amount   Shares   Amount  Shares   Amount  Capital     Deficit   Compensation  Total
                       --------- -------- --------- ------ --------- ------ ---------- ----------- ------------ -------
BALANCE AT DECEMBER
 31, 1995............  5,151.18  $ 25,756 20,301.87  $--   32,949.93  $--    $115,765    $(78,781)     $(22)    $62,718
 Preferred stock
  dividends..........    316.09     1,580       --    --         --    --         --       (1,580)      --          --
 Recognition of
  expense under
  deferred
  compensation plan..       --        --        --    --         --    --         --          --          9           9
 Net loss............       --        --        --    --         --    --         --       (2,278)      --       (2,278)
                       --------  -------- ---------  ----  ---------  ----   --------   ---------      ----     -------
BALANCE AT DECEMBER
 31, 1996............  5,467.27    27,336 20,301.87   --   32,949.93   --     115,765     (82,639)      (13)     60,449
 Preferred stock
  dividends..........    335.50     1,678       --    --         --    --         --       (1,678)      --          --
 Recognition of
  expense under
  deferred
  compensation plan..       --        --        --    --         --    --         --          --          7           7
 Net loss............       --        --        --    --         --    --         --         (139)      --         (139)
                       --------  -------- ---------  ----  ---------  ----   --------   ---------      ----     -------
BALANCE AT DECEMBER
 31, 1997............  5,802.77    29,014 20,301.87   --   32,949.93   --     115,765     (84,456)       (6)     60,317
 Preferred stock
  dividends..........    356.07     1,780       --    --         --    --         --       (1,780)      --          --
 Recognition of
  expense under
  deferred
  compensation plan..       --        --        --    --         --    --         --          --          4           4
 Net loss............       --        --        --    --         --    --         --       (3,311)      --       (3,311)
                       --------  -------- ---------  ----  ---------  ----   --------   ---------      ----     -------
BALANCE AT DECEMBER
 31, 1998............  6,158.84  $ 30,794 20,301.87  $--   32,949.93  $--    $115,765   $(89,547)       $(2)    $57,010
                       ========  ======== =========  ====  =========  ====   ========   =========      ====     =======


  The accompanying notes are an integral part of these financial statements.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                         Years Ended
                                                         December 31,
                                                  ----------------------------
                                                    1998     1997      1996
                                                  --------  -------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss....................................... $ (3,311) $  (139) $  (2,278)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
    Depreciation and amortization................   13,938   11,441     10,314
    Noncash interest on long-term debt...........    5,884    5,514      4,891
    Write-off of deferred financing fees.........      --       --       2,472
    Change in deferred income taxes..............      (29)   1,670        357
    Minority interest expense (income), before
     taxes.......................................     (367)      70         98
    Net expense (payments) under deferred
     compensation plans..........................      325    1,812         (3)
    Changes in current assets and liabilities:
      Receivables................................   (4,527)  (5,444)     3,426
      Inventories................................    2,004   (3,781)      (692)
      Shells, tanks and pallets..................      (38)    (671)      (147)
      Prepaid expenses and other.................     (655)    (512)       665
      Accounts payable and accrued liabilities...    3,822      198      2,606
                                                  --------  -------  ---------
      Net cash provided by operating activities..   17,046   10,158     21,709
                                                  --------  -------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...........................  (14,885) (14,988)    (8,964)
  Payments for exclusive beverage pouring
   rights........................................   (7,495)  (1,625)      (594)
  Acquisitions of businesses.....................      --       --      (1,130)
  Deposit on land lease..........................     (540)     --         --
  Purchase of franchise rights...................      --       --      (1,994)
  Proceeds from sales of property and equipment..      304      388         --
  Collections on note receivable.................       --       --        110
  Other..........................................      (21)      37         --
                                                  --------  -------  ---------
      Net cash used in investing activities......  (22,637) (16,188)   (12,572)
                                                  --------  -------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt.......      --       --     120,000
  Retirement of long-term debt...................      --       --    (111,250)
  Borrowings under revolving line of credit......   20,500   12,000        --
  Payments on revolving line of credit...........  (14,900) (12,000)       --
  Payment of deferred financing costs............      --       (78)    (5,946)
  Principal payments on long-term debt and other
   liabilities...................................     (263)    (585)    (7,703)
  Cash distribution to minority interest holder..     (608)    (798)        --
                                                  --------  -------  ---------
      Net cash provided by (used in) financing
       activities................................    4,729   (1,461)    (4,899)
                                                  --------  -------  ---------
CHANGE IN CASH AND CASH EQUIVALENTS..............     (862)  (7,491)     4,238
CASH AND CASH EQUIVALENTS, beginning of year.....    4,680   12,171      7,933
                                                  --------  -------  ---------
CASH AND CASH EQUIVALENTS, end of year........... $  3,818  $ 4,680  $  12,171
                                                  ========  =======  =========

   The accompanying notes are an integral part of these financial statements.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 (Dollars in thousands, except per share data)

1. ORGANIZATION AND NATURE OF OPERATIONS

  Delta Beverage Group, Inc. ("Delta") and the partnership described below (collectively, the "Company") bottle and distribute beverage products, principally Pepsi-Cola and Seven-Up products, in the mid-southern United States. The franchise territories cover portions of Arkansas, Louisiana, Mississippi, Tennessee and Texas. The partnership also distributes alcoholic malt beverages in southern Louisiana.

  The Company operates under exclusive bottling appointments and franchise agreements with a number of soft drink concentrate and syrup producers. These agreements contain provisions regarding the manufacturing, bottling, canning, distribution and sale of the franchisors' products. The Company also distributes alcoholic beverages pursuant to distributor agreements that contain provisions regarding the distribution and sale of alcoholic beverages.

  The Pepsi-Cola/Seven-Up Beverage Group of Louisiana (the "Joint Venture") is a partnership between Delta and Poydras Street Investors, L.L.C. ("Poydras"). Delta's percentage ownership is 62% and Poydras' percentage ownership is 38%. Beginning January 1, 2000, Delta can purchase the percentage interest of Poydras at fair market value (as defined).

  The Joint Venture's operations and net assets are consolidated with those of Delta in the accompanying financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation. Poydras' share of the Joint Venture's income (loss) and net assets is reflected as a minority interest in the accompanying consolidated financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The more significant estimates with regard to these financial statements are disclosed in Note 12.

 Cash and Cash Equivalents

  Cash and cash equivalents include temporary investments in short-term securities with original maturities of three months or less. As of December 31, 1998, the Company had bank overdrafts of $2,054. Bank overdrafts are included in accounts payable in the accompanying consolidated balance sheet.

 Property and Equipment

  Property and equipment are stated at cost. Property and equipment renewals and betterments are capitalized, while maintenance and repair expenditures are charged to operations currently. Depreciation is computed using the straight-line method over the estimated useful lives of purchased property and equipment, or the shorter of the lease terms or the estimated useful lives of assets acquired under capital lease arrangements. Those lives are as follows:

                                                                           Years
                                                                           -----
      Buildings and improvements.......................................... 20-40
      Machinery and equipment.............................................  2-10

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                 (Dollars in thousands, except per share data)

 Intangibles and Other Assets

  The cost of franchises in excess of net assets acquired is being amortized on a straight-line basis over 35 to 40 years. The Company, at least annually, evaluates whether events or circumstances have occurred that may impact the recoverability of franchise costs. Upon the occurrence of any such event or circumstance, the Company remeasures the realizable portion of franchise costs and adjusts the asset to the lesser of its carrying value or fair value.

  Costs incurred to obtain long-term financing are deferred and amortized as adjustments of interest using the effective interest method over the terms of the related debt.

  Amounts paid pursuant to contracts with outside parties providing the Company with exclusive beverage pouring rights are capitalized as other assets in the consolidated balance sheets and are amortized over the terms of the related contracts.

 Income Taxes

  The Company uses the liability method of accounting for deferred income taxes. Accordingly, deferred income taxes reflect both the estimated future tax consequences attributable to operating loss and tax credit carryforwards, and temporary differences between the Company's assets and liabilities for financial reporting and income tax purposes, using income tax rates currently in effect.

 Supplemental Cash Flow Information

  During 1998, 1997 and 1996, the Company issued additional preferred shares as payment-in-kind dividends on preferred stock of $1,780, $1,678 and $1,580, respectively (see Note 8).

  Interest paid in cash during 1998, 1997 and 1996 was $12,931, $12,281 and $12,363, respectively. Income taxes of $371, $247 and $177 were paid in 1998, 1997 and 1996, respectively.

 Concentration of Credit Risk

  The Company's business activities are concentrated within the mid-southern United States. However, management believes that there are no significant concentrations of credit risk with any individual party or groups of parties.

 Fair Values of Financial Instruments

  The estimated fair values of the Company's financial instruments, except for fixed rate long-term debt, approximate their carrying amounts. For fixed rate long-term debt, fair value was estimated based on the current rates offered for similar obligations and maturities. The estimated fair value of total long-term debt and other liabilities was $187,000 at December 31, 1998 and $178,000 at December 31, 1997, compared to a recorded value of $180,000 at December 31, 1998 and $170,000 at December 31, 1997.

3. ACQUISITIONS

  In April 1996, the Joint Venture acquired substantially all of the assets of Delta Distributing Company, a wholesale distributor of Miller Brewing Company alcoholic beverages in Raceland, Louisiana. In May 1996, the Joint Venture acquired the franchise rights from Heineken USA to distribute Heineken beer products in the greater New Orleans area. The acquisitions were accounted for as purchases, and the Company's consolidated results of operations include the results of the acquisitions since their respective purchase dates. The impact of the 1996 acquisitions on the Company's consolidated results of operations was not material.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                 (Dollars in thousands, except per share data)

  In connection with the 1996 acquisition of Delta Distributing Company and the 1995 acquisition of the assets of Miller Brands of Greater New Orleans, Inc. and certain assets of Svoboda Distributing Company, Inc., the Joint Venture entered into marketing support agreements with Miller Brewing Company's advertising agency for the general promotion of Miller products in the greater New Orleans area. The marketing support obligations have been capitalized and are being amortized over five years.

4. INVENTORIES

  Inventories are stated at the lower of cost (first-in, first-out method) or market and included the following at December 31:

                                                                  1998    1997
                                                                -------- -------
      Raw materials............................................ $  3,116 $ 4,988
      Finished goods...........................................   13,033  13,165
                                                                -------- -------
                                                                $ 16,149 $18,153
                                                                ======== =======

5. ACCRUED LIABILITIES

  Accrued liabilities consisted of the following at December 31: 1998

                                                                 1998    1997
                                                               -------- -------
      Payroll and related benefits............................ $  1,713 $ 2,841
      Income and other taxes..................................    2,970   2,689
      Insurance and related costs.............................    4,632   4,203
      Interest................................................    1,858   1,768
      Marketing and advertising costs.........................    4,665   4,180
      Other...................................................      436     407
                                                               -------- -------
                                                               $ 16,274 $16,088
                                                               ======== =======

6. INCOME TAXES

  At December 31, 1998, the Company had federal income tax net operating loss carryforwards of $27,074 which had been incurred since the predecessor business was acquired in March 1988. These net operating loss carryforwards expire through 2007. In addition, as of December 31, 1998 the Company had similar net operating loss and tax credit carryforwards of $3,803 and $1,187, respectively, which were incurred prior to March 1988. Effective at that date, the predecessor business was acquired in a transaction accounted for as a purchase. The Internal Revenue Code limits the Company's utilization of the acquired net operating loss and tax credit carryforwards to $3,000 per year. These net operating loss and tax credit carryforwards may be used through 2003.

  The Company has recognized deferred income tax assets for the estimated future income tax benefits of the pre- and post-acquisition net operating loss and tax credit carryforwards that are expected to be realized through the reduction of future taxable income from operations within the carryforward periods.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                 (Dollars in thousands, except per share data)

  Deferred income taxes were composed of the following at December 31:

                                                                1998     1997
                                                               -------  -------
      Current deferred income tax assets...................... $ 4,186  $ 5,747
      Noncurrent deferred income tax assets...................  27,245   25,109
                                                               -------  -------
                                                                31,431   30,856
      Noncurrent deferred income tax liabilities..............  (6,174)  (5,628)
                                                               -------  -------
                                                               $25,257  $25,228
                                                               =======  =======

  The tax effects of significant temporary differences representing deferred income tax assets and liabilities at December 31, 1998 and 1997 were as follows:

                                                               1998     1997
                                                              -------  -------
      Net operating loss and tax credit carryforwards.......  $12,398  $14,213
      Basis difference in preferred stock and common stock..    8,020    8,120
      Difference in book and tax basis of property and
       equipment, deferred financing costs and other
       assets...............................................   (5,280)  (4,590)
      Deferred interest on subordinated debt, deferred
       compensation, and reserves not currently deductible
       for income tax purposes..............................   10,119    7,485
                                                              -------  -------
                                                              $25,257  $25,228
                                                              =======  =======

  Income tax provision recorded in the consolidated statements of operations, net of taxes applicable to minority interest and extraordinary item, was as follows:

                                                       1998     1997     1996
                                                      -------  -------  -------
      Current........................................ $  (465) $  (235) $  (289)
      Deferred.......................................      29   (1,805)  (1,456)
                                                      -------  -------  -------
                                                      $ (436)  $(2,040) $(1,745)
                                                      =======  =======  =======

  A reconciliation of the income tax provision to the amount computed by applying the federal statutory tax rate to income or loss before income taxes was as follows:

                               1998     1997     1996
                               -----   ------   ------
     Statutory federal income
      tax rate...............   34.0 %  (34.0)%  (34.0)%
     State income taxes, net
      of federal benefit.....   (1.1)    (4.5)    (4.6)
     Franchise cost
      amortization...........  (39.8)   (70.4)  (138.0)
     Change in effective
      state tax rate.........   (5.0)     --       --
     Meals and entertainment
      disallowance...........   (2.6)    (4.9)    (8.4)
     State tax credits.......    1.8      5.2      --
     Other, net..............   (0.9)    (2.5)    (1.0)
                               -----   ------   ------
                               (13.6)% (111.1)% (186.0)%
                               =====   ======   ======

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                 (Dollars in thousands, except per share data)

7. LONG-TERM DEBT AND OTHER LIABILITIES

  Long-term debt and other liabilities consisted of the following at December
31:

                                                             1998      1997
                                                           --------  --------
     Senior notes payable, 9.75%, due December 16, 2003... $120,000  $120,000
     Subordinated notes payable, 11%, due December 23,
      2003................................................   48,573    43,640
     Revolving line of credit.............................    5,600       --
     Note payable to Poydras, interest at the prime rate
      plus 1% (8.75% and 9.50% at December 31, 1998 and
      1997, respectively), due December 31, 2007..........    1,839     1,839
     Capital lease obligations, 10.89%, due in monthly
      installments through May 1999.......................       96       202
     Marketing support obligation, imputed interest at
      8.25% to 8.75%, payments due quarterly through June
      30, 2000............................................      331       489
     Obligations under deferred compensation plans........    3,333     3,276
     Deferred purchase obligation.........................      900       900
     Other long-term debt.................................       58        58
                                                           --------  --------
                                                            180,730   170,404
     Less current maturities..............................     (240)     (215)
                                                           --------  --------
                                                           $180,490  $170,189
                                                           ========  ========

  In December 1996, the Company placed $120 million of new senior notes and executed a new $30 million bank revolving line of credit. The net proceeds of the debt offering were used primarily to retire the Company's prior senior notes and the amounts outstanding under the Company's prior revolving line of credit.

  In a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and declared effective on February 12, 1997, the Company exchanged the $120 million senior notes for new $120 million senior notes. The new senior notes retained the same interest rate, maturity date and ranking as the original senior notes. The Company did not receive any cash proceeds from this transaction.

  The senior notes are general unsecured obligations of the Company and are senior to all existing and future subordinated indebtedness of the Company. Interest on the senior notes is payable semi-annually on June 15 and December 15.

  The new bank revolving line of credit matures on December 16, 2001 and bears interest, at Delta's option, at LIBOR or a defined margin over the higher of
(1) the bank's prime rate or (2) the federal funds rate plus 0.5% (the "base rate"). Borrowings are limited to the sum of 80% of Delta's eligible receivables and 50% of Delta's eligible inventory. The line of credit includes a swing line facility of up to $2.5 million. Swing line loans bear interest at either the base rate or at an otherwise mutually agreed upon rate of interest. The line of credit also includes a $10 million limit for the issuance of letters of credit; the letter of credit facility fee is based on the Eurodollar applicable margin less 0.125%. The agreement also provides for a fee on the unused commitment ranging from 0.25% to 0.50%. Borrowings under the line of credit are secured by Delta's accounts receivable and inventory. Interest and commitment fees are payable quarterly.

  As of December 31, 1998, $5,600 was outstanding under the revolving line of credit, including $2,500 under the swing line facility. The interest rate as of December 31, 1998 on amounts outstanding under the swing line facility was 6.88%, while the interest rate on remaining amounts outstanding was 8.25%. There were no borrowings outstanding under the revolving line of credit as of December 31, 1997.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                 (Dollars in thousands, except per share data)

  In connection with the debt placement described above, the Company incurred financing fees of $4,885. These fees have been capitalized and are being amortized over the terms of the related debt agreements. Deferred financing costs relating to debt retired in 1996 of $2,472 were written off. This write-off, less a related income tax benefit of $953, is reported as an extraordinary item in the 1996 consolidated statement of operations.

  Interest on the subordinated notes is due semi-annually on April 1 and October 1, and may be paid in cash or, at the option of the Company, by the issuance of additional subordinated notes ("PIK Notes"). The PIK Notes bear interest at 11% or 15% depending upon whether the terms of the note agreement would have permitted the Company to pay any portion of the interest in cash. The Company issued additional subordinated notes of $4,935 and $4,431 under this provision in 1998 and 1997, respectively. These additional notes bear interest at 11% and are included with subordinated notes payable in the preceding table.

  Certain of the subordinated debt holders are also preferred and non-voting common shareholders of the Company.

  The Company's long-term debt agreements require, among other things, the maintenance of certain minimum financial ratios and financial requirements, and limit additional indebtedness, sales of assets, investments and capital expenditures. The agreements also restrict the payment of dividends and limit capital stock transactions.

  In 1995, the Company acquired Miller Brands of Greater New Orleans, Inc. The purchase price included a $900 deferred obligation payable upon the Miller business achieving an annual $8,000 gross profit.

  Scheduled maturities of long-term debt and other liabilities during the four years subsequent to 1999 are as follows:

         Year                                            Amount
         ----                                           --------
         2000.......................................... $    154
         2001..........................................    5,634
         2002..........................................      --
         2003..........................................  168,573

8. SHAREHOLDERS' EQUITY

Preferred Stock

  Authorized preferred stock consists of 30,000 designated Series AA preferred shares. The Series AA preferred stock does not contain voting rights. Series AA preferred shareholders receive cumulative dividends at an annual rate of 6% based on the $5 thousand stated value per share. The rate will increase 2% annually beginning October 1, 2004, but is limited to a cumulative increase of 8%. Dividends are payable quarterly in cash or in additional shares of Series AA preferred stock. The Company is obligated to pay the dividends in cash once the senior notes are retired. The preferred stock dividends for 1998, 1997 and 1996 were paid with additional preferred shares and are included in shareholders' equity at December 31, 1998, 1997 and 1996. So long as the Series AA preferred stock is outstanding, the Company cannot declare or pay dividends on its common stock.

  In the event of a liquidation, Series AA preferred shareholders have a $5 thousand per share liquidation preference.

 Voting Common Stock

  Voting common stock consists of 60,000 authorized shares.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                 (Dollars in thousands, except per share data)

Non-Voting Common Stock

  Non-voting common stock consists of 35,000 authorized shares. Should the Company register its shares in a public offering, the non-voting common stock may be converted, at the holder's option, into voting common stock. The conversion rate is one share of non-voting common stock for one share of voting common stock. The conversion rate is subject to adjustment in certain instances as defined in the Certificate of Incorporation.

  The transfer and sale of shares by and among the shareholders and the Company are restricted by a Shareholders' Agreement.

9. LEASES

  The Company leases certain buildings and other facilities, vehicles and equipment under agreements expiring through 2010.

  Future minimum rental payments under all noncancellable operating leases with initial or remaining lease terms of one year or more were as follows at December 31, 1998:

         Year                                             Amount
         ----                                             -------
         1999...........................................  $ 3,983
         2000...........................................    3,054
         2001...........................................    2,459
         2002...........................................    1,785
         2003...........................................    1,184
         Thereafter.....................................    1,643
                                                          -------
                                                          $14,108
                                                          =======

  Total rent expense during 1998, 1997 and 1996 was $5,130, $4,252 and $3,587, respectively.

10. RELATED PARTY TRANSACTIONS

  The Company has entered into a management agreement with a company (the "management company") controlled by three individuals who own shares of the Company's common stock. For services performed pursuant to the agreement, the Company pays the management company a management fee and a transaction fee. Management fees of $550, $551 and $533 were paid during 1998, 1997 and 1996, respectively. The transaction fee is payable upon the acquisition of additional franchises and is equal to 1.5% of the acquisition cost of such franchises. Affiliates of the management company also own common stock of the Company.

  In 1998 the Company entered into an accounting services agreement with a separate entity in which the management company described above owns a controlling interest. For services performed pursuant to this agreement, the affiliate pays the Company an accounting services fee. Accounting services fees of $170 were incurred with this affiliate in 1998. In addition, the Company sold $5,411 of product at cost to this affiliate in 1998 and as of December 31, 1998 had a receivable from this affiliate of $255.

11. EMPLOYEE BENEFITS

  The Company sponsors a defined contribution employee benefit plan which covers all eligible full-time employees. Prior to April 1, 1997, employees who participated in the plan could defer up to 10% of their salaries and wages and receive matching payments by the Company of 50% of those deferrals, limited to annual employer contributions of $5 hundred per employee. Effective April 1, 1997, the plan was amended to increase the maximum employee deferral percentage to 15% and maximum annual employer contributions to $1 thousand per employee. The Company's contributions were $546 for 1998, $581 for 1997 and $257 for 1996.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                 (Dollars in thousands, except per share data)

  The Company also maintains a nonqualified deferred compensation plan which is available for certain executives of the Company, as selected by the Company's board of directors. Executives who participate in the plan may elect to defer a percentage of their compensation (as defined), subject to limitations imposed by the Internal Revenue Service and the Company, and are eligible to receive discretionary contributions from the Company. Employee deferrals and employer discretionary contributions are held in a trust restricted from the general assets of the Company. Restricted assets held in trust, included in other assets in the accompanying consolidated balance sheets, totaled $1,692 and $1,225 at December 31, 1998 and 1997, respectively.

  The Company has a restricted stock bonus plan under which executives and key employees may be awarded shares of the Company's common stock. All shares granted contain restrictions on sale or transfer; these restrictions lapse over an eleven-year period. A maximum of 250 shares of common stock may be awarded under this plan. At December 31, 1998 and 1997, 22 restricted shares were outstanding, all of which were held by an officer.

  The Company maintains a phantom stock plan available to certain key members of management. This plan allows eligible executives to participate in the continued success of the Company based upon the annual appreciation in the equity value of the Company, as defined. The equivalent of 38,200 shares have been granted under this plan. Each phantom stock award vests over a three-year period, and is payable in cash or shares of the Company's common stock upon the earlier of the participant's death, disability, termination or retirement. Each participant is subject to a noncompete and nonsolicitation restriction in consideration of the share equivalent grant. All grants contain restrictions on assignment or transfer. There was no appreciation in the equity value of the Company, as defined, in 1996. Effective December 31, 1997, the phantom stock plan was amended to redefine the beginning equity value upon which appreciation in the equity value of the Company is determined. As a result, in 1998 and 1997 benefits of $295 and $1,900, respectively, were earned under the amended plan.

12. CERTAIN SIGNIFICANT ESTIMATES

 Self Insurance

  The Company maintains self insurance reserves for estimated workers' compensation and product, automobile and general liability claims. These estimates are based on historical information along with certain assumptions about future events. Changes in assumptions for items such as medical costs, environmental hazards and legal actions, as well as changes in actual experience, could cause these estimates to change in the near term.

  As of December 31, 1998 and 1997, the Company had $8,454 and $9,124 in outstanding letters of credit to secure the obligations to insurance companies for workers' compensation and product, automobile and general liability claims.

 Loss Contingencies

  The Company is subject to various litigation, claims and assessments arising in the normal course of business. Management believes that the ultimate resolution of these matters, either individually or in the aggregate, will not have a materially adverse effect on the Company's consolidated financial position or results of operations.

 Deferred Income Tax Assets

  The Company has recorded deferred income tax assets reflecting the expected future benefits of operating loss and tax credit carryforwards which expire in varying amounts through 2007 (see Note 6). Realization is dependent on generating sufficient taxable income prior to expiration of these carryforwards. Although realization is not assured, management believes that it is more likely than not that all of the deferred income tax assets will be realized. The amount of the deferred income tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward periods are reduced.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                        June 30,
                                                          1999     December 31,
                                                       (Unaudited)     1998
                                                       ----------- ------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents............................  $   3,976    $  3,818
 Receivables, net of allowance for doubtful accounts
  of $341 and $597
   Trade..............................................     27,601      24,201
   Marketing and advertising..........................      3,862       7,407
   Other..............................................      2,650       2,715
 Inventories, at cost.................................     19,701      16,149
 Shells, tanks and pallets............................      6,216       6,378
 Prepaid expenses and other...........................      2,936       1,783
 Deferred income taxes................................      4,628       4,186
                                                        ---------    --------
   Total current assets...............................     71,570      66,637
                                                        ---------    --------
PROPERTY AND EQUIPMENT:
 Land.................................................      4,662       4,662
 Buildings and improvements...........................     19,562      18,732
 Machinery and equipment..............................    101,532      94,621
                                                        ---------    --------
                                                          125,756     118,015
 Less accumulated depreciation........................    (60,190)    (56,476)
                                                        ---------    --------
                                                           65,566      61,539
                                                        ---------    --------
OTHER ASSETS:
 Cost of franchises in excess of net assets acquired,
  net of accumulated amortization of
  $56,123 and $54,300.................................    107,169     108,992
 Deferred income taxes................................     21,169      21,071
 Deferred financing costs and other...................     15,134      13,413
                                                        ---------    --------
                                                          143,472     143,476
                                                        ---------    --------
                                                         $280,608    $271,652
                                                        =========    ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current maturities of long-term debt and other
  liabilities.........................................  $     149    $    240
 Accounts payable.....................................     16,087      14,038
 Accrued liabilities..................................     17,433      16,274
                                                        ---------    --------
   Total current liabilities..........................     33,669      30,552
                                                        ---------    --------
LONG-TERM DEBT AND OTHER LIABILITIES..................    186,513     180,490
MINORITY INTEREST.....................................      3,563       3,600
SHAREHOLDERS' EQUITY:
 Preferred stock:
   Series AA, $5,000 stated value, 30,000 shares
    authorized, 6,344.99 and 6,158.84 shares issued
    and outstanding...................................     31,725      30,794
 Common stock:
   Voting, $.01 par value, 60,000 shares authorized,
    20,301.87 shares issued and outstanding...........        --          --
   Nonvoting, $.01 par value, 35,000 shares
    authorized, 32,949.93 shares issued
    and outstanding...................................        --          --
 Additional paid-in capital...........................    115,765     115,765
 Accumulated deficit..................................    (90,626)    (89,547)
 Deferred compensation................................         (1)         (2)
                                                        ---------    --------
                                                           56,863      57,010
                                                        ---------    --------
                                                        $ 280,608    $271,652
                                                        =========    ========

   The accompanying notes are an integral part of these financial statements.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                   Unaudited
                             (Dollars in thousands)

                                          Three Months
                                              Ended        Six Months Ended
                                            June 30,           June 30,
                                         ----------------  ------------------
                                          1999     1998      1999      1998
                                         -------  -------  --------  --------
OPERATIONS:
  Net sales............................. $96,487  $96,045  $177,742  $171,778
  Cost of sales.........................  65,677   65,867   121,979   119,259
                                         -------  -------  --------  --------
    Gross profit........................  30,810   30,178    55,763    52,519
  Selling, general and administrative
   expenses.............................  22,739   22,369    44,595    43,368
  Amortization of franchise costs and
   other intangibles....................     912      912     1,824     1,824
                                         -------  -------  --------  --------
    Operating income....................   7,159    6,897     9,344     7,327
                                         -------  -------  --------  --------
OTHER EXPENSES:
  Interest..............................   4,908    4,718     9,618     9,358
  Other, net............................      61        3        74        57
                                         -------  -------  --------  --------
                                           4,969    4,721     9,692     9,415
                                         -------  -------  --------  --------
INCOME (LOSS) BEFORE INCOME TAXES AND
 MINORITY INTEREST......................   2,190    2,176      (348)   (2,088)
  Income tax (provision) benefit........  (4,152)  (1,430)      129     1,264
  Minority interest, net of taxes.......    (117)     (77)       71       214
                                         -------  -------  --------  --------
NET INCOME (LOSS)....................... $(2,079) $   669  $   (148) $   (610)
                                         =======  =======  ========  ========




   The accompanying notes are an integral part of these financial statements.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                        For The Six Months Ended June 30

                                   Unaudited
                             (Dollars in thousands)

                                                              1999      1998
                                                            --------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss................................................. $   (148) $   (610)
  Adjustments to reconcile net loss to net cash provided by
   operating activities:
    Depreciation and amortization..........................    7,625     6,558
    Non-cash interest on long-term debt....................    3,138     2,879
    Change in deferred income taxes........................     (540)   (1,076)
    Minority interest, before taxes........................      (37)     (258)
    Net expense under deferred compensation plans..........       64       529
    Changes in current assets and liabilities:
      Receivables..........................................      210    (3,573)
      Inventories..........................................   (3,552)       41
      Shells, tanks and pallets............................      162       (50)
      Prepaid expenses and other...........................   (1,153)   (2,058)
      Accounts payable and accrued liabilities.............    3,067     5,992
                                                            --------  --------
      Net cash provided by operating activities............    8,836     8,374
                                                            --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.....................................   (8,630)  (10,928)
  Payments for exclusive beverage pouring rights...........   (3,182)   (2,164)
  Proceeds from sales of property and equipment............       41        37
  Other....................................................      (26)      (21)
                                                            --------  --------
      Net cash used in investing activities................  (11,797)  (13,076)
                                                            --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under revolving line of credit................   13,800    10,000
  Payments on revolving line of credit.....................  (10,500)   (4,500)
  Principal payments on long-term debt and other
   liabilities.............................................     (181)     (141)
  Cash distribution to minority interest holder............      --       (342)
                                                            --------  --------
      Net cash provided by financing activities............    3,119     5,017
                                                            --------  --------
NET CHANGE IN CASH AND CASH EQUIVALENTS....................      158       315
CASH AND CASH EQUIVALENTS, beginning of period.............    3,818     4,680
                                                            --------  --------
CASH AND CASH EQUIVALENTS, end of period................... $  3,976  $  4,995
                                                            ========  ========

   The accompanying notes are an integral part of these financial statements.

                   DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   Unaudited

1. BASIS OF PRESENTATION

  The accompanying unaudited consolidated financial statements of Delta Beverage Group, Inc. ("Delta," a Delaware corporation) and subsidiary (collectively, the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and, in the opinion of management, include all adjustments (consisting of normal and recurring adjustments) which are considered necessary for a fair presentation of financial position, results of operations and cash flows as of June 30, 1999, and for all interim periods presented. These condensed interim financial statements do not include all of the financial information and disclosures required by generally accepted accounting principles for complete financial statements, and should be read in conjunction with the Company's audited consolidated financial statements and related notes thereto for the year ended December 31, 1998. Also, the results of operations for the interim periods presented may not be indicative of the results for the entire year.

2. PREFERRED STOCK

  Authorized preferred stock consists of 30,000 designated Series AA preferred shares. Series AA preferred shareholders receive cumulative dividends at an annual rate of 6% based on the $5,000 stated value per share. Dividends are paid quarterly in cash or in additional shares of Series AA preferred stock. During the six months ended June 30, 1999, the Company issued additional preferred shares as payment-in-kind dividends on preferred stock of approximately $0.9 million. The additional preferred shares are included in shareholders' equity as of June 30, 1999.

3. LONG-TERM DEBT AND OTHER LIABILITIES

  The Company maintains subordinated notes payable due in December 2003. Interest on the subordinated notes is due semi-annually on April 1 and October 1, and may be paid in cash or, at the option of the Company, by the issuance of additional subordinated notes ("PIK Notes"). The PIK Notes bear interest at 11% or 15% depending upon whether the terms of the note agreement would have permitted the Company to pay any portion of the interest in cash. During the six months ended June 30, 1999, the Company issued additional subordinated notes of approximately $2.7 million. These additional notes bear interest at 11% and are included in long-term debt and other liabilities in the accompanying June 30, 1999 consolidated balance sheet.

  The Company maintains a $30.0 million bank revolving line of credit which matures on December 16, 2001. The line of credit includes a swing line facility of up to $2.5 million. Swing line loans bear interest at either the base rate (defined below) or an otherwise mutually agreed upon rate of interest. Interest on remaining amounts outstanding under the line of credit bear interest, at the Company's option, at LIBOR or a defined margin over the higher of (1) the bank's prime rate or (2) the federal funds rate plus 0.5% (the "base rate"). Borrowings are limited to the sum of approximately 80% of the Company's eligible receivables and approximately 50% of the Company's eligible inventory. The line of credit also includes a $10.0 million limit for the issuance of letters of credit. Borrowings under the line are secured by the Company's accounts receivable and inventory. Borrowings outstanding under the line of credit approximated $8.9 million as of June 30, 1999, including $2.5 million under the swing line facility.

4. INVENTORIES

  Inventories included the following (in thousands):

                                                         June 30,
                                                           1999     December 31,
                                                        (Unaudited)     1998
                                                        ----------- ------------
      Raw materials....................................   $ 4,291     $ 3,116
      Finished goods...................................    15,410      13,033
                                                          -------     -------
                                                          $19,701     $16,149
                                                          =======     =======

                   Report of Independent Public Accountants

To Dakota Beverage Company, Inc.:

  We have audited the accompanying consolidated balance sheets of Dakota Beverage Company, Inc. (a Minnesota corporation and a wholly owned subsidiary of Pohlad Companies) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholder's equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based upon our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dakota Beverage Company, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Minneapolis, Minnesota,
 March 5, 1999 (except with respect to
 the matter discussed in Note 7,
 regarding debt covenants, as to which
 the date is June 25, 1999)

                 DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                              December 31,
                                                            ------------------
                                                              1998      1997
                                                            --------  --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................................ $    315  $  7,242
  Receivables, net of allowance for doubtful accounts of
   $178 and $128--
    Trade..................................................    7,720     7,190
    Marketing and advertising..............................      480       332
    Other..................................................      307       594
  Inventories, at cost.....................................    2,471     2,213
  Shells, tanks and pallets................................      313       310
  Prepaid expenses and other...............................    1,643       606
                                                            --------  --------
      Total current assets.................................   13,249    18,487
                                                            --------  --------
PROPERTY AND EQUIPMENT:
  Land.....................................................      875     1,046
  Buildings and improvements...............................    8,515     8,397
  Machinery and equipment..................................   37,692    34,192
                                                            --------  --------
                                                              47,082    43,635
  Less accumulated depreciation............................  (29,741)  (27,698)
                                                            --------  --------
                                                              17,341    15,937
                                                            --------  --------
OTHER ASSETS:
  Cost of franchises in excess of net assets acquired, net
   of accumulated amortization of $4,753 and $4,314........   12,400    12,704
  Investment in affiliated company.........................    1,077     1,083
                                                            --------  --------
                                                            $ 44,067  $ 48,211
                                                            ========  ========
LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current maturities of long-term debt and other
   liabilities............................................. $  2,500  $  2,000
  Accounts payable.........................................    2,150     2,431
  Accrued liabilities......................................    4,080     4,284
                                                            --------  --------
      Total current liabilities............................    8,730     8,715
                                                            --------  --------
LONG-TERM DEBT AND OTHER LIABILITIES.......................   35,750     9,483
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY (DEFICIT):
  Common stock--$1 par value; 1,000 shares authorized,
   issued and outstanding..................................        1         1
  Additional paid-in capital...............................    5,011     5,011
  Retained earnings........................................   27,975    25,001
  Note receivable from Parent (Note 9).....................  (33,400)      --
                                                            --------  --------
      Total shareholder's equity (deficit).................     (413)   30,013
                                                            --------  --------
                                                            $ 44,067  $ 48,211
                                                            ========  ========

   The accompanying notes are an integral part of these financial statements.

                 DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

                                                      Years Ended December
                                                               31,
                                                     -------------------------
                                                      1998     1997     1996
                                                     -------  -------  -------
OPERATIONS:
  Net sales......................................... $97,360  $94,899  $89,485
  Cost of sales.....................................  57,020   53,949   52,902
                                                     -------  -------  -------
    Gross profit....................................  40,340   40,950   36,583
  Selling, general and administrative expenses......  24,497   23,968   20,833
  Amortization of franchise costs and other
   intangibles......................................     439      438      437
                                                     -------  -------  -------
    Operating income................................  15,404   16,544   15,313
                                                     -------  -------  -------
OTHER EXPENSES (INCOME):
  Interest..........................................     573      726      885
  Other, net........................................     (22)      69      (81)
                                                     -------  -------  -------
    Total other expenses............................     551      795      804
                                                     -------  -------  -------
INCOME BEFORE INCOME TAXES..........................  14,853   15,749   14,509
Income tax provision (benefit) (Notes 2 and 6)......     --    (2,462)   5,618
                                                     -------  -------  -------
NET INCOME.......................................... $14,853  $18,211  $ 8,891
                                                     =======  =======  =======
UNAUDITED PRO FORMA NET INCOME (Notes 2 and 6):
  INCOME BEFORE INCOME TAXES........................ $14,853  $15,749  $14,509
  PRO FORMA INCOME TAX PROVISION (Note 6)...........   5,592    6,141    5,618
                                                     -------  -------  -------
  PRO FORMA NET INCOME (Note 6)..................... $ 9,261  $ 9,608  $ 8,891
                                                     =======  =======  =======




   The accompanying notes are an integral part of these financial statements.

                 DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY (Deficit)
                             (Dollars in thousands)

                           Common Stock
                         ----------------
                                          Additional              Note
                          Number           Paid-In   Retained  Receivable
                         of Shares Amount  Capital   Earnings  From Parent  Total
                         --------- ------ ---------- --------  ----------- --------
BALANCE AT DECEMBER 31,
 1995...................   1,000    $ 1     $5,011   $13,152    $    --    $ 18,164
  Net income............     --     --         --      8,891         --       8,891
  Dividends.............     --     --         --     (4,354)        --      (4,354)
                           -----    ---     ------   -------    --------   --------
BALANCE AT DECEMBER 31,
 1996...................   1,000      1      5,011    17,689         --      22,701
  Net income............     --     --         --     18,211         --      18,211
  Tax distributions
   (Note 9).............     --     --         --     (6,139)        --      (6,139)
  Dividends.............     --     --         --     (4,760)        --      (4,760)
                           -----    ---     ------   -------    --------   --------
BALANCE AT DECEMBER 31,
 1997...................   1,000      1      5,011    25,001         --      30,013
  Net income............     --     --         --     14,853         --      14,853
  Tax distributions
   (Note 9).............     --     --         --     (6,523)        --      (6,523)
  Dividends.............     --     --         --     (5,356)        --      (5,356)
  Note receivable from
   Parent...............     --     --         --        --      (33,400)   (33,400)
                           -----    ---     ------   -------    --------   --------
BALANCE AT DECEMBER 31,
 1998...................   1,000    $ 1     $5,011   $27,975    $(33,400)  $   (413)
                           =====    ===     ======   =======    ========   ========


   The accompanying notes are an integral part of these financial statements.

                 DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                   Years Ended December 31,
                                                   ---------------------------
                                                     1998      1997     1996
                                                   --------  --------  -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................... $ 14,853  $ 18,211  $ 8,891
  Adjustments to reconcile net income to net cash
   provided by
   operating activities--
    Depreciation and amortization.................    3,403     3,098    3,093
    Change in deferred income taxes...............      --     (2,462)    (284)
    Change in current assets and liabilities:
      Receivables.................................     (391)   (1,027)    (201)
      Inventories, net............................     (258)     (136)      85
      Shells, tanks and pallets...................       (3)        5      (33)
      Prepaid expenses and other assets...........   (1,037)     (153)    (235)
      Accounts payable, accrued liabilities and
       other liabilities..........................     (718)    1,195    1,390
                                                   --------  --------  -------
        Net cash provided by operating
         activities...............................   15,849    18,731   12,706
                                                   --------  --------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions of property and equipment, net........   (4,544)   (5,401)  (4,844)
  Proceeds from sales of property and equipment...      213       359      421
  Acquisition of business.........................     (166)      (77)     --
                                                   --------  --------  -------
        Net cash used in investing activities.....   (4,497)   (5,119)  (4,423)
                                                   --------  --------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of tax distribution.....................   (6,523)   (6,139)     --
  Payment of dividends............................   (5,356)   (4,760)  (3,957)
  Repayment of long-term debt and other...........   (8,217)   (2,000)  (2,000)
  Borrowing on long-term debt and other...........   35,217       --       --
  Note receivable for advances to Parent..........  (33,400)      --       --
                                                   --------  --------  -------
        Net cash used in financing activities.....  (18,279)  (12,899)  (5,957)
                                                   --------  --------  -------
NET CHANGE IN CASH AND CASH EQUIVALENTS...........   (6,927)      713    2,326
CASH AND CASH EQUIVALENTS, beginning of year......    7,242     6,529    4,203
                                                   --------  --------  -------
CASH AND CASH EQUIVALENTS, end of year............ $    315  $  7,242  $ 6,529
                                                   ========  ========  =======



   The accompanying notes are an integral part of these financial statements.

                DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (Dollars in thousands, except per share data)

1. ORGANIZATION

 Organization and Principles of Consolidation

  Dakota Beverage Company, Inc. (Dakota or the Company) and Subsidiaries is a wholly owned subsidiary of Pohlad Companies (the Parent). The Company bottles and distributes beverage products, principally Pepsi-Cola and Dr. Pepper/Seven-Up products in the north-central United States. The franchise territories cover portions of North and South Dakota, Minnesota and Iowa. Additionally, the Company owns and operates a full-line vending subsidiary in Sioux Falls, South Dakota.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The more significant estimates with regard to these financial statements are disclosed in Note 11.

 Cash and Cash Equivalents

  Cash and cash equivalents include temporary investments in short-term securities with original maturities of three months or less.

 Property and Equipment

  Property and equipment are stated at cost. Property and equipment renewals and betterments are capitalized, while maintenance and repair expenditures are charged to operations currently. Depreciation is computed using the straight-line method over the estimated useful lives of purchased property and equipment. Those lives are as follows:

                                                                      Estimated
                                                                     Useful Life
                                                                     -----------
      Buildings and improvements.................................... 7-33 years
      Machinery and equipment....................................... 3-12 years

 Intangibles and Other Assets

  The cost of franchises in excess of net assets acquired is being amortized on a straight-line basis over 35 to 40 years. The Company, at least annually, evaluates whether events or circumstances have occurred that may impact the recoverability of franchise costs. Upon the occurrence of any such event or circumstance, the Company remeasures the realizable portion of franchise costs and adjusts the asset to the lesser of its carrying value or fair value.

  Costs incurred to obtain long-term financing are deferred and amortized as adjustments of interest using the effective interest method over the term of the related debt.

                DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                 (Dollars in thousands, except per share data)

  Amounts paid pursuant to contracts with outside parties providing the Company with exclusive beverage pouring rights are capitalized as other assets in the consolidated balance sheets and are amortized over the terms of the related contracts.

 Income Taxes

  Effective January 1, 1997, the Company elected S corporation status under the applicable Internal Revenue Code and Minnesota Income Tax Act sections, whereby the taxable income and any available tax credits of the Company are included in the income tax returns of its shareholder.

 Supplemental Cash Flow Information

  Interest paid in cash during 1998, 1997 and 1996 was $1,511, $906 and $1,074, respectively. There were no income taxes paid in 1998 or 1997. Income taxes of $5,346 were paid in 1996.

 Concentration of Credit Risk

  The Company's business activities are concentrated within the north-central United States. However, management believes that there are no significant concentrations of credit risk with any individual party or groups of parties.

 Fair Value of Financial Instruments

  The estimated fair values of the Company's financial instruments, except for fixed rate long-term debt, approximate their carrying amounts. For fixed rate long-term debt, fair value was estimated based on the current rates offered for similar obligations and maturities. The estimated fair value of total long-term debt and other liabilities was $38,861 at December 31, 1998 and $11,483 at December 31, 1997, compared to a recorded value of $38,250 at December 31, 1998 and $11,483 at December 31, 1997.

3. ACQUISITIONS

  On March 31, 1999, the Company purchased all of the outstanding stock of S&R Vending, a full-line vending operation based in Wahpeton, North Dakota. The transaction has been accounted for under the purchase method of accounting, with the excess purchase price over the book value of assets being assigned to goodwill. Pro forma financial information is not presented as the aggregate impact of the acquisition is immaterial to the Company.

4. INVENTORIES

  Inventories are stated at the lower of cost (first-in, first-out method) or market and include the following at December 31:

                                                                   1998    1997
                                                                  ------- ------
      Raw materials.............................................. $   228 $  208
      Finished goods.............................................   2,243  2,005
                                                                  ------- ------
                                                                  $ 2,471 $2,213
                                                                  ======= ======

                DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                 (Dollars in thousands, except per share data)

5. ACCRUED LIABILITIES:

  Accrued liabilities consisted of the following at December 31:

                                                                   1998   1997
                                                                  ------ ------
      Payroll and related benefits............................... $  919 $1,400
      Income tax dividend........................................    790    996
      Marketing and advertising..................................  1,428    830
      Insurance and other related costs..........................    186    442
      Interest...................................................    368    131
      Other......................................................    389    485
                                                                  ------ ------
                                                                  $4,080 $4,284
                                                                  ====== ======

6. INCOME TAXES:

  As part of the change in its tax status, the Company has eliminated the effect of all basis differences as a benefit for income taxes. The effect of those differences at January 1, 1997 was recorded in the consolidated statements of operations as a benefit for income taxes. As the Company is no longer required to pay corporate income taxes, no provision for income taxes has been included in the accompanying consolidated statements of operations subsequent to January 1, 1997.

  Deferred income taxes were composed of the following at December 31, 1996 (prior to the change in tax status):

      Current deferred income tax assets................................ $  488
      Noncurrent deferred income tax liabilities........................ $3,434

  The income tax provision recorded in the consolidated statements of operations, was as follows:

                                                                 1997     1996
                                                                -------  ------
      Current.................................................. $   --   $5,902
      Deferred.................................................  (2,462)   (284)
                                                                -------  ------
                                                                $(2,462) $5,618
                                                                =======  ======

  A reconciliation of the income tax provision to the amount computed by applying the federal statutory tax rate to income or loss before income taxes was as follows for the period in which the Company was a C Corporation:

                                                                         1996
                                                                         -----
      Statutory federal income tax rate................................. (34.0)%
      State income taxes, net of federal benefit........................  (6.9)
      Franchise cost amortization.......................................   1.4
      Other, net........................................................    .8
                                                                         -----
                                                                         (38.7)%
                                                                         =====

                DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                 (Dollars in thousands, except per share data)

  The unaudited pro forma income tax expense shown on the statement of operations is presented assuming the Company had been a C corporation for the years ended December 31, 1998 and 1997, using effective tax rates of 37.6% and 39.0%, respectively.

7. LONG-TERM DEBT AND OTHER LIABILITIES:

  Long-term debt and other liabilities consisted of the following at December
31:

                                                                1998     1997
                                                               -------  -------
      Senior notes payable--
        7.39%, due February 2003.............................. $ 8,450  $10,450
        6.97%, due August 2008................................  20,000      --
      Term loan, 6.35%, due February 2004.....................   5,000      --
      Line of credit..........................................   4,000      --
      Other long-term obligations.............................     800    1,033
      Less--Current maturities................................  (2,500)  (2,000)
                                                               -------  -------
                                                               $35,750  $ 9,483
                                                               =======  =======

  In 1993, the Company placed $20,000 in senior secured notes (the 1993 Senior Notes) which bear interest at 7.39%, payable quarterly. As of December 31, 1998, the remaining principal balance on the 1993 Senior Notes is due in varying semiannual installments through February 2003.

  On July 15, 1998, the Company entered into a private placement offering for $20,000 in additional senior secured notes (the 1998 Senior Notes) due semiannually beginning February 1, 2002, which bear interest at a rate of 6.97%.

  Under the terms of the 1993 and 1998 Senior Notes agreements, the Company's tangible and intangible property is pledged as collateral. Additionally, the Company is required to comply with certain requirements as defined in each of the agreements. Effective June 25, 1999, the Company's Senior Notes agreements were amended to revise certain financial covenants contained in the agreements. The Company was in compliance with all covenants or had obtained waivers for events of non-compliance as of December 31, 1998.

  On July 15, 1998, the Company entered into an agreement with a bank for $5,000 of term debt which bears interest at a rate of LIBOR plus 1.1% (6.2% at December 31, 1998). The Company also has the option of locking in interest rates for short periods of time (60 to 90 days), and has exercised this option by locking into a rate of 6.35% as of December 31, 1998. The Company will make semiannual payments on the term note commencing August 1, 1999.

  The Company has a $25,000 line of credit with a bank. The line of credit bears interest on outstanding advances, payable monthly, at LIBOR plus 1.1% (6.2% at December 31, 1998). Additionally, the Company is required to pay a fee of .125% per year on the unused portion of the line of credit. At December 31, 1998, there were $4,000 of outstanding borrowings on the line of credit. There were no outstanding borrowings as of December 31, 1997. Fees of $24 and $25 for 1998 and 1997, respectively, were paid on the unused portion, which is included in interest expense on the accompanying consolidated statements of operations.

                DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                 (Dollars in thousands, except per share data)


  Scheduled maturities of the long-term debt and other liabilities at December 31, 1998 are as follows:

         1999...........................................  $ 2,500
         2000...........................................    3,000
         2001...........................................    3,000
         2002...........................................    3,700
         2003...........................................    3,750
         Thereafter.....................................   22,300
                                                          -------
                                                          $38,250
                                                          =======

8. LEASES

  The Company is obligated for the following future minimum rentals under noncancellable operating leases as of December 31, 1998:

         1999...........................................  $   517
         2000...........................................      501
         2001...........................................      426
         2002...........................................      364
         2003...........................................      265
         Thereafter.....................................      352
                                                          -------
                                                          $ 2,425
                                                          =======

  Rent expense was $681, $548 and $582 for 1998, 1997 and 1996, respectively.

9. RELATED PARTY TRANSACTIONS

  The Company has entered into a management agreement with its Parent. For services performed pursuant to the agreement, the Company pays the management company a management fee and a transaction fee. Management fees of $2,577, $2,343 and $2,130 were paid in 1998, 1997 and 1996, respectively. The management fee is calculated based on the prior year fees plus an additional 10%. Affiliates of the management company also own common stock of the Company.

  During 1998, the Company advanced $33,400 in cash to its Parent in exchange for a note receivable. The note receivable is due in annual principal installments of $500 beginning December 31, 2001, with a balloon payment of $29,900 due on June 30, 2008. The note receivable bears interest at 7%, and all interest payments on the note have been made through December 31, 1998. It is the Parent's intent to have the note forgiven by the Company and, as such, the note has been reflected as a component of stockholder's equity (deficit) on the accompanying consolidated balance sheet.

  In conjunction with its change in tax status, as discussed in Note 1, the Company has declared monthly tax distributions in the form of a dividend to its Parent in amounts equal to the income or other tax liabilities incurred by its Parent at the highest incremental rate, inclusive of state, local and federal taxes, totaling $6,523 and $6,139 in 1998 and 1997, respectively. These amounts are included in tax distributions on the accompanying consolidated statements of shareholder's equity (deficit). These tax distributions are calculated based on approximately 45% of net income and are payable monthly.

  The Company also declares and pays a quarterly dividend to its Parent for 50% of net income, net of tax distributions. This dividend is included in the accompanying consolidated statements of shareholder's equity (deficit).

                DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                 (Dollars in thousands, except per share data)

  The Company has an interest in Wis-Pak, in which the Company purchases substantially all of its bottled and canned beverages from Wis-Pak. Amounts related to unsettled transactions are recorded in the receivable/payable accounts in the accompanying consolidated balance sheets. The Company's investment in Wis-Pak is accounted for under the cost method.

10. EMPLOYEE BENEFITS

  The Company sponsors a defined contribution employee benefit plan which covers all eligible full-time employees. Employees who participate in the plan can defer up to 15% of their salaries and wages and receive matching payments by the Company of up to 4%, up to a maximum of 50% of the employee's total contribution. The Company's contributions were $297 for 1998, $267 for 1997 and $236 for 1996.

  The Company maintains a phantom stock plan available to certain key members of management. This plan allows eligible executives to participate in the continued success of the Company based upon the annual appreciation in the equity value of the Company, as defined. The equivalent of 9,796 shares have been granted under this plan. Each phantom stock award vests over a three-year period, and is payable in cash or shares of the Company's common stock upon the earlier of the participant's death, disability, termination or retirement. Each participant is subject to a noncompete and nonsolicitation restriction in consideration of the share-equivalent grant. All grants contain restrictions on assignment or transfer. As of December 31, 1998 and 1997, benefits of $800 and $683, respectively, were earned under the plan.

11. CERTAIN SIGNIFICANT ESTIMATES

 Self-Insurance

  The Company maintains self-insurance reserves for estimated workers' compensation and healthcare. These estimates are based on historical information along with certain assumptions about future events. Changes in assumptions for items such as medical costs, environmental hazards and legal actions, as well as changes in actual experience, could cause these estimates to change in the near term.

 Loss Contingencies

  The Company is subject to various litigation, claims and assessments arising in the normal course of business. Management believes that the ultimate resolution of these matters, either individually or in the aggregate, will not have a materially adverse effect on the Company's consolidated financial position or results of operations.

                 DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                   (Dollars in thousands, except share data)

                                                        June 30,
                                                          1999     December 31,
                                                       (Unaudited)     1998
                                                       ----------- ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................   $   646     $   315
  Receivables, net of allowance for doubtful accounts
   of $92 and $178
    Trade.............................................     9,106       7,720
    Marketing and advertising.........................       340         480
    Other.............................................       575         307
  Inventories, at cost................................     3,143       2,471
  Shells, tanks and pallets...........................       401         313
  Prepaid expenses and other..........................     1,638       1,643
                                                         -------     -------
      Total current assets............................    15,849      13,249
                                                         -------     -------
PROPERTY AND EQUIPMENT:
  Land................................................       877         875
  Buildings and improvements..........................     8,589       8,515
  Machinery and equipment.............................    41,406      37,692
                                                         -------     -------
                                                          50,872      47,082
  Less accumulated depreciation.......................   (31,228)    (29,741)
                                                         -------     -------
                                                          19,644      17,341
                                                         -------     -------
OTHER ASSETS
  Cost of franchises in excess of net assets acquired,
   net of accumulated amortization of $4,972 and
   $4,753.............................................    12,819      12,400
  Investment in affiliated company and other assets...     1,563       1,077
                                                         -------     -------
                                                         $49,875     $44,067
                                                         =======     =======
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt and other
   liabilities........................................   $ 2,500     $ 2,500
  Accounts payable....................................     3,398       2,150
  Accrued liabilities.................................     6,484       4,080
                                                         -------     -------
      Total current liabilities.......................    12,382       8,730
                                                         -------     -------
LONG-TERM DEBT AND OTHER LIABILITIES..................    37,186      35,750
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY (DEFICIT):
  Common stock--$1 par value; 1,000 shares authorized,
   issued and outstanding.............................         1           1
  Additional paid-in capital..........................     5,011       5,011
  Retained earnings...................................    28,695      27,975
  Note receivable from parent.........................   (33,400)    (33,400)
                                                         -------     -------
      Total shareholder's equity (deficit)............       307        (413)
                                                         -------     -------
                                                         $49,875     $44,067
                                                         =======     =======

   The accompanying notes are an integral part of these financial statements.

                 DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                   Unaudited
                             (Dollars in thousands)

                                                                  Six Months
                                                 Three Months        Ended
                                                Ended June 30,     June 30,
                                                --------------- ---------------
                                                 1999    1998    1999    1998
                                                ------- ------- ------- -------
OPERATIONS:
  Net sales.................................... $26,892 $26,439 $48,735 $47,571
  Cost of sales................................  15,341  15,746  27,791  28,085
                                                ------- ------- ------- -------
    Gross profit...............................  11,551  10,693  20,944  19,486
  Selling, general and administrative
   expenses....................................   6,688   5,941  13,048  11,922
  Amortization of franchise costs and other
   intangibles.................................     109     109     219     219
  Fees related to combination of interests.....   1,349      --   1,349      --
                                                ------- ------- ------- -------
    Operating income...........................   3,405   4,643   6,328   7,345
                                                ------- ------- ------- -------
OTHER EXPENSES:
  Interest, net................................     113     158     225     292
  Other, net...................................      24     117      55     190
                                                ------- ------- ------- -------
    Total other expenses.......................     137     275     280     482
                                                ------- ------- ------- -------
INCOME BEFORE INCOME TAXES.....................   3,268   4,368   6,048   6,863
INCOME TAX PROVISION...........................      --      --      --      --
                                                ------- ------- ------- -------
NET INCOME..................................... $ 3,268 $ 4,368 $ 6,048 $ 6,863
                                                ======= ======= ======= =======
UNAUDITED PRO FORMA NET INCOME:
  INCOME BEFORE INCOME TAXES................... $ 3,268 $ 4,368 $ 6,048 $ 6,863
  PRO FORMA INCOME TAX PROVISION...............   1,300   1,700   2,600   2,700
                                                ------- ------- ------- -------
    PRO FORMA NET INCOME....................... $ 1,968 $ 2,668 $ 3,448 $ 4,163
                                                ======= ======= ======= =======


   The accompanying notes are an integral part of these financial statements.

                 DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                        For The Six Months Ended June 30

                                   Unaudited
                             (Dollars in thousands)

                                                               1999     1998
                                                              -------  -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................. $ 6,048  $ 6,863
  Adjustments to reconcile net income to net cash provided by operating activities-
    Depreciation and amortization............................   1,981    1,728
    Fees related to combination of interests.................   1,349      --
    Changes in current assets and liabilities:
      Receivables............................................  (1,514)  (1,417)
      Inventories, net.......................................    (672)    (729)
      Shells, tanks and pallets..............................     (88)     (45)
      Prepaid expenses and other assets......................       5      (86)
      Accounts payable, accrued liabilities and other........   1,813        3
                                                              -------  -------
      Net cash provided by operating activities..............   8,922    6,317
                                                              -------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions of property and equipment........................  (4,154)  (3,853)
  Proceeds from sale of property and equipment...............      65      295
  Investment in franchise....................................    (610)      18
                                                              -------  -------
      Net cash used in investing activities..................  (4,699)  (3,540)
                                                              -------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of dividends.......................................  (2,000)  (3,253)
  Payment of tax distribution................................  (3,328)  (3,089)
  Borrowings under revolving line of credit..................   6,475      --
  Payments on under revolving line of credit.................  (4,030)     --
  Principal payments on long-term debt and other
   liabilities...............................................  (1,009)  (1,000)
                                                              -------  -------
      Net cash used in financing activities..................  (3,892)  (7,342)
                                                              -------  -------
      Net increase (decrease) in cash and cash equivalents...     331   (4,565)
CASH AND CASH EQUIVALENTS, beginning of period...............     315    7,242
                                                              -------  -------
CASH AND CASH EQUIVALENTS, end of period..................... $   646  $ 2,677
                                                              =======  =======

   The accompanying notes are an integral part of these financial statements.

                DAKOTA BEVERAGE COMPANY, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   Unaudited

1. BASIS OF PRESENTATION

  The accompanying unaudited consolidated financial statements of Dakota Beverage Company, Inc. (Dakota or the Company), a Minnesota corporation and subsidiaries have been prepared in accordance with generally accepted accounting principles for interim financial information and, in the opinion of management, include all adjustments (consisting of normal and recurring adjustments) which are considered necessary for a fair presentation of financial position, results of operations and cash flows as of June 30, 1999, and for all interim periods presented. These condensed interim financial statements do not include all of the financial information and disclosures required by generally accepted accounting principles for complete financial statements, and should be read in conjunction with the Company's audited consolidated financial statements and related notes thereto for the year ended December 31, 1998. Also, the results of operations for the interim periods presented may not be indicative of the results for the entire year.

2. FEES RELATED TO COMBINATION OF INTERESTS

  On June 28, 1999, the shareholder(s) of Dakota and Delta Beverage Group, Inc. ("Delta") entered into share exchange agreements with Pepsi-Cola Puerto Rico Bottling Company ("PPR"). Dakota, Delta and PPR share common ownership and are under the common control of the Pohlad Companies. Accordingly, the combination will be accounted for as a merger of entities under common control. The combination is subject to the approval of PPR's shareholders. During the three months ended June 30, 1999, Dakota expensed approximately $1.3 million in professional fees and other related costs attributable to combining the common equity interests of Dakota, Delta and PPR.

3. ACQUISITION

  On March 1, 1999, the Company purchased all of the outstanding stock of S&R Vending, a full-line vending operation based in Wahpeton, North Dakota. The transaction has been accounted for under the purchase method of accounting with the excess purchase price over the book value of assets being assigned to goodwill. Pro forma financial information is not presented as the aggregate impact of the acquisition is immaterial to the Company.

4. LONG TERM DEBT AND OTHER LIABILITIES

  During the first quarter of 1999, the Company borrowed an additional $2.4 million on the line of credit, which bears interest on outstanding advances, payable monthly, at LIBOR plus 1.1% (6.75% at June 30, 1999). Borrowings outstanding on the line of credit approximated $6.5 million as of June 30, 1999.

5. INVENTORIES

  Inventories included the following (in thousands):

                                                         June 30,
                                                           1999     December 31,
                                                        (Unaudited)     1998
                                                        ----------- ------------
      Raw materials....................................   $  195       $  228
      Finished goods...................................    2,948        2,243
                                                          ------       ------
                                                          $3,143       $2,471
                                                          ======       ======

6. SUBSEQUENT EVENT

  On August 31, 1999, the Company purchased all of the assets of C&C Vending Company, a full-line vending operation based in Aberdeen, South Dakota.

                                   APPENDIX A
                            DELTA EXCHANGE AGREEMENT

                                 June 28, 1999

                            DELTA EXCHANGE AGREEMENT

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 ARTICLE I--THE EXCHANGE..................................................  A-5
    Section 1.1  The Exchange............................................   A-5
    Section 1.2  Exchange Procedures.....................................   A-6
    Section 1.3  Transfer Taxes..........................................   A-6
    Section 1.4  Lost Certificates.......................................   A-6
    Section 1.5  Closing.................................................   A-6

 ARTICLE II--REPRESENTATIONS AND WARRANTIES OF PPR........................  A-6
    Section 2.1  Organization, Standing and Power........................   A-7
    Section 2.2  Capital Structure.......................................   A-7
    Section 2.3  Authority...............................................   A-8
    Section 2.4  Consents and Approvals; No Violation....................   A-8
    Section 2.5  SEC Documents and Other Reports.........................   A-9
    Section 2.6  Absence of Certain Changes..............................   A-9
    Section 2.7  Permits; Compliance and Contracts.......................  A-10
    Section 2.8  Tax Matters.............................................  A-11
    Section 2.9  Actions and Proceedings.................................  A-11
    Section 2.10 Certain Agreements......................................  A-12
    Section 2.11 Employee Benefit Matters................................  A-12
    Section 2.12 Compliance with Environmental Laws......................  A-13
    Section 2.13 Labor Matters...........................................  A-14
    Section 2.14 Intellectual Property...................................  A-14
    Section 2.15 Title to Assets; Insurance..............................  A-15
    Section 2.16 Real Property...........................................  A-15
    Section 2.17 Title Insurance.........................................  A-16
    Section 2.18 Zoning..................................................  A-16
    Section 2.19 Brokers.................................................  A-16
    Section 2.20 Relationships...........................................  A-16
    Section 2.21 Compliance with Quality Standards.......................  A-17
    Section 2.22 Year 2000 Compliance....................................  A-17
    Section 2.23 Delaware Business Combination Statute...................  A-17
    Section 2.24 Disclosure..............................................  A-17

 ARTICLE III--REPRESENTATIONS AND WARRANTIES OF DELTA..................... A-17
    Section 3.1  Organization, Standing and Power........................  A-17
    Section 3.2  Capital Structure.......................................  A-17
    Section 3.3  Authority...............................................  A-18
    Section 3.4  Consents and Approvals; No Violation....................  A-18
    Section 3.5  SEC Documents and Other Reports.........................  A-19
    Section 3.6  Absence of Certain Changes or Events....................  A-19
    Section 3.7  Permits; Compliance and Contracts.......................  A-20
    Section 3.8  Tax Matters.............................................  A-21
    Section 3.9  Actions and Proceedings.................................  A-21
    Section 3.10 Certain Agreements......................................  A-22
    Section 3.11 Employee Benefit Matters................................  A-22
    Section 3.12 Compliance with Environmental Laws......................  A-23
    Section 3.13 Indebtedness............................................  A-24
    Section 3.14 Labor Matters...........................................  A-24

                                                                           Page
                                                                           ----
    Section 3.15 Intellectual Property..................................   A-24
    Section 3.16 Title to Assets; Insurance.............................   A-24
    Section 3.17 Real Property..........................................   A-24
    Section 3.18 Title Insurance........................................   A-26
    Section 3.19 Zoning.................................................   A-26
    Section 3.20 Brokers................................................   A-26
    Section 3.21 Relationships..........................................   A-26
    Section 3.22 Compliance with Quality Standards......................   A-26
    Section 3.23 Year 2000 Compliance...................................   A-26
    Section 3.24 Disclosure.............................................   A-27

 ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF THE DELTA STOCKHOLDERS..  A-27
    Section 4.1  Title; Authority.......................................   A-27
    Section 4.2  No Breach..............................................   A-27
    Section 4.3  No Consents............................................   A-27
    Section 4.4  Entire Interest........................................   A-27
    Section 4.5  Accredited Investor Status; PPR Information............   A-27
    Section 4.6  Unregistered Securities; Investment Intent.............   A-28
    Section 4.7  Restrictions on Transfer...............................   A-28

 ARTICLE V -- COVENANTS RELATING TO CONDUCT OF BUSINESS..................  A-28
    Section 5.1  Actions by PPR.........................................   A-28
    Section 5.2  Actions by Delta.......................................   A-29

 ARTICLE VI -- ADDITIONAL AGREEMENTS.....................................  A-31
    Section 6.1  PPR Stockholder Meeting................................   A-31
                 Preparation of the Registration Statement and the Proxy
    Section 6.2  Statement..............................................   A-31
    Section 6.3  Access to Information and Properties...................   A-34
    Section 6.4  New Credit Facility....................................   A-35
    Section 6.5  [This section intentionally left blank]................   A-35
    Section 6.6  NYSE Listing...........................................   A-35
    Section 6.7  Fees and Expenses......................................   A-35
    Section 6.8  Delta Senior Noteholders...............................   A-35
    Section 6.9  Reasonable Best Efforts to Consummate the Exchange.....   A-35
    Section 6.10 Public Announcements...................................   A-36
    Section 6.11 State Takeover Laws....................................   A-36
    Section 6.12 Indemnification........................................   A-36
    Section 6.13 Notification of Certain Matters........................   A-36
    Section 6.14 Transfer Taxes.........................................   A-36
    Section 6.15 Treatment of Delta Phantom Stock Plan Participants.....   A-36
    Section 6.16 Title Commitments......................................   A-36
    Section 6.17 Delta Preferred Stock Dividends........................   A-37
    Section 6.18 Independent Directors..................................   A-37
    Section 6.19 Transactions with Affiliates...........................   A-37
    Section 6.20 Lock-Up Agreement......................................   A-37

 ARTICLE VII -- CONDITIONS PRECEDENT TO CLOSING..........................  A-38
                 Conditions to Each Party's Obligation to Effect the
    Section 7.1  Exchange...............................................   A-38
                 Conditions to Obligation of the Delta Stockholders to
    Section 7.2  Effect the Exchange....................................   A-38
                 Conditions to Obligations of PPR to Effect the
    Section 7.3  Exchange...............................................   A-39

                                                                           Page
                                                                           ----
 ARTICLE VIII -- TERMINATION, AMENDMENT AND WAIVER.......................  A-40
    Section 8.1  Termination............................................   A-40
    Section 8.2  Effect of Termination..................................   A-41
    Section 8.3  Amendment..............................................   A-41
    Section 8.4  Waiver.................................................   A-41

 ARTICLE IX -- GENERAL PROVISIONS........................................  A-41
                 Non-Survival of Representations, Warranties and
    Section 9.1  Agreements..............................................  A-41
    Section 9.2  Notices................................................   A-42
    Section 9.3  Interpretation.........................................   A-42
    Section 9.4  Counterparts...........................................   A-42
    Section 9.5  Entire Agreement; No Third-Party Beneficiaries.........   A-42
    Section 9.6  Governing Law..........................................   A-43
    Section 9.7  Assignment.............................................   A-43
    Section 9.8  Severability...........................................   A-43
    Section 9.9  Enforcement of this Agreement..........................   A-43
    Section 9.10 Rule of Construction...................................   A-43
    Section 9.11 Effect of Execution....................................   A-43
                 Rights Under Amended and Restated Shareholder's
    Section 9.12 Agreement..............................................   A-44
    Section 9.13 Termination of Amended and Restated Co-Sale Agreement..   A-44
    Section 9.14 Amendment to Delta's Certificate of Incorporation......   A-44

 Signatures..............................................................  A-45

EXHIBITS
Exhibit A -- Voting Agreement
Exhibit B -- Lock-Up Agreement
Exhibit C -- Registration Rights Agreement
Exhibit D -- Names and Addresses of Delta Stockholders

                           DELTA EXCHANGE AGREEMENT

  EXCHANGE AGREEMENT, dated as of June 28, 1999 (this "Agreement"), among PEPSI-COLA PUERTO RICO BOTTLING COMPANY, a Delaware corporation ("PPR"), DELTA BEVERAGE GROUP, INC., a Delaware corporation ("Delta"), and the stockholders of Delta listed on the signature pages hereto (the "Delta Stockholders").

                                  WITNESSETH:

  WHEREAS, the Board of Directors of Delta has determined that the transactions described in this Agreement are in Delta's best interests and, accordingly, have authorized Delta to enter into this Agreement; and

  WHEREAS, a special committee of the Board of Directors of PPR (the "PPR Special Committee") and the Board of Directors of PPR have determined that the transactions described in this Agreement are in PPR's and its stockholders' respective best interests and, accordingly, have authorized PPR to enter into this Agreement and agreed to recommend to its stockholders that this Agreement and the transactions contemplated hereby be approved by PPR's stockholders; and

  WHEREAS, this Agreement provides for the issuance by PPR of shares of its Class B common stock par value $.01 per share (the "PPR Class B Common Stock") and for those holders of issued and outstanding shares of Delta voting common stock and Delta nonvoting common stock (collectively, the "Delta Stock") identified on Schedule 1 hereto to exchange their shares of Delta Stock for PPR Class B Common Stock in the manner set forth herein (the "Exchange"), and that, as a result, Delta will become a subsidiary of PPR; and

  WHEREAS, as an inducement to PPR entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, P-PR Transfer, LLP, a Delaware limited liability partnership ("P-PRT"), and PPR are entering into a Voting Agreement in the form of Exhibit A hereto, pursuant to which P-PRT has agreed to vote its shares of PPR Class A common stock par value $.01 per share (the "PPR Class A Common Stock") and PPR Class B Common Stock in favor of this Agreement and the transactions contemplated hereby; and

  WHEREAS, simultaneously with the consummation of the Exchange, PPR will acquire 100% of the issued and outstanding membership interests of Dak Bev LLC, a Delaware limited liability company (the "Dakota Acquisition") and the consummation of the Dakota Acquisition is a condition precedent to the consummation of the Exchange; and

  WHEREAS, for federal income tax purposes, it is intended that the Exchange together with the Dakota Acquisition shall qualify as a transfer to a controlled corporation within the meaning of Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  NOW, THEREFORE, in consideration of the premises, and in reliance on the representations, warranties and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                 THE EXCHANGE

  Section 1.1 The Exchange. At the Closing (as defined in Section 1.5):

  (a) each share of Delta Stock issued and outstanding immediately prior to the Closing shall be exchanged for 343.8381 shares of validly issued, fully paid and nonassessable shares of PPR Class B Common Stock; and

  (b) each share of Delta Preferred Stock Series AA issued and outstanding immediately prior to the Closing ("Delta Preferred") shall continue as an issued and outstanding share of preferred stock subject to the terms and conditions of the Delta Certificate of Incorporation and the provisions of
Section 6.17 hereof.

  (c) if as a result of the foregoing any of the Delta Stockholders would receive a fractional share of PPR Class B Common Stock, such fractional share shall be rounded up to the nearest whole share of PPR Class B Common Stock.

  Section 1.2  Exchange Procedures.

  (a) PPR shall authorize a commercial bank reasonably acceptable to Delta to act as exchange agent hereunder (the "Exchange Agent"). At or prior to the Closing, PPR shall deliver to and deposit with the Exchange Agent, in trust for the Delta Stockholders, certificates representing the shares of PPR Class B Common Stock to be issued pursuant to Section 1.1 in exchange for outstanding certificates representing shares of Delta Stock (such shares of PPR Class B Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). At the Closing, PPR shall deliver to Delta a true and complete copy of the Depository Agreement between PPR and the Exchange Agent pertaining to the Exchange Fund and an original receipt of the Exchange Agent acknowledging receipt of the Exchange Fund.

  (b) At or prior to the Closing, each of the Delta Stockholders shall deliver to the Exchange Agent, in trust for PPR, certificates representing the number of shares of Delta Stock set forth opposite such Delta Stockholder's name on
Schedule 1 hereto (the "Delta Certificates") to be exchanged for PPR Class B Common Stock, duly endorsed for transfer or with executed stock powers attached thereto. At the Closing, Delta shall deliver to PPR an original receipt of the Exchange Agent acknowledging receipt of Delta Certificates representing all of the issued and outstanding shares of Delta Stock.

  (c) As soon as practicable after the Closing, the Exchange Agent shall (i) deliver to the Delta Stockholders certificates representing shares of PPR Class B Common Stock for which their shares of Delta Stock have been exchanged, and (ii) deliver to PPR all of the Delta Certificates.

  Section 1.3 Transfer Taxes. If any certificate representing shares of PPR Class B Common Stock is to be paid to or issued in a name other than that in which the Delta Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Delta Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes required by reason of the issuance of certificates for such shares of PPR Class B Common Stock in a name other than that of the registered holder of the Delta Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable.

  Section 1.4 Lost Certificates. If any Delta Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Delta Certificate to be lost, stolen or destroyed and, if required by PPR, the posting by such person of a bond, in such reasonable amount as PPR may direct (but consistent with the practices PPR applies to its own stockholders), as indemnity against any claim that may be made against it with respect to such Delta Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Delta Certificate the shares of PPR Class B Common Stock.

  Section 1.5 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Briggs and Morgan, Professional Association, 2400 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota, at 10:00 a.m., local time, no later than the third business day following the day on which the last of the conditions set forth in Article VII shall have been fulfilled or waived (if permissible) or at such later time and place as PPR and Delta shall agree in writing. Delta shall notify all of the Delta Stockholders of the time of the Closing at least three
(3) business days prior to the Closing.

                                  ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF PPR

  PPR represents and warrants to Delta and the Delta Stockholders as follows:

  Section 2.1 Organization, Standing and Power. PPR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease or operate its properties and to carry on its business as now being conducted. Each Subsidiary of PPR (the "PPR Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to own, lease or operate its properties and to carry on its business as now being conducted. PPR and each of the PPR Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on PPR. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to PPR or Delta, as the case may be, any change or effect that is materially adverse to the business, assets, liabilities, results of operation or condition (financial or otherwise) of PPR and the PPR Subsidiaries, taken as a whole, or Delta and the Delta Subsidiaries, taken as a whole, as the case may be, and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which PPR or Delta, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

  Section 2.2 Capital Structure.

  (a) Capital Stock of PPR. The authorized capital stock of PPR consists of 40,000,000 shares, of which 5,000,000 shares are designated as PPR Class A Common Stock and 35,000,000 are designated as PPR Class B Common Stock. As of the date hereof, PPR has issued and outstanding 5,000,000 shares of PPR Class A Common Stock and 16,690,000 shares of PPR Class B Common Stock. All outstanding shares of PPR Class A Common Stock and PPR Class B Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in PPR's Form 10-K for the period ended December 31, 1998, and except for option grants under the Pepsi-Cola Puerto Rico Bottling Company Qualified Plan dated December 30, 1996 and the Pepsi-Cola Puerto Rico Bottling Company Non-Qualified Plan dated December 30, 1996 (collectively, the "PPR Option Plans") in the ordinary course of business since December 31, 1998, PPR has no outstanding securities convertible into or exchangeable for common stock, no contracts, rights, options, warrants or other agreements or commitments to purchase or otherwise issue any shares of its capital stock or securities convertible into or exchangeable therefor, or any shares reserved for issuance under any stock option, employee benefit or other plans or otherwise. No holder of any security of PPR is entitled to any preemptive or similar rights to purchase securities from PPR.

  (b) Capital Stock of PPR After Exchange and Dakota Acquisition. On the date of Closing, upon completion of the Exchange and the Dakota Acquisition, (i) the authorized capital stock of PPR will consist of 150,000,000 shares, of which 5,000,000 shares will be designated as PPR Class A Common Stock and 145,000,000 will be designated as PPR Class B Common Stock, and (ii) PPR will have issued and outstanding 5,000,000 shares of PPR Class A Common Stock and 81,760,006 shares of PPR Class B Common Stock, not including any shares of PPR Class B Common Stock that PPR is permitted to issue by this Agreement (other than in connection with the Dakota Acquisition) during the period from the date of this Agreement through the date of Closing. Assuming that the Closing were to occur on the date hereof, immediately after such Closing, the issued and outstanding PPR Class A Common Stock and PPR Class B Common Stock would be owned as set forth on Schedule 2.2(b).

  (c) Capital Stock of PPR Subsidiaries. A listing of each of the PPR Subsidiaries and the authorized, issued and outstanding capital stock or other equity interests of each of the PPR Subsidiaries, whether voting or nonvoting, and the rights and preferences associated with each class or series of capital stock or other equity interests, is as set forth on Schedule 2.2(c). Except as set forth on Schedule 2.2(c), (i) PPR is the owner of all of the capital stock or other equity interests of the PPR Subsidiaries, free and clear of all security interests, liens, pledges, options, rights of first refusal, limitations on voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Encumbrances") and (ii) except for the PPR Subsidiaries, PPR does not own, directly or indirectly, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other legal entity. All outstanding shares of capital stock of the PPR Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 2.2(c), none of the PPR Subsidiaries has any outstanding securities convertible into or exchangeable for common stock, no contracts, rights, options, warrants or other agreements or commitments to purchase or otherwise issue any shares of capital stock or other equity interests of any of the PPR Subsidiaries or securities convertible into or exchangeable therefor, or any shares reserved for issuance under stock option, employee benefit or other plans or otherwise. No holder of any security of any of the PPR Subsidiaries is entitled to any preemptive or similar rights to purchase securities from any such Subsidiary.

  Section 2.3 Authority. The PPR Special Committee and PPR's Board of Directors have, on or prior to the date of this Agreement (a) declared that as of such date the Exchange was advisable and fair to and in the best interests of PPR and its stockholders, (b) approved this Agreement and resolved to recommend the approval of this Agreement and the transactions contemplated hereby by PPR's stockholders, and (c) directed that this Agreement and the transactions contemplated hereby be submitted to PPR's stockholders for approval. Subject to the approval by PPR's stockholders of the PPR Charter Amendment (as defined in Section 6.1), PPR has all requisite corporate power and authority to enter into this Agreement and, subject to approval by PPR's stockholders of this Agreement and the transactions contemplated hereby including the Exchange, to issue the PPR Class B Common Stock in connection with the Exchange (the "Share Issuance") and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PPR and the consummation by PPR of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PPR, subject to the approval of this Agreement and the transactions contemplated hereby including the Exchange, by the stockholders of PPR. This Agreement has been duly executed and delivered by PPR and (assuming the valid authorization, execution and delivery of this Agreement by Delta and the Delta Stockholders) this Agreement constitutes the valid and binding obligation of PPR enforceable against it in accordance with its terms except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' remedies, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other tribunal before which any proceeding therefor may be brought. Subject to approval by the stockholders of PPR, the Share Issuance has been duly authorized by all necessary corporate action on the part of PPR. When issued in accordance with the terms of this Agreement, the shares of PPR Class B Common Stock to be issued under this Agreement will be duly authorized, validly issued, fully paid and nonassessable.

  Section 2.4 Consents and Approvals; No Violation. Except as disclosed on
Schedule 2.4 hereto, and assuming that all consents, approvals, authorizations and other actions described in the second sentence of this Section 2.4 have been obtained, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any present or future benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of PPR or any of the PPR Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of PPR,
(ii) the comparable charter or organizational documents of any of the PPR Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease, ground lease or other agreement, instrument, permit, concession, franchise or license applicable to PPR or any of the PPR Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PPR or any of the PPR Subsidiaries or any of their respective real or personal properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, or Encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on PPR, or prevent or materially delay the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to PPR or any of the PPR Subsidiaries in connection with the execution and delivery of this Agreement by PPR or is necessary for the consummation of the transactions contemplated by this Agreement, except for
(i) the filing with the SEC of (A) the proxy statement for the special meeting of PPR's stockholders to be held for the purpose of obtaining the approvals required for the transactions contemplated hereby (the "Proxy Statement"); and
(B) such reports and information under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) such as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) applicable requirements, if any, of Blue Sky Laws and the New York Stock Exchange, Inc. (the "NYSE") and (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on PPR, or prevent or materially delay the consummation of any of the transactions contemplated hereby.

  Section 2.5 SEC Documents and Other Reports. PPR has filed all required forms, reports, documents, statements (including proxy statements) and exhibits with the SEC that were required to be filed pursuant to the Exchange Act or other federal securities laws since July 1, 1996 (the "PPR SEC Documents"). As of their respective dates, the PPR SEC Documents complied in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the PPR SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of PPR included in the PPR SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of PPR and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and any other adjustments described therein and normal year-end audit adjustments). Except as disclosed in the PPR SEC Documents or as required by GAAP, PPR has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of its financial statements.

  Section 2.6 Absence of Certain Changes. Except as set forth on Schedule 2.6 hereof, since December 31, 1998, PPR and the PPR Subsidiaries have operated their businesses only in the ordinary course and consistent with past practices and there has not been:

    (a) any Material Adverse Change in PPR;

    (b) any dividend or other distribution on, or any recapitalization, combination or subdivision with respect to, or any purchase or redemption by PPR or the PPR Subsidiaries of, any shares of the capital stock of PPR or any of the PPR Subsidiaries except for distributions in the ordinary course of business and consistent with past practice on outstanding shares of non-voting management stock of Beverage Plastics Company, a Delaware corporation, of which all of its outstanding voting common stock is owned by PPR;

    (c) except for the sale of substantially all of the assets of PPR's Cristalia premium water division, any sale, transfer, lease, or Encumbrance of any of PPR's or any of the PPR Subsidiaries' assets or cancellation of any claims of, or indebtedness or obligations owing to, PPR or any of the PPR Subsidiaries, except in the ordinary course of business;

    (d) any material increase in the salaries or other compensation or employee benefits with respect to any employees of PPR or the PPR Subsidiaries except regularly scheduled increases in accordance with prior practices or existing agreements;

    (e) any purchase of or agreement to purchase any additional assets by PPR or any of the PPR Subsidiaries, except in the ordinary course of business or for a purchase price of less than $500,000;

    (f) any loss, damage, destruction or other casualty to any of the properties of PPR or the PPR Subsidiaries (whether or not covered by insurance) (i) in excess of $100,000 per occurrence or $500,000 in the aggregate or (ii) which has resulted in a Material Adverse Effect on PPR or the PPR Subsidiaries;

    (g) any entry into any additional, or modification of any existing, agreements to borrow money (whether secured or unsecured), or any refinancing of such agreements except in the ordinary course of business;

    (h) any entry into any guarantee by PPR or the PPR Subsidiaries on behalf of any third party;

    (i) any capital expenditures by PPR or the PPR Subsidiaries in excess of the amount set forth in PPR's 1999 Capital Expenditure Budget, a true and correct copy of which is appended to Schedule 2.6 hereto, except for expenditures related to repairs or replacements for which adequate insurance was or is available;

    (j) changes in accounting principles, elections, or procedures, other than as required by changes in GAAP;

    (k) any entry into any employment, consulting, management or severance agreement by PPR or any of the PPR Subsidiaries other than severance payments required to be made under Puerto Rican Law 80 except in the ordinary course of business;

    (l) any amendment of the Certificate of Incorporation or Bylaws of PPR or any comparable charter or organizational documents of the PPR Subsidiaries;

    (m) authorization for issuance, sale, delivery or agreement or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class of PPR's or any of the PPR Subsidiaries' capital stock or any securities convertible into or exchangeable for shares of any class of such capital stock, other than the grant of options to employees under the PPR Option Plans in the ordinary course of business;

    (n) any amendment or termination of any material agreement to which PPR or any of the PPR Subsidiaries is a party; or

    (o) any action taken by PPR or the PPR Subsidiaries, or their directors, officers or stockholders to authorize any of the actions contemplated above.

  Section 2.7 Permits; Compliance and Contracts. Except as disclosed on
Schedule 2.7: (a) each of PPR and the PPR Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates (including, without limitation, certificates of occupancy), approvals, orders of any Governmental Entity and other permits, including, without limitation, building, environmental, land-use, health, safety, fire, utility or other rights or permits necessary for PPR or any of the PPR Subsidiaries to own, lease and operate all of the PPR Real Property (as defined in Section 2.16) or to carry on its business as it is now being conducted (collectively, the "PPR Permits"), except where the failure to have any of the PPR Permits would not, individually or in the aggregate, have a Material Adverse Effect on PPR, and, (b) as of the date of this Agreement, neither PPR nor any of the PPR Subsidiaries is in violation of, or has been charged with, is in receipt of any notice or warning of, or to the Knowledge of PPR (as hereinafter defined), under investigation with respect to, any failure or alleged failure to comply with (A) its charter, bylaws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation (except for Environmental Laws which are addressed in Section 2.12 hereto) or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over PPR or any of the PPR Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on PPR. All of the material contracts of PPR and the PPR Subsidiaries that are required to be described in the PPR SEC Documents or to be filed as exhibits thereto are described in the PPR SEC Documents or filed as exhibits thereto. Except as set forth in the PPR SEC Documents filed prior to the date of this Agreement or as set forth on Schedule 2.7, each material contract is in full force and effect and no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by PPR of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which PPR or any of the PPR Subsidiaries is a party or by which PPR or any PPR Subsidiary is bound or to which any of the properties, assets or operations of PPR or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on PPR. "Knowledge of PPR" means the actual knowledge of A. David Velez and Joseph Gonzalez.

  Section 2.8 Tax Matters.

  (a) Except as disclosed on Schedule 2.8, PPR and the PPR Subsidiaries have
(i) duly and timely filed (or there has been duly filed on their behalf) all tax returns required to be filed by or with respect to PPR and/or the PPR Subsidiaries, including all foreign, federal, Puerto Rican and local Tax Returns, and all such Tax Returns were true, accurate and complete in all material respects, (ii) withheld and collected all Taxes that are required by applicable laws, rules or regulations to be withheld and collected and (iii) paid in full on a timely basis (or there have been paid on their behalf) all Taxes shown to be due on such Tax Returns. The reserve for Taxes on the December 31, 1998 consolidated balance sheet contained in PPR's Form 10-K for the period ending December 31, 1998 for the payment of all accrued but unpaid Taxes through the date thereof has been determined in accordance with GAAP and is adequate in amount for the payment of all liabilities for Taxes for which PPR and the PPR Subsidiaries are liable for the periods up to and including December 31, 1998. Neither PPR nor the PPR Subsidiaries have incurred any Tax liabilities since December 31, 1998, other than those Tax liabilities arising in the ordinary course of business and consistent with prior periods.

  (b) Except as described on Schedule 2.8, neither PPR nor the PPR Subsidiaries has received any notice of a deficiency or assessment (and none has been threatened) with respect to Taxes of PPR or the PPR Subsidiaries from any foreign, federal, Puerto Rico or local taxing authority which has not been fully paid or finally settled; there are no ongoing audits or examination of any Tax Return which includes PPR or the PPR Subsidiaries and no notice of audit or examination of any such Tax Return has been received by PPR or any of the PPR Subsidiaries (and none has been threatened); PPR or the PPR Subsidiaries have not given and there has not been given on its or their behalf a waiver or extension of any statute of limitations relating to the payment of Taxes of PPR or the PPR Subsidiaries; and no issue has been raised in writing on audit or in any other proceeding with respect to Taxes of PPR or the PPR Subsidiaries by any foreign, federal, Puerto Rico, or local taxing authority.

  (c) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States or Puerto Rican, federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, employment, unemployment, back-up withholding, gains, withholding, ad valorem, social security or other taxes, including any interest, penalties or additions attributable to taxes, and the term "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendments thereof.

  Section 2.9 Actions and Proceedings. Except as set forth in the PPR SEC Documents or on Schedule 2.9:

    (a) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving (i) PPR or any of the PPR Subsidiaries, (ii) any of the present or former directors, officers, employees, consultants, agents or stockholders of PPR or any of the PPR Subsidiaries, as such, (iii) any of PPR's or any PPR Subsidiaries' properties, assets or business or (iv) any PPR Plan (as hereinafter defined) that, in the case of clauses (i), (ii), (iii) or (iv) individually or in the aggregate, would have a Material Adverse Effect on PPR; or

    (b) as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of PPR, threatened against or involving (i) PPR or any of the PPR Subsidiaries, (ii) any of PPR's or any PPR Subsidiaries' present or former directors, officers, employees, consultants, agents or stockholders, as such, (iii) any of PPR's or any PPR Subsidiaries' properties, assets or business or (iv) any PPR Plan that in the case of clauses (i), (ii), (iii) or (iv), individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on PPR or relate to the transactions contemplated by this Agreement.

  Section 2.10 Certain Agreements. As of the date of this Agreement, neither PPR nor any of the PPR Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, PPR Other Benefit Obligation or PPR Plan (as both are defined in Section 2.11), any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

  Section 2.11 Employee Benefit Matters.

  (a) As used in this Section 2.11, the following terms have the meanings set forth below:

    "PPR Other Benefit Obligation" means all material obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than with respect to any PPR Plan. This includes sabbatical policies, severance payment policies, and material fringe benefits within the meaning of Code
  (S) 132.

    "PPR Plan" means (i) all employee benefit plans (as defined in ERISA
  (S) 3(3)) of which PPR or the PPR Subsidiaries is a Plan Sponsor (as defined in ERISA (S) 3(16)(B)), or to which PPR or the PPR Subsidiaries otherwise contributes or in which PPR or the PPR Subsidiaries otherwise participates, or (ii) all Title IV Plans and Multi-Employer Plans (as defined in ERISA (S) 3(37)(A)) of which an ERISA Affiliate is a Plan Sponsor or otherwise contributes or currently participates.

    "PPR VEBA" means a voluntary employees' beneficiary association under Code (S) 501(c)(9) whose members include employees of PPR or the PPR Subsidiaries.

    "ERISA Affiliate" means any other person that, together with PPR or any of the PPR Subsidiaries, would be treated as a single employer under Code
  (S) 414(b), (c) or, solely with respect to matters relating to Code (S) 412 or ERISA (S)(S) 302 or 4007, (m).

    "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

    "Title IV Plans" means all PPR Plans that are subject to Title IV of ERISA, 29 U.S.C. (S) 1301 et seq., other than Multi-Employer Plans.

  (b) (i) Schedule 2.11(b)(i) attached hereto sets forth a complete and accurate list of all PPR Plans, PPR Other Benefit Obligations, and PPR VEBAs, and identifies as such all PPR Plans that: (A) are defined benefit plans (as defined in ERISA (S) 3(35)); (B) meet or purport to meet the requirements of Code (S) 401(a); or (C) are Title IV Plans.

  (ii) None of the PPR Plans set forth on Schedule 2.11(b)(i) is a Multi-Employer Plan and none of PPR, any of the PPR Subsidiaries or any ERISA Affiliate has any assessed or potential liability due to a complete or partial withdrawal from or a termination or reorganization of a Multi-Employer Plan. No circumstances exist that could reasonably be expected to result in any such liability to PPR, any PPR Subsidiary or any ERISA Affiliate.

  (iii) Except as set forth in Schedule 2.11(b)(iii) or as required by applicable law, no PPR Plans provide retiree health or life insurance benefits.

  (c) PPR has delivered or made available to Delta all documents, insurance policies and contracts comprising, describing or relating to each PPR Plan, PPR Other Benefit Obligation, or PPR VEBA and of any related trust; as well as all required filings for each of the above filed with government authorities for each of the three most recent plan years.

  (d) Except as set forth in Schedule 2.11(d) attached hereto:

    (i) PPR or the PPR Subsidiaries have performed in all material respects all of their respective obligations whether as plan administrator, fiduciary, plan sponsor or contributing employer under all PPR Plans, PPR Other Benefit Obligations, and PPR VEBAs in a timely manner and have made all required entries in their financial records and statements for all obligations and liabilities that have accrued but are not due. No written or oral statement has been made by PPR or the PPR Subsidiaries to any Person with regard to any PPR Plan or PPR Other Benefit Obligation not in accordance with such plan or other benefit obligation which could reasonably be expected to have a Material Adverse Effect on PPR or the PPR Subsidiaries.

    (ii) PPR, the PPR Subsidiaries and each PPR Plan, PPR Other Benefit Obligation, and PPR VEBA is, to the extent applicable, in material compliance with applicable law, except for any such failure to comply which would not result in any material liability to PPR or any of the PPR Subsidiaries. PPR and all PPR Subsidiaries have met any applicable minimum funding standard, and have made all contributions required, under ERISA
  (S) 302. The most recent actuarial report for each defined benefit plan of PPR, each PPR Subsidiary and each ERISA Affiliate thereof fairly presents the financial condition of each such plan, and since the date of such report there has been no material adverse change in the funded status of any such plan.

    (iii) Since December 31, 1998, there has been no establishment, termination or amendment of any PPR Plan, PPR VEBA, or PPR Other Benefit Obligation, except to effect the Board's option of an amendment to PPR's Salaried Employee Retirement Plan to use the GATT interest rate standard.

    (iv) Other than routine claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving or relating to, any PPR Plan, PPR Other Benefit Obligation, or PPR VEBA is pending or, to PPR's Knowledge, is threatened.

    (v) None of PPR, the PPR Subsidiaries or any ERISA Affiliate has terminated any Title IV Plan or any other defined benefit plan (as defined in ERISA Section 3(35)), or incurred any outstanding liability under
  Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to PPR, the PPR Subsidiaries or any ERISA Affiliate. All premiums due the PBGC with respect to the Title IV Plans have been paid.

    (vi) There has been no "reportable event" within the meaning of Section 4043 of ERISA with respect to any Title IV Plan which would require the giving of notice to the PBGC or any other event requiring disclosure under
  Section 4041(c)(3)(C) or 4063(a) of ERISA.

    (vii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or upon the occurrence of subsequent events, (i) result in any payment becoming due to any current or former employee, officer or director of PPR or the PPR Subsidiaries, (ii) increase any benefits otherwise payable under any PPR Plan or PPR Other Benefit Obligation, (iii) result in the acceleration of the time of payment or vesting of any benefits under any PPR Plan or PPR Other Benefit Obligation, (iv) constitute a "change in control" or similar event under any PPR Plan or PPR Other Benefit Obligation or (v) fail to be deductible by reason of Section 280G of the Code.

  Section 2.12 Compliance with Environmental Laws.

  (a) Except as set forth on Schedule 2.12, each of PPR and the PPR Subsidiaries, and, to the Knowledge of PPR, any prior owner or lessee, have generated, handled, manufactured, treated, stored, used, released, transported and disposed of all Environmentally Regulated Materials (as defined below) on, beneath, to or from any of the properties owned or operated by PPR and the PPR Subsidiaries in the conduct of their businesses or any other properties formerly owned, leased or operated by PPR or the PPR Subsidiaries, in compliance with all Environmental Laws (as defined below).

  (b) Except as set forth on Schedule 2.12, PPR and the PPR Subsidiaries have operated all plants, facilities and business operations in compliance with all Environmental Laws and all plants, facilities and business operations are currently in compliance with all Environmental Laws.

  (c) Except as set forth on Schedule 2.12, neither PPR nor the PPR Subsidiaries have disposed of or released any Environmentally Regulated Material in any location which would reasonably be expected to give rise to a claim of responsibility for investigation or clean-up costs, personal injury or property damage liability against PPR or any PPR Subsidiary by any third party.

  (d) Except as set forth on Schedule 2.12, neither PPR nor the PPR Subsidiaries have received any notices or claims of violations or liabilities relating to an Environmentally Regulated Material or an Environmental Law which notices or claims of violations or liabilities have not been resolved.

  The term "Environmentally Regulated Materials" means any of the following:
(i) any petroleum or petroleum products, friable asbestos, urea formaldehyde, and polychlorinated biphenyls; (ii) any radioactive substance; (iii) any toxic, infectious, reactive, corrosive, ignitible or flammable chemical or chemical compound; and (iv) any chemicals, materials or substances, whether solid, liquid or gas defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "solid waste," or words of similar import, under any Environmental Law.

  "Environmental Law" means any applicable federal, state or local statute, law, rule, regulation, permit, ordinance, code, policy, rule of common law or other requirement in effect and in each case as amended from time-to-time and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, that (i) regulates or relates to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Environmentally Regulated Materials, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including protection of the health and safety of employees insofar as such health and safety laws may relate to Environmentally Regulated Materials; or (ii) imposes liability with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC 9601 et seq., the Resource Conservation and Recovery Act, 42 USC 6901, et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; and the Occupational Safety and Health Act of 1970, as amended, as it applies to Environmentally Regulated Materials, 29 U.S.C.
(S) 651 et seq.; or any other federal, state or local law of similar effect, each as amended from time to time.

  Section 2.13 Labor Matters. Except as set forth on Schedule 2.13 hereto, neither PPR nor any of the PPR Subsidiaries is a party to any collective bargaining agreement or labor contract. To the Knowledge of PPR, as of the date of this Agreement, there are no present or pending applications for certification of any union as the exclusive bargaining agent for any employees of PPR or any PPR Subsidiaries. To the Knowledge of PPR, neither PPR nor any of the PPR Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services for PPR or any of the PPR Subsidiaries (the "PPR Business Personnel"), and there is no unfair labor practice complaint or grievance against PPR or any of the PPR Subsidiaries by the National Labor Relations Board or any comparable state or Puerto Rican agency pending or, to the Knowledge of PPR, threatened with respect to the PPR Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on PPR. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of PPR, threatened against PPR or any of the PPR Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on PPR.

  Section 2.14 Intellectual Property. Schedule 2.14 sets forth a complete list of all patents and applications therefor, trademark registrations and applications therefor, service mark registrations and applications therefor, copyright registrations and applications therefor, trade names, computer programs or software which are material to the operation of PPR's business and interests in license agreements and all other proprietary rights that are owned, licensed, sublicensed or used by agreement or permission by PPR or any PPR Subsidiary and used in the continued operation of PPR's business (collectively, "PPR Intellectual Property"). Except as otherwise set forth on
Schedule 2.14 and except for the security interest held by Banco Popular, PPR's interest in the PPR Intellectual

Property is free and clear of any Encumbrance, and constitutes all such property or rights used by or necessary to the operation of PPR's business. To PPR's Knowledge and except as set forth on Schedule 2.14, the use of the PPR Intellectual Property does not conflict with, infringe upon, or misappropriate any rights held or asserted by any person, or require the consent of any person. Except as set forth on Schedule 2.14, neither PPR nor any PPR Subsidiary has, in the past two years, received any notice or claim that any such PPR Intellectual Property is not valid or enforceable, or of any infringement upon or conflict with any patent, trademark, service mark, copyright, trade name or trade secret of any third party by PPR or any PPR Subsidiary or of any claim by any third party alleging any such infringement or conflict, and, in the past two years, neither PPR nor any PPR Subsidiary has given any notice of infringement to any third party with respect to any of the PPR Intellectual Property. PPR has paid all required license fees related to all software used in the operation of its business.

  Section 2.15 Title to Assets; Insurance. Except as disclosed on Schedule 2.15, PPR and the PPR Subsidiaries have good and marketable title to all real property and good title to all of the personal property and assets which they purport to own and which are necessary to carry on its business, in each case free and clear of all Encumbrances except for Permitted Exceptions (as defined in Section 2.16). PPR and the PPR Subsidiaries have in full force and effect policies of insurance that are customary for businesses of similar size in similar industries and consistent with sound business practice.

  Section 2.16 Real Property. (a) Schedule 2.16(a) describes all real properties owned or leased by PPR and the PPR Subsidiaries (the "PPR Real Property"), the nature of the interest of PPR or the PPR Subsidiaries and the entity which holds the interest in those properties and the approximate acreage of each of those properties. There is no real property (other than the PPR Real Property) the use or possession of which by PPR and the PPR Subsidiaries is necessary to carry on its business. Except as described on
Schedule 2.16(b), PPR and each of the PPR Subsidiaries has (i) such title to the PPR Real Property as is legally sufficient for the current use thereof in its business as presently conducted, (ii) good and marketable indefeasible title in fee simple (except for Permitted Exceptions, as hereinafter defined) to all PPR Real Property shown in Schedule 2.16(a) as owned by it (the "PPR Owned Real Property") and (iii) valid leaseholds under valid and enforceable leases in all PPR Real Property shown on Schedule 2.16(a) as leased by it. The PPR Real Property is owned or leased by PPR and the PPR Subsidiaries free and clear of all matters except for Permitted Exceptions. Except as set forth in
Schedule 2.16(b), none of the PPR Real Property is subject to any lease (other than the PPR Leases (as hereinafter defined)), sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment thereof (or any portion thereof). None of the Permitted Exceptions materially interferes with or has interfered with the maintenance, use or operation of the PPR Real Property. "Permitted Exceptions" means (i) matters listed or described on Schedule 2.16(b), (ii) easements, covenants, rights-of-way and other Encumbrances or restrictions which do not, individually or in the aggregate, materially detract from the value or impair the present and continued use, operation and maintenance of the property subject thereto, or impair the operation of PPR or any of the PPR Subsidiaries, (iii) real estate taxes not yet due or payable, and (iv) Encumbrances existing at the date of this Agreement which are set forth on Schedule 2.16(a).

  (b) None of the leases identified in Schedule 2.16(a) (collectively, the "PPR Leases") has been modified or amended, and no notice of termination has been delivered with respect thereto, except as set forth in Schedule 2.16(b). Except as set forth on Schedule 2.16(b), neither PPR nor any of the PPR Subsidiaries, nor any other person, is in breach of or default under any PPR Lease (and no event has occurred which, with due notice or lapse of time or both, may constitute such a breach or default).

  (c) To the Knowledge of PPR the buildings, driveways and all other structures and improvements upon the PPR Real Property are all within the boundary lines of the applicable property or have the benefit of valid easements or other legal rights and there are no encroachments thereon that would affect the use thereof.

  (d) To the Knowledge of PPR all buildings, structures, improvements, equipment, facilities, plants and fixtures owned or leased by PPR and the PPR Subsidiaries conform in all material respects to all applicable codes and rules adopted by national and local associations and boards and insurance underwriters, and all such buildings, structures, improvements and fixtures are in good operating condition and repair. There are no outstanding requirements or recommendations by any insurance company which has issued a policy covering any such property, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any such property.

  (e) To the Knowledge of PPR all public utilities required for the operation of such properties either enter such properties through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public or private easements which will inure to the benefit of PPR and the PPR Subsidiaries and their respective successors and assigns. All of the public utilities mentioned above are installed and operating, and all installation and connection charges are paid in full.

  (f) To the Knowledge of PPR, the plumbing, electrical, heating, air conditioning, elevator, ventilating and all other mechanical or structural systems and equipment in the buildings or improvements located on the PPR Real Property and any manufacturing systems and components located thereof are in good working order and condition, and the roof, basement and foundation walls of such buildings and improvements for which PPR or the PPR Subsidiaries is responsible (as owner or as lessee under any PPR Lease) are in good condition and free of leaks and other defects. All such mechanical and structural systems and equipment and such manufacturing systems and components and such roofs, basement and foundation walls for which a person other than PPR or the PPR Subsidiaries is responsible are in good working order and condition and free of leaks and other defects.

  (g) To the Knowledge of PPR, PPR or the PPR Subsidiaries has the uninterrupted use of any easements for ingress and egress for all of the PPR Real Property owned or leased by PPR or the PPR Subsidiaries, as the case may be. The PPR Real Property has full and uninterrupted access to and from public roads, and PPR has no Knowledge of any fact or condition which would result in the termination of such access.

  (h) Neither PPR nor the PPR Subsidiaries is the landlord or lessor under any lease, sublease or other occupancy agreement affecting any of the PPR Real Property.

  Section 2.17 Title Insurance. Schedule 2.17 sets forth a true, correct and complete list and a summary description of all of the policies of title insurance insuring PPR's and the PPR Subsidiaries' interest in the PPR Owned Real Property (collectively, the "PPR Title Policies"). PPR has furnished a true, correct and complete copy of all such PPR Title Policies to Delta. All of the PPR Title Policies are in full force and effect. PPR shall maintain, and shall use its best efforts to cause the PPR Subsidiaries to maintain the coverage under the PPR Title Policies in full force and effect through the date of the Closing. Neither PPR nor the PPR Subsidiaries is in material default under any provisions of the PPR Title Policies. There is no claim by PPR, the PPR Subsidiaries or any other person pending under any of the PPR Title Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such PPR Title Policies.

  Section 2.18 Zoning. To the Knowledge of PPR, all of the PPR Real Property and the buildings, structures, improvements and fixtures located thereon, and the respective businesses conducted thereat and the manner of such conduct, conform in all respects to all existing zoning, building and other applicable laws, rules and regulations and the operation of the PPR Real Property and the improvements locate thereon is not in violation of any such laws, rules or regulations. To the Knowledge of PPR, all uses of the PPR Real Property and the improvements, to the Knowledge of PPR, located thereon are "as-of-right" and do not require any non-conforming use rights, nor have they been "grandfathered" under any pre-existing laws, rules or regulations.

  Section 2.19 Brokers. No broker, investment banker or other person, other than Bear Stearns & Co., Inc. the fees and expenses of which will be paid by PPR, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PPR.

  Section 2.20 Relationships. Except as otherwise disclosed in PPR's Form 10-K for the period ended December 31, 1998, PPR's relationships with its franchisors, agents, brokers, dealers, distributors, representatives, licensees, customers and suppliers are continuing, and there has been no material change in the scope of such relationships during the last year with any of such parties or similar parties with which PPR has done business during the last year. All sales and performances of services by PPR in connection with its business are in material compliance with all of PPR's representations, warranties and agreements, express or implied, with respect to such sales and performances, except for customary returns and allowances.

  Section 2.21 Compliance with Quality Standards. All water used in the production process of PPR's business conforms, in all material respects, to
(i) the quality standards required by PPR's or the PPR Subsidiaries' franchisors, including PepsiCo, Inc. ("PepsiCo"), (ii) internal quality standards required by PPR, and (iii) any Puerto Rican or local quality standards.

  Section 2.22 Year 2000 Compliance. To the extent that any functionality of any computer system used by PPR is dependent upon or interdependent with the use or specification of any calendar date, PPR has used commercially reasonable efforts in implementing a plan pursuant to which any such computer system shall be "Year 2000 Compliant," except where failure to do so will not result in a Material Adverse Effect on PPR. For purposes of this Agreement, the term Year 2000 Compliant means that neither the performance nor the functionality of such computer systems shall be materially affected by dates in, into and between the 20th and 21st centuries. To be deemed Year 2000 Compliant, such computer systems shall conform in all material respects to the following basic requirements: (i) no value for a current date shall cause any interruption in PPR's operations in which the computer system is used; and
(ii) any date-based functions shall operate and perform in a consistent manner for dates in, into and between the 20th and 21st centuries and such computer systems shall calculate, manipulate and represent properly inputted dates correctly.

  Section 2.23 Delaware Business Combination Statute. PPR has obtained or shall obtain prior to the Closing all approvals necessary from its Board of Directors related to the transactions contemplated by this Agreement so as to constitute prior approval by the Board of Directors of such transactions within the meaning of Section 203(a)(1) of the Delaware General Corporation Law.

  Section 2.24 Disclosure. No representation or warranty of PPR in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished by PPR to Delta or the Delta Stockholders pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF DELTA

  Delta represents and warrants to PPR as follows:

  Section 3.1 Organization, Standing and Power. As of the date of this Agreement, Delta is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease or operate its properties and to carry on its business as now being conducted. Each Subsidiary of Delta (the "Delta Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to own, lease or operate its properties and to carry on its business as now being conducted. Delta and each of the Delta Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Delta.

  Section 3.2 Capital Structure.

  (a) Capital Stock of Delta. The authorized capital stock of Delta consists of 125,000 shares, of which 60,000 shares are designated as Common Stock, par value $.01 per share (the "Delta Common Stock"), 35,000 shares are designated as Non-Voting Common Stock, par value $.01 per share (the "Delta Non-Voting Common Stock"), and 30,000 shares are designated as Preferred Stock Series AA, par value $.01 per share. Delta has issued and outstanding 20,301.87 shares of Delta Common Stock, 32,949.93 shares of Delta Non-Voting Common Stock, and 6,155.11 shares of Delta Preferred Stock. All outstanding shares of Delta Common Stock, Delta Non-Voting Common Stock and Delta Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.2(a), Delta has no outstanding securities convertible into or exchangeable for common stock, no contracts, rights, options, warrants or other agreements or commitments to purchase or otherwise issue any shares of its capital stock or securities convertible into or exchangeable therefor, or any shares reserved for issuance under any stock option, employee benefit or other plans or otherwise. Except as set forth in Delta's Certificate of Incorporation, no holder of any security of Delta is entitled to any preemptive or similar rights to purchase securities from Delta.

  (b) Capital Stock of Delta Subsidiaries. A listing of the Delta Subsidiaries and the authorized, issued and outstanding capital stock or other equity interests of each of the Delta Subsidiaries, whether voting or nonvoting, and the rights and preferences associated with each class or series of capital stock or other equity interests, is as set forth on Schedule 3.2(b). Except as set forth on Schedule 3.2(b), (i) Delta is the owner of all of the capital stock or other equity interests of the Delta Subsidiaries, free and clear of all Encumbrances and (ii) except for the Delta Subsidiaries, Delta does not own, directly or indirectly, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other legal entity. All outstanding shares of capital stock of the Delta Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.2(b), none of the Delta Subsidiaries has any outstanding securities convertible into or exchangeable for common stock, no contracts, rights, options, warrants or other agreements or commitments to purchase or otherwise issue any shares of capital stock or other equity interests of any of the Delta Subsidiaries or securities convertible into or exchangeable therefor, or any shares reserved for issuance under stock option, employee benefit or other plans or otherwise. No holder of any security of any of the Delta Subsidiaries is entitled to any preemptive or similar rights to purchase securities from any such Subsidiary.

  Section 3.3 Authority. Delta's Board of Directors has on or prior to the date of this Agreement determined that it is in the best interest of Delta to enter into the Agreement. Delta has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Delta and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Delta. This Agreement has been duly executed and delivered by Delta and (assuming the valid authorization, execution and delivery of this Agreement by PPR and the Delta Stockholders) constitutes the valid and binding obligation of Delta enforceable against Delta in accordance with its terms except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' remedies and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other tribunal before which any proceeding therefor may be brought.

  Section 3.4 Consents and Approvals; No Violation. Except as disclosed on
Schedule 3.4 hereto, and assuming that all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any present or future benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Delta or any of the Delta Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of Delta, (ii) any provision of the comparable charter or organizational documents of any of the Delta Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease, ground lease or other agreement, instrument, permit, concession, franchise or license applicable to Delta or any of the Delta Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Delta or any of the Delta Subsidiaries or any of their respective real or personal properties or assets, except that the consummation of this transaction will constitute a "change of control" under the Indenture dated as of December 17, 1996 related to the 9 3/4% Senior Notes due 2003 which will require written notice from Delta to such noteholders and give such noteholders a right to require Delta to redeem their notes at 101% of par and other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights or Encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Delta, or prevent or materially delay the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Delta or any of the Delta Subsidiaries in connection with the execution and delivery of this Agreement by Delta or is necessary for the consummation of the transactions contemplated by this Agreement, except for (A) such reports and information under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) such as may be required under the HSR Act, and (C) such consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Delta or prevent or materially delay the consummation of any of the transactions contemplated hereby.

  Section 3.5 SEC Documents and Other Reports. Delta has filed all required forms, reports, documents, statements (including proxy statements) and schedules with the SEC that were required to be filed pursuant to the Exchange Act or other federal securities laws since July 1, 1996 (the "Delta SEC Documents"). As of their respective dates, the Delta SEC Documents complied in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Delta SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Delta included in the Delta SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Delta and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and any other adjustments described therein and normal year-end audit adjustments). Except as disclosed in the Delta SEC Documents or as required by GAAP, Delta has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of its financial statements.

  Section 3.6 Absence of Certain Changes or Events. Except as set forth on
Schedule 3.6 hereof, since December 31, 1998, Delta and the Delta Subsidiaries have operated their businesses only in the ordinary course and consistent with past practices and there has not been:

    (a) any Material Adverse Change in Delta;

    (b) any dividend or other distribution on (other than regularly scheduled quarterly dividends on the Delta Preferred), or any recapitalization, combination or subdivision with respect to, or any purchase or redemption by Delta or the Delta Subsidiaries of, any shares of the capital stock of Delta or any of the Delta Subsidiaries;

    (c) any sale, transfer, lease, or Encumbrance of any of Delta's or any of the Delta Subsidiaries' assets or cancellation of any claims of, or indebtedness or obligations owing to, Delta or any of the Delta
  Subsidiaries, except in the ordinary course of business;

    (d) any material increase in the salaries or other compensation or employee benefits with respect to any employees of Delta or the Delta Subsidiaries except regularly scheduled increases in accordance with prior practices or existing agreements;

    (e) any purchase of or agreement to purchase any additional assets by Delta or any of the Delta Subsidiaries, except in the ordinary course of business;

    (f) any loss, damage, destruction or other casualty to any of the properties of Delta or the Delta Subsidiaries (whether or not covered by insurance) (i) in excess of $100,000 per occurrence or $500,000 in the aggregate or (ii) which has resulted in a Material Adverse Effect in Delta;

    (g) any entry into any additional, or modification of any existing, agreements to borrow money (whether secured or unsecured), or any refinancing of such agreements except in the ordinary course of business;

    (h) any entry into any guarantee by Delta or the Delta Subsidiaries on behalf of any third party;

    (i) any capital expenditures by Delta or the Delta Subsidiaries in excess of the amount set forth in Delta's 1999 Capital Expenditure Budget, a true and correct copy of which is appended to Schedule 3.6 hereto;

    (j) changes in accounting principles, elections, or procedures, other than as required by changes in GAAP;

    (k) any entry into any employment, consulting, management or severance agreement by Delta or any of the Delta Subsidiaries except in the ordinary course of business;

    (l) amendment of the Charter or Bylaws of Delta or any of the Delta Subsidiaries;

    (m) authorization for issuance, sale, delivery or agreement or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class of Delta's or any of the Delta Subsidiaries' capital stock or any securities convertible into or exchangeable for shares of any class of such capital stock, other than the issuance of additional shares of Delta Preferred as payment-in-kind for the quarterly dividends payable on shares of outstanding Delta Preferred;

    (n) any amendment or termination of any material agreement to which Delta or any of the Delta Subsidiaries is a party; or

    (o) any action taken by Delta or the Delta Subsidiaries, or their directors, officers or stockholders to authorize any of the actions contemplated above.

  Section 3.7 Permits; Compliance and Contracts. Except as disclosed on
Schedule 3.7: (a) each of Delta and the Delta Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates (including, without limitation, certificates of occupancy), approvals, orders of any Governmental Entity and other permits, including, without limitation, building, environmental, land-use, health, safety, fire, utility or other rights or permits necessary for Delta or any of the Delta Subsidiaries to own, lease and operate all of the Delta Real Property (as defined in Section 3.17) or to carry on its business as it is now being conducted (collectively, the "Delta Permits"), except where the failure to have any of Delta Permits would not, individually or in the aggregate, have a Material Adverse Effect on Delta, and, (b) as of the date of this Agreement, neither Delta nor any of the Delta Subsidiaries is in violation of, or has been charged with, is in receipt of any notice or warning of, or to the Knowledge of Delta (as hereinafter defined), under investigation with respect to, any failure or alleged failure to comply with (A) its charter, bylaws or other organizational documents, (B) to the Knowledge of Delta any applicable law, ordinance, administrative or government rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Delta or any of the Delta Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Delta. All of the material contracts of Delta and the Delta Subsidiaries that are required to be described in the Delta SEC Documents or to be filed as exhibits thereto are described in the Delta SEC Documents or filed as exhibits thereto. Except as set forth in the Delta SEC Documents filed prior to the date of this Agreement or on Schedule 3.7, each material contract is in full force and effect and no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Delta of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Delta or any of the Delta Subsidiaries is a party or by which Delta or any such Subsidiary is bound or to which any of the properties, assets or operations of Delta or any Delta Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Delta. "Knowledge of Delta" means the actual knowledge of Robert C. Pohlad, John F. Bierbaum, Raymond R. Stitle, Bradley J. Braun, Jay
S. Hulbert, Kenneth E. Keiser, Michael Naylor or Charles Pullius.

  Section 3.8 Tax Matters.

  (a) Except as disclosed on Schedule 3.8, Delta and the Delta Subsidiaries have (i) duly and timely filed (or there has been duly filed on their behalf) all Tax Returns required to be filed by or with respect to Delta and/or the Delta Subsidiaries, including all foreign, federal, and local Tax Returns, and all such Tax Returns were true, accurate and complete in all material respects, (ii) withheld and collected all Taxes that are required by applicable laws, rules or regulations to be withheld and collected and (iii) paid in full on a timely basis (or there have been paid on their behalf) all Taxes shown to be due on such Tax Returns. Except as disclosed on Schedule 3.8, (x) all Taxes for which Delta or the Delta Subsidiaries may be liable under Treasury Regulations (S)1.1502-6 (or analogous state or foreign provisions) by virtue of having been a member of any "affiliated group" (or other group filing on a combined or unitary basis), if required to have been paid, have been paid (except for Taxes which are being contested in good faith), and (y) neither Delta nor the Delta Subsidiaries are a party to any tax sharing or allocation agreement. The reserve for Taxes on the December 31, 1998 consolidated balance sheet contained in Delta's Form 10-K for the period ended December 31, 1998 for the payment of all accrued but unpaid Taxes through the date thereof has been determined in accordance with GAAP and is adequate in amount for the payment of all liabilities for Taxes for which Delta and the Delta Subsidiaries are liable for the periods up to and including December 31, 1998. Neither Delta nor the Delta Subsidiaries have incurred any Tax liabilities since December 31, 1998, other than those Tax liabilities arising in the ordinary course of business and consistent with prior periods.

  (b) Except as set forth on Schedule 3.8, neither Delta nor the Delta Subsidiaries has received any notice of a deficiency or assessment (and none has been threatened) with respect to Taxes of Delta or the Delta Subsidiaries from any foreign, federal, or local taxing authority which has not been fully paid or finally settled; there are no ongoing audits or examination of any Tax Return which includes Delta or the Delta Subsidiaries and no notice of audit or examination of any such Tax Return has been received by Delta or any of the Delta Subsidiaries (and none has been threatened); Delta or the Delta Subsidiaries have not given and there has not been given on its or their behalf a waiver or extension of any statute of limitations relating to the payment of Taxes of Delta or the Delta Subsidiaries; and no issue has been raised in writing on audit or in any other proceeding with respect to Taxes of Delta or the Delta Subsidiaries by any foreign, federal, or local taxing authority.

  (c) Neither Delta nor the Delta Subsidiaries are or have been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

  Section 3.9 Actions and Proceedings. Except as set forth in Delta SEC Documents or on Schedule 3.9: (a) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving
(i) Delta or any of the Delta Subsidiaries, (ii) any of the present or former directors, officers, employees, consultants, agents or stockholders of Delta or any of the Delta Subsidiaries, as such, (iii) any of Delta's or Delta Subsidiaries' properties, assets or business or (iv) any Delta Plan (as hereinafter defined) that in the case of clauses (i), (ii), (iii) or (iv), individually or in the aggregate, would have a Material Adverse Effect on Delta; or (b) as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Delta, threatened against or involving (i) Delta or any of the Delta Subsidiaries, (ii) any of Delta's or Delta Subsidiaries' present or former directors, officers, employees, consultants, agents or stockholders, as such, or (iii) any of Delta's or Delta Subsidiaries' properties, assets or business, or (iv) any Delta Plan that in the case of clauses (i), (ii), (iii) or (iv), individually or in the aggregate, would have a Material Adverse Effect on Delta or relate to the transactions contemplated by this Agreement.

  Section 3.10 Certain Agreements. As of the date of this Agreement, neither Delta nor any of the Delta Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, Delta Other Benefit Obligation or Delta Plan (as both are defined in Section 3.11), any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Neither Delta nor any Delta Subsidiary is a party to any termination benefits agreement or severance agreement or employment agreement one trigger of which would be the consummation of the transactions contemplated by this Agreement, except as set forth on Schedule 3.10.

  Section 3.11 Employee Benefit Matters.

  (a) As used in this Section 3.11, the following terms have the meanings set forth below:

    "Delta Other Benefit Obligation" means all material obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than with respect to any Delta Plan. This includes sabbatical policies, severance payment policies, and material fringe benefits within the meaning of Code (S) 132.

    "Delta Plan" means (i) all employee benefit plans (as defined in ERISA
  (S) 3(3)) of which Delta or the Delta Subsidiaries is a Plan Sponsor (as defined in ERISA (S) 3(16)(B)), or to which Delta or the Delta Subsidiaries otherwise contributes or in which Delta or the Delta Subsidiaries otherwise participates, or (ii) all Title IV Plans and Multi-Employer Plans (as defined in ERISA (S) 3(37)(A)) of which an ERISA Affiliate is a Plan Sponsor or otherwise contributes or currently participates.

    "Delta VEBA" means a voluntary employees' beneficiary association under Code (S) 501(c)(9) whose members include employees of Delta or the Delta Subsidiaries.

    "ERISA Affiliate" means any other person that, together with Delta or any of the Delta Subsidiaries, would be treated as a single employer under Code
  (S) 414(b), (c) or, solely with respect to matters relating to Code (S) 412 or ERISA (S)(S) 302 or 4007, (m).

    "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

    "Title IV Plans" means all Delta Plans that are subject to Title IV of ERISA, 29 U.S.C. (S) 1301 et seq., other than Multi-Employer Plans.

  (b) (i) Schedule 3.11(b)(i) attached hereto sets forth a complete and accurate list of all Delta Plans, Delta Other Benefit Obligations, and Delta VEBAs, and identifies as such all Delta Plans that: (A) are defined benefit plans (as defined in ERISA (S) 3(35)); (B) meet or purport to meet the requirements of Code (S) 401(a); or (C) are Title IV Plans.

  (ii) None of the Delta Plans set forth on Schedule 3.11(b)(i) is a Multi-Employer Plan and none of Delta, any of the Delta Subsidiaries or any ERISA Affiliate has any assessed or potential liability due to a complete or partial withdrawal from or a termination or reorganization of a Multi-Employer Plan. No circumstances exist that could reasonably be expected to result in any such liability to Delta, any Delta Subsidiary or any ERISA Affiliate.

  (iii) Except as set forth in Schedule 3.11(b)(iii) or as required by applicable law, no Delta Plans provide retiree health or life insurance benefits.

  (c) Delta has delivered or made available to PPR all documents, insurance policies and contracts comprising, describing or relating to each Delta Plan, Delta Other Benefit Obligation, or Delta VEBA and of any related trust; as well as all required filings for each of the above filed with government authorities for each of the three most recent plan years.

  (d) Except as set forth in Schedule 3.11(d) attached hereto:

    (i) Delta or the Delta Subsidiaries have performed in all material respects all of their respective obligations whether as plan administrator, fiduciary, plan sponsor or contributing employer under all Delta Plans, Delta Other Benefit Obligations, and Delta VEBAs in a timely manner and have made all required entries in their financial records and statements for all obligations and liabilities that have accrued but are not due. No written or oral statement has been made by Delta or the Delta Subsidiaries to any Person with regard to any Delta Plan or Delta Other Benefit Obligation not in accordance with such plan or other benefit obligation which could reasonably be expected to have a Material Adverse Effect on Delta or the Delta Subsidiaries.

    (ii) Delta, the Delta Subsidiaries and each Delta Plan, Delta Other Benefit Obligation, and Delta VEBA is, to the extent applicable, in material compliance with applicable law, except for any such failure to comply which would not result in any material liability to Delta or any of the Delta Subsidiaries. Delta and all Delta Subsidiaries have met any applicable minimum funding standard, and have made all contributions required, under ERISA (S) 302. The most recent actuarial report for each Title IV Plan fairly presents the financial condition of each such plan, and since the date of such report there has been no material adverse change in the funded status of any such plan.

    (iii) Since December 31, 1998, there has been no establishment or amendment of any Delta Plan, Delta VEBA, or Delta Other Benefit Obligation.

    (iv) Other than routine claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving or relating to, any Delta Plan, Delta Other Benefit Obligation, or Delta VEBA is pending or, to Delta's Knowledge, is threatened.

    (v) None of Delta, the Delta Subsidiaries or any ERISA Affiliate has terminated any Title IV Plan or incurred any outstanding liability under
  Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to Delta, the Delta Subsidiaries or any ERISA Affiliate. All premiums due the PBGC with respect to the Title IV Plans have been paid.

    (vi) There has been no "reportable event" within the meaning of Section 4043 of ERISA with respect to any Title IV Plan which would require the giving of notice to the PBGC or any other event requiring disclosure under
  Section 4041(c)(3)(C) or 4063(a) of ERISA.

    (vii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or upon the occurrence of subsequent events, (i) result in any payment becoming due to any current or former employee, officer or director of Delta or the Delta Subsidiaries, (ii) increase any benefits otherwise payable under any Delta Plan or Delta Other Benefit Obligation, (iii) result in the acceleration of the time of payment or vesting of any benefits under any Delta Plan or Delta Other Benefit Obligation, (iv) constitute a "change in control" or similar event under any Delta Plan or Delta Other Benefit Obligation or (v) fail to be deductible by reason of
  Section 280G of the Code.

  Section 3.12 Compliance with Environmental Laws.

  (a) Except as set forth on Schedule 3.12, each of Delta and the Delta Subsidiaries, and, to the Knowledge of Delta, any prior owner or lessee, have generated, handled, manufactured, treated, stored, used, transported and disposed of all Environmentally Regulated Materials (as defined below) on, beneath, to or from any of the properties owned or operated by Delta and the Delta Subsidiaries in the conduct of their businesses or any other properties formerly owned, leased or operated by Delta or the Delta Subsidiaries, in compliance with all Environmental Laws.

  (b) Except as set forth on Schedule 3.12, Delta and the Delta Subsidiaries have operated all plants, facilities and business operations in compliance with all Environmental Laws, and all plants, facilities and business operations are currently in compliance with all Environmental Laws.

  (c) Except as set forth on Schedule 3.12, neither Delta nor the Delta Subsidiaries have disposed of or released any Environmentally Regulated Material in any location which would reasonably be expected to give rise to a claim of responsibility for investigation or clean-up costs, personal injury or property damage liability against Delta or any Delta Subsidiary by any third party.

  (d) Except as set forth on Schedule 3.12, neither Delta nor the Delta Subsidiaries have received any notices or claims of violations or liabilities relating to an Environmentally Regulated Material or an Environmental Law which notices or claims of violations or liabilities have not been resolved.

  Section 3.13 Indebtedness. Schedule 3.13 sets forth a complete listing of Delta's and the Delta Subsidiaries' indebtedness for borrowed money as of the date hereof, and includes a description of all documents and agreements which set forth the terms of such indebtedness, the amount of the balance owing as of the date hereof, the applicable interest rate in effect as of the date hereof, and a listing of all collateral securing such indebtedness (if any), and a description of any applicable prepayment penalties or make-whole amounts that would be payable if such indebtedness were to be paid in full as of the date hereof.

  Section 3.14 Labor Matters. Neither Delta nor any of the Delta Subsidiaries is a party to any collective bargaining agreement or labor contract, except as set forth in Schedule 3.14. To the Knowledge of Delta, as of the date of this Agreement, there are no present or pending applications for certification of any union as the exclusive bargaining agent for any employees of Delta or any Delta Subsidiaries. To the Knowledge of Delta, neither Delta nor any of the Delta Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for Delta or any of the Delta Subsidiaries (the "Delta Business Personnel"), and there is no unfair labor practice complaint or grievance against Delta or any of the Delta Subsidiaries by the National Labor Relations Board or any comparable state agency pending or, to the Knowledge of Delta, threatened with respect to Delta Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on Delta. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Delta, threatened against Delta or any of the Delta Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on Delta.

  Section 3.15 Intellectual Property. Schedule 3.15 sets forth a complete list of all patents and applications therefor, trademark registrations and applications therefor, service mark registrations and applications therefor, copyright registrations and applications therefor, trade names, computer programs or software which are material to the operation of Delta's business and interests in license agreements and all other proprietary rights that are owned, licensed, sublicensed or used by agreement or permission by Delta or any Delta Subsidiary and used in the continued operation of Delta's business (collectively, "Delta Intellectual Property"). Except as otherwise set forth on Schedule 3.15, Delta's interest in the Delta Intellectual Property is free and clear of any Encumbrance, and constitutes all such property or rights used by or necessary to the operation of Delta's business. To Delta's Knowledge and except as set forth on Schedule 3.15, the use of the Delta Intellectual Property does not conflict with, infringe upon, or misappropriate any rights held or asserted by any person, or require the consent of any person. Except as set forth on Schedule 3.15, neither Delta nor any Delta Subsidiary has, in the past two years, received any notice or claim that any such Delta Intellectual Property is not valid or enforceable, or of any infringement upon or conflict with any patent, trademark, service mark, copyright, trade name or trade secret of any third party by Delta or any Delta Subsidiary or of any claim by any third party alleging any such infringement or conflict, and, in the past two years, neither Delta nor any Delta Subsidiary has given any notice of infringement to any third party with respect to any of the Delta Intellectual Property. Delta has paid all required license fees related to all software used in the operation of its business.

  Section 3.16 Title to Assets; Insurance. Except as disclosed on Schedule 3.16, Delta and the Delta Subsidiaries have good and marketable title to all real property and good title to all of the personal property and assets which they purport to own and which are necessary to carry on its business, in each case free and clear of all Encumbrances except for Permitted Exceptions (as defined in Section 3.17). Delta and the Delta Subsidiaries have in full force and effect policies of insurance that are customary for businesses of similar size in similar industries and consistent with sound business practice.

  Section 3.17 Real Property. (a) Schedule 3.17(a) describes all real properties owned or leased by Delta and the Delta Subsidiaries (the "Delta Real Property"), the nature of the interest of Delta or the Delta Subsidiaries and the entity which holds the interest in those properties and the approximate acreage of each of those properties. There is no real property (other than the Delta Real Property) the use or possession of which by Delta and the Delta Subsidiaries is necessary to carry on its business. Except as described on
Schedule 3.17(b), Delta and each of the Delta Subsidiaries has (i) such title to the Delta Real Property as is legally sufficient for the current use thereof in its business as presently conducted, (ii) good and marketable indefeasible title in fee simple (except for Permitted Exceptions, as hereinafter defined) to all Delta Real Property shown in Schedule 3.17(a) as owned by it (the "Delta Owned Real Property") and (iii) valid leaseholds under valid and enforceable leases in all Delta Real Property shown on Schedule 3.17(a) as leased by it. The Delta Real Property is owned or leased by Delta and the Delta Subsidiaries free and clear of all matters except for Permitted Exceptions. Except as set forth in Schedule 3.17(b), none of the Delta Real Property is subject to any lease (other than the Delta Leases (as hereinafter defined)), sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment thereof (or any portion thereof). None of the Permitted Exceptions materially interferes with or has interfered with the maintenance, use or operation of the Delta Real Property. "Permitted Exceptions" means (i) matters listed or described on Schedule 3.17(b), (ii) easements, covenants, rights-of-way and other Encumbrances or restrictions which do not, individually or in the aggregate, materially detract from the value or impair the present and continued use, operation and maintenance of the property subject thereto, or impair the operation of Delta or any of the Delta Subsidiaries, (iii) real estate taxes not yet due or payable, and (iv) Encumbrances that are existing at the date of this Agreement which are set forth on Schedule 3.17(a).

  (b) None of the leases identified in Schedule 3.17(a) (collectively, the "Delta Leases") has been modified or amended, and no notice of termination has been delivered with respect thereto, except as set forth in Schedule 3.17(b). Except as set forth on Schedule 3.17(b), neither Delta nor any of the Delta Subsidiaries, nor any other person, is in breach of or default under any Delta Lease (and no event has occurred which, with due notice or lapse of time or both, may constitute such a breach or default).

  (c) To the Knowledge of Delta the buildings, driveways and all other structures and improvements upon the Delta Real Property are all within the boundary lines of the applicable property or have the benefit of valid easements or other legal rights and there are no encroachments thereon that would affect the use thereof.

  (d) To the Knowledge of Delta all buildings, structures, improvements, equipment, facilities, plants and fixtures owned or leased by Delta and the Delta Subsidiaries conform in all material respects to all applicable codes and rules adopted by national and local associations and boards and insurance underwriters, and all such buildings, structures, improvements and fixtures are in good operating condition and repair. There are no outstanding requirements or recommendations by any insurance company which has issued a policy covering any such property, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any such property.

  (e) To the Knowledge of Delta all public utilities required for the operation of such properties either enter such properties through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public or private easements which will inure to the benefit of Delta and the Delta Subsidiaries and their respective successors and assigns. All of the public utilities mentioned above are installed and operating, and all installation and connection charges are paid in full.

  (f) To the Knowledge of Delta, the plumbing, electrical, heating, air conditioning, elevator, ventilating and all other mechanical or structural systems and equipment in the buildings or improvements located on the Delta Real Property and any manufacturing systems and components located thereof are in good working order and condition, and the roof, basement and foundation walls of such buildings and improvements for which Delta or the Delta Subsidiaries is responsible (as owner or as lessee under any Delta Lease) are in good condition and free of leaks and other defects. All such mechanical and structural systems and equipment and such manufacturing systems and components and such roofs, basement and foundation walls for which a person other than Delta or the Delta Subsidiaries is responsible are in good working order and condition and free of leaks and other defects.

  (g) To the Knowledge of Delta, Delta or the Delta Subsidiaries has the uninterrupted use of any easements for ingress and egress for all of the Delta Real Property owned or leased by Delta or the Delta Subsidiaries, as the case may be. The Delta Real Property has full and uninterrupted access to and from public roads, and Delta has no Knowledge of any fact or condition which would result in the termination of such access.

  (h) Neither Delta nor the Delta Subsidiaries is the landlord or lessor under any lease, sublease or other occupancy agreement affecting any of the Delta Real Property.

  Section 3.18 Title Insurance. Schedule 3.18 sets forth a true, correct and complete list and a summary description of all of the policies of title insurance insuring Delta's and the Delta Subsidiaries' interest in the Delta Owned Real Property (collectively, the "Delta Title Policies"). Delta has furnished a true, correct and complete copy of all such Delta Title Policies to Delta. All of the Delta Title Policies are in full force and effect. Delta shall maintain, and shall use its best efforts to cause the Delta Subsidiaries to maintain the coverage under the Delta Title Policies in full force and effect through the date of the Closing. Neither Delta nor the Delta Subsidiaries is in material default under any provisions of the Delta Title Policies. There is no claim by Delta, the Delta Subsidiaries or any other person pending under any of the Delta Title Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Delta Title Policies.

  Section 3.19 Zoning. To the Knowledge of Delta, all of the Delta Real Property and the buildings, structures, improvements and fixtures located thereon, and the respective businesses conducted thereat and the manner of such conduct, conform in all respects to all existing zoning, building and other applicable laws, rules and regulations and the operation of the Delta Real Property and the improvements located thereon is not in violation of any such laws, rules or regulations. To the Knowledge of Delta, all uses of the Delta Real Property and the improvements, to the Knowledge of Delta, located thereon are "as-of-right" and do not require any non-conforming use rights, nor have they been "grandfathered" under any pre-existing laws, rules or regulations.

  Section 3.20 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Delta.

  Section 3.21 Relationships. Except as otherwise disclosed in Delta's Form 10-K for the period ended December 31, 1998, Delta's relationships with its franchisors, agents, brokers, dealers, distributors, representatives, licensees, customers and suppliers are continuing, and there has been no material change in the scope of such relationships during the last year with any of such parties or similar parties with which Delta has done business during the last year. All sales and performances of services by Delta in connection with its business are in compliance with all of Delta's representations, warranties and agreements, express or implied, with respect to such sales and performances, except for customary returns and allowances.

  Section 3.22 Compliance with Quality Standards. All water used in the production process of Delta's business conforms, in all material respects, to
(i) the quality standards required by Delta's or the Delta Subsidiaries' franchisors, including PepsiCo, (ii) internal quality standards required by Delta, and (iii) any local quality standards.

  Section 3.23 Year 2000 Compliance. To the extent that any functionality of any computer system used by Delta is dependent upon or interdependent with the use or specification of any calendar date, Delta has used commercially reasonable efforts in implementing a plan pursuant to which any such computer system shall be "Year 2000 Compliant," except where failure to do so will not result in a Material Adverse Effect on Delta. For purposes of this Agreement, the term Year 2000 Compliant means that neither the performance nor the functionality of such computer systems shall be materially affected by dates in, into and between the 20th and 21st centuries. To be deemed Year 2000 Compliant, such computer systems shall conform in all material respects to the following basic requirements: (i) no value for a current date shall cause any interruption in Delta's operations in which the computer system is used; and
(ii) any date-based functions shall operate and perform in a consistent manner for dates in, into and between the 20th and 21st centuries and such computer systems shall calculate, manipulate and represent properly inputted dates correctly.

  Section 3.24 Disclosure. No representation or warranty of Delta in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished by Delta to PPR pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

                                  ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE DELTA STOCKHOLDERS

  Each of the Delta Stockholders, for itself but not on behalf of any other Delta Stockholder, represents and warrants to PPR as follows:

  Section 4.1 Title; Authority. Such Delta Stockholder is the beneficial owner of the class and number of shares of Delta Stock set forth opposite such stockholder's name on Schedule 1 hereto (it being understood that such beneficial owner may hold such shares in the name of its nominee as holder of record, in which case such nominee has been indicated in parenthesis next to such beneficial owner's name), and owns such shares of Delta Stock free and clear of all Encumbrances, except for restrictions on transfer imposed by federal and state securities laws and the Amended and Restated Shareholders Agreement dated as of September 23, 1993 and except as described on Schedule
1. Such Delta Stockholder has the authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by such Delta Stockholder and (assuming the valid authorization, execution and delivery of this Agreement by PPR and the other parties hereto) constitutes a legal, valid and binding obligation of such Delta Stockholder and is enforceable against such Delta Stockholder in accordance with its terms, except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' remedies and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other tribunal before which any proceeding therefor may be brought.

  Section 4.2 No Breach. The execution and delivery of this Agreement by such Delta Stockholder and the consummation by such Delta Stockholder of the Exchange does not and will not contravene, violate, or constitute or result in a breach or default (with or without notice or lapse of time, or both) under, the charter or organizational documents of such Delta Stockholder or any contract or agreement by which such Delta Stockholder is bound (except as would not have a material adverse effect on such Delta Stockholder's ability to perform its obligations under this Agreement or as may arise under the Amended and Restated Shareholder's Agreement dated as of September 23, 1993), or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Delta Stockholders or result in the creation or imposition of any Encumbrance (other than under this Agreement) on the shares of the Delta Stock owned by such Delta Stockholder.

  Section 4.3 No Consents. Except as set forth in Schedule 4.3 hereto or as required by the Amended and Restated Shareholder's Agreement dated as of September 23, 1993, no consent or authorization of, or registration, declaration or filing with, any person, is required to be made or received by such Delta Stockholder in connection with the execution and delivery of this Agreement or the consummation of the Exchange.

  Section 4.4 Entire Interest. The Delta Stock listed opposite such Delta Stockholder's name on Schedule 1 hereto constitutes such Delta Stockholder's entire ownership interest in Delta as of the date hereof, and such Delta Stockholder has no rights to acquire any additional shares of Delta Stock or any other equity interest in Delta, except with respect to the Delta Preferred and the preemptive rights contained in Article Fourth of Delta's Amended and Restated Certificate of Incorporation.

  Section 4.5 Accredited Investor Status; PPR Information. Such Delta Stockholder is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has knowledge and experience in financial and business matters sufficient to evaluate the merits and risks of the investment in the shares of PPR

Class B Common Stock and is able to bear such risks. Such Delta Stockholder has been given access to full and complete information regarding PPR, including the opportunity to meet with PPR officers and review the PPR SEC Filings.

  Section 4.6 Unregistered Securities; Investment Intent. Such Delta Stockholder acknowledges that the shares of PPR Class B Common Stock have not been registered under the Securities Act or relevant state securities laws pursuant to exemptions from registration under the Securities Act and such laws, and that PPR's reliance upon such exemptions is predicated in part on such Delta Stockholder's representations to PPR as contained herein. The shares of PPR Class B Common Stock are being purchased for the account of such Delta Stockholder for investment and without the intention of reselling, transferring or redistributing the same, other than as provided in or contemplated by this Agreement. Such Delta Stockholder has no agreement for the transfer or disposition of any of such shares, except as provided in this Agreement.

  Section 4.7 Restrictions on Transfer. Such Delta Stockholder acknowledges that PPR will place a restrictive legend on the certificate(s) representing the shares of PPR Class B Common Stock, containing substantially the following language:

  The securities represented by this certificate were issued without registration under the Securities Act of 1933, as amended (the "Act"), and without registration under state securities laws, in reliance upon exemptions contained in the Act and such laws. No transfer of these securities or any interest therein may be made except pursuant to effective registration statements under said laws unless this corporation has received an opinion of counsel satisfactory to it that such transfer or disposition does not require registration under said laws and, for any sales under Rule 144 of the Act, such evidence as it shall reasonably request for compliance with that rule.

  PPR will place a stop transfer order on the certificate(s) representing the shares to assure compliance with this Agreement and the matters referenced above.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

  Section 5.1 Actions by PPR. Except as expressly permitted by clauses (a) through (k) of this Section 5.1, or as otherwise required by this Agreement, during the period from the date of this Agreement through the date of Closing, PPR shall, and shall cause each of the PPR Subsidiaries to, in all material respects carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships and goodwill with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, PPR shall not, and shall not permit any of the PPR Subsidiaries to, without the prior written consent of Delta and the Delta Stockholders holding, in the aggregate, a majority of the Delta Stock:

    (a) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions payable in cash, shares, stock, securities or property in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends and other distributions by PPR Subsidiaries including dividends on outstanding shares of non-voting management stock of Beverage Plastics Company, a Delaware corporation, in the ordinary course of business and consistent with past practice), (y) other than in the case of any PPR Subsidiary, subdivide, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of PPR or any other securities thereof or any rights, warrants or options to acquire, directly or indirectly, any such shares or other securities;

    (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, or agree to any amendment to the terms of any option, warrant or convertible security, other than (x) the grant of stock options to employees of PPR or any of the PPR Subsidiaries under the PPR Option Plans and the issuance of shares of PPR Stock pursuant to the exercise thereof in the ordinary course of business consistent with past practice, (y) the issuance of PPR Stock pursuant to the exercise of warrants outstanding as of the date hereof that are exercisable or become exercisable by their terms (as in effect on the date hereof), and (z) the issuance of PPR Stock as consideration for the acquisitions permitted to be made by PPR by clause (d) of this Section 5.1;

    (c) amend its charter or bylaws; provided, however, that PPR shall amend its charter to adopt the PPR Charter Amendment;

    (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, except for (x) the Dakota Acquisition on substantially the terms set forth in the Dakota Exchange Agreement (as hereinafter defined) without giving effect to any waiver or modification thereof and (y) acquisitions which do not exceed $50 million individually or $100 million in the aggregate;

    (e) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to PPR and the PPR Subsidiaries taken as a whole;

    (f) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (x) in the ordinary course of business consistent with past practice (including refinancings of existing debt), (y) indebtedness, loans, advances, capital contributions and investments between PPR and any of the PPR Subsidiaries, and (z) indebtedness incurred to fund the acquisitions permitted by Section 5.1(d) above, including any amendments necessary to existing loan documents with Banco Popular to extend the facility to $40 million and replace Banco Popular as the primary lender with NationsBanc (or an affiliate of NationsBanc) and other syndication participants.

    (g) enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any PPR Plan, PPR Option Plan or employment or consulting agreement, other than as required by law and other than amending existing PPR Option Plans to increase the number of shares available for issuance thereunder;

    (h) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any PPR Subsidiary by any applicable material federal, state, Puerto Rican, or local law, rule, regulation, guideline or ordinance;

    (i) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

    (j) except as set forth on PPR's 1999 Capital Expenditure Budget, enter into any other material transaction or make any other capital expenditure not in the ordinary course of business consistent with past practice; or

    (k) authorize, recommend or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

  Section 5.2 Actions by Delta. Except as expressly permitted by clauses (a) through (l) of this Section 5.2, or otherwise required by this Agreement, during the period from the date of this Agreement through the date of Closing, Delta shall, and shall cause each of the Delta Subsidiaries to, in all material respects, carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships and goodwill with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, Delta shall not, and shall not permit any of the Delta Subsidiaries to, without the prior written consent of PPR:

    (a) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions payable in cash, shares, stock, securities or property in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, other than regularly scheduled quarterly dividends on Delta Preferred, (y) other than in the case of any Delta Subsidiary, subdivide, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Delta or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

    (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock (other than the issuance of additional shares of Delta Preferred as payment-in-kind for the quarterly dividends payable on shares of outstanding Delta Preferred, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, or agree to any amendment to the terms of any option, warrant or convertible security;

    (c) amend its charter or bylaws other than as provided in Section 7.2(h) hereof;

    (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than transactions that are in the ordinary course of business consistent with past practice and that are not material;

    (e) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to Delta and the Delta Subsidiaries taken as a whole;

    (f) incur any indebtedness in excess of that permitted under existing credit facilities for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (x) indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice (including but not limited to the issuance of additional notes as payment-in-kind for accrued interest on Delta's 11% subordinated notes due December 23, 2003 as set forth in that certain Note Exchange Agreement dated as of September 23, 1993 by and among Delta and the Noteholders set forth on
  Schedule 1 thereto), and (y) indebtedness, loans, advances, capital contributions and investments between Delta and any of the Delta Subsidiaries;

    (g) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Delta;

    (h) enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Delta Plan or employment or consulting agreement, other than as required by law;

    (i) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Delta Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

    (j) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

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

    (k) except as set forth on Delta's 1999 Capital Expenditure Budget, enter into any other material transaction or make any other capital expenditure not in the ordinary course of business consistent with past practice; or

    (l) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

  Section 6.1 PPR Stockholder Meeting. PPR shall call a meeting of its stockholders (the "PPR Stockholder Meeting") for the purpose of: (a) approving the transactions contemplated hereby, including, but not limited to, the Share Issuance and the Exchange; (b) approving an increase in the number of authorized shares of PPR's Class B Common Stock to 145,000,000 shares (the "PPR Charter Amendment"); (c) approving the amendments to the PPR Option Plans to increase the number of shares available for issuance thereunder and (d) approving such other matters as PPR's Board of Directors shall determine. PPR shall within thirty (30) days after the execution of this Agreement, prepare and file with the SEC the Proxy Statement for the purpose of soliciting proxies for the matters brought before the PPR Stockholder Meeting. PPR will, through the PPR Board of Directors with the concurrence of the PPR Special Committee, recommend to its stockholders approval of such matters and shall not withdraw such recommendation; provided, however, that the PPR Special Committee shall not be required to make, and shall be entitled to withdraw, such recommendation if and only if the PPR Special Committee concludes in good faith on the basis of the advice of Willkie Farr & Gallagher that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of the PPR Special Committee under applicable law; provided further, however, that in no case shall any change in the trading price of PPR Class B Common Stock be used as a basis for any such conclusion. Notwithstanding any recission of the recommendation by the PPR Special Committee that is permitted by this Section 6.1, PPR shall remain obligated to call the PPR Stockholder Meeting.

  Section 6.2 Preparation of the Registration Statement and the Proxy
Statement.

  (a) Within thirty (30) days after the Closing Date, PPR shall prepare and file with the SEC a Registration Statement on Form S-3 for the purpose of registering for resale by the Delta Stockholders or their assigns (the "Holders") the shares of PPR Class B Common Stock issued in the Exchange (the "Registration Statement"). PPR shall use its best efforts to have the Registration Statement declared effective under the Securities Act prior to the expiration of the lock-up period described in Section 7.1(h). PPR will advise the Holders in writing, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order (or the initiating or threatening of any proceeding for that purpose), of the suspension of the qualification of the PPR Class B Common Stock issuable in connection with the Exchange for offering or sale in any jurisdiction (or the initiating or threatening of any proceeding for that purpose), or of any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Holders shall receive an opinion from counsel to PPR, dated as of the effective date of the Registration Statement, subject to customary qualifications and limitations for such opinions and in a form reasonably satisfactory to such Holders, to the effect that PPR is duly organized, validly existing and in good standing in Delaware, the PPR Class B Common Stock included in the Registration Statement has been registered under the Securities Act, the conditions to use by PPR of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and that the Registration Statement has become effective under the Securities Act. PPR shall prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the later of nine months from the end of the lock-up period or until such time as each of the Holders who is not deemed to be an "affiliate" of PPR within the meaning of Rule 144 under the Securities Act, may sell all of such Holder's shares of PPR Class B Common Stock received in the Exchange within a three (3) month period under Rule 144, without regard to the volume limitations contained in Rule 144(e). PPR agrees that the restrictive legend and the stop transfer order on the certificates representing the shares of PPR Class B Common Stock shall be removed at PPR's expense upon the registration of such shares under the Securities Act or the sale of such shares pursuant to Rule 144.

  (b) PPR and Delta each agree, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the PPR stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  (c) PPR shall use its reasonable best efforts to cause "comfort letters" of Arthur Andersen LLP or another nationally recognized certified public accounting firm to be delivered to the Holders, dated the date on which the Registration Statement shall become effective and addressed to the Holders, in form and substance customary for "comfort letters" delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

  (d) PPR shall use its best efforts to register or qualify the shares covered by the Registration Statement under such securities or blue sky laws of such United States jurisdictions as any Holder reasonably requests to enable such Holder to dispose of such shares owned by such Holder, provided that PPR will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to so qualify but for the requirements of this paragraph, (ii) subject itself to taxation in any jurisdiction where it is not otherwise subject to taxation or (iii) consent to general service of process in any jurisdiction where it would not otherwise be required to so consent but for the requirements of this paragraph.

  (e) PPR shall furnish to each Holder such number of copies of a summary prospectus or other prospectus in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of such shares.

  (f) PPR shall notify on a timely basis each Holder at any time when a prospectus relating to the PPR Class B Common Stock is required to be delivered under the Securities Act within the appropriate period mentioned in paragraph (a) of this Section, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

  (g) PPR shall make available for inspection by any Holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of PPR (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause PPR's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such Registration Statement. Any of the Information, which PPR determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public. The

Holder agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to PPR and allow PPR, at PPR's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential.

  (h) PPR shall provide a transfer agent and registrar (which may be the same entity and which may be PPR) for the PPR Class B Common Stock.

  (i) In connection with any registration of the PPR Class B Common Stock under the Securities Act pursuant to this Agreement, PPR shall indemnify and hold harmless each Holder, its partners, members, in the case of a limited liability company, beneficiaries, in the case of a trust, officers and directors, each underwriter, broker or any other person acting on behalf of such Holder and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto or any document incident to registration or qualification of the PPR Class B Common Stock or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by PPR of the Securities Act or state securities or blue sky laws applicable to PPR and relating to action or inaction required of PPR in connection with such registration; and shall reimburse such Holder, such partner, member, officer or director, such underwriter, such broker or such other person acting on behalf of such Holder and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that PPR shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any PPR Class B Common Stock in reliance upon and in conformity with written information furnished to PPR through an instrument duly executed by such Holder or underwriter that states that it is specifically for use in the preparation thereof.

  (j) In connection with any registration of the PPR Class B Common Stock under the Securities Act pursuant to this Agreement, each Holder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section) PPR, each director of PPR, each officer of PPR who shall sign such Registration Statement, each underwriter, broker or other person acting on behalf of such Holder, such person who controls any of the foregoing persons within the meaning of the Securities Act and each other Holder under such Registration Statement with respect to any statement or omission from such Registration Statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any PPR Class B Common Stock, if such statement or omission was made in reliance upon and in conformity with written information furnished to PPR or such underwriter through an instrument duly executed by such Holder or underwriter that states that it is specifically for use in connection with the preparation of such Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the obligation to indemnify will be several, not joint and several, among such Holders, and the maximum amount of liability in respect of such indemnification shall be in proportion to and limited to, in the case of each Holder, an amount equal to the net proceeds actually received by such Holder from the sale of PPR Class B Common Stock effected pursuant to such registration.

  (k) The indemnification required by this Section 6.2 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, subject to prompt refund in the event any such payments are determined not to have been due and owing hereunder.

  (l) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 6.2, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6.2, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 6.2. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

  (m) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any partner, member, officer, director or controlling person of such indemnified party and will survive the transfer of the PPR Class B Common Stock.

  (n) If the indemnification provided for in this Section 6.2 is held by a court of competent jurisdiction to be unavailable to any indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to among other things whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. PPR and the Holders agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation or by other method of allocation which did not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred in connection with investigating or defending the same. Notwithstanding the foregoing, in no event shall the amount contributed by a Holder exceed the aggregate net offering proceeds received by such Holder from the sale of such Holder's PPR Class B Common Stock.

  Section 6.3 Access to Information and Properties. Subject to currently existing contractual and legal restrictions applicable to PPR or to Delta or any of their Subsidiaries, each of PPR and Delta shall, and shall cause each of the PPR and Delta Subsidiaries to, afford to the consultants, accountants, counsel, financial advisors and other representatives of PPR and Delta reasonable access to, and permit them to make such inspections and investigations (including, without limitation, environmental audits, assessments and sub-surface investigations) as they may reasonably require of, at mutually agreed upon times during normal business hours during the period from the date of this Agreement through the effective date of the Registration Statement, all their respective properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, PPR and Delta shall, and shall cause each of the PPR and Delta Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request.

  Section 6.4 New Credit Facility. PPR shall use its reasonable best efforts to obtain a credit facility of up to $160 million on terms reasonably acceptable to PPR (the "New Credit Facility"). The purposes of the New Credit Facility shall include payment of certain debt owed by Delta, PPR and Dakota, along with financing for working capital and acquisitions.

  Section 6.5 [This section intentionally left blank]

  Section 6.6 NYSE Listing. PPR shall use its reasonable best efforts to cause the shares of PPR Class B Common Stock to be issued in connection with the Exchange to be approved for listing on the NYSE, subject to official notice of issuance.

  Section 6.7 Fees and Expenses. Whether or not the Exchange is consummated, and except as otherwise provided in Section 8.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses; provided, however, that PPR shall pay all expenses incurred by PPR in complying with this Article 6, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NYSE), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and expenses of PPR's counsel and accountants; provided, further, that all underwriting discounts, fees and expenses of counsel for the Holders and selling commissions applicable to the PPR Class B Common Stock, if any, shall be borne by the Holders in proportion to the number of shares of PPR Class B Common Stock sold by such Holder.

  Section 6.8 Delta Senior Noteholders. Within thirty (30) days after Closing, Delta shall provide written notice of the consummation of the transaction which is the subject of this Agreement to the holders of the 9 3/4% Senior Notes due 2003 as required under the Indenture dated as of December 17, 1996 related thereto and advise such holders of their right to require Delta to redeem their notes at 101% of par.

  Section 6.9 Reasonable Best Efforts to Consummate the Exchange. Upon the terms and subject to the conditions set forth in this Agreement, PPR and Delta agree to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Each Delta Stockholder agrees that, to the extent reasonably requested by Delta or PPR, such Delta Shareholder shall assist and cooperate with PPR and/or Delta in taking all such actions which may be reasonable and necessary to consummate the Exchange, including, without limitation, providing such information or documentation that PPR shall reasonably require in connection with the issuance of shares hereunder pursuant to exemptions from registration under the Securities Act or relevant state securities laws. No party to this Agreement shall consent to any voluntary delay of the consummation of the Exchange at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

  Section 6.10 Public Announcements. Delta and PPR each shall consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the Exchange and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of the NYSE.

  Section 6.11 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, PPR and Delta and their respective Board of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

  Section 6.12 Indemnification. From and after the Closing, PPR agrees to, and to cause Delta to, indemnify and hold harmless all past and present officers and directors of Delta and of the Delta Subsidiaries to the maximum extent permitted by the Delaware General Corporation Law (including advancing expenses and attorneys' fees incurred prior to final disposition of any proceeding upon receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified under the Delaware General Corporation Law), including but not limited to acts or omissions occurring in connection with the approval of this Agreement, the filing of the Registration Statement and the consummation of the transactions contemplated hereby.

  Section 6.13 Notification of Certain Matters. PPR shall use its reasonable best efforts to give prompt notice to Delta, and Delta shall use its reasonable best efforts to give prompt notice to PPR, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of PPR or Delta, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on PPR or Delta, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 6.13 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  Section 6.14 Transfer Taxes. All transfer, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) and related fees (including any penalties, interest an additions to Tax) (collectively, "Transfer Taxes") incurred by any party hereto in connection with this Agreement and the transactions contemplated hereby shall be shared equally by Delta and PPR; provided, however, that each Delta Stockholder shall pay and hold PPR and Delta harmless from any Transfer Taxes and related penalties and additions that would not have arisen but for the negligence of such Delta Stockholder. PPR and the Delta Stockholders shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Transfer Tax laws.

  Section 6.15 Treatment of Delta Phantom Stock Plan Participants. The existing Delta phantom stock plan will be amended, promptly following the Closing, to increase the value of the participants' interest to reflect the value of the transaction contemplated by this Agreement and to convert the rights of participants under such phantom stock plan to a combination of PPR Class B Common Stock and/or options to acquire PPR Class B Common Stock.

  Section 6.16 Title Commitments. Delta and PPR shall promptly (and in no event more than ten (10) days after the date hereof), order from a title company reasonably acceptable to the other (the "Title Company") a title insurance commitment or commitments with respect to all of the Delta Owned Real Property and the PPR Owned Real Property, as the case may be, other than those properties for which the owner already has title insurance. Delta and PPR shall use their respective reasonable efforts to cause the Title Company to issue the title commitments as promptly as feasible and, immediately upon receipt thereof, shall deliver such title commitments to the other. To the extent the recipient reasonably objects to any matter(s) reflected therein other than Permitted Exceptions, or requests additional information with respect thereto, the party delivering the title commitments shall use its reasonable efforts to cause the Title Company to modify and/or supplement the commitments accordingly. Delta shall, and shall cause the Delta Subsidiaries to, reasonably cooperate with PPR in the event that PPR undertakes to purchase title insurance and/or order surveys with respect to any or all of the Delta Real Property.

  Section 6.17 Delta Preferred Stock Dividends. PPR agrees from and after the Closing, with respect to the stock dividends accruing on the Delta Preferred from and after October 2, 1999, to either (a) cause Delta to pay the quarterly dividends, in cash, owed on the Delta Preferred or (b) make a contribution to the capital of Delta in an amount sufficient to redeem Preferred Stock Series AA shares issued as a dividend on the Delta Preferred from and after October 2, 1999 and cause Delta to redeem such shares, in cash, promptly after such shares are issued to the holders of Delta Preferred.

  Section 6.18 Independent Directors. From and after the Closing, Pohlad Companies and Pepsi-Cola Metropolitan Bottling Company, Inc. ("Metropolitan") shall take all action within their respective power, and, for so long as they are members of Dakota, LLC, shall cause Dakota, LLC to take all action within its power, including but not limited to the voting of all shares of PPR Class A Common Stock and PPR Class B Common Stock owned by them, required to cause at least two of the directors on the Board of Directors of PPR not to be "affiliates" (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) (all such directors hereinafter referred to as the "Independent Directors") of Pohlad Companies or Metropolitan for so long as Dakota, LLC, Pohlad Companies, Metropolitan or any of their affiliates, collectively or individually, hold(s) a majority of the voting rights of the outstanding capital stock of PPR. If Metropolitan transfers its membership interests in Dakota, LLC, or any of the PPR capital stock which it is acquiring pursuant to this Agreement, to PepsiCo or an affiliate of PepsiCo, then Metropolitan shall cause such transferee to assume Metropolitan's obligations under this Section 6.18 and Section 6.19 as a condition precedent to such transfer. If Pohlad Companies transfers its membership interests in Dakota, LLC, or any of the PPR capital stock which it is acquiring pursuant to this Agreement, to an affiliate of Pohlad Companies, then Pohlad Companies shall cause such transferee to assume Pohlad Companies' obligations under this
Section 6.18 and Section 6.19 as a condition precedent to such transfer.

  Section 6.19 Transactions with Affiliates. Until June 15, 2003, Pohlad Companies and Metropolitan agree not to cause, directly or indirectly, PPR or any PPR Subsidiary to make any payment to, or sell, lease, transfer, substitute or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, directly or indirectly, any "affiliate" (as such term is defined in Rule 405 of the Securities Act of 1933, as amended), officer, director or employee (each an "Affiliate") of Pohlad Companies or Metropolitan (each of the foregoing an "Affiliate Transaction") which Affiliate Transaction, together with any related Affiliated Transaction(s), involves aggregate consideration in excess of $500,000, unless such Affiliate Transaction is on terms that are no less favorable to PPR or the relevant PPR Subsidiary than those that would have been obtained in a comparable transaction by PPR or such PPR Subsidiary with an unrelated person and such Affiliate Transaction shall receive the approval of a majority of the Independent Directors. This Section 6.19 shall not apply to transactions entered into in the course of business between an Affiliate of Metropolitan as licensor and PPR or a PPR Subsidiary as licensee.

  Section 6.20 Lock-Up Agreement. All Delta Stockholders shall execute a Lock-Up Agreement in the form attached hereto as Exhibit B which shall prohibit sale of PPR Class B Connon Stock for a period of six (6) months after the Closing Date.

                                  ARTICLE VII

                        CONDITIONS PRECEDENT TO CLOSING

  Section 7.1 Conditions to Each Party's Obligation to Effect the
Exchange. The respective obligations of each party to effect the Exchange shall be subject to the fulfillment at or prior to the Closing of the following conditions, each of which may be waived only with the consent in writing of each party not obligated to satisfy the condition.

    (a) PPR Stockholder Approval. This Agreement and the transactions contemplated hereby, including the Share Issuance, the Exchange, the PPR Charter Amendment and the PPR Option Plan Amendments shall have been duly approved by the requisite vote of stockholders of PPR in accordance with applicable law and the Certificate of Incorporation and Bylaws of PPR.

    (b) Listing on the NYSE. The PPR Class B Common Stock issuable in the Exchange shall have been authorized for listing on the NYSE upon official notice of issuance.

    (c) Governmental Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Exchange or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on either of PPR or Delta (assuming the Exchange had taken place), shall have been obtained or shall have been made.

    (d) Litigation. There shall not be instituted or pending any suit, action or proceeding by a Governmental Entity or any other person as a result of this Agreement or any of the transactions contemplated herein which would have a Material Adverse Effect on either PPR or Delta (assuming for purposes of this paragraph (d) that the Exchange shall have occurred).

    (e) No Order. No court or other Governmental Entity having jurisdiction over Delta or PPR, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making this Agreement, the Exchange or any of the transactions contemplated hereby illegal.

    (f) Dakota Acquisition. The Dakota Acquisition shall have been consummated or shall be completed simultaneously with the completion of the Exchange, on substantially the terms set forth in the Dakota Exchange Agreement (as hereinafter defined) without giving effect to any waiver or modification thereof.

    (g) New Credit Facility. The New Credit Facility shall have been obtained.

    (h) Lock-Up Agreement. All Delta Stockholders shall have executed a Lock-Up Agreement in the form attached hereto as Exhibit B which shall prohibit sale of PPR Class B Common Stock for a period of six (6) months after the Closing Date.

  Section 7.2 Conditions to Obligation of the Delta Stockholders to Effect the Exchange. The obligation of the Delta Stockholders to effect the Exchange shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, each of which may be waived by the Delta Stockholders in writing:

    (a) Performance of Obligations; Representations and Warranties. PPR shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the date of Closing, each of the representations and warranties of PPR contained in this Agreement that is qualified by materiality shall be true and correct on and as of the date of Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the date of Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Delta Stockholders shall have received a certificate signed on behalf of PPR by its Chief Executive Officer and its Chief Financial Officer to such effect.

    (b) Opinion of Counsel. The Delta Stockholders shall have received an opinion of Willkie Farr & Gallagher, counsel to the PPR Special Committee, in form and substance reasonably satisfactory to the Delta Stockholders, dated the date of Closing, subject to customary qualifications and limitations for opinions given in transactions of the kind contemplated hereby, to the effect that PPR is in good standing under the laws of Delaware and the PPR Class B Common Stock to be issued in the Exchange has been duly authorized, validly issued, is not subject to further assessment, and has been issued pursuant to applicable exemptions from registration under the Securities Act.

    (c) Execution of Registration Rights Agreement. The Registration Rights Agreement in the form attached hereto as Exhibit C shall have been executed and delivered to Pohlad Companies by PPR.

    (d) Consents. The consents, waivers, approvals and authorizations set forth on Schedule 7.2(d) hereto shall have been obtained.

    (e) Miller Brewing Company Waiver. Delta shall have obtained a waiver of the ownership requirement through December 31, 1999 from Miller Brewing Company.

    (f) Payment of Notes. The Delta Subordinated Notes shall be paid in full, in cash, at par, together with all accrued interest thereon through the date of Closing and such payment shall take place simultaneously with the Closing.

    (g) Tax Opinion. Those holders of Delta Stock who exchanged such Delta Stock for PPR Class B Common Stock (the "Exchanging Stockholders") shall have received an opinion of Arthur Andersen LLP, or another nationally-recognized independent accountant at PPR's election (the "Accountant"), in form and substance reasonably satisfactory to the Delta Stockholders, dated the date of Closing, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the date of Closing, for federal income tax purposes:

      (i) The Exchange should qualify as a nontaxable transfer of property by Exchanging Stockholders in exchange for PPR Class B Common Stock under Section 351 of the Code.

      (ii) No gain or loss should be recognized by the Exchanging
    Stockholders upon the exchange of the Delta Stock solely for PPR Class B Common Stock pursuant to the Exchange.

      (iii) If a holder of Delta Stock receives only PPR Class B Common Stock in the Exchange, such holder's basis in the PPR Class B Common Stock received in the exchange should be the same as the basis of Delta Stock surrendered in the Exchange assuming there are no liabilities assumed by PPR in connection therewith.

      (iv) The holding period of the PPR Class B Common Stock received by an Exchanging Stockholder pursuant to the Exchange should include the period during which Delta Stock surrendered in the Exchange was held, provided that Delta Stock surrendered was a capital asset on the date of the Exchange.

    In rendering such opinion, the Accountant may receive and rely upon representations from PPR, Delta, Dakota and the Delta Stockholders.

    (h) Amendment to Delta's Certificate of Incorporation. Delta's Certificate of Incorporation shall be amended to eliminate (i) the Fourth Section, paragraphs 3 and 4, (ii) the Fifth Section, (iii) the Sixth Section, paragraph 3, and (iv) the Seventh Section.

  Section 7.3 Conditions to Obligations of PPR to Effect the Exchange. The obligations of PPR to effect the Exchange shall be subject to the fulfillment at or prior to the date of Closing of the following additional conditions, each of which may be waived by PPR in writing:

    (a) Performance of Obligations; Representations and Warranties. Delta and the Delta Stockholders shall have performed in all material respects each of their agreements contained in this Agreement required to be performed by them on or prior to the date of Closing, each of the representations and warranties of Delta and the Delta Stockholders contained in this Agreement that is qualified by materiality shall be true and correct on and as of the date of Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the date of Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and PPR shall have received a certificate signed on behalf of Delta by its Chief Executive Officer and its Chief Financial Officer to such effect.

    (b) Consents. The consents, waivers, approvals and authorizations set forth on Schedule 7.3 (b) hereto shall have been obtained.

    (c) Opinion of Counsel. PPR shall have received an opinion of counsel to Delta in form and substance reasonably satisfactory to PPR, dated the Closing Date, subject to customary qualifications, limitations and qualifications for opinions given in transactions of the kind contemplated hereby, to the effect that Delta is duly organized, validly existing and in good standing under the laws of Delaware.

    (d) Dakota Representations and Warranties. The representations and warranties of Dakota and Pohlad Companies contained in the Exchange Agreement by and among PPR, Dakota and Pohlad Companies (the "Dakota Exchange Agreement") shall be true and correct in all material respects without respect to any waiver of or modification to such representations and warranties by the parties to the Dakota Exchange Agreement.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

  Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after any approval of the matters presented in connection with the Exchange by the stockholders of PPR:

    (a) by mutual written consent of PPR, Delta and all of the Delta
  Stockholders;

    (b) by either PPR on the one hand, or Delta or the Delta Stockholders on the other hand, if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five (5) business days following receipt by such other party of written notice of such failure to comply; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

    (c) by either PPR on the one hand, or Delta or the Delta Stockholders on the other hand, if there has been (i) a breach by the other party of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five (5) business days following receipt by the breaching party of written notice of the breach or except as contemplated or permitted by this Agreement; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

    (d) by PPR on the one hand, or Delta or the Delta Stockholders holding, in aggregate, a majority of the Delta Stock on the other hand, if the Exchange has not been effected on or prior to the close of business on November 30, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Exchange to have occurred on or prior to the aforesaid date;

    (e) by PPR on the one hand, or Delta or the Delta Stockholders on the other hand, if the stockholders of PPR do not approve this Agreement and the transactions contemplated hereby, including, the Share Issuance, the Exchange and the PPR Charter Amendment at the PPR Stockholder Meeting or any adjournment or postponement thereof; or

    (f) by PPR on the one hand, or Delta or the Delta Stockholders on the other hand, if: (i) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby; or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity which would make consummation of the transactions contemplated hereby illegal.

  The right of any party hereto to terminate this Agreement pursuant to this
Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

  Section 8.2 Effect of Termination. In the event of termination of this Agreement by either PPR, Delta or the Delta Stockholders, as provided in
Section 8.1, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of the Delta Stockholders, Delta, PPR, or their respective officers or directors (except for the entirety of Section 6.7, which shall survive the termination); provided, however, that nothing contained in this Section 8.2 shall relieve any party hereto from any liability for any breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement; provided, further, that in addition to any other remedies available to any party under this Agreement or at law or in equity, in the event that the Exchange does not occur as a direct result of breach of this Agreement by a party hereto, the breaching party shall be responsible for all costs and expenses incurred in connection with the transactions contemplated hereby by the non-breaching party including, but not limited to, the fees and disbursements of all legal, accounting, financial and other advisers.

  Section 8.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of the matters presented in connection with the Exchange by the stockholders of PPR, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  Section 8.4 Waiver. At any time prior to the Closing, the parties hereto may
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                              GENERAL PROVISIONS

  Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Closing or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, and no claim for breach of any such representation, warranty or agreement may be made after Closing or termination of this Agreement, as the case may be, except that (i) Article I shall survive the Closing; (ii) the representations and warranties of PPR set forth in Sections 2.1, 2.2, 2.3 and
2.4 and the representations and warranties of the Delta Stockholders set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7 shall survive the Closing indefinitely; and (iii) the agreements set forth in Sections 6.2, 6.3, 6.6, 6.7, 6.8, 6.9, 6.12, 6.13, 6.14, 6.15, 6.17, 6.18 and 6.19
and this Article IX shall survive the Closing, and those set forth in Sections
6.7 and 8.2 and this Article IX shall survive termination.

  Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a) if to PPR, to:           Pepsi-Cola Puerto Rico Bottling Company
                               P.O. Box 191709
                               Carr. 865 km 0.4
                               Barrio Candelaria Arenas
                               Toa Baja, PR 00949
                               Attn: President

    with a copy to:            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, NY 10019-6099
                               Attn: Christopher E. Manno, Esq.

  (b) if to Delta, to          Delta Beverage Group, Inc.
                               3880 Dain Rauscher Plaza
                               60 South Sixth Street
                               Minneapolis, MN 55402

  (c) If to the Delta Stockholders, to:
                               the addresses listed on Exhibit D

  (d) And, in all cases, a copy to:
                               Pohlad Companies
                               3880 Dain Rauscher Plaza
                               60 South Sixth Street
                               Minneapolis, MN 55402
                               Attn: Robert C. Pohlad

    with a further copy to:    Briggs and Morgan, P.A.
                               2400 IDS Center
                               80 South Eighth Street
                               Minneapolis, MN 55402
                               Attn: Brian D. Wenger, Esq.

  Section 9.3 Interpretation. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

  Section 9.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

  Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as set forth in Sections 6.2, 6.12 and except that Section 6.17 shall inure to the benefit of any transferee of the Delta Preferred.

  Section 9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

  Section 9.7 Assignment. Except for the registration provisions set forth in
Section 6.2, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Pohlad Companies and Metropolitan may assign their interests under this agreement and any related agreement to Dakota, LLC, a Delaware limited liability company ("Dakota, LLC"), which Pohlad Companies will cause to be formed pursuant to the terms and conditions of the Dakota Exchange Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto and
Section 6.17 shall inure to the benefit of any transferee of the Delta
Preferred.

  Section 9.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

  Section 9.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled under this Agreement at law or in equity. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court located in the State of Delaware (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth herein shall be effective service of process for any such action, suit or proceeding brought against the each party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the United States District Courts located in the State of Delaware (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Delaware). Each party hereby further irrevocably and unconditionally waives and agrees not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

  Section 9.10 Rule of Construction. The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party.

  Section 9.11 Effect of Execution. The execution of this Agreement by each of the Delta Stockholders shall be deemed to be: (a) a consent to the transaction contemplated by this Agreement in their capacities as an owner of Delta Stock and Delta Preferred and (b) a consent to the transaction contemplated by this Agreement to the extent required under the Delta Certificate of Incorporation, the Delta by-laws, any other governing or organizational document, or any agreement between or among any Delta Stockholders and/or Delta (including, without limitation, the Amended and Restated Shareholder's Agreement dated as of September 23, 1993). Additionally, if requested by Delta or PPR, each of the Delta Stockholders agrees to execute and deliver, without requirement of additional consideration, such other or additional documents, instruments, agreements or consents necessary to effectuate the foregoing transaction.

  Section 9.12 Rights Under Amended and Restated Shareholder's Agreement. The Delta Stockholders agree that Pohlad Companies may, at Pohlad Companies' sole discretion, assign its rights under the Amended and Restated Shareholder's Agreement dated as of September 23, 1993 to PPR or Delta. The Delta Stockholders further agree that Sections 2, 3, 7 and 9 of such agreement shall be of no further force and effect as of the Closing.

  Section 9.13 Termination of Amended and Restated Co-Sale Agreement. The Delta Stockholders hereby agree that the Amended and Restated Co-Sale Agreement entered into by the stockholders of Delta as of September 23, 1993, is terminated and of no further force and effect as of the Closing.

  Section 9.14 Amendment to Delta's Certificate of Incorporation. The Delta Stockholders shall cause the amendment to the Delta's Certificate of Incorporation referenced in Section 7.2(h) to become effective on or prior to the Closing.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be executed by their respective duly authorized officers all as of the date first written above.

                                          PEPSI-COLA PUERTO RICO BOTTLING
                                           COMPANY

                                                   /s/ John F. Bierbaum
                                          By: _________________________________
                                            Name: John F. Bierbaum
                                            Title:Chief Financial Officer,
                                            Vice President

                                          Only as to Articles 1, 3, 8 and 9
                                          and Sections 5.2, 6.2(b), 6.3, 6.7,
                                          6.8-6.16, 7.1(c), (d) and (e),
                                          7.2(e), (f), (g) and (h) and 7.3(a),
                                          (b) and (c)

                                          DELTA BEVERAGE GROUP, INC.

                                                   /s/ Robert C. Pohlad
                                          By: _________________________________
                                            Name: Robert C. Pohlad
                                            Title:Chief Executive Officer

                               DELTA STOCKHOLDERS

                                                                No. of Shares
                                                    ---------------------------------------
                                                     Common     Non-Voting  Preferred Stock
                       Name                           Stock    Common Stock    Series AA
                       ----                         ---------  ------------ ---------------

POHLAD COMPANIES                                    12,037.87

              /s/ Robert C. Pohlad
By: ____________________________________________
                 Its: President

              /s/ Robert C. Pohlad
________________________________________________
                Robert C. Pohlad                       100.00

             /s/ William M. Pohlad
________________________________________________
               William M. Pohlad                       100.00

              /s/ James O. Pohlad
________________________________________________
                James O. Pohlad                        100.00

PEPSI-COLA METROPOLITAN BOTTLING COMPANY, INC.       3,221.57

            /s/ W. Timothy Heaviside
By: ____________________________________________
              Its: Vice President

ARBEIT INVESTMENT LIMITED PARTNERSHIP                4,187.92

By: Adler Management Corporation
  Its: General Partner

                /s/ John H. Agee
By: ____________________________________________
                 Its: President

             /s/ Kenneth E. Keiser
________________________________________________
               Kenneth E. Keiser                       532.51

              /s/ John F. Bierbaum
________________________________________________
                John F. Bierbaum                        22.00

                   ***SIGNATURE PAGE TO EXCHANGE AGREEMENT***

                                                               No. of Shares
                                                    -----------------------------------
                                                    Common  Non-Voting  Preferred Stock
                       Name                         Stock  Common Stock    Series AA
                       ----                         ------ ------------ ---------------

U.S. BANCORP (F/K/A FIRST BANK SYSTEM, INC.)                  469.99

              /s/ Susan E. Lester
By: ____________________________________________
          Its: Chief Financial Officer

THE MORGAN STANLEY LEVERAGED MEZZANINE FUND, L.P.            4,236.17      2,102.835

  /s/ Morgan Stanley Leveraged Capital Fund, Inc.
By: _____________________________________________
               Its General Partner

              /s/ Kenneth F. Clifford
By: _____________________________________________
     Its: Vice President, CFO and Treasurer

By CIGNA Funding Limited Partnership,
  A General Partner

By CIGNA Leveraged Capital Fund, Inc.,
  Its General Partner

              /s/ Maurice A. Gordon
By: _____________________________________________
                Maurice A. Gordon
               Its: Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE CO.                      5,476.63

               /s/ Steven J. Katz
By: _____________________________________________
          Its: Second Vice President &
            Associate General Counsel

MASS MUTUAL CORPORATE INVESTORS                               966.43

                /s/ Robert Joyal
By: _____________________________________________
           Its: Senior Vice President

THE NORTHWESTERN MUTUAL LIFE INSURANCE CO.                   9,357.30      1,874.147

              /s/ Richard A. Strait
By: _____________________________________________
         Its: Authorized Representative

                   ***SIGNATURE PAGE TO EXCHANGE AGREEMENT***

                                                                No. of Shares
                                                     -----------------------------------
                                                     Common  Non-Voting  Preferred Stock
                        Name                         Stock  Common Stock    Series AA
                        ----                         ------ ------------ ---------------

CIGNA PROPERTY & CASUALTY INS. CO.                                           306.20
 (CIG & CO.)

             /s/ James R. Kuzemchak
By: _____________________________________________
               James R. Kuzemchak
             Its: Investment Officer

CONNECTICUT GENERAL LIFE INSURANCE CO.                        3,283.26      1,420.81
 (CIG & CO.)

             /s/ James R. Kuzemchak
By: _____________________________________________
               James R. Kuzemchak
          Its: Assistant Vice President

INSURANCE COMPANY OF NORTH AMERICA                            3,904.00
 (CIG & CO.)

By: CIGNA Investments, Inc.

             /s/ Richard B. McGauley
By: _____________________________________________
               Richard B. McGauley
             Its: Managing Director

NORWEST VENTURE CAPITAL MANAGEMENT, INC.                      3,865.95

               /s/ John E. Lindahl
By: _____________________________________________
               Its: Vice President

FIRST COLONY LIFE INSURANCE CO.                                100.20

                /s/ Greg M. Card
By: _____________________________________________
   Its: Assistant Vice President & Investment
                     Officer

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY                   1,290.00       543.44

By: Lincoln Investment Management, Inc.
  Its Attorney-in-Fact

               /s/ R. Gordon Marsh
By: _____________________________________________
               Its: Vice President

                   ***SIGNATURE PAGE TO EXCHANGE AGREEMENT***

                                   APPENDIX B
                           DAKOTA EXCHANGE AGREEMENT

                                 June 28, 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 ARTICLE I -- PRE-CLOSING TRANSACTIONS...................................   B-6
    Section 1.1  Formation of DakBev and Subsidiaries of DakBev.........    B-6
    Section 1.2  Merger of DakBev and Dakota............................    B-6
    Section 1.3  Merger of the Wholly Owned Corporations into the DakBev
                 LLCs...................................................    B-6
    Section 1.4  Formation of Dakota, LLC...............................    B-6
    Section 1.5  Contributions to Dakota, LLC...........................    B-6

 ARTICLE II -- THE EXCHANGE..............................................   B-6
    Section 2.1  The Exchange...........................................    B-6
    Section 2.2  Exchange Procedures....................................    B-6
    Section 2.3  Closing................................................    B-7

 ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF PPR....................   B-7
    Section 3.1  Organization, Standing and Power.......................    B-7
    Section 3.2  Capital Structure......................................    B-7
    Section 3.3  Authority..............................................    B-8
    Section 3.4  Consents and Approvals; No Violation...................    B-9
    Section 3.5  SEC Documents and Other Reports........................    B-9
    Section 3.6  Absence of Certain Changes.............................   B-10
    Section 3.7  Permits; Compliance and Contracts......................   B-11
    Section 3.8  Tax Matters............................................   B-11
    Section 3.9  Actions and Proceedings................................   B-12
    Section 3.10 Certain Agreements.....................................   B-12
    Section 3.11 Employee Benefit Matters...............................   B-12
    Section 3.12 Compliance with Environmental Laws.....................   B-14
    Section 3.13 Labor Matters..........................................   B-15
    Section 3.14 Intellectual Property..................................   B-15
    Section 3.15 Title to Assets; Insurance.............................   B-15
    Section 3.16 Real Property..........................................   B-15
    Section 3.17 Title Insurance........................................   B-17
    Section 3.18 Zoning.................................................   B-17
    Section 3.19 Brokers................................................   B-17
    Section 3.20 Relationships..........................................   B-17
    Section 3.21 Compliance with Quality Standards......................   B-17
    Section 3.22 Year 2000 Compliance...................................   B-17
    Section 3.23 Delaware Business Combination Statute..................   B-18
    Section 3.24 Disclosure.............................................   B-18

 ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF DAKOTA..................  B-18
    Section 4.1  Organization, Standing and Power.......................   B-18
    Section 4.2  Capital Structure......................................   B-18
    Section 4.3  Authority..............................................   B-19
    Section 4.4  Consents and Approvals; No Violation...................   B-19
    Section 4.5  Financial Statements...................................   B-20
    Section 4.6  Absence of Certain Changes or Events...................   B-20
    Section 4.7  Permits; Compliance and Contracts......................   B-21
    Section 4.8  Tax Matters............................................   B-22
    Section 4.9  Actions and Proceedings................................   B-22
    Section 4.10 Certain Agreements.....................................   B-23

                                                                          Page
                                                                          ----
    Section 4.11 Employee Benefit Matters...............................  B-23
    Section 4.12 Compliance with Environmental Laws.....................  B-24
    Section 4.13 Indebtedness...........................................  B-25
    Section 4.14 Labor Matters..........................................  B-25
    Section 4.15 Intellectual Property..................................  B-25
    Section 4.16 Title to Assets; Insurance.............................  B-26
    Section 4.17 Real Property..........................................  B-26
    Section 4.18 Title Insurance........................................  B-27
    Section 4.19 Zoning.................................................  B-27
    Section 4.20 Brokers................................................  B-27
    Section 4.21 Relationships..........................................  B-27
    Section 4.22 Compliance with Quality Standards......................  B-28
    Section 4.23 Year 2000 Compliance...................................  B-28
    Section 4.24 Disclosure.............................................  B-28

 ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF POHLAD................... B-28
    Section 5.1  Organization; Title; Authority.........................  B-28
    Section 5.2  No Breach..............................................  B-28
    Section 5.3  No Consents............................................  B-29
    Section 5.4  Entire Interest........................................  B-29
    Section 5.5  Accredited Investor Status; PPR Information............  B-29
    Section 5.6  Unregistered Securities; Investment Intent.............  B-29
    Section 5.7  Restrictions on Transfer...............................  B-29

 ARTICLE VI -- COVENANTS RELATING TO CONDUCT OF BUSINESS................. B-29
    Section 6.1  Actions by PPR.........................................  B-29
    Section 6.2  Actions by Dakota......................................  B-31

 ARTICLE VII -- ADDITIONAL AGREEMENTS.................................... B-32
    Section 7.1  PPR Stockholder Meeting................................  B-32
    Section 7.2  Preparation of the Proxy Statement.....................  B-32
    Section 7.3  Access to Information and Properties...................  B-33
    Section 7.4  New Credit Facility....................................  B-33
    Section 7.5  NYSE Listing...........................................  B-33
    Section 7.6  Fees and Expenses......................................  B-33
    Section 7.7  Reasonable Best Efforts to Consummate the Exchange.....  B-33
    Section 7.8  Public Announcements...................................  B-34
    Section 7.9  State Takeover Laws....................................  B-34
    Section 7.10 Indemnification........................................  B-34
    Section 7.11 Notification of Certain Matters........................  B-34
    Section 7.12 Tax Matters............................................  B-34
    Section 7.13 Treatment of Dakota Phantom Stock Plan Participants....  B-35
    Section 7.14 Title Commitments......................................  B-35

 ARTICLE VIII -- CONDITIONS PRECEDENT TO CLOSING......................... B-36
    Section 8.1  Conditions to Each Party's Obligation to Effect the
                 Exchange...............................................  B-36
    Section 8.2  Conditions to Obligation of Dakota, LLC to Effect the
                 Exchange...............................................  B-36
    Section 8.3  Conditions to Obligations of PPR to Effect the
                 Exchange...............................................  B-37

 ARTICLE IX -- TERMINATION, AMENDMENT AND WAIVER......................... B-38
    Section 9.1  Termination............................................  B-38
    Section 9.2  Effect of Termination..................................  B-39
    Section 9.3  Amendment..............................................  B-39
    Section 9.4  Waiver.................................................  B-39


                                                                          Page
                                                                          ----
 ARTICLE X -- GENERAL PROVISIONS......................................... B-39
    Section 10.1  Non-Survival of Representations, Warranties and
                  Agreements............................................  B-39
    Section 10.2  Notices...............................................  B-40
    Section 10.3  Interpretation........................................  B-40
    Section 10.4  Counterparts..........................................  B-41
    Section 10.5  Entire Agreement; No Third-Party Beneficiaries........  B-41
    Section 10.6  Governing Law.........................................  B-41
    Section 10.7  Assignment............................................  B-41
    Section 10.8  Severability..........................................  B-41
    Section 10.9  Enforcement of this Agreement.........................  B-41
    Section 10.10 Rule of Construction..................................  B-41
    Section 10.11 Cooperation...........................................  B-42

 Signatures.............................................................. B-43

                                    DAKOTA
                              EXCHANGE AGREEMENT

  EXCHANGE AGREEMENT, dated as of June 28, 1999 (this "Agreement"), among PEPSI-COLA PUERTO RICO BOTTLING COMPANY, a Delaware corporation ("PPR"), DAKOTA BEVERAGE COMPANY, INC., a Minnesota corporation ("Dakota"), and POHLAD COMPANIES, a Minnesota corporation and the sole shareholder of Dakota ("Pohlad").

                                  WITNESSETH:

  WHEREAS, the respective Boards of Directors of Dakota and Pohlad have determined that the transactions described in this Agreement are in their respective companies' best interests and the best interests of their shareholders and, accordingly, have authorized their respective companies to enter into this Agreement; and

  WHEREAS, a special committee of the Board of Directors of PPR (the "PPR Special Committee") and the Board of Directors of PPR have determined that the transactions described in this Agreement are in PPR's and its stockholders' respective best interests and, accordingly, have authorized PPR to enter into this Agreement and agreed to recommend to its stockholders that this Agreement and the transactions contemplated hereby be approved by PPR's stockholders; and

  WHEREAS, this Agreement contemplates that Pohlad will form DakBev, LLC, a Delaware limited liability company ("DakBev") which will be a wholly owned subsidiary of Pohlad and that Dakota will merge with and into DakBev and, furthermore, that each wholly owned corporation of Dakota will merge with and into newly created wholly owned limited liability companies of DakBev (collectively these transactions shall be referred to herein as the "DakBev Merger"); and

  WHEREAS, this Agreement further contemplates the formation of Dakota, LLC, a Delaware limited liability company whose members will be Pohlad and Pepsi-Cola Metropolitan Bottling Company, Inc., a Delaware corporation ("Metropolitan"), and that Pohlad will contribute all its membership interests in DakBev (the "DakBev Membership Units") to Dakota, LLC and that Metropolitan will contribute shares of the common stock of PepsiCo, Inc., a Delaware corporation ("PepsiCo") to Dakota, LLC in exchange for a membership interest therein; and

  WHEREAS, this Agreement provides for the issuance by PPR of shares of its Class B common stock, par value $.01 per share (the "PPR Class B Common Stock"), and for Dakota, LLC to exchange all of the DakBev Membership Units for PPR Class B Common Stock in the manner set forth herein (the "Exchange"), and that, as a result, DakBev will become a wholly-owned subsidiary of PPR; and

  WHEREAS, the DakBev Merger will occur immediately prior to the contribution by Pohlad of its DakBev Membership Units to Dakota, LLC, which, in turn, will occur immediately prior to the Exchange; and

  WHEREAS, as an inducement to PPR entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, P-PR Transfer, LLP, a Delaware limited liability partnership ("P-PRT") and PPR are entering into a Voting Agreement in the form of Exhibit A hereto pursuant to which P-PRT has agreed to vote its shares of PPR Class A common stock par value $.01 per share (the "PPR Class A Common Stock") and PPR Class B Common Stock in favor of this Agreement and the transactions contemplated hereby; and

  WHEREAS, simultaneously with, and as a condition to, the consummation of the Exchange, PPR will acquire all of the issued and outstanding shares of Delta Beverage Group, Inc., a Delaware corporation (the "Delta Acquisition"); and

  WHEREAS, for federal income tax purposes, it is intended that the Exchange together with the Delta Acquisition shall qualify as a transfer to a controlled corporation within the meaning of Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  NOW, THEREFORE, in consideration of the premises, and in reliance on the representations, warranties and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                           PRE-CLOSING TRANSACTIONS

  Section 1.1 Formation of DakBev and Subsidiaries of DakBev. Prior to the Closing, Pohlad hereby agrees to take all necessary actions to: (a) form DakBev, including, but not limited to, filing the Certificate of Formation of DakBev with the Secretary of State of Delaware and (b) form seven (7) wholly owned limited liability companies of DakBev (the "DakBev LLCs") including, but not limited to, filing the Certificates of Formation with the Secretary of State of the State of Delaware for each of the DakBev LLCs.

  Section 1.2 Merger of DakBev and Dakota. Prior to the Closing, and after the formation of DakBev, Pohlad hereby agrees to cause Dakota to merge with and into DakBev pursuant to Section 18-209 of the Delaware Limited Liability Company Act. DakBev shall be the surviving limited liability company as a result of the DakBev Merger.

  Section 1.3 Merger of the Wholly Owned Corporations into the DakBev
LLCs. Prior to the Closing and after the formation of DakBev and the DakBev LLCs, Pohlad hereby agrees to cause each of Dakota's seven (7) wholly owned corporations to merge with and into the DakBev LLCs pursuant to Section 18-209 of the Delaware Limited Liability Company Act. The seven (7) DakBev LLCs, each a wholly owned subsidiary of DakBev, will be the surviving limited liability companies as a result of the DakBev Merger.

  Section 1.4 Formation of Dakota, LLC. Pohlad hereby agrees to take all necessary actions prior to the Closing to form Dakota, LLC, including, but not limited to, (a) filing the Certificate of Formation of Dakota, LLC with the Secretary of State of the State of Delaware and (b) authorizing and signing a limited liability company agreement of Dakota, LLC. At the Closing, Pohlad will have all requisite power and authority, including voting control of Dakota, LLC, necessary to cause Dakota, LLC to exchange the DakBev Membership Units for the Exchange Consideration (as defined below) in accordance with
Article II hereof.

  Section 1.5 Contributions to Dakota, LLC.

  (a) Immediately prior to the Closing, and subsequent to the completion of the events set forth in Section 1.1, Section 1.2 and Section 1.3 above, and subject to the contribution by Metropolitan of certain of PepsiCo.'s shares of issued and outstanding common stock to Dakota, LLC, Pohlad will contribute all of the DakBev Membership Units to Dakota, LLC, in exchange for a membership interest in Dakota, LLC (the "Pohlad Contribution").

  (b) At the same time, the partners of P-PRT will contribute all of their partnership interest in P-PRT to Dakota, LLC in exchange for membership interests in Dakota, LLC (the "P-PRT Contribution"). Immediately after the P-PRT Contribution, P-PRT will be dissolved and its assets distributed to Dakota, LLC in complete liquidation.

                                  ARTICLE II

                                 THE EXCHANGE

  Section 2.1 The Exchange. At the Closing (as defined in Section 2.3) all of the DakBev Membership Units issued and outstanding immediately prior to the Closing shall be exchanged for 46,760,000 shares of validly issued, fully paid and nonassessable shares of PPR Class B Common Stock (the "Exchange Consideration").

  Section 2.2 Exchange Procedures.

  At the Closing (i) PPR shall deliver to Dakota, LLC certificates representing the Exchange Consideration and (ii) Pohlad will cause Dakota, LLC to deliver to PPR all of the issued and outstanding DakBev Membership Units free and clear of all Encumbrances (as defined in Section 3.2) and a fully executed Assignment of Membership Interests pursuant to which Dakota, LLC will assign all of its right, title and interest in and to the DakBev Membership Units to PPR.

  Section 2.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Briggs and Morgan, Professional Association, 2400 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota, at 10:00 a.m., local time, no later than the third business day following the day on which the last of the conditions set forth in Article VIII shall have been fulfilled or waived (if permissible) or at such later time and place as PPR and Dakota shall agree in writing.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF PPR

  PPR represents and warrants to Pohlad and Dakota as follows:

  Section 3.1 Organization, Standing and Power. PPR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease or operate its properties, and to carry on its business as now being conducted. Each Subsidiary of PPR (the "PPR Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to own, lease or operate its properties, and to carry on its business as now being conducted. PPR and each of the PPR Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on PPR. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to PPR or Dakota, as the case may be, any change or effect that is materially adverse to the business, assets, liabilities, results of operation or condition (financial or otherwise) of PPR and the PPR Subsidiaries, taken as a whole, or Dakota and the Dakota Subsidiaries, taken as a whole, as the case may be, and
(b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which PPR or Dakota, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity. For the purposes of this Agreement, except where specifically stated otherwise, "Dakota" and "Dakota Subsidiaries" shall mean (x) Dakota and its subsidiaries, respectively, for the period prior to the DakBev Merger and (y) DakBev and its subsidiaries, respectively, for the period after the DakBev Merger.

  Section 3.2 Capital Structure.

  (a) Capital Stock of PPR. The authorized capital stock of PPR consists of 40,000,000 shares, of which 5,000,000 shares are designated as PPR Class A Common Stock and 35,000,000 are designated as PPR Class B Common Stock. As of the date hereof, PPR has issued and outstanding 5,000,000 shares of PPR Class A Common Stock and 16,690,000 shares of PPR Class B Common Stock. All outstanding shares of PPR Class A Common Stock and PPR Class B Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in PPR's Form 10-K for the period ended December 31, 1998, and except for option grants under the Pepsi-Cola Puerto Rico Bottling Company Qualified Plan dated December 30, 1996 and the Pepsi-Cola Puerto Rico Bottling Company Non-Qualified Plan dated December 30, 1996 (collectively, the "PPR Option Plans") in the ordinary course of business since December 31, 1998, PPR has no outstanding securities convertible into or exchangeable for common stock, no contracts, rights, options, warrants or other agreements or commitments to purchase or otherwise issue any shares of its capital stock or securities convertible into or exchangeable therefor, or any shares reserved for issuance under any stock option, employee benefit or other plans or otherwise. No holder of any security of PPR is entitled to any preemptive or similar rights to purchase securities from PPR.

  (b) Capital Stock of PPR After Exchange and Delta Acquisition. On the date of Closing, upon completion of the Exchange and the Delta Acquisition, (i) the authorized capital stock of PPR will consist of 150,000,000 shares, of which 5,000,000 shares will be designated as PPR Class A Common Stock and 145,000,000 will be designated as PPR Class B Common Stock, and (ii) PPR will have issued and outstanding 5,000,000 shares of PPR Class A Common Stock and 81,760,006 shares of PPR Class B Common Stock, not including any shares of PPR Class B Common Stock that PPR is permitted to issue by this Agreement (other than in connection with the Delta Acquisition) during the period from the date of this Agreement through the date of Closing. Assuming that the Closing were to occur on the date hereof, immediately after such Closing, the issued and outstanding PPR Class A Common Stock and Class B Common Stock would be owned as set forth on Schedule 3.2(b).

  (c) Capital Stock of PPR Subsidiaries. A listing of each of the PPR Subsidiaries and the authorized, issued and outstanding capital stock or other equity interests of each of the PPR Subsidiaries, whether voting or nonvoting, and the rights and preferences associated with each class or series of capital stock or other equity interests, is as set forth on Schedule 3.2(c). Except as set forth on Schedule 3.2(c), (i) PPR is the owner of all of the capital stock or other equity interests of the PPR Subsidiaries, free and clear of all security interests, liens, pledges, options, rights of first refusal, limitations on voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Encumbrances") and (ii) except for the PPR Subsidiaries, PPR does not own, directly or indirectly, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other legal entity. All outstanding shares of capital stock of the PPR Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.2(c), none of the PPR Subsidiaries has any outstanding securities convertible into or exchangeable for common stock, no contracts, rights, options, warrants or other agreements or commitments to purchase or otherwise issue any shares of capital stock or other equity interests of any of the PPR Subsidiaries or securities convertible into or exchangeable therefor, or any shares reserved for issuance under stock option, employee benefit or other plans or otherwise. No holder of any security of any of the PPR Subsidiaries is entitled to any preemptive or similar rights to purchase securities from any such Subsidiary.

  Section 3.3 Authority. The PPR Special Committee and PPR's Board of Directors have, on or prior to the date of this Agreement (a) declared that as of such date the Exchange was advisable and fair to and in the best interests of PPR and its stockholders, (b) approved this Agreement and resolved to recommend the approval of this Agreement and the transactions contemplated hereby by PPR's stockholders, and (c) directed that this Agreement and the transactions contemplated hereby be submitted to PPR's stockholders for approval. Subject to the approval by PPR's stockholders of the PPR Charter Amendment (as defined in Section 7.1), PPR has all requisite corporate power and authority to enter into this Agreement and, subject to approval by PPR's stockholders of this Agreement and the transactions contemplated hereby, including the Exchange, to issue the PPR Class B Common Stock in connection with the Exchange (the "Share Issuance") and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PPR and the consummation by PPR of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PPR, subject to the approval of this Agreement and the transactions contemplated hereby, including the Exchange, by the stockholders of PPR. This Agreement has been duly executed and delivered by PPR and (assuming the valid authorization, execution and delivery of this Agreement by Dakota and Pohlad) this Agreement constitutes the valid and binding obligation of PPR enforceable against it in accordance with its terms except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' remedies, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other tribunal before which any proceeding therefor may be brought. Subject to approval by the stockholders of PPR, the Share Issuance has been duly authorized by all necessary corporate action on the part of PPR. When issued in accordance with the terms of this Agreement, the shares of PPR Class B Common Stock to be issued under this Agreement will be duly authorized, validly issued, fully paid and nonassessable.

  Section 3.4 Consents and Approvals; No Violation. Except as disclosed on
Schedule 3.4 hereto, and assuming that all consents, approvals, authorizations and other actions described in the second sentence of this Section 3.4 have been obtained, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any present or future benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of PPR or any of the PPR Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of PPR,
(ii) the comparable charter or organizational documents of any of the PPR Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease, ground lease or other agreement, instrument, permit, concession, franchise or license applicable to PPR or any of the PPR Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PPR or any of the PPR Subsidiaries or any of their respective real or personal properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, or Encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on PPR, or prevent or materially delay the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to PPR or any of the PPR Subsidiaries in connection with the execution and delivery of this Agreement by PPR or is necessary for the consummation of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (A) the proxy statement for the special meeting of PPR's stockholders to be held for the purpose of obtaining the approvals required for the transactions contemplated hereby (the "Proxy Statement"); and (B) such reports and information under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) such as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) applicable requirements, if any, of Blue Sky Laws and the New York Stock Exchange, Inc. (the "NYSE"), and (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on PPR, or prevent or materially delay the consummation of any of the transactions contemplated hereby.

  Section 3.5 SEC Documents and Other Reports. PPR has filed all required forms, reports, documents, statements (including proxy statements) and exhibits with the SEC that were required to be filed pursuant to the Exchange Act or other federal securities laws since July 1, 1996 (the "PPR SEC Documents"). As of their respective dates, the PPR SEC Documents complied in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the PPR SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of PPR included in the PPR SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of PPR and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and any other adjustments described therein and normal year-end audit adjustments). Except as disclosed in the PPR SEC Documents or as required by GAAP, PPR has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of its financial statements.

  Section 3.6 Absence of Certain Changes. Except as set forth on Schedule 3.6 hereof, since December 31, 1998, PPR and the PPR Subsidiaries have operated their businesses only in the ordinary course and consistent with past practices and there has not been:

    (a) any Material Adverse Change in PPR;

    (b) any dividend or other distribution on, or any recapitalization, combination or subdivision with respect to, or any purchase or redemption by PPR or the PPR Subsidiaries of, any shares of the capital stock of PPR or any of the PPR Subsidiaries except for distributions in the ordinary course of business and consistent with past practice on outstanding shares of non-voting management stock of Beverage Plastics Company, a Delaware corporation, of which all of its outstanding voting common stock is owned by PPR;

    (c) except for the sale of substantially all of the assets of PPR's Cristalia Premium Water division, any sale, transfer, lease, or Encumbrance of any of PPR's or any of the PPR Subsidiaries' assets or cancellation of any claims of, or indebtedness or obligations owing to, PPR or any of the PPR Subsidiaries, except in the ordinary course of business;

    (d) any material increase in the salaries or other compensation or employee benefits with respect to any employees of PPR or the PPR Subsidiaries except regularly scheduled increases in accordance with prior practices or existing agreements;

    (e) any purchase of or agreement to purchase any additional assets by PPR or any of the PPR Subsidiaries, except in the ordinary course of business or for a purchase price of less than $500,000;

    (f) any loss, damage, destruction or other casualty to any of the properties of PPR or the PPR Subsidiaries (whether or not covered by insurance) (i) in excess of $100,000 per occurrence or $500,000 in the aggregate or (ii) which has resulted in a Material Adverse Effect on PPR or the PPR Subsidiaries;

    (g) any entry into any additional, or modification of any existing, agreements to borrow money (whether secured or unsecured), or any refinancing of such agreements, except in the ordinary course of business;

    (h) any entry into any guarantee by PPR or the PPR Subsidiaries on behalf of any third party;

    (i) any capital expenditures by PPR or the PPR Subsidiaries in excess of the amount set forth in PPR's 1999 Capital Expenditure Budget, a true and correct copy of which is appended to Schedule 3.6 hereto, except for expenditures related to repairs or replacements for which adequate insurance was or is available;

    (j) changes in accounting principles, elections, or procedures, other than as required by changes in GAAP;

    (k) any entry into any employment, consulting, management or severance agreement by PPR or any of the PPR Subsidiaries other than severance payments required to be made under Puerto Rican Law 80, except in the ordinary course of business;

    (l) any amendment of the Certificate of Incorporation or Bylaws of PPR or any comparable charter or organizational documents of the PPR Subsidiaries;

    (m) authorization for issuance, sale, delivery or agreement or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class of PPR's or any of the PPR Subsidiaries' capital stock or any securities convertible into or exchangeable for shares of any class of such capital stock, other than the grant of options to employees under the PPR Option Plans in the ordinary course of business;

    (n) any amendment or termination of any material agreement to which PPR or any of the PPR Subsidiaries is a party; or

    (o) any action taken by PPR or the PPR Subsidiaries, or their directors, officers or stockholders to authorize any of the actions contemplated above.

  Section 3.7 Permits; Compliance and Contracts.

  (a) Except as disclosed in Schedule 3.7, each of PPR and the PPR Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates (including, without limitation, certificates of occupancy), approvals, orders of any Governmental Entity and other permits, including, without limitation, building, environmental, land-use, health, safety, fire, utility or other rights or permits necessary for PPR or any of the PPR Subsidiaries to own, lease and operate all of the PPR Real Property (as defined in Section 3.16) or to carry on its business as it is now being conducted (collectively, the "PPR Permits"), except where the failure to have any of the PPR Permits would not, individually or in the aggregate, have a Material Adverse Effect on PPR, and, as of the date of this Agreement, (i) all of the PPR Permits are valid and in full force and effect, (ii) each of PPR and the PPR Subsidiaries is in compliance with its respective PPR Permits, and (iii) no revocations, suspensions or cancellations of any of the PPR Permits are pending or threatened.

  (b) Except as disclosed in Schedule 3.7, neither PPR nor any of the PPR Subsidiaries is in violation of , or has been charged with, is in receipt of any notice or warning of, or to the Knowledge of PPR (as hereinafter defined), under investigation with respect to, any failure or alleged failure to comply with (A) its charter, bylaws or other organizational documents, (B) to the Knowledge of PPR any applicable law, ordinance, administrative or governmental rule or regulation (except for Environmental Laws, which are addressed in Section 3.12 hereto) or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over PPR or any of the PPR Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on PPR.

  (c) Except as disclosed in Schedule 3.7, all of the material contracts of PPR and the PPR Subsidiaries that are required to be described in the PPR SEC Documents or to be filed as exhibits thereto are described in the PPR SEC Reports or filed as exhibits thereto. Except as set forth in the PPR SEC Documents filed prior to the date of this Agreement or as set forth on
Schedule 3.7, each material contract is in full force and effect and no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by PPR of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which PPR or any of the PPR Subsidiaries is a party or by which PPR or any PPR Subsidiary is bound or to which any of the properties, assets or operations of PPR or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on PPR. "Knowledge of PPR" means the actual knowledge of A. David Velez and Joe Gonzalez.

  Section 3.8 Tax Matters.

  (a) Except as disclosed on Schedule 3.8, PPR and the PPR Subsidiaries have
(i) duly and timely filed (or there has been duly filed on their behalf) all Tax Returns required to be filed by or with respect to PPR and/or the PPR Subsidiaries, including all foreign, federal, Puerto Rican and local Tax Returns, and all such Tax Returns were true, accurate and complete in all material respects, (ii) withheld and collected all Taxes that are required by applicable laws, rules or regulations to be withheld and collected and (iii) paid in full on a timely basis (or there have been paid on their behalf) all Taxes shown to be due on such Tax Returns. The reserve for Taxes on the December 31, 1998 consolidated balance sheet contained in PPR's Form 10-K for the period ending December 31, 1998 for the payment of all accrued but unpaid Taxes through the date thereof has been determined in accordance with GAAP and is adequate in amount for the payment of all liabilities for Taxes for which PPR and the PPR Subsidiaries are liable for the periods up to and including December 31, 1998. Neither PPR nor the PPR Subsidiaries have incurred any Tax liabilities since December 31, 1998, other than those Tax liabilities arising in the ordinary course of business and consistent with prior periods.

  (b) Except as described on Schedule 3.8, neither PPR nor the PPR Subsidiaries has received any notice of a deficiency or assessment (and none has been threatened) with respect to Taxes of PPR or the PPR Subsidiaries from any foreign, federal, Puerto Rico or local taxing authority which has not been fully paid or finally settled; there are no ongoing audits or examination of any Tax Return which includes PPR or the PPR Subsidiaries and no notice of audit or examination of any such Tax Return has been received by PPR or any of the PPR Subsidiaries (and none has been threatened); PPR or the PPR Subsidiaries have not given and there has not been given on its or their behalf a waiver or extension of any statute of limitations relating to the payment of Taxes of PPR or the PPR Subsidiaries; and no issue has been raised in writing on audit or in any other proceeding with respect to Taxes of PPR or the PPR Subsidiaries by any foreign, federal, Puerto Rico, or local taxing authority.

  (c) For purposes of this Agreement, (i) the terms "Tax" and "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States or Puerto Rican, federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, employment, unemployment, back-up withholding, gains, withholding, ad valorem, social security or other taxes, including any interest, penalties or additions attributable to taxes, and (ii) the term "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendments thereof.

  Section 3.9 Actions and Proceedings. Except as set forth in the PPR SEC Documents or on Schedule 3.9:

    (a) There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving (i) PPR or any of the PPR Subsidiaries, (ii) any of the present or former directors, officers, employees, consultants, agents or stockholders of PPR or any of the PPR Subsidiaries, as such, (iii) any of PPR's or any PPR Subsidiaries' properties, assets or business or (iv) any PPR Plan (as hereinafter defined) that, in the case of clauses (i), (ii), (iii) or (iv), individually or in the aggregate, would have a Material Adverse Effect on PPR.

    (b) As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of PPR, threatened against or involving (i) PPR or any of the PPR Subsidiaries, (ii) any of PPR's or any PPR Subsidiaries' present or former directors, officers, employees, consultants, agents or stockholders, as such, (iii) any of PPR's or any PPR Subsidiaries' properties, assets or business or (iv) any PPR Plan that, in the case of clauses (i), (ii), (iii) or (iv), individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on PPR or relate to the transactions contemplated by this Agreement.

  Section 3.10 Certain Agreements. As of the date of this Agreement, neither PPR nor any of the PPR Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, PPR Other Benefit Obligation or PPR Plan (as both are defined in Section 3.11), any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

  Section 3.11 Employee Benefit Matters.

  (a) As used in this Section 3.11, the following terms have the meanings set forth below:

    "PPR Other Benefit Obligation" means all material obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than with respect to any PPR Plan. This includes sabbatical policies, severance payment policies, and material fringe benefits within the meaning of Code
  (S) 132.

    "PPR Plan" means (i) all employee benefit plans (as defined in ERISA
  (S) 3(3)) of which PPR or the PPR Subsidiaries is a Plan Sponsor (as defined in ERISA (S) 3(16)(B)), or to which PPR or the PPR Subsidiaries otherwise contributes or in which PPR or the PPR Subsidiaries otherwise participates, or (ii) all Title IV Plans and Multi-Employer Plans (as defined in ERISA (S) 3(37)(A)) of which an ERISA Affiliate is a Plan Sponsor or otherwise contributes or currently participates.

    "PPR VEBA" means a voluntary employees' beneficiary association under Code (S) 501(c)(9) whose members include employees of PPR or the PPR Subsidiaries.

    "ERISA Affiliate" means any other person that, together with PPR or any of the PPR Subsidiaries, would be treated as a single employer under Code
  (S) 414(b), (c) or, solely with respect to matters relating to Code (S) 412 or ERISA (S)(S) 302 or 4007, (m).

    "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

    "Title IV Plans" means all PPR Plans that are subject to Title IV of ERISA, 29 U.S.C. (S) 1301 et seq., other than Multi-Employer Plans.

  (b) (i) Schedule 3.11(b)(i) attached hereto sets forth a complete and accurate list of all PPR Plans, PPR Other Benefit Obligations, and PPR VEBAs, and identifies as such all PPR Plans that: (A) are defined benefit plans (as defined in ERISA (S) 3(35)); (B) meet or purport to meet the requirements of Code (S) 401(a); or (C) are Title IV Plans.

  (ii) None of the PPR Plans set forth on Schedule 3.11(b)(i) is a Multi-Employer Plan and none of PPR, any of the PPR Subsidiaries or any ERISA Affiliate has any assessed or potential liability due to a complete or partial withdrawal from or a termination or reorganization of a Multi-Employer Plan. No circumstances exist that could reasonably be expected to result in any such liability to PPR, any PPR Subsidiary or any ERISA Affiliate.

  (iii) Except as set forth in Schedule 3.11(b)(iii) or as required by applicable law, no PPR Plans provide retiree health or life insurance benefits.

  (c) PPR has delivered or made available to Dakota all documents, insurance policies and contracts comprising, describing or relating to each PPR Plan, PPR Other Benefit Obligation, or PPR VEBA and of any related trust; as well as all required filings for each of the above filed with government authorities for each of the three most recent plan years.

  (d) Except as set forth in Schedule 3.11(d) attached hereto:

    (i) PPR or the PPR Subsidiaries have performed in all material respects all of their respective obligations whether as plan administrator, fiduciary, plan sponsor or contributing employer under all PPR Plans, PPR Other Benefit Obligations, and PPR VEBAs in a timely manner and have made all required entries in their financial records and statements for all obligations and liabilities that have accrued but are not due. No written or oral statement has been made by PPR or the PPR Subsidiaries to any Person with regard to any PPR Plan or PPR Other Benefit Obligation not in accordance with such plan or other benefit obligation which could reasonably be expected to have a Material Adverse Effect on PPR or the PPR Subsidiaries.

    (ii) PPR, the PPR Subsidiaries and each PPR Plan, PPR Other Benefit Obligation, and PPR VEBA is, to the extent applicable, in material compliance with applicable law, except for any such failure to comply which would not result in any material liability to PPR or any of the PPR Subsidiaries. PPR and all PPR Subsidiaries have met any applicable minimum funding standard, and have made all contributions required, under ERISA
  (S) 302. The most recent actuarial report for each defined benefit plan of PPR, each PPR Subsidiary and each ERISA Affiliate thereof fairly presents the financial condition of each such plan, and since the date of such report there has been no material adverse change in the funded status of any such plan.

    (iii) Since December 31, 1998, there has been no establishment, termination or amendment of any PPR Plan, PPR VEBA, or PPR Other Benefit Obligation, except to effect the Board's option of an amendment to PPR's Salaried Employee Retirement Plan to use the GATT interest rate standard.

    (iv) Other than routine claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving or relating to, any PPR Plan, PPR Other Benefit Obligation, or PPR VEBA is pending or, to PPR's Knowledge, is threatened.

    (v) None of PPR, the PPR Subsidiaries or any ERISA Affiliate has terminated any Title IV Plan or any other defined benefit plan (as defined in ERISA Section 3(35)), or incurred any outstanding liability under
  Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to PPR, the PPR Subsidiaries or any ERISA Affiliate. All premiums due the PBGC with respect to the Title IV Plans have been paid.

    (vi) There has been no "reportable event" within the meaning of Section 4043 of ERISA with respect to any Title IV Plan which would require the giving of notice to the PBGC or any other event requiring disclosure under
  Section 4041(c)(3)(C) or 4063 of ERISA.

    (vii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or upon the occurrence of subsequent events, (i) result in any payment becoming due to any current or former employee, officer or director of PPR or the PPR Subsidiaries, (ii) increase any benefits otherwise payable under any PPR Plan or PPR Other Benefit Obligation, (iii) result in the acceleration of the time of payment or vesting of any benefits under any PPR Plan or PPR Other Benefit Obligation, (iv) constitute a "change in control" or similar event under any PPR Plan or PPR Other Benefit Obligation or (v) fail to be deductible by reason of Section 280G of the Code.

  Section 3.12 Compliance with Environmental Laws.

  (a) Except as set forth on Schedule 3.12, each of PPR and the PPR Subsidiaries, and, to the Knowledge of PPR, any prior owner or lessee, have generated, handled, manufactured, treated, stored, used, released, transported and disposed of all Environmentally Regulated Materials (as defined below) on, beneath, to or from any of the properties owned or operated by PPR and the PPR Subsidiaries in the conduct of their businesses or any other properties formerly owned, leased or operated by PPR or the PPR Subsidiaries, in compliance with all Environmental Laws (as defined below).

  (b) Except as set forth on Schedule 3.12, PPR and the PPR Subsidiaries have operated all plants, facilities and business operations in compliance with all Environmental Laws, and all plants, facilities and business operations are currently in compliance with all Environmental Laws.

  (c) Except as set forth on Schedule 3.12, neither PPR nor the PPR Subsidiaries have disposed of or released any Environmentally Regulated Material in any location which would reasonably be expected to give rise to a claim of responsibility for investigation or clean-up costs, personal injury or property damage liability against PPR or any PPR Subsidiary by any third party.

  (d) Except as set forth on Schedule 3.12, neither PPR nor the PPR Subsidiaries have received any notices or claims of violations or liabilities relating to an Environmentally Regulated Material or an Environmental Law, which notices or claims of violations or liabilities have not been resolved.

  The term "Environmentally Regulated Materials" means any of the following:
(i) any petroleum or petroleum products, friable asbestos, urea formaldehyde, and polychlorinated biphenyls; (ii) any radioactive substance; (iii) any toxic, infectious, reactive, corrosive, ignitible or flammable chemical or chemical compound; and (iv) any chemicals, materials or substances, whether solid, liquid or gas defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "solid waste," or words of similar import, under any Environmental Law.

  "Environmental Law" means any applicable federal, state or local statute, law, rule, regulation, permit, ordinance, code, policy, rule of common law or other requirement in effect and in each case as amended from time-to-time and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, that (i) regulates or relates to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Environmentally Regulated Materials, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including protection of the health and safety of employees insofar as such health and safety laws may relate to Environmentally Regulated Materials, or (ii) imposes liability with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC 9601 et seq., the Resource Conservation and Recovery Act, 42 USC 6901, et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.
(S) 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; and the Occupational Safety and Health Act of 1970, as amended, as it applies to Environmentally Regulated Materials, 29 U.S.C. (S) 651 et seq.; or any other federal, state or local law of similar effect, each as amended from time to time.

  Section 3.13 Labor Matters. Except as set forth on Schedule 3.13 hereto, neither PPR nor any of the PPR Subsidiaries is a party to any collective bargaining agreement or labor contract. To the Knowledge of PPR, as of the date of this Agreement, there are no present or pending applications for certification of any union as the exclusive bargaining agent for any employees of PPR or any PPR Subsidiaries. To the Knowledge of PPR, neither PPR nor any of the PPR Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services for PPR or any of the PPR Subsidiaries (the "PPR Business Personnel"), and there is no unfair labor practice complaint or grievance against PPR or any of the PPR Subsidiaries by the National Labor Relations Board or any comparable state or Puerto Rican agency pending or, to the Knowledge of PPR, threatened with respect to the PPR Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on PPR. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of PPR, threatened against PPR or any of the PPR Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on PPR.

  Section 3.14 Intellectual Property. Schedule 3.14 sets forth a complete list of all patents and applications therefor, trademark registrations and applications therefor, service mark registrations and applications therefor, copyright registrations and applications therefor, trade names, computer programs or software which are material to the operation of PPR's business and interests in license agreements and all other proprietary rights that are owned, licensed, sublicensed or used by agreement or permission by PPR or any PPR Subsidiary and used in the continued operation of PPR's business (collectively, "PPR Intellectual Property"). Except as otherwise set forth on
Schedule 3.14 and except for the security interest held by Banco Popular, PPR's interest in the PPR Intellectual Property is free and clear of any Encumbrance, and constitutes all such property or rights used by or necessary to the operation of PPR's business. To PPR's Knowledge and except as set forth on Schedule 3.14, the use of the PPR Intellectual Property does not conflict with, infringe upon, or misappropriate any rights held or asserted by any person, or require the consent of any person. Except as set forth on Schedule 3.14, neither PPR nor any PPR Subsidiary has, in the past two years, received any notice or claim that any such PPR Intellectual Property is not valid or enforceable, or of any infringement upon or conflict with any patent, trademark, service mark, copyright, trade name or trade secret of any third party by PPR or any PPR Subsidiary or of any claim by any third party alleging any such infringement or conflict, and, in the past two years, neither PPR nor any PPR Subsidiary has given any notice of infringement to any third party with respect to any of the PPR Intellectual Property. PPR has paid all required license fees related to all software used in the operation of its business.

  Section 3.15 Title to Assets; Insurance. Except as described on Schedule 3.15, PPR and the PPR Subsidiaries have good and marketable title to all real property and good title to all of the personal property and assets which they purport to own and which are necessary to carry on its business, in each case free and clear of all Encumbrances except for Permitted Exceptions (as defined in Section 3.16). PPR and the PPR Subsidiaries have in full force and effect policies of insurance that are customary for businesses of similar size in similar industries and consistent with sound business practice.

  Section 3.16 Real Property.

  (a) Schedule 3.16(a) describes all real properties owned or leased by PPR and the PPR Subsidiaries (the "PPR Real Property"), the nature of the interest of PPR or the PPR Subsidiaries and the entity which holds the interest in those properties and the approximate acreage of each of those properties. There is no real property (other than the PPR Real Property) the use or possession of which by PPR and the PPR Subsidiaries is necessary to carry on its business. Except as described on Schedule 3.16(b), PPR and each of the PPR Subsidiaries has (i) such title to the PPR Real Property as is legally sufficient for the current use thereof in its business as presently conducted,
(ii) good and marketable indefeasible title in fee simple (except for Permitted Exceptions, as hereinafter defined) to all PPR Real Property shown in Schedule 3.16(a) as owned by it (the "PPR Owned Real Property") and (iii) valid leaseholds under valid and enforceable leases in all PPR Real Property shown on Schedule 3.16(a) as leased by it. The PPR Real Property is owned or leased by PPR and the PPR Subsidiaries free and clear of all matters except for Permitted Exceptions. Except as set forth in Schedule 3.16(b), none of the PPR Real Property is subject to any lease (other than the PPR Leases (as hereinafter defined)), sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment thereof (or any portion thereof). None of the Permitted Exceptions materially interferes with or has interfered with the maintenance, use or operation of the PPR Real Property. "Permitted Exceptions" means (i) matters listed or described on Schedule 3.16(b), (ii) easements, covenants, rights-of-way and other Encumbrances or restrictions which do not, individually or in the aggregate, materially detract from the value or impair the present and continued use, operation and maintenance of the property subject thereto, or impair the operation of PPR or any of the PPR Subsidiaries, and (iii) real estate taxes not yet due or payable, and (iv) encumbrances existing at the date of this Agreement set forth on Schedule 3.16(a).

  (b) None of the leases identified in Schedule 3.16(a) (collectively, the "PPR Leases") has been modified or amended, and no notice of termination has been delivered with respect thereto, except as set forth in Schedule 3.16(b). Except as set forth on Schedule 3.16(b), neither PPR nor any of the PPR Subsidiaries, nor any other person, is in breach of or default under any PPR Lease (and no event has occurred which, with due notice or lapse of time or both, may constitute such a breach or default).

  (c) To the Knowledge of PPR, the buildings, driveways and all other structures and improvements upon the PPR Real Property are all within the boundary lines of the applicable property or have the benefit of valid easements or other legal rights and there are no encroachments thereon that would affect the use thereof.

  (d) To the Knowledge of PPR, all buildings, structures, improvements, equipment, facilities, plants and fixtures owned or leased by PPR and the PPR Subsidiaries conform in all material respects to all applicable codes and rules adopted by national and local associations and boards and insurance underwriters, and all such buildings, structures, improvements and fixtures are in good operating condition and repair. There are no outstanding requirements or recommendations by any insurance company which has issued a policy covering any such property, or by any board of fire underwriters or other body exercising similar functions, requirement or recommending any repairs or work to be done on any such property.

  (e) To the Knowledge of PPR, all public utilities required for the operation of such properties either enter such properties through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public or private easements which will inure to the benefit of PPR and the PPR Subsidiaries and their respective successors and assigns. All of the public utilities mentioned above are installed and operating, and all installation and connection charges are paid in full.

  (f) To the Knowledge of PPR, the plumbing, electrical, heating, air conditioning, elevator, ventilating and all other mechanical or structural systems and equipment in the buildings or improvements located on the PPR Real Property and any manufacturing systems and components located thereof are in good working order and condition, and the roof, basement and foundation walls of such buildings and improvements for which PPR or the PPR Subsidiaries is responsible (as owner or as lessee under any PPR Lease) are in good condition and free of leaks and other defects. All such mechanical and structural systems and equipment and such manufacturing systems and components and such roofs, basements and foundation walls for which a person other than PPR or the PPR Subsidiaries is responsible are in good working order and condition and free of leaks and other defects.

  (g) To the Knowledge of PPR, PPR or the PPR Subsidiaries has the uninterrupted use of any easements for ingress and egress for all of the PPR Real Property owned or leased by PPR or the PPR Subsidiaries, as the case may be. The PPR Real Property has full and uninterrupted access to and from public roads and PPR has no Knowledge of any fact or condition which would result in the termination of such access.

  (h) Neither PPR nor the PPR Subsidiaries is the landlord or lessor under any lease, sublease or other occupancy agreement affecting any of the PPR Real Property.

  Section 3.17 Title Insurance. Schedule 3.17 sets forth a true, correct and complete list and summary description of all of the policies of title insurance insuring PPR's and the PPR Subsidiaries' interest in the PPR Owned Real Property (collectively, the "PPR Title Policies"). PPR has furnished a true, correct and complete copy of all such PPR Title Policies to Dakota. All of the PPR Title Policies are in full force and effect. PPR shall maintain, and shall use its best efforts to cause the PPR Subsidiaries to maintain, the coverage under the PPR Title Policies in full force and effect through the date of the Closing. Neither PPR nor the PPR Subsidiaries is in material default under any provisions of the PPR Title Policies. There is no claim by PPR, the PPR Subsidiaries or any other person pending under any of the PPR Title Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such PPR Title Policies.

  Section 3.18 Zoning. To the Knowledge of PPR, all of the PPR Real Property and the buildings, structures, improvements and fixtures located thereon, and the respective businesses conducted thereat and the manner of such conduct, conform in all respects to all existing zoning, building and other applicable laws, rules and regulations and the operation of the PPR Real Property and the improvements located thereon is not in violation of any such laws, rules or regulations. To the Knowledge of PPR, all uses of the PPR Real Property and the improvements, to the Knowledge of PPR, located thereon are "as-of-right" and do not require any non-conforming use rights, nor have they been "grandfathered" under any pre-existing laws, rules or regulations.

  Section 3.19 Brokers. No broker, investment banker or other person, other than Bear, Stearns & Co., Inc., the fees and expenses of which will be paid by PPR, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PPR.

  Section 3.20 Relationships. Except as otherwise disclosed in PPR's Form 10-K for the period ended December 31, 1998, PPR's relationships with its franchisors, agents, brokers, dealers, distributors, representatives, licensees, customers and suppliers are continuing, and there has been no material change in the scope of such relationships during the last year with any of such parties or similar parties with which PPR has done business during the last year. All sales and performances of services by PPR in connection with its business are in material compliance with all of PPR's representations, warranties and agreements, express or implied, with respect to such sales and performances, except for customary returns and allowances.

  Section 3.21 Compliance with Quality Standards. All water used in the production process of PPR's business conforms, in all material respects, to
(i) the quality standards required by PPR's or the PPR Subsidiaries' franchisors, including PepsiCo, (ii) internal quality standards required by PPR, and (iii) any Puerto Rican or local quality standards.

  Section 3.22 Year 2000 Compliance. To the extent that any functionality of any computer system used by PPR is dependent upon or interdependent with the use or specification of any calendar date, PPR has used commercially reasonable efforts in implementing a plan pursuant to which any such computer system shall be "Year 2000 Compliant," except where failure to do so will not result in a Material Adverse Effect on PPR. For purposes of this Agreement, the term Year 2000 Compliant means that neither the performance nor the functionality of such computer systems shall be materially affected by dates in, into and between the 20th and 21st centuries. To be deemed Year 2000 Compliant, such computer systems shall conform in all material respects to the following basic requirements: (i) no value for a current date shall cause any interruption in PPR's operations in which the computer system is used; and
(ii) any date-based functions shall operate and perform in a consistent manner for dates in, into and between the 20th and 21st centuries and such computer systems shall calculate, manipulate and represent properly inputted dates correctly.

  Section 3.23 Delaware Business Combination Statute. PPR has obtained or shall obtain prior to the Closing, all approvals necessary from its Board of Directors related to the transactions contemplated by this Agreement so as to constitute prior approval by the Board of Directors of such transactions within the meaning of section 203(a)(1) of the Delaware General Corporation Law.

  Section 3.24 Disclosure. No representation or warranty of PPR in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished by PPR to Dakota, Pohlad or Dakota, LLC pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF DAKOTA

  Dakota represents and warrants (each such representation and warranty being made (i) as to Dakota and the Dakota Subsidiaries prior to the DakBev Merger and (ii) as to DakBev and each Subsidiary of DakBev after the DakBev Merger) to PPR as follows:

  Section 4.1 Organization, Standing and Power. As of the date of this Agreement, Dakota is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power and authority to own, lease or operate its properties and to carry on its business as now being conducted. At the Closing, DakBev will be a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and will have the requisite power and authority to own, lease or operate its properties and to carry on the business of Dakota as now being conducted. Each Subsidiary of Dakota (the "Dakota Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to own, lease or operate its properties, and to carry on its business as now being conducted. Dakota and each of the Dakota Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Dakota.

  Section 4.2 Capital Structure.

  (a) Capital Stock of Dakota.

    (i) The authorized capital stock of Dakota prior to the DakBev Merger consists of 1,000 shares of Common Stock, par value $1.00 per share (the "Dakota Stock"). Dakota has issued and outstanding 1,000 shares of Dakota Stock, all of which are owned by Pohlad (the "Dakota Stock"). All outstanding shares of Dakota Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on
  Schedule 4.2(a), Dakota has no outstanding securities convertible into or exchangeable for common stock, no contracts, rights, options, warrants or other agreements or commitments to purchase or otherwise issue any shares of its capital stock or securities convertible into or exchangeable therefor, or any shares reserved for issuance under any stock option, employee benefit or other plans or otherwise. Except as set forth in Dakota's Articles of Incorporation, no holder of any security of Dakota is entitled to any preemptive or similar rights to purchase securities from Dakota.

    (ii) At the Closing, all of the authorized, issued and outstanding DakBev Membership Units will be owned by Dakota, LLC. All of the DakBev Membership Units at the Closing will have been duly authorized and validly issued and will be fully paid and nonassessable. DakBev will have no outstanding interests or securities convertible into or exchangeable for membership interests, no contracts, rights, options, warrants or other agreements or commitments to purchase or otherwise issue any shares of its membership interests or securities convertible into or exchangeable therefor, or any membership units reserved for issuance under any employee benefit or other plans or otherwise. No holder of any security of DakBev will be entitled to any preemptive or similar rights to purchase securities from DakBev.

  (b) Capital Stock of Dakota Subsidiaries.

    (i) A listing of each of the Dakota Subsidiaries and the authorized, issued and outstanding capital stock or other equity interests of each of the Dakota Subsidiaries, whether voting or nonvoting, and the rights and preferences associated with each class or series of capital stock or other equity interests, is as set forth on Schedule 4.2(b). Except as set forth on Schedule 4.2(b), (i) Dakota is the owner of all of the capital stock or other equity interests of the Dakota Subsidiaries, free and clear of all Encumbrances and (ii) except for the Dakota Subsidiaries Dakota does not own, directly or indirectly, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other legal entity. All outstanding shares of capital stock of the Dakota Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.2(b), none of the Dakota Subsidiaries has any outstanding securities convertible into or exchangeable for common stock, no contracts, rights, options, warrants or other agreements or commitments to purchase or otherwise issue any shares of capital stock or other equity interests of any of the Dakota Subsidiaries or securities convertible into or exchangeable therefor, or any shares reserved for issuance under stock option, employee benefit or other plans or otherwise. No holder of any security of any of the Dakota Subsidiaries is entitled to any preemptive or similar rights to purchase securities from any such Subsidiary.

    (ii) At the Closing, all of the authorized, issued and outstanding membership units of each of the DakBev LLCs will be owned by DakBev. All such membership units at the Closing will have been duly authorized and validly issued and will be fully paid and nonassessable. The DakBev LLCs will have no outstanding interests or securities convertible into or exchangeable for membership interests, no contracts, rights, options, warrants or other agreements or commitments to purchase or otherwise issue any shares of its membership interests or securities convertible into or exchangeable therefor, or any membership interests reserved for issuance under any employee benefit or other plans or otherwise. No holder of any security of the DakBev LLCs will be entitled to any preemptive or similar rights to purchase securities of DakBev or the DakBev LLCs.

  Section 4.3 Authority. Dakota's Board of Directors has on or prior to the date of this Agreement: (a) declared that as of such date the Exchange was advisable and fair to and in the best interest of Dakota and its sole stockholder Pohlad and (b) approved this Agreement and the transactions contemplated hereby, including, but not limited to, the DakBev Merger and the Exchange, and resolved to recommend to Pohlad that it enter into this Agreement. Dakota has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Dakota and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Dakota. This Agreement has been duly executed and delivered by Dakota and (assuming the valid authorization, execution and delivery of this Agreement by PPR and Pohlad) this Agreement constitutes the valid and binding obligation of Dakota enforceable against Dakota in accordance with its terms except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' remedies and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other tribunal before which any proceeding therefor may be brought.

  Section 4.4 Consents and Approvals; No Violation. Except as disclosed on
Schedule 4.4 hereto, and assuming that all consents, approvals, authorizations and other actions described in this Section 4.4 have been obtained, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any present or future benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Dakota or any of the Dakota Subsidiaries under, any provision of (i) the Articles of Incorporation or Bylaws of Dakota, (ii) the comparable charter or organizational documents of any of the Dakota Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease, ground lease or other agreement, instrument, permit, concession, franchise or license applicable to Dakota or any of the Dakota Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Dakota or any of the Dakota Subsidiaries or any of their respective real or personal properties or assets, other than in the case of clauses (ii), (iii) or (iv), any such defaults, rights, violations, or Encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Dakota, or prevent or materially delay the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Dakota or any of the Dakota Subsidiaries in connection with the execution and delivery of this Agreement by Dakota or is necessary for the consummation of the transactions contemplated by this Agreement, except for
(i) the filing of Certificates of Formation with the Secretary of State of the State of Delaware to form DakBev, LLC and Dakota, LLC, (ii) the filing of appropriate merger documents with the Secretaries of State of Minnesota and Delaware relating to the DakBev Merger, (iii) the filing with the SEC of (A) the Proxy Statement and (B) such reports and information under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such as may be required under the HSR Act, (v) applicable requirements, if any, of Blue Sky Laws and the NYSE, and (vi) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Dakota, or prevent or materially delay the consummation of any of the transactions contemplated hereby.

  Section 4.5 Financial Statements. Schedule 4.5 hereto consists of (a) a copy of the consolidated balance sheets of Dakota as of December 31, 1998, December 31, 1997 and December 31, 1996 and the related statements of operations, stockholders equity and cash flows for the calendar years then ended (the "Annual Financial Statements") and (b) the unaudited balance sheets of Dakota as of March 31, 1999 and March 31, 1998 and the related statements of operations, stockholders equity and cash flows for the periods then ended (the "Unaudited Financial Statements"). The Annual Financial Statements have been audited by Arthur Andersen, LLP certified public accountants. The Annual Financial Statements and the Unaudited Financial Statements have been prepared in accordance with GAAP except, with respect to the Unaudited Financial Statements, for the absence of footnote disclosures and normal year-end audit adjustments, and in each case such principles have been applied in a consistent manner in each of the periods indicated. The Annual Financial Statement and the Unaudited Financial Statements are complete, correct and in accordance with the books of accounts and records of Dakota and present fairly the consolidated financial position of Dakota and the Dakota Subsidiaries as of December 31, 1998, December 31, 1997 and December 31, 1996, and March 31, 1999 and March 31, 1998, as the case may be, and the results of operations of Dakota and the Dakota Subsidiaries for the periods then ended.

  Section 4.6 Absence of Certain Changes or Events. Except as set forth on
Schedule 4.6 hereof, since December 31, 1998, Dakota and the Dakota Subsidiaries have operated their businesses only in the ordinary course and consistent with past practices and there has not been:

    (a) any Material Adverse Change in Dakota;

    (b) any dividend or other distribution on, or any recapitalization, combination or subdivision with respect to, or any purchase or redemption by Dakota or the Dakota Subsidiaries of, any shares of the capital stock of Dakota or any of the Dakota Subsidiaries other than in the ordinary course of business consistent with past practices;

    (c) any sale, transfer, lease, or Encumbrance of any of Dakota's or any of the Dakota Subsidiaries' assets or cancellation of any claims of, or indebtedness or obligations owing to, Dakota or any of the Dakota Subsidiaries, except in the ordinary course of business;

    (d) any material increase in the salaries or other compensation or employee benefits with respect to any employees of Dakota or the Dakota Subsidiaries except regularly scheduled increases in accordance with prior practices or existing agreements.

    (e) any purchase of or agreement to purchase any additional assets by Dakota or any of the Dakota Subsidiaries, except in the ordinary course of business or for a purchase price of less than $500,000;

    (f) any loss, damage, destruction or other casualty to any of the properties of Dakota or the Dakota Subsidiaries (whether or not covered by insurance) (i) in excess of $100,000 per occurrence or $500,000 in the aggregate or (ii) which has resulted in a Material Adverse Effect on Dakota or the Dakota Subsidiaries;

    (g) any entry into any additional, or modification of any existing, agreements to borrow money (whether secured or unsecured), or any refinancing of such agreements, except in the ordinary course of business;

    (h) any entry into any guarantee by Dakota or the Dakota Subsidiaries on behalf of any third party;

    (i) any capital expenditures by Dakota or the Dakota Subsidiaries in excess of the amount set forth in Dakota's 1999 Capital Expenditure Budget, a true and correct copy of which is appended to Schedule 4.6 hereto;

    (j) changes in accounting principles, elections, or procedures other than as required by changes in GAAP;

    (k) any entry into any employment, consulting, management or severance agreement by Dakota or any of the Dakota Subsidiaries except in the ordinary course of business;

    (l) amendment of the Articles of Incorporation or Bylaws of Dakota or comparable charter or organizational document of the Dakota Subsidiaries;

    (m) except for the merger of Dakota into DakBev contemplated in this Agreement, authorization for issuance, sale, delivery or agreement or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class of Dakota's or any of the Dakota Subsidiaries' capital stock or any securities convertible into or exchangeable for shares of any class of such capital stock;

    (n) any amendment or termination of any material agreement to which Dakota or any of the Dakota Subsidiaries is a party; or

    (o) any action taken by Dakota or the Dakota Subsidiaries, or their directors, officers or stockholders to authorize any of the actions contemplated above.

  Section 4.7 Permits; Compliance and Contracts.

  (a) Except as disclosed in Schedule 4.7(a), each of Dakota and the Dakota Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, (including, without limitation, certificates of occupancy), approvals, orders of any Governmental Entity and other permits, including, without limitation, building, environmental, land-use, health, safety, fire, utility or other rights or permits necessary for Dakota or any of the Dakota Subsidiaries to own, lease and operate all of the Dakota Real Property (as defined in Section 4.17) or to carry on its business as it is now being conducted (collectively, the "Dakota Permits"), except where the failure to have any of Dakota Permits would not, individually or in the aggregate, have a Material Adverse Effect on Dakota, and, as of the date of this Agreement, (i) all of the Dakota Permits are valid and in full force and effect, (ii) each of Dakota and the Dakota Subsidiaries is in compliance with its respective Dakota Permits, and (iii) no revocations, suspensions or cancellations of any of the Dakota Permits are pending or threatened.

  (b) Neither Dakota nor any of the Dakota Subsidiaries is in violation of, or has been charged with, is in receipt of any notice or warning of, or to the Knowledge of Dakota (as hereinafter defined), under investigation with respect to, any failure or alleged failure to comply with (A) its articles, bylaws or other organizational documents, (B) to the Knowledge of Dakota any applicable law, ordinance, administrative or government rule or regulation (except for Environmental Laws, which are addressed in Section 4.12 hereto) or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Dakota or any of the Dakota Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Dakota.

  (c) Except as set forth on Schedule 4.7(c), each material contract is in full force and effect and no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Dakota of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Dakota or any of the Dakota Subsidiaries is a party or by which Dakota or any Dakota Subsidiary is bound or to which any of the properties, assets or operations of Dakota or any Dakota Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Dakota. "Knowledge of Dakota" means the actual knowledge of Robert C. Pohlad, John F. Bierbaum and Brad Williams.

  Section 4.8 Tax Matters.

  (a) Subchapter S Election. Dakota and each Dakota Subsidiary is a "small business corporation" for which a valid qualified subchapter S subsidiary election under Section 1361(b)(3) of the Internal Revenue Code 1986, as amended (the "Code") and the equivalent provisions of all applicable state income tax statutes has been in effect since January 1, 1997. As of the date of this Agreement, Dakota has not taken any action which might have caused the revocation of such Subchapter S status.

  (b) All Returns Filed. Pohlad, Dakota and each Dakota Subsidiary has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Pohlad, Dakota and each Dakota Subsidiary (whether or not shown on any Tax Return) have been paid. Except as disclosed on Schedule 4.8(b), neither Pohlad, Dakota nor any of the Dakota Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return.

  (c) Taxes Paid. Dakota and each Dakota Subsidiary has withheld and paid all Taxes required under Federal or any state law (or the laws of any other jurisdiction) to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

  (d) Tax Disputes. Except as disclosed on Schedule 4.8(d), there is no dispute or claim concerning any Tax liability of Dakota or any Dakota Subsidiary and no deficiencies for any Taxes have been asserted or, to Dakota's Knowledge, threatened, and no audit of any such Tax Returns is currently underway or, to Dakota's Knowledge, threatened. There are no outstanding agreements by Dakota or any Dakota Subsidiary for the extension of time for the assessment of any Tax with respect to Dakota or any Dakota Subsidiary and neither Dakota nor any Dakota Subsidiary has waived any statute of limitations with respect to any Tax.

  (e) Elections and Agreements. Neither Dakota nor any Dakota Subsidiary has filed a consent pursuant to Section 341(f) of the Code. Except as disclosed on
Schedule 4.8(e), neither Dakota nor the Dakota Subsidiaries are a party to any tax sharing or allocation agreement.

  Section 4.9 Actions and Proceedings.

  (a) Except as set forth on Schedule 4.9, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving (i) Dakota or any of the Dakota Subsidiaries, (ii) any of the present or former directors, officers, employees, consultants, agents or stockholders of Dakota or any of the Dakota Subsidiaries, as such, (iii) any of Dakota or Dakota Subsidiaries' properties, assets or business or (iv) any Dakota Plan (as hereinafter defined) that, in the case of clauses (i), (ii),
(iii) or (iv) individually or in the aggregate, would have a Material Adverse Effect on Dakota.

  (b) As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Dakota, threatened against or involving (i) Dakota or any of the Dakota Subsidiaries, (ii) any of Dakota or Dakota Subsidiaries' present or former directors, officers, employees, consultants, agents or stockholders, as such, (iii) any of Dakota or Dakota Subsidiaries' properties, assets or business or (iv) any Dakota Plan that, in the case of clauses (i),
(ii), (iii) or (iv) individually or in the aggregate, would have a Material Adverse Effect on Dakota or relate to the transactions contemplated by this Agreement.

  Section 4.10 Certain Agreements. As of the date of this Agreement, neither Dakota nor any of the Dakota Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, Dakota Other Benefit Obligation or Dakota Plan (as both are defined in Section 4.11), any of the benefits of which will be increased (except as provided in Section 7.13 hereof), or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Neither Dakota nor any Dakota Subsidiary is a party to any termination benefits agreement or severance agreement or employment agreement, one trigger of which would be the consummation of the transactions contemplated by this Agreement.

  Section 4.11 Employee Benefit Matters.

  (a) As used in this Section 4.11, the following terms have the meanings set forth below:

    "Dakota Other Benefit Obligation" means all material obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than with respect to any Dakota Plan. This includes sabbatical policies, severance payment policies, and material fringe benefits within the meaning of Code (S) 132.

    "Dakota Plan" means (i) all employee benefit plans (as defined in ERISA
  (S) 3(3)) of which Dakota or the Dakota Subsidiaries is a Plan Sponsor (as defined in ERISA (S) 3(16)(B)), or to which Dakota or the Dakota Subsidiaries otherwise contributes or in which Dakota or the Dakota Subsidiaries otherwise participates, or (ii) all Title IV Plans and Multi-Employer Plans (as defined in ERISA (S) 3(37)(A)) of which an ERISA Affiliate is a Plan Sponsor or otherwise contributes or currently participates.

    "Dakota VEBA" means a voluntary employees' beneficiary association under Code (S) 501(c)(9) whose members include employees of Dakota or the Dakota Subsidiaries.

    "ERISA Affiliate" means any other person that, together with Dakota or any of the Dakota Subsidiaries, would be treated as a single employer under Code (S) 414(b), (c) or, solely with respect to matters relating to Code
  (S) 412 or ERISA (S)(S) 302 or 4007, (m).

    "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

    "Title IV Plans" means all Dakota Plans that are subject to Title IV of ERISA, 29 U.S.C. (S) 1301 et seq., other than Multi-Employer Plans.

  (b) (i) Schedule 4.11(b)(i) attached hereto sets forth a complete and accurate list of all Dakota Plans, Dakota Other Benefit Obligations, and Dakota VEBAs, and identifies as such all Dakota Plans that: (A) are defined benefit plans (as defined in ERISA (S) 3(35)); (B) meet or purport to meet the requirements of Code (S) 401(a); or (C) are Title IV Plans.

  (ii) None of the Dakota Plans set forth on Schedule 4.11(b)(i) is a Multi-Employer Plan and none of Dakota, any of the Dakota Subsidiaries or any ERISA Affiliate has any assessed or potential liability due to a complete or partial withdrawal from or a termination or reorganization of a Multi-Employer Plan. No circumstances exist that could reasonably be expected to result in any such liability to Dakota, any Dakota Subsidiary or any ERISA Affiliate.

  (iii) Except as set forth in Schedule 4.11(b)(iii) or as required by applicable law, no Dakota Plans provide retiree health or life insurance benefits.

  (c) Dakota has delivered or made available to PPR all documents, insurance policies and contracts comprising, describing or relating to each Dakota Plan, Dakota Other Benefit Obligation, or Dakota VEBA and of any related trust; as well as all required filings for each of the above filed with government authorities for each of the three most recent plan years.

  (d) Except as set forth in Schedule 4.11(d) attached hereto:

    (i) Dakota or the Dakota Subsidiaries have performed in all material respects all of their respective obligations whether as plan administrator, fiduciary, plan sponsor or contributing employer under all Dakota Plans, Dakota Other Benefit Obligations, and Dakota VEBAs in a timely manner and have made all required entries in their financial records and statements for all obligations and liabilities that have accrued but are not due. No written or oral statement has been made by Dakota or the Dakota Subsidiaries to any Person with regard to any Dakota Plan or Dakota Other Benefit Obligation not in accordance with such plan or other benefit obligation which could reasonably be expected to have a Material Adverse Effect on Dakota or the Dakota Subsidiaries.

    (ii) Dakota, the Dakota Subsidiaries and each Dakota Plan, Dakota Other Benefit Obligation, and Dakota VEBA is, to the extent applicable, in material compliance with applicable law, except for any such failure to comply which would not result in any material liability to Dakota or any of the Dakota Subsidiaries. Dakota and all Dakota Subsidiaries have met any applicable minimum funding standard, and have made all contributions required, under ERISA (S) 302. The most recent actuarial report for each Title IV Plan fairly presents the financial condition of each such plan, and since the date of such report there has been no material adverse change in the funded status of any such plan.

    (iii) Since December 31, 1998, there has been no establishment, termination or amendment of any Dakota Plan, Dakota VEBA, or Dakota Other Benefit Obligation.

    (iv) Other than routine claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving or relating to, any Dakota Plan, Dakota Other Benefit Obligation, or Dakota VEBA is pending or, to Dakota's Knowledge, is threatened.

    (v) None of Dakota, the Dakota Subsidiaries or any ERISA Affiliate has terminated any Title IV Plan or incurred any outstanding liability under
  Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to Dakota, the Dakota Subsidiaries or any ERISA Affiliate. All premiums due the PBGC with respect to the Title IV Plans have been paid.

    (vi) There has been no "reportable event" within the meaning of Section 4043 of ERISA with respect to any Title IV Plan which would require the giving of notice to the PBGC or any other event requiring disclosure under
  Section 4041(c)(3)(C) or 4063(a) of ERISA.

    (vii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or upon the occurrence of subsequent events, (i) result in any payment becoming due to any current or former employee, officer or director of Dakota or the Dakota Subsidiaries, (ii) increase any benefits otherwise payable under any Dakota Plan or Dakota Other Benefit Obligation, (iii) result in the acceleration of the time of payment or vesting of any benefits under any Dakota Plan or Dakota Other Benefit Obligation, (iv) constitute a "change in control" or similar event under any Dakota Plan or Dakota Other Benefit Obligation or (v) fail to be deductible by reason of
  Section 280G of the Code.

  Section 4.12 Compliance with Environmental Laws.

  (a) Except as set forth on Schedule 4.12, each of Dakota and the Dakota Subsidiaries, and, to the Knowledge of Dakota, any prior owner or lessee, have generated, handled, manufactured, treated, stored, used, released, transported and disposed of all Environmentally Regulated Materials (as defined below) on, beneath, to or from any of the properties owned or operated by Dakota and the Dakota Subsidiaries in the conduct of their businesses or any other properties formerly owned, leased or operated by Dakota or the Dakota Subsidiaries, in compliance with all Environmental Laws.

  (b) Except as set forth on Schedule 4.12, Dakota and the Dakota Subsidiaries have operated all plants, facilities and business operations in compliance with all Environmental Laws, and all plants, facilities and business operations are currently in compliance with all Environmental Laws.

  (c) Except as set forth on Schedule 4.12, neither Dakota nor the Dakota Subsidiaries have disposed of or released any Environmentally Regulated Material in any location which would reasonably be expected to give rise to a claim of responsibility for investigation or clean-up costs, personal injury or property damage liability against Dakota or any Dakota Subsidiary by any third party.

  (d) Except as set forth on Schedule 4.12, neither Dakota nor the Dakota Subsidiaries have received any notices or claims of violations or liabilities relating to an Environmentally Regulated Material or an Environmental Law, which notices or claims of violations or liabilities have not been resolved.

  Section 4.13 Indebtedness. Schedule 4.13 sets forth a complete listing of Dakota's and the Dakota Subsidiaries' indebtedness for borrowed money as of the date hereof, and includes a description of all documents and agreements which set forth the terms of such indebtedness, the amount of the balance owing as of the date hereof, the applicable interest rate in effect as of the date hereof, and a listing of all collateral securing such indebtedness (if any), and a description of any applicable prepayment penalties or make-whole amounts that would be payable if such indebtedness were to be paid in full as of the date hereof.

  Section 4.14 Labor Matters. Neither Dakota nor any of the Dakota Subsidiaries is a party to any collective bargaining agreement or labor contract, except as set forth in Schedule 4.14. To the Knowledge of Dakota, as of the date of this Agreement, there are no present or pending applications for certification of any union as the exclusive bargaining agent for any employees of Dakota or any Dakota Subsidiaries. To the Knowledge of Dakota, neither Dakota nor any of the Dakota Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for Dakota or any of the Dakota Subsidiaries (the "Dakota Business Personnel"), and there is no unfair labor practice complaint or grievance against Dakota or any of the Dakota Subsidiaries by the National Labor Relations Board or any comparable state agency pending or, to the Knowledge of Dakota, threatened with respect to Dakota Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on Dakota. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Dakota, threatened against Dakota or any of the Dakota Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on Dakota.

  Section 4.15 Intellectual Property. Schedule 4.15 sets forth a complete list of all patents and applications therefor, trademark registrations and applications therefor, service mark registrations and applications therefor, copyright registrations and applications therefor, trade names, computer programs or software which are material to the operation of Dakota's business and interests in license agreements and all other proprietary rights that are owned, licensed, sublicensed or used by agreement or permission by Dakota or any Dakota Subsidiary and used in the continued operation of Dakota's business (collectively, "Dakota Intellectual Property"). Except as otherwise set forth on Schedule 4.15, Dakota's interest in the Dakota Intellectual Property is free and clear of any Encumbrance, and constitutes all such property or rights used by or necessary to the operation of Dakota's business. To Dakota's Knowledge and except as set forth on Schedule 4.15, the use of the Dakota Intellectual Property does not conflict with, infringe upon, or misappropriate any rights held or asserted by any person, or require the consent of any person. Except as set forth on Schedule 4.15, neither Dakota nor any Dakota Subsidiary has, in the past two years, received any notice or claim that any such Dakota Intellectual Property is not valid or enforceable, or of any infringement upon or conflict with any patent, trademark, service mark, copyright, trade name or trade secret of any third party by Dakota or any Dakota Subsidiary or of any claim by any third party alleging any such infringement or conflict, and, in the past two years, neither Dakota nor any Dakota Subsidiary has given any notice of infringement to any third party with respect to any of the Dakota Intellectual Property. Dakota has paid all required license fees related to all software used in the operation of its business.

  Section 4.16 Title to Assets; Insurance. Except as described on Schedule 4.16, Dakota and the Dakota Subsidiaries have good and marketable title to all real property and good title to all of the personal property and assets which they purport to own, and which are necessary to carry on its business, in each case free and clear of all Encumbrances except for Permitted Exceptions (as defined in Section 4.17). Dakota and the Dakota Subsidiaries have in full force and effect policies of insurance that are customary for businesses of similar size in similar industries and consistent with sound business practice.

  Section 4.17 Real Property.

  (a) Schedule 4.17(a) describes all real properties owned or leased by Dakota and the Dakota Subsidiaries (the "Dakota Real Property"), the nature of the interest of Dakota or the Dakota Subsidiaries and the entity which holds the interest in those properties and the approximate acreage of each of those properties. There is no real property (other than the Dakota Real Property) the use or possession of which by Dakota and the Dakota Subsidiaries is necessary to carry on its business. Except as described on Schedule 4.17(b), Dakota and each of the Dakota Subsidiaries has (i) such title to the Dakota Real Property as is legally sufficient for the current use thereof in its business as presently conducted, (ii) good and marketable indefeasible title in fee simple (except for Permitted Exceptions, as hereinafter defined) to all Dakota Real Property shown in Schedule 4.17(a) as owned by it (the "Dakota Owned Real Property") and (iii) valid leaseholds under valid and enforceable leases in all Dakota Real Property shown on Schedule 4.17(a) as leased by it. The Dakota Real Property is owned or leased by Dakota and the Dakota Subsidiaries free and clear of all matters except for Permitted Exceptions. Except as set forth in Schedule 4.17(b), none of the Dakota Real Property is subject to any lease (other than the Dakota Leases (as hereinafter defined)), sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment thereof (or any portion thereof). None of the Permitted Exceptions materially interferes with or has interfered with the maintenance, use or operation of the Dakota Real Property. "Permitted Exceptions" means (i) matters listed or described on Schedule 4.17(b), (ii) easements, covenants, rights-of-way and other Encumbrances or restrictions which do not, individually or in the aggregate, materially detract from the value or impair the present and continued use, operation and maintenance of the property subject thereto, or impair the operation of Dakota or any of the Dakota Subsidiaries, (iii) real estate taxes not yet due or payable and (iv) Encumbrances existing at the date of this Agreement which are set forth on
Schedule 4.17(a).

  (b) None of the leases identified in Schedule 4.17(a) (collectively, the "Dakota Leases") has been modified or amended, and no notice of termination has been delivered with respect thereto, except as set forth in Schedule 4.17(b). Except as set forth on Schedule 4.17(c), neither Dakota nor any of the Dakota Subsidiaries, nor any other person, is in breach of or default under any Dakota Lease (and no event has occurred which, with due notice or lapse of time or both, may constitute such a breach or default).

  (c) To the Knowledge of Dakota, the buildings, driveways and all other structures and improvements upon the Dakota Real Property are all within the boundary lines of the applicable property or have the benefit of valid easements or other legal rights and there are no encroachments thereon that would affect the use thereof.

  (d) To the Knowledge of Dakota, all buildings, structures, improvements, equipment, facilities, plants and fixtures owned or leased by Dakota and the Dakota Subsidiaries conform in all material respects to all applicable codes and rules adopted by national and local associations and boards and insurance underwriters, and all such buildings, structures, improvements and fixtures are in good operating condition and repair. There are no outstanding requirements or recommendations by any insurance company which has issued a policy covering any such property, or by any board of fire underwriters or other body exercising similar functions, requirement or recommending any repairs or work to be done on any such property.

  (e) To the Knowledge of Dakota, all public utilities required for the operation of such properties either enter such properties through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public or private easements which will inure to the benefit of Dakota and the Dakota Subsidiaries and their respective successors and assigns. All of the public utilities mentioned above are installed and operating, and all installation and connection charges are paid in full.

  (f) To the Knowledge of Dakota, the plumbing, electrical, heating, air conditioning, elevator, ventilating and all other mechanical or structural systems and equipment in the buildings or improvements located on the Dakota Real Property and any manufacturing systems and components located thereof are in good working order and condition, and the roof, basement and foundation walls of such buildings and improvements for which Dakota or the Dakota Subsidiaries is responsible (as owner or as lessee under any Dakota Lease) are in good condition and free of leaks and other defects. All such mechanical and structural systems and equipment and such manufacturing systems and components and such roofs, basements and foundation walls for which a person other than Dakota or the Dakota Subsidiaries is responsible are in good working order and condition and free of leaks and other defects.

  (g) To the Knowledge of Dakota, Dakota or the Dakota Subsidiaries has the uninterrupted use of any easements for ingress and egress for all of the Dakota Real Property owned or leased by Dakota or the Dakota Subsidiaries, as the case may be. The Dakota Real Property has full and uninterrupted access to and from public roads and Dakota has no Knowledge of any fact or condition which would result in the termination of such access.

  (h) Neither Dakota nor the Dakota Subsidiaries is the landlord or lessor under any lease, sublease or other occupancy agreement affecting any of the Dakota Real Property.

  Section 4.18 Title Insurance. Schedule 4.18 sets forth a true, correct and complete list and summary description of all of the policies of title insurance and legal opinions with respect to title insurance insuring Dakota's and the Dakota Subsidiaries' interest in the Dakota Owned Real Property (collectively, the "Dakota Title Policies"). Dakota has furnished a true, correct and complete copy of all such Dakota Title Policies to PPR. All of the Dakota Title Policies are in full force and effect. Dakota shall maintain, and shall use its best efforts to cause the Dakota Subsidiaries to maintain, the coverage under the Dakota Title Policies in full force and effect through the date of the Closing. Neither Dakota nor the Dakota Subsidiaries is in material default under any provisions of the Dakota Title Policies. There is no claim by Dakota, the Dakota Subsidiaries or any other person pending under any of the Dakota Title Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Dakota Title Policies.

  Section 4.19 Zoning. To the Knowledge of Dakota, all of the Dakota Real Property and the buildings, structures, improvements and fixtures located thereon, and the respective businesses conducted thereat and the manner of such conduct, conform in all respects to all existing zoning, building and other applicable laws, rules and regulations and the operation of the Dakota Real Property and the improvements located thereon is not in violation of any such laws, rules or regulations. To the Knowledge of Dakota, all uses of the Dakota Real Property and the improvements located thereon are "as-of-right" and do not require any non-conforming use rights, nor have they been "grandfathered" under any pre-existing laws, rules or regulations.

  Section 4.20 Brokers. No broker, investment banker or other person, other than NationsBanc/Montgomery Securities, the fees and expenses of which will be paid by Dakota is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Dakota.

  Section 4.21 Relationships. Except as otherwise disclosed in Schedule 4.21, Dakota's relationships with its franchisors, agents, brokers, dealers, distributors, representatives, licensees, customers and suppliers are continuing, and there has been no material change in the scope of such relationships during the last year with any of such parties or similar parties with which Dakota has done business during the last year. All sales and performances of services by Dakota in connection with its business are in material compliance with all of Dakota's representations, warranties and agreements, express or implied, with respect to such sales and performances, except for customary returns and allowances.

  Section 4.22 Compliance with Quality Standards. All water used in the production process of Dakota's business conforms, in all material respects, to
(i) the quality standards required by Dakota's or the Dakota Subsidiaries' franchisors, including PepsiCo, (ii) internal quality standards required by Dakota, and (iii) any local quality standards.

  Section 4.23 Year 2000 Compliance. To the extent that any functionality of any computer system used by Dakota is dependent upon or interdependent with the use or specification of any calendar date, Dakota has used commercially reasonable efforts in implementing a plan pursuant to which any such computer system shall be "Year 2000 Compliant," except where failure to do so will not result in a Material Adverse Effect on Dakota. For purposes of this Agreement, the term Year 2000 Compliant means that neither the performance nor the functionality of such computer systems shall be materially affected by dates in, into and between the 20th and 21st centuries. To be deemed Year 2000 Compliant, such computer systems shall conform in all material respects to the following basic requirements (i) no value for a current date shall cause any interruption in Dakota's operations in which the computer system is used; and
(ii) any date-based functions shall operate and perform in a consistent manner for dates in, into and between the 20th and 21st centuries and such computer systems shall calculate, manipulate and represent properly inputted dates correctly.

  Section 4.24 Disclosure. No representation or warranty of Dakota in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished by Dakota to PPR pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF POHLAD

  Pohlad represents and warrants to PPR as follows:

  Section 5.1 Organization; Title; Authority. Pohlad is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power and authority to own, lease or operate its properties and to carry on its business as now being conducted. Pohlad is the beneficial and record owner of 1,000 number of shares of Dakota Stock and owns such shares free and clear of all Encumbrances except for restrictions on transfer imposed by federal securities laws. Pohlad has the authority to execute, deliver and perform its obligations under this Agreement. Pohlad's Board of Directors have approved, or will approve prior to the Closing, as the case may be, this Agreement and the transactions contemplated hereby, including, but not limited to, the Exchange, the formation of DakBev, the DakBev Merger, the formation of Dakota, LLC, the Pohlad Contribution and the P-PRT Contribution. This Agreement has been duly executed and delivered by Pohlad and (assuming the valid authorization, execution and delivery of this Agreement by PPR and Dakota) constitutes a legal, valid and binding obligation of Pohlad and is enforceable against Pohlad in accordance with its terms, except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' remedies and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other tribunal before which any proceeding therefor may be brought.

  Section 5.2 No Breach. The execution and delivery of this Agreement by Pohlad and the consummation by Pohlad of the transactions contemplated hereby, including, but not limited to, the Exchange, the formation of DakBev, the DakBev Merger, the formation of Dakota, LLC, the Pohlad Contribution and the P-PRT Contribution does not and will not contravene, violate or constitute, or result in a breach or default (with or without notice or lapse of time, or both) under, the charter or organizational documents of Pohlad, any judgement, order, decree, statute, law, ordinance, rule or regulation or any contract or agreement by which Pohlad is bound, or result in the creation or imposition of any Encumbrance (other than under this Agreement) on the shares of the Dakota Stock owned by Pohlad.

  Section 5.3 No Consents. Except as set forth in Schedule 5.3 hereto, no consent or authorization of, or registration, declaration or filing with, any person, is required to be made or received by Pohlad in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, but not limited to, the Exchange, the formation of DakBev, the DakBev Merger, the formation of Dakota, LLC, the Pohlad Contribution and the P-PRT Contribution.

  Section 5.4 Entire Interest. The 1,000 shares of Dakota Stock owned by Pohlad constitutes Pohlad's entire ownership interest in Dakota, and Pohlad has no rights to acquire any additional shares of Dakota Stock or any other equity interest in Dakota. At the Closing, Pohlad shall have all requisite power and authority, including voting control of Dakota, LLC, necessary to cause Dakota, LLC to exchange the DakBev Membership Units for the Exchange Consideration as set forth in Article II hereof.

  Section 5.5 Accredited Investor Status; PPR Information. Pohlad is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Exchange Act.

  Section 5.6 Unregistered Securities; Investment Intent. The shares of PPR Class B Common Stock have not been registered under the Securities Act or relevant state securities laws pursuant to exemptions from registration under the Securities Act and such laws. PPR's reliance upon such exemptions is predicated in part on Pohlad's representations to PPR as contained herein. The shares of PPR Class B Common Stock are being acquired for the account of Dakota, LLC and for investment and without the intention of reselling, transferring, or redistributing the same. At the time Dakota, LLC receives such shares, it will have no agreement for the transfer or disposition of any of such shares.

  Section 5.7 Restrictions on Transfer. Pohlad acknowledges that PPR will place a restrictive legend on the certificate(s) representing the shares of PPR Class B Common Stock received by Dakota, LLC pursuant to this Agreement, containing substantially the following language:

  The securities represented by this certificate were issued without registration under the Securities Act of 1933, as amended (the "Act"), and without registration under state securities laws, in reliance upon exemptions contained in the Act and such laws. No transfer of these securities or any interest therein may be made except pursuant to effective registration statements under said laws unless this corporation has received an opinion of counsel satisfactory to it that such transfer or disposition does not require registration under said laws and, for any sales under Rule 144 of the Act, such evidence as it shall reasonably request for compliance with that rule.

  PPR will place a stop transfer order on the certificate(s) representing the shares to assure compliance with this Agreement and the matters referenced above.

                                  ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

  Section 6.1 Actions by PPR. Except as expressly permitted by clauses (a) through (j) of this Section 6.1 or as otherwise required by this Agreement, during the period from the date of this Agreement through the date of Closing, PPR shall, and shall cause each of the PPR Subsidiaries to, in all material respects carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships and goodwill with customers, suppliers and others having business dealings with it.

Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, PPR shall not, and shall not permit any of the PPR Subsidiaries to, without the prior written consent of Dakota:

    (a) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions payable in cash, shares, stock, securities or property in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends and other distributions by PPR Subsidiaries including dividends on outstanding shares of non-voting management stock of Beverage Plastics Company, a Delaware corporation, in the ordinary course of business and consistent with past practice), (y) other than in the case of any PPR Subsidiary, subdivide, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of PPR or any other securities thereof or any rights, warrants or options to acquire, directly or indirectly, any such shares or other securities;

    (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, or agree to any amendment to the terms of any option, warrant or convertible security, other than (x) the grant of stock options to employees of PPR or any of the PPR Subsidiaries under the PPR Option Plans and the issuance of shares of PPR Stock pursuant to the exercise thereof in the ordinary course of business consistent with past practice, (y) the issuance of PPR Stock pursuant to the exercise of warrants outstanding as of the date hereof that are exercisable or become exercisable by their terms (as in effect on the date hereof), and (z) the issuance of PPR Stock as consideration for the acquisitions permitted to be made by PPR by clause (d) of this Section 6.1;

    (c) amend its charter or bylaws; provided, however, that PPR shall amend its charter to adopt the PPR Charter Amendment;

    (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, except for (x) the Delta Acquisition, and (y) acquisitions which do not exceed $50 million individually or $100 million in the aggregate;

    (e) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to PPR and the PPR Subsidiaries taken as a whole;

    (f) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (x) in the ordinary course of business consistent with past practice (including refinancings of existing debt), (y) indebtedness, loans, advances, capital contributions and investments between PPR and any of the PPR Subsidiaries, and (z) indebtedness incurred to fund the acquisitions permitted by Section 6.1(d) above, including any amendments necessary to existing loan documents with Banco Popular to extend the facility to $40 million and replace Banco Popular as the primary lender with NationsBanc (or an affiliate of NationsBanc) and other syndication participants.

    (g) enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any PPR Plan, PPR Option Plan or employment or consulting agreement, other than as required by law and other than amending the existing PPR option plans to increase the number of shares available for issuance thereunder;

    (h) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any PPR Subsidiary by any applicable material federal, state, Puerto Rican, or local law, rule, regulation, guideline or ordinance;

    (i) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

    (j) except as set forth on PPR's 1999 Capital Expenditure Budget, enter into any other material transaction or make any other capital expenditure not in the ordinary course of business consistent with past practice; or

    (k) authorize, recommend or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

  Section 6.2 Actions by Dakota.

  (a) Dakota Reorganization. Dakota and Pohlad hereby agree to take all actions reasonably necessary or appropriate to cause the Dakota Reorganization to be consummated prior to the Closing in accordance with Article I hereof. As used herein, "Dakota Reorganization" shall mean, collectively, (i) the formation of each of DakBev and Dakota, LLC, (ii) the DakBev Merger, (iii) the Pohlad Contribution and (iv) the P-PRT Contribution. Upon the completion of the Dakota Reorganization, Pohlad shall have voting control of Dakota, LLC, and shall have all necessary power and authority to cause Dakota, LLC to satisfy its obligations under this Agreement, including consummating the Exchange.

  (b) Conduct of Dakota's Business. Except as expressly permitted by clauses
(i) through (xi) of this Section 6.2(b) or as otherwise contemplated by this Agreement, during the period from the date of this Agreement through the date of Closing, each of Dakota, DakBev and Dakota, LLC, as the case may be, shall, and shall cause each of its respective Subsidiaries to, in all material respects, carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships and goodwill with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, none of Dakota, DakBev and Dakota, LLC, as the case may be, shall and none shall permit any of its respective Subsidiaries to, without the prior written consent of PPR:

    (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as stockholders, except cash distributions to its stockholders in their capacity as such and the distribution of a note receivable in the amount of $33,400,000 from Dakota to Pohlad, (y) other than in the case of any Dakota Subsidiary, subdivide, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Dakota or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

    (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, or agree to any amendment to the terms of any option, warrant or convertible security;

    (iii) except for the filing of Articles of Merger relating to the DakBev Merger, amend its Articles of Incorporation or Bylaws;

    (iv) except for the DakBev Merger, acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets except for (A) acquisitions which do not exceed $1 million individually or $5 million in the aggregate and (B) transactions that are in the ordinary course of business consistent with past practice and that are not material;

    (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than (x) transactions that are in the ordinary course of business consistent with past practice and not material to Dakota and the Dakota Subsidiaries taken as a whole and the distribution of a note receivable in the amount of $33,400,000 from Dakota to Pohlad.

    (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (x) indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice (including refinancings of existing debt) (y) indebtedness, loans, advances, capital contributions and investments between Dakota and any of the Dakota Subsidiaries, and (z) indebtedness necessary to fund the acquisitions permitted by Section 6.2(b)(iv) above.

    (vii) except as may be necessary or proper to consummate the DakBev Merger, enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Dakota Plan or employment or consulting agreement, other than as required by law;

    (viii) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Dakota Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

    (ix) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

    (x) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

    (xi) except as set forth on Dakota's 1999 Capital Expenditure Budget, enter into any other material transaction or make any other capital expenditure not in the ordinary course of business consistent with past practice.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

  Section 7.1 PPR Stockholder Meeting. PPR shall call a meeting of its stockholders (the "PPR Stockholder Meeting") for the purpose of: (a) approving the transactions contemplated hereby, including, but not limited to, the Share Issuance and the Exchange; (b) approving an increase in the number of authorized shares of PPR's Class B Common Stock to 145,000,000 shares (the "PPR Charter Amendment"); and (c) approving the amendments to the PPR Option Plans to increase the number of shares available for issuance thereunder and
(d) approving such other matters as PPR's Board of Directors shall determine. PPR shall prepare and file with the SEC the Proxy Statement (as hereinafter defined) for the purpose of soliciting proxies for the matters brought before the PPR Stockholder Meeting. PPR will, through the PPR Board of Directors with the concurrence of the PPR Special Committee, recommend to its stockholders approval of such matters and shall not withdraw such recommendation; provided, however, that the PPR Special Committee shall not be required to make, and shall be entitled to withdraw, such recommendation if the PPR Special Committee concludes in good faith on the basis of the advice of Willkie Farr & Gallagher that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of the PPR Special Committee under applicable law; provided further, however, that in no case shall any change in the trading price of PPR Class B Common Stock be used as a basis for any such conclusion. Notwithstanding any recission of the recommendation by the PPR Special Committee that is permitted by this Section 7.1, PPR shall remain obligated to call the PPR Stockholder Meeting.

  Section 7.2 Preparation of the Proxy Statement. PPR and Dakota each agree, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the

PPR stockholders and at the time of the PPR Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. "Proxy Statement" shall mean the proxy statement for the PPR Stockholder Meeting to be held for the purpose of obtaining the approvals required for the transactions contemplated hereby.

  Section 7.3 Access to Information and Properties. Subject to currently existing contractual and legal restrictions applicable to PPR or to Dakota, DakBev or Dakota, LLC, as the case may be, or any of their Subsidiaries, each of PPR and Dakota, DakBev or Dakota, LLC, as the case may be, shall, and shall cause each of the PPR and Dakota, DakBev or Dakota, LLC, as the case may be, Subsidiaries to, afford to the consultants, accountants, counsel, financial advisors and other representatives of PPR and Dakota reasonable access to, and permit them to make such inspections and investigations (including, without limitation, environmental audits, assessments, and sub-surface investigations) as they may reasonably require of, at mutually agreed upon times during normal business hours during the period from the date of this Agreement through the Closing, all their respective properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, PPR and Dakota, DakBev or Dakota, LLC, as the case may be, shall, and shall cause each of the PPR and Dakota Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and
(ii) all other information concerning its business, properties and personnel as the other may reasonably request.

  Section 7.4 New Credit Facility. PPR shall use its reasonable best efforts to obtain a credit facility of up to $160 million on terms reasonably acceptable to PPR (the "New Credit Facility"). The purposes of the New Credit Facility shall include payment of certain debt owed by Delta Beverage Group, Inc. ("Delta"), PPR and Dakota, along with financing for working capital and acquisitions.

  Section 7.5 NYSE Listing. PPR shall use its reasonable best efforts to cause the shares of PPR Class B Common Stock to be issued in connection with the Exchange to be approved for listing on the NYSE subject to official notice of issuance.

  Section 7.6 Fees and Expenses. Whether or not the Exchange is consummated, and except as otherwise provided in Section 9.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

  Section 7.7 Reasonable Best Efforts to Consummate the Exchange. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, in the most expeditious manner practicable, the DakBev Merger, the Pohlad Contribution, the Exchange and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Exchange at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

  Section 7.8 Public Announcements. Dakota and PPR each shall consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the Exchange and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of the NYSE.

  Section 7.9 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, PPR and Dakota and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

  Section 7.10 Indemnification. From and after the Closing, PPR agrees to, and to cause DakBev to, indemnify and hold harmless all past and present officers, directors and managers of Dakota, DakBev, and of the Dakota Subsidiaries to the maximum extent permitted by the Delaware General Corporation Law and Delaware Limited Liability Company Act, as applicable (including advancing expenses and attorneys' fees incurred prior to final disposition of any proceeding upon receipt of an undertaking by such manager, director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified under the Delaware General Corporation Law or Delaware Limited Liability Company Act), including but not limited to acts or omissions occurring in connection with the approval of this Agreement, the filing of the Registration Statement and the consummation of the transactions contemplated hereby.

  Section 7.11 Notification of Certain Matters. PPR shall use its reasonable best efforts to give prompt notice to Dakota, and Dakota shall use its reasonable best efforts to give prompt notice to PPR, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of PPR or Dakota, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on PPR or Dakota, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 7.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  Section 7.12 Tax Matters. The following provisions shall govern the allocation of responsibility as between PPR and Pohlad for certain Tax matters following the Closing.

    (a) Tax Periods Ending on or Before the Closing. The parties acknowledge that the qualified subchapter S subsidiary election currently in effect for Dakota will be terminated as of the consummation of the DakBev Merger. The income of Dakota, and the Dakota Subsidiaries, and DakBev, and the DakBev LLCs, for the period commencing January 1, 1999 and ending as of the date of the Closing will be included in the Tax Return of Pohlad (the "Pohlad Return"). The income generated by DakBev following the date of Closing will be included in the PPR Tax Return.

    (b) Cooperation on Tax Matters.

      (i) PPR and Pohlad shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any proceedings. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any proceedings and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. PPR and Pohlad agree
    (A) to retain all books and records with respect to Tax matters pertinent to Dakota, the Dakota Subsidiaries, DakBev, and the DakBev LLCs relating to any taxable period beginning before the Closing until the expiration of the statute of limitations (and, to the extent notified by PPR or Pohlad, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to the transferring, destroying or discarding of any such books and records and, if the other party so requests, PPR or Pohlad, as the case may be, shall allow the other party to take possession of such books and records.

      (ii) PPR and Pohlad further agree, upon request, to use their best efforts to obtain any certificate or other document from any Government Entity or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

      (iii) PPR and Pohlad further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to (S) 6043 of the Code and all Treasury Regulations promulgated thereunder.

    (c) Tax Distribution. On or prior to the date of Closing, Pohlad shall deliver to PPR a statement of the Estimated Tax Liability and Dakota shall make a distribution to Pohlad in such amount. For purposes of this Agreement, the term "Estimated Tax Liability" shall mean an amount equal to 45% of the estimated taxable income of Dakota and DakBev for the period from January 1, 1999 through the date of Closing. In the event the amount of taxable income: (i) on the Pohlad Return allocable to Dakota and DakBev or as may be redetermined by the Internal Revenue Service ("IRS") upon audit, differs from the amount of taxable income on the statement delivered to PPR pursuant to this Section 7.12(c), Pohlad shall pay (in the event the taxable income allocable to Dakota and DakBev on the Pohlad Return, or as redetermined by IRS, is less) to PPR, or PPR shall pay to Pohlad (in the event the taxable income allocable to Dakota and DakBev in the Pohlad Return, or as redetermined by IRS, is greater) 45% of the difference in taxable income allocable to Dakota and DakBev within ten (10) days from the date the Pohlad Return is filed or the redetermination becomes final and nonappealable (as the case may be).

    (d) Transfer Taxes. All transfer, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) and related fees (including any penalties, interest and additions to Tax) (collectively, the "Transfer Taxes") incurred in connection with this Agreement and the transactions contemplated hereby shall be shared equally by PPR and Dakota, LLC; provided, however, that PPR shall pay and hold Dakota, LLC harmless from any such penalties and additions that would not have arisen but for the negligence of PPR and Dakota, LLC shall pay and hold PPR harmless from any such penalties and additions that would not have arisen but for the negligence of Dakota, LLC. PPR and Dakota, LLC shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Transfer Tax laws.

  Section 7.13 Treatment of Dakota Phantom Stock Plan Participants. The existing Dakota phantom stock plan will be amended, promptly following the Closing, to increase the value of the participant's interest to reflect the value of the transaction contemplated by this Agreement and to convert the rights of participants under such phantom stock plan to a combination of PPR Class B Common Stock and/or options to acquire PPR Class B Common Stock.

  Section 7.14 Title Commitments. Dakota and PPR shall, promptly (and in no event more than ten (10) days) after the date hereof, order from a title company reasonably acceptable to the other (the "Title Company") a title insurance commitment or commitments with respect to all of the Dakota Owned Real Property and the PPR Owned Real Property, as the case may be, other than those properties for which the owner already has title insurance. Dakota and PPR shall use their respective reasonable efforts to cause the Title Company to issue such title commitments as promptly as feasible and, immediately upon receipt thereof, shall deliver the title commitments to the other. To the extent the recipient reasonably objects to any matter(s) reflected therein, other than Permitted Exceptions, or requests additional information with respect thereto, the party delivering the title commitments shall use its reasonable efforts to cause the Title Company to modify and/or supplement the commitments accordingly. Dakota shall, and shall cause the Dakota Subsidiaries to, reasonably cooperate with PPR in the event that PPR undertakes to purchase title insurance and/or order surveys with respect to any or all of the Dakota Real Property.

                                 ARTICLE VIII

                        CONDITIONS PRECEDENT TO CLOSING

  Section 8.1 Conditions to Each Party's Obligation to Effect the
Exchange. The respective obligations of each party to effect the Exchange shall be subject to the fulfillment at or prior to the Closing of the following conditions, each of which may be waived only with the consent in writing of each party not obligated to satisfy the condition:

    (a) PPR Stockholder Approval. This Agreement and the transactions contemplated hereby, including, the Share Issuance, the Exchange, the PPR Charter Amendment and the PPR Option Plan Amendments shall have been duly approved by the requisite vote of stockholders of PPR in accordance with applicable law and the Certificate of Incorporation and Bylaws of PPR.

    (b) Listing on the NYSE. The PPR Class B Common Stock issuable in the Exchange shall have been authorized for listing on the NYSE upon official notice of issuance.

    (c) Governmental Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Exchange or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on either of PPR or Dakota (assuming the Exchange had taken place), shall have been obtained or shall have been made.

    (d) Litigation. There shall not be instituted or pending any suit, action or proceeding by a Governmental Entity or any other person as a result of this Agreement or any of the transactions contemplated herein which would have a Material Adverse Effect on either PPR or Dakota (assuming for purposes of this paragraph (d) that the Exchange shall have occurred).

    (e) No Order. No court or other Governmental Entity having jurisdiction over Dakota, DakBev, Dakota, LLC, or PPR, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making this Agreement, the Exchange or any of the transactions contemplated hereby illegal.

    (f) DakBev Merger. The Dakota Reorganization shall have been consummated in accordance with Article I hereof.

    (g) Delta Acquisition. The transactions contemplated by the Exchange Agreement dated as of the date hereof among PPR, Delta and the Delta Stockholders (the "Delta Exchange Agreement"), to occur at or prior to the Closing shall have been consummated or shall be completed simultaneously with the completion of the Exchange, on substantially the terms set forth in the Delta Exchange Agreement without giving effect to any waiver or modification thereof.

    (h) New Credit Facility. The New Credit Facility shall have been obtained.

    (i) Metropolitan's Contribution to Dakota, LLC. Metropolitan shall have made a capital contribution in the form of common stock of PepsiCo to Dakota, LLC.

  Section 8.2 Conditions to Obligation of Dakota, LLC to Effect the
Exchange. The obligation of Dakota, LLC to effect the Exchange shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, each of which may be waived by Dakota, LLC in writing:

    (a) Performance of Obligations; Representations and Warranties. PPR shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the date of Closing, each of the representations and warranties of PPR contained in this Agreement that is qualified by materiality shall be true and correct on and as of the date of Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the date of Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Dakota, LLC and Pohlad shall have received a certificate signed on behalf of PPR by its Chief Executive Officer and its Chief Financial Officer to such effect.

    (b) Dakota, LLC and Pohlad shall have received an opinion of Willkie Farr & Gallagher, counsel to the PPR Special Committee, in form and substance reasonably satisfactory to Dakota, LLC and Pohlad, dated the date of Closing, subject to customary qualifications and limitations for opinions given in transactions of the kind contemplated hereby, to the effect that the PPR Class B Common Stock to be issued in the Exchange has been duly authorized, validly issued, is not subject to further assessment, and has been issued pursuant to applicable exemptions from registration under the Securities Act.

    (c) The Registration Rights Agreement in the form attached hereto as Exhibit B shall have been executed and delivered to Pohlad Companies and Dakota, LLC by PPR.

    (d) The consents, waivers, approvals and authorizations set forth on
  Schedule 8.2(e) hereto shall have been obtained.

    (e) Tax Opinion. Pohlad and Dakota, LLC shall have received an opinion of Arthur Andersen LLP or another nationally recognized independent accountant at PPR's election (the "Accountant") in form and substance reasonably satisfactory to Pohlad and Dakota, LLC, dated the date of Closing, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the date of Closing, for federal income tax purposes:

      (i) The Exchange should qualify as a nontaxable transfer of property by Pohlad and Dakota, LLC in exchange for PPR Class B Common Stock under Section 351 of the Code.

      (ii) No gain or loss should be recognized by Pohlad and Dakota, LLC upon the exchange of the Dakota Stock or the DakBev Membership Units solely for PPR Class B Common Stock pursuant to the Exchange.

      (iii) If Pohlad and/or Dakota receive only PPR Class B Common Stock in the Exchange, such holder's basis in the PPR Class B Common Stock received in the Exchange should be the same as the basis of the Dakota Stock or DakBev Membership Units surrendered in the Exchange reduced by any liabilities assumed by PPR.

      (iv) The holding period of the PPR Class B Common Stock received by Pohlad and Dakota pursuant to the Exchange should include the period during which the Dakota Stock and DakBev Membership Units surrendered in the Exchange were held, provided that Delta Stock or the DakBev Membership Units surrendered were a capital asset on the date of the Exchange.

    In rendering such opinion, the Accountant may receive and rely upon representations from PPR, Dakota, Pohlad and Dakota, LLC.

  Section 8.3 Conditions to Obligations of PPR to Effect the Exchange. The obligations of PPR to effect the Exchange shall be subject to the fulfillment at or prior to the date of Closing of the following additional conditions, each of which may be waived by PPR in writing:

    (a) Performance of Obligations; Representations and Warranties. Dakota, Dakota, LLC and Pohlad shall have performed in all material respects each of their agreements contained in this Agreement required to be performed by them on or prior to the date of Closing, each of the representations and warranties of Dakota, Dakota, LLC and Pohlad, contained in this Agreement that is qualified by materiality shall be true and correct on and as of the date of Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the date of Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and PPR shall have received certificates signed on behalf of Dakota, Dakota, LLC and Pohlad, by their respective Chief Executive Officers and Chief Financial Officers to such effect.

    (b) PPR shall have received certificates of good standing from the Delaware Secretary of State of the State of Delaware for DakBev and Dakota, LLC, each dated within five days of the Closing.

    (c) PPR shall have received certified copies of the Certificates of Formation of DakBev and the DakBev LLCs.

    (d) The consents, waivers, approvals and authorizations set forth on
  Schedule 8.3(d) hereto shall have been obtained.

    (e) PPR shall have received an opinion of counsel to Dakota, LLC, in form and substance reasonably satisfactory to PPR, dated the Closing Date, subject to customary qualifications, limitations and qualifications for opinions given in transactions of the kind contemplated hereby, to the effect that (i) DakBev is duly organized, validly existing and in good standing under the laws of Delaware, (ii) to the knowledge of counsel, immediately prior to the Closing, Dakota, LLC owned all of the DakBev Membership Units free and clear of any Encumbrances, (iii) the DakBev Merger was effected in accordance with applicable law and (iv) all of the DakBev Membership Units were duly authorized, validly issued and fully paid and non-assessable.

    (f) Each of the representations and warranties of Delta contained in the Delta Exchange Agreement shall be true and correct in all material respects on and as of the date of Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) without respect to any waiver of or modification to such representations or warranties by the parties to the Delta Exchange Agreement.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

  Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after any approval of the matters presented in connection with the Exchange by the stockholders of PPR:

    (a) by mutual written consent of PPR, Pohlad and Dakota.

    (b) by PPR on the one hand, or Dakota or Pohlad on the other hand, if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five (5) business days following receipt by such breaching party of written notice of such failure to comply; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching parties may not terminate this Agreement pursuant to this paragraph;

    (c) by either PPR on the one hand, or Dakota or Pohlad on the other hand, if there has been (i) a breach by the other party of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five (5) business days following receipt by the breaching party of written notice of the breach or except as contemplated or permitted by this Agreement; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

    (d) by PPR on the one hand, or Dakota or Pohlad on the other hand, if the Exchange has not been effected on or prior to the close of business on November 30, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Exchange to have occurred on or prior to the aforesaid date;

    (e) by PPR on the one hand, or Dakota or Pohlad on the other hand, if the stockholders of PPR do not approve this Agreement and the transactions contemplated hereby, including the Share Issuance, the Exchange and the PPR Charter Amendment at the PPR Stockholder Meeting or any adjournment or postponement thereof; or

    (f) by PPR on the one hand, or Dakota or Pohlad on the other hand, if:
  (i) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby; or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity which would make consummation of the transactions contemplated hereby illegal.

  The right of any party hereto to terminate this Agreement pursuant to this
Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

  Section 9.2 Effect of Termination. In the event of termination of this Agreement by either PPR, Dakota or Pohlad as provided in Section 9.1, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of Dakota, Pohlad, DakBev, Dakota, LLC, PPR, or their respective officers, managers or directors (except for the entirety of Section 7.6, which shall survive the termination); provided, however, that nothing contained in this Section 9.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement; provided, further, that in addition to any other remedies available to any party under this Agreement or at law or in equity, in the event that the Exchange does not occur as a direct result of breach of this Agreement by a party hereto, the breaching party shall be responsible for all costs and expenses incurred in connection with the transactions contemplated hereby by the non-breaching party, including, but not limited to, the fees and disbursements of all legal, accounting, financial and other advisers.

  Section 9.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of the matters presented in connection with the Exchange by the stockholders of PPR, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  Section 9.4 Waiver. At any time prior to the Closing, the parties hereto may
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                              GENERAL PROVISIONS

  Section 10.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the

Closing or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, and no claim for breach of any such representation, warranty or agreement may be made after Closing or termination of this Agreement, as the case may be, except that (i) Article II shall survive the Closing; (ii) the representations and warranties of PPR set forth in Sections 3.1, 3.2, 3.3 and 3.4, and the representations and warranties of Pohlad set forth in Sections 5.1-5.7 shall survive the Closing indefinitely; and (iii) the agreements set forth in Sections 7.3, 7.5, 7.6, 7.8, 7.10, 7.12 and 7.13 and this Article IX shall survive the Closing, and those set forth in Sections 7.8 and 9.2 and this Article IX shall survive termination.

  Section 10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a) if to PPR, to:                      Pepsi-Cola Puerto Rico Bottling
                                          Company
                                          P.O. Box 191709
                                          Carr. 865 km 0.4
                                          Barrio Candelaria Arenas
                                          Toa Baja, PR 00949
                                          Attn: President

    with a copy to:                       Willkie Farr & Gallagher
                                          787 Seventh Avenue
                                          New York, NY 10019-6099
                                          Attn: Christopher E. Manno, Esq.

  (b) if to Dakota, to                    Dakota Beverage Company, Inc.
                                          3800 Dain Rauscher Plaza
                                          Minneapolis, MN 55402
                                          Attn: President

    with a copy to:                       Briggs and Morgan, P.A.
                                          2400 IDS Center
                                          80 South Eight Street
                                          Minneapolis, MN 55402
                                          Attn: Brian D. Wenger, Esq.

  (c) If to Pohlad, to:                   Pohlad Companies
                                          3880 Dain Rauscher Plaza
                                          60 South Sixth Street
                                          Minneapolis, MN 55402
                                          Attn: Robert C. Pohlad

  (d) And, in all cases, a copy to:       Briggs and Morgan, P.A.
                                          2400 IDS Center
                                          80 South Eighth Street
                                          Minneapolis, MN 55402
                                          Attn: Brian D. Wenger, Esq.

  Section 10.3 Interpretation. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

  Section 10.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

  Section 10.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as set forth in Section 7.10.

  Section 10.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

  Section 10.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

  Section 10.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

  Section 10.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled under this Agreement at law or in equity. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court located in the State of Delaware (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth herein shall be effective service of process for any such action, suit or proceeding brought against the each party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the United States District Courts located in the State of Delaware (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Delaware). Each party hereby further irrevocably and unconditionally waives and agrees not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

  Section 10.10 Rule of Construction. The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party.

  Section 10.11 Cooperation. Each of the parties to this Agreement agrees to execute and deliver, without requirement of additional consideration, such other or additional documents, instruments, agreements or consents necessary to effectuate the foregoing transaction.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be executed by their respective duly authorized officers all as of the date first written above.

                                          PEPSI-COLA PUERTO RICO BOTTLING
                                           COMPANY

                                                 /s/  John F. Bierbaum
                                          By: _________________________________
                                            Name: John F. Bierbaum
                                            Title:Vice President, CFO

                                          DAKOTA BEVERAGE COMPANY, INC.

                                                 /s/  Robert C. Pohlad
                                          By: _________________________________
                                            Name: Robert C. Pohlad
                                            Title:Executive Vice President,
                                            CEO

                                          POHLAD COMPANIES

                                                 /s/  Robert C. Pohlad
                                          By: _________________________________
                                            Name: Robert C. Pohlad
                                            Title:President

                                  APPENDIX C

BEAR STEARNS                                           BEAR, STEARNS & CO. INC.

                                                                245 Park Avenue
                                                       New York, New York 10167
                                                                 (212) 272-2000
                                                       Facsimile (212) 272-3091

                                                               Atlanta . Boston
                                                   Chicago Dallas . Los Angeles
                                                       New York . San Francisco

                                                 Amsterdam . Geneva . Hong Kong
                                                         London . Paris . Tokyo

June 28, 1999

Special Committee of the Board of Directors
Pepsi-Cola Puerto Rico Bottling Company
Carretera 865, Km. 0.4
Barrio Candelaria Arenas
Toa Baja, Puerto Rico 00949

     Attention:Diego J. Suarez, Jr.
                Basil K. Vasiliou

Gentlemen:

  We understand that Pepsi-Cola Puerto Rico Bottling Company ("PPO"), Delta Beverage Group, Inc. ("Delta") and Dakota Beverage Company, Inc. ("Dakota") are contemplating entering into Exchange Agreements (the "Agreements") pursuant to which PPO will acquire Delta and Dakota as wholly-owned subsidiaries (the "Acquisitions"). We further understand that at the effective time of the Acquisitions, PPO will issue (i) 46,760,000 class B common shares in exchange for the outstanding common shares of Dakota, and (ii) 18,310,006 class B common shares for the outstanding common shares of Delta. The aggregate number of class B common shares issued by PPO in exchange for the aggregate number of shares of common stock of Dakota and Delta is hereinafter the "Exchange Ratio". You have provided us with a copy of the draft Agreements in substantially final form.

  You have asked us to render our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the shareholders of PPO.

  In the course of our analyses for rendering this opinion, we have:

  1. reviewed the draft Agreements;

  2. reviewed PPO's Annual Reports on Form 10-K for the fiscal years ended September 30, 1996 through 1998 and the three months ended December 31, 1998, and its Quarterly Report on Form 10-Q for the period ended March 31, 1999;

  3. reviewed Delta's Annual Reports on Form 10-K for the fiscal years ended December 31, 1996 through 1998, and its Quarterly Report on Form 10-Q for the period ended March 31, 1999;

  4. reviewed Dakota's audited financial statements for the fiscal years ended December 31, 1996 through 1998, and its quarterly unaudited financial statements for the period ended March 31, 1999;

  5. reviewed certain operating and financial information, including projections (which projections were updated during the course of our review), provided to us by the senior management ("Management") of PPO, Delta, and Dakota, all of whom are the same individuals, relating to the respective businesses and prospects;

  6. met with certain members of Management to discuss the operations, historical financial statements and future prospects of PPO, Delta and Dakota;

  7. reviewed, and discussed with Management, combination benefits expected to result from the Acquisitions;

  8. reviewed with Management and their tax advisors the status of NOLs and other tax credits at PPO and Delta, and the effect of the Acquisitions on such;

  9. reviewed certain historical prices, trading volumes and valuation parameters of the class B common shares of PPO;

  10. reviewed certain publicly available financial data, stock market data and valuation parameters of companies which we deemed generally comparable to PPO, Delta and Dakota;

  11. reviewed the financial terms of certain similar merger and acquisition transactions which we deemed generally comparable to the Acquisitions or otherwise relevant to our analysis; and

  12. conducted such other studies, analyses, inquiries and investigations, as we deemed appropriate.

  In the course of our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of the updated financial and other projections provided to us by Management. With respect to PPO's, Delta's and Dakota's projected financial results that could be achieved upon consummation of the Acquisitions, we have assumed that they have been reasonably prepared on the best currently available estimates and judgments of Management as to the expected future performance of PPO, Delta and Dakota, respectively. We have not assumed any responsibility for the independent verification of any such information or of the projections provided to us and we have further relied upon the assurances of Management that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of PPO, Delta and Dakota, nor have we been furnished with any such appraisals. Additionally, at your direction, we have not evaluated the fairness of each of the Acquisitions separately. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We have assumed that each of the Acquisitions (i) will qualify as a tax-free "reorganization" within the meaning of Section 386(a) of the Internal Revenue Code of 1986, as amended and
(ii) will be accounted for as a combination of entities under common control under United States generally accepted accounting principles.

  We have acted as a financial advisor to the Special Committee of the Board of Directors of PPO in connection with the Acquisitions and will receive a fee for such services, a substantial portion of which is subject to consummation of the Acquisitions. In the ordinary course of business, Bear Stearns may actively trade or hold the equity securities of PPO or the debt securities of Delta for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

  It is understood that this letter is intended for the benefit and use of the Special Committee of the Board of Directors of PPO and does not constitute a recommendation to the Special Committee of the Board of Directors of PPO or any holders of PPO common stock as to how to vote in connection with the Acquisitions. This opinion does not address PPO's underlying business decision to pursue the Acquisitions or the price or the range of prices at which shares of common stock of PPO may trade subsequent to the consummation of the Acquisitions. This letter is not to be used for any other purpose, or reproduced, disseminated, quoted or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement/prospectus to be distributed to the holders of PPO common stock in connection with the Acquisitions.

  Based on and subject to the foregoing, it is our opinion that as of the date hereof the Exchange Ratio is fair, from a financial point of view, to the shareholders of PPO. However, our opinion has no applicability to P-PR Transfer, LLP.

                                          Very truly yours,

                                          BEAR, STEARNS & CO. INC.

                                                  /s/ J. Robert Burton
                                          By: _________________________________
                                                  Senior Managing Director

                                   APPENDIX D
                              PepsiAmericas, Inc.

                             1999 Stock Option Plan

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 SECTION 1 -- GENERAL...................................................... D-3
    1.1.  Purpose.........................................................  D-3
    1.2.  Participation...................................................  D-3
    1.3.  Operation, Administration, and Definitions......................  D-3
 SECTION 2 -- OPTIONS...................................................... D-3
    2.1.  Definitions.....................................................  D-3
    2.2.  Exercise Price..................................................  D-3
    2.3.  Exercise........................................................  D-3
    2.4.  Payment of Option Exercise Price................................  D-4
    2.5.  Settlement of Award.............................................  D-4
    2.6.  Automatic Option Grant to Outside Directors.....................  D-4
 SECTION 3 -- OPERATION AND ADMINISTRATION................................. D-4
    3.1.  Effective Date..................................................  D-4
    3.2.  Shares Subject to Plan..........................................  D-4
    3.3.  General Restrictions............................................  D-5
    3.4.  Tax Withholding.................................................  D-5
    3.5.  Use of Shares...................................................  D-5
    3.6.  Dividends and Dividend Equivalents..............................  D-6
    3.7.  Payments........................................................  D-6
    3.8.  Transferability.................................................  D-6
    3.9.  Form and Time of Elections......................................  D-6
    3.10. Agreement With Company..........................................  D-6
    3.11. Action by Company or Subsidiary.................................  D-6
    3.12. Gender and Number...............................................  D-6
    3.13. Limitation of Implied Rights....................................  D-6
    3.14. Evidence........................................................  D-7
 SECTION 4 -- CHANGE IN CONTROL............................................ D-7
 SECTION 5 -- COMMITTEE.................................................... D-7
    5.1.  Administration..................................................  D-7
    5.2.  Powers of Committee.............................................  D-7
    5.3.  Delegation by Committee.........................................  D-7
    5.4.  Information to be Furnished to Committee........................  D-8
 SECTION 6 -- AMENDMENT AND TERMINATION.................................... D-8
 SECTION 7 -- DEFINED TERMS................................................ D-8

                              PepsiAmericas, Inc.

                               Stock Option Plan

                                   SECTION 1

                                    GENERAL

  1.1. Purpose. The PepsiAmericas, Inc. 1999 Stock Option Plan (the "Plan") has been established by PepsiAmericas, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals;
(iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

  1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

  1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 3 (relating to operation and administration). Capitalized terms in the plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

                                   SECTION 2

                                    OPTIONS

  2.1. Definitions.

  (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options ("ISOs") or Non-Qualified Options ("NQOs"), as determined in the discretion of the Committee.

  (b) An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. ISO grants may be awarded only to Eligible Employees.

  (c) An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code. NQO grants may be awarded to any Eligible Individual.

  2.2. Exercise Price. The "Exercise Price" of each Option granted under this
Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; except that the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

  Notwithstanding the foregoing, any ISO granted to any 10% or more shareholder of the Company must be at an option price of at least 110% of the Fair Market Value of the Stock subject to the Option.

  2.3. Exercise. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

  2.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

  (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

  (b) The Exercise Price shall be payable in cash, cashier's check or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or such other consideration, including a combination of payment methods. Any other method of payment which the Board or the Committee deems appropriate on the date of such exercise may also be used.

  (c) A Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

  2.5. Settlement of Award. Shares of Stock delivered pursuant to the exercise of an option shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option as the Committee determines to be desirable.

  2.6. Automatic Option Grants to Outside Directors. Upon the conclusion of each regular annual meeting of the Company's shareholders held after the Effective Date, each director serving on the Board who is not an Eligible Employee, and excluding directors who serve on the Board as representatives of PepsiCo or Pohlad Companies, shall receive an NQO covering 1,000 shares of stock. Such NQO grants are immediately vested and fully exercisable. The exercise price shall be the Fair Market Value on the date of issuance. Options to outside directors under this Section 2.6 shall terminate on the earliest of
(a) the 10th anniversary of the date of grant, (b) the date three months after the termination of such director's service for any reason other than death or disability or (c) the date one year after the termination of such director's service because of death or total and permanent disability.

                                   SECTION 3

                         OPERATION AND ADMINISTRATION

  3.1. Effective Date. Subject to the approval of the shareholders of the Company, the Plan shall be effective as of September 3, 1999 (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders and, further, no ISO may be exercised after the expiration of ten years from the date the Award is granted, or, in the case of options granted to 10% or greater shareholders of the Company, after the expiration of five years from the date the option is granted.

  3.2. Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

  (a) Subject to the following provisions of this subsection 3.2, the maximum number of shares of Stock that may be delivered to participants and their beneficiaries under the Plan shall be equal to 4,000,000 shares of Stock.

  (b) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

  (c) If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

  (d) Options granted hereunder shall be treated as ISOs under Code Section 422 only to the extent that the aggregate fair market value (determined at the time of grant) of Shares exercisable for the first time by the Participant during any calendar year, in combination with shares first exercisable under all other plans of the Company and its Subsidiaries or affiliates, does not exceed $100,000, with any options or portions of options in excess of such limit (according to the order in which they were granted) being treated as NQOs.

  (e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination of exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards and to prevent dilution and maintain the proportion and cost of the Stock subject to the Option Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable.

  (f) The maximum number of shares of stock subject to Options granted to an Eligible Employee hereunder in any calendar year shall be limited to 250,000, except that this limit shall not apply to an Eligible Employee in the fiscal year of the Company in which his or her service as an employee first commences.

  3.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

  (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

  (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

  3.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

  3.5. Use of Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

  3.6. Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

  3.7. Payments. Awards may be settled in any of the methods described in
Section 2.4. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

  3.8. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

  3.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

  3.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant. The Participant shall sign a copy of such document, which shall be referred to in the Plan as an "Award Agreement".

  3.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

  3.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

  3.13. Limitation of Implied Rights.

  (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

  (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

  3.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                   SECTION 4

                               CHANGE IN CONTROL

  Subject to the provisions of paragraph 3.2(e) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control, outstanding Options shall become fully vested and exercisable as to all of the stock subject to such Options unless such Options are assumed by the surviving corporation or its parent or the surviving corporation or its parent substitutes Options with substantially the same terms for such Options. The Committee shall have the right to cancel Options in the event of a Change in Control, provided that in exchange for such cancellation the Participant shall receive a cash payment equal to the Change in Control consideration less the exercise price of the Option.

                                   SECTION 5

                                   COMMITTEE

  5.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") which shall be selected by the Board. The Committee shall consist exclusively of two or more directors of the Company. The composition of the Committee shall meet the following:

  (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

  (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

  5.2. Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

  (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards.

  (b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

  (c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

  (d) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

  5.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

  5.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   SECTION 6

                           AMENDMENT AND TERMINATION

  The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments made pursuant to subsection 3.2(e) shall not be subject to the foregoing limitations of this
Section 6. An amendment shall be subject to approval by the Company's shareholders only to the extent required by applicable laws, regulations or rules.

                                   SECTION 7

                                 DEFINED TERMS

  In addition to the other definitions contained herein, the following definitions shall apply:

  (a) Award. The term "Award" shall mean any award or benefit granted under the Plan.

  (b) Board. The term "Board" shall mean the Board of Directors of the Company.

  (c)  Change in Control. The term "Change in Control" shall mean:

    1. an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of 50% or more of either:

      A. the then outstanding Stock or

      B. the combined voting power of the Company's outstanding voting securities immediately after the merger or acquisition entitled to vote generally in the election of directors; provided, however, that the following acquisition shall not constitute a Change of Control:

              i. any acquisition directly from the Company;

              ii.  any acquisition by the Company or a Subsidiary;

              iii. any acquisition by the trustee or other fiduciary of any employee benefit plan or trust sponsored by the Company or a Subsidiary; or

              iv. any acquisition by any corporation with respect to which, following such acquisition, more than 50% of the Stock or combined voting power of Stock and other voting securities of the Company is beneficially owned by substantially all of the individuals and entities who were beneficial owners of Stock and other voting securities of the Company immediately prior to the acquisition in substantially similar proportions immediately before and after such acquisition; or

    2. individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board"), cease to constitute at least a majority of the Board. Individuals nominated by the Incumbent Board and subsequently elected shall be deemed for this purpose to be members of the Incumbent Board; or

    3. approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, dissolution, sale or statutory exchange of Stock which changes the beneficial ownership of Stock and other voting securities so that after the corporate change the immediately previous owners of 50% of Stock and other voting securities do not own 50% of the Company's Stock and other voting securities either legally or beneficially; or

    4. the sale, transfer or other disposition of all substantially all of the Company's assets; or

    5. a merger of the Company with another entity after which the pre-merger shareholders of the Company own less than 50% of the stock of the surviving corporation.

  A "Change in Control" shall not be deemed to occur with respect to a Participant if the acquisition of a 50% or greater interest is by a group that includes the Participant, nor shall it be deemed to occur if at least 50% of the Stock and other voting securities owned before the occurrence are beneficially owned subsequent to the occurrence by a group that includes the Participant.

  (d) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

  (e) Eligible Employee. The term "Eligible Employee" shall mean any common-law employee of the Company or a Subsidiary. An NSO (but not an ISO) Award may be granted to an individual who is not yet an Eligible Employee, in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or the Subsidiaries, provided that any such Award shall not become vested prior to the date the employee first performs such services.

  (f) Eligible Individual. The term "Eligible Individual" shall include Eligible Employees, members of the Company's Board and outside consultants or advisors to the Company who provide bona fide services to the Company or a Subsidiary as Independent Contractors.

  (g) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

    (i) If at the time an Option is granted, the Class B Common Stock is publicly traded on the New York Stock Exchange, the fair market value of a share of Stock shall be equal to the sales price for a share of Class B Common Stock as quoted in the New York Stock Exchange at close of business on such date.

    (ii) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid, and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

    (iii)  If the day is not a business day, and as a result, paragraphs
           (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the last preceding business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by an independent third party expert selected by the Committee.

  (h) Subsidiaries. The term "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

  (i) Stock. The term "Stock" shall mean shares of Class B common stock of the Company.

--------------------------------------------------------------------------------
1. To approve the issuance of 65,070,006 shares of PPR Class B Common Stock in connection with the proposed acquisition of Delta Beverage Group, Inc. and Dakota Beverage Company, Inc. pursuant to exchange agreements, dated June 28, 1999.

         FOR      [ ]        AGAINST  [ ]       ABSTAIN  [ ]

2. To approve an amendment to PPR's Certificate of Incorporation to increase the number of authorized shares of PPR capital stock to 150,000,000 from 40,000,000 and to increase the number of authorized shares of PPR Class B Common Stock to 145,000,000 from 35,000,000.

         FOR      [ ]        AGAINST  [ ]       ABSTAIN  [ ]

3. To approve an amendment to PPR's Certificate of Incorporation to change PPR's name to PepsiAmericas, Inc.

         FOR      [ ]        AGAINST  [ ]       ABSTAIN  [ ]

4.   To approve PPR's 1999 Stock Option Plan.

         FOR      [ ]        AGAINST  [ ]       ABSTAIN  [ ]


                                                    Change of Address and/
                                                     or Comments Mark Here [ ]

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated: ________________________

_______________________________

_______________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Votes must be indicated (x) in Black or Blue ink. [X]

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--------------------------------------------------------------------------------
                     PEPSI-COLA PUERTO RICO BOTTLING COMPANY
  Carretera 865, Km. 0.4, Barrio Candelaria Arenas, Toa Baja, Puerto Rico 00949

                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     PEPSI-COLA PUERTO RICO BOTTLING COMPANY

     The undersigned hereby appoints Robert C. Pohlad and John F. Bierbaum as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote all shares of PPR Class A Common Stock and all shares of PPR Class B Common Stock entitled to be voted by the undersigned as of September 7, 1999 as directed below and, in their discretion, on all other matters which may properly come before the Special Meeting of Shareholders (the "Special Meeting") to be held at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Friday, October 1, 1999, at 9:30 a.m. local time and at any adjournment thereof as if the undersigned were present and voting at the Special Meeting. Whether or not you expect to attend the Special Meeting, you are urged to execute and return this proxy, which you may revoke at any time prior to its use.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

(Continued and to be dated and signed on the reverse side.)

PEPSI-COLA PUERTO RICO BOTTLING COMPANY
P.O. BOX 11132
NEW YORK, N.Y. 10203-0132
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